 As filed with the Securities and Exchange Commission on February 11, 2000

                                                 Registration No. 333-95941
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                             McLeodUSA Incorporated
             (Exact name of registrant as specified in its charter)

        Delaware                     4813                  42-1407240
    (State or other           (Primary Standard         (I.R.S. Employer
    jurisdiction of               Industrial             Identification
    incorporation or          Classification Code           Number)
     organization)                  Number)

                                ---------------
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 364-0000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                Clark E. McLeod
                      Chairman and Chief Executive Officer
                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 364-0000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                   Copies to:
     Joseph G. Connolly, Jr.               Richard A. Steinwurtzel
        James G. McMillan                      Andrew P. Varney
      Hogan & Hartson L.L.P.           Fried, Frank, Harris, Shriver &
      555 13th Street, N.W.                        Jacobson
      Washington, D.C. 20004           1001 Pennsylvania Ave, NW Suite
          (202) 637-5600                             800
                                          Washington, DC 20004-2505

                                --------------- (202) 639-7000
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                           Proposed       Proposed
 Title of each class of                    maximum         maximum
       securities          Amount to    offering price   aggregate       Amount of
    to be registered     be registered    per share    offering price registration fee
---------------------------------------------------------------------------------------
Common Stock, $.01 par
 value.................  33,275,152(1)  Not Applicable Not Applicable    $597,096(2)(3)
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Class A common stock, par value $.01 per share, of McLeodUSA Incorporated that may be issued pursuant to the transactions described herein, based on (a) 62,231,443 shares of common stock, par value $.001 per share, of Splitrock Services, Inc., which is the maximum number of shares of Splitrock common stock that may be outstanding immediately prior to the consummation of the transactions herein, assuming exercise of all outstanding options and warrants to purchase shares of Splitrock common stock (whether or not currently exercisable), and (b) the exchange ratio of 0.5347 shares of McLeodUSA Class A common stock for each share of Splitrock common stock.
(2) Pursuant to Rule 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on a price of $36.34375 per share of common stock of Splitrock (the average of the high and low price per share of common stock of Splitrock as reported on the Nasdaq Stock Market on January 28, 2000).

(3)  Previously paid

                                ---------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO OF McLEOD USA]

                  MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

The boards of directors of McLeodUSA Incorporated and Splitrock Services, Inc. have approved a merger agreement which provides for the strategic merger of the two companies. We believe the addition of Splitrock to McLeodUSA will create a stronger and more competitive company with significant potential for long-term growth, enhanced services and increased revenues.

We cannot complete the merger unless the stockholders of both companies adopt the proposals presented in this document. Each company will hold a meeting of stockholders to vote on these matters. Whether or not you plan to attend your stockholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card or, if you are a McLeodUSA stockholder, by voting by telephone or through the Internet as instructed on your proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposals presented at your stockholders' meeting. If you do not return your card or you do not vote by telephone or through the Internet, or you do not instruct your broker how to vote any shares held for you in "street name," it will have the same effect as a vote against each of the proposals presented to you that require a vote of a majority of the outstanding shares.

This document provides you with detailed information about these meetings and the proposed merger. You can also get information from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page [ ].

We strongly support this combination of our companies and join with our boards of directors in strongly recommending that you vote in favor of the proposals presented in this joint proxy statement/prospectus.

The dates, times and places of the meetings are as follows:

      For McLeodUSA Stockholders:             For Splitrock Stockholders:

      March 30, 2000 at 9:00 a.m.,            March 30, 2000 at 9:00 a.m.,
             local time                              local time
    McLeodUSA Technology Park, Bldg. 2        [Hotel/Conference Center]
           6400 C Street SW                        [Street Address]
          Cedar Rapids, Iowa                        [City, State]

            Clark E. McLeod                             Kwok Li
         Chairman of the Board                   Chairman of the Board
         McLeodUSA Incorporated                 Splitrock Services, Inc.


   EACH VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

 Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated February  , 2000 and it is first being mailed on or about February  , 2000.

[LOGO OF MCLEODUSA]

                             McLEODUSA INCORPORATED

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                              Cedar Rapids, Iowa

                                                           February  , 2000

TO THE STOCKHOLDERS OF
McLEODUSA INCORPORATED:

   NOTICE IS GIVEN that a special meeting of stockholders of McLeodUSA Incorporated, a Delaware corporation, will be held on March 30, 2000 at 9:00 a.m., local time, at McLeodUSA Technology Park, Bldg. 2, 6400 C Street SW, Cedar Rapids, Iowa, for the following purposes:

  1. to consider and vote upon a proposal to amend the certificate of incorporation of McLeodUSA to increase the number of authorized shares of Class A common stock, par value $.01 per share, to 1,000,000,000 from 250,000,000;

  2. to consider and vote upon a proposal to approve the issuance of shares of McLeodUSA Class A common stock pursuant to the Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, a wholly owned subsidiary of McLeodUSA Incorporated, Splitrock Services, Inc., Splitrock Holdings, Inc., a wholly owned subsidiary of Splitrock Services, Inc., and Splitrock Merger Sub, Inc., a wholly owned subsidiary of Splitrock Holdings, Inc., dated as of February 11, 2000; and

  3. to transact other business as may properly come before the special meeting.

   Only holders of record of McLeodUSA Class A common stock at the close of business on February 8, 2000, which has been fixed as the record date for notice of the special meeting, are entitled to notice of, and will be entitled to vote at, the special meeting and any adjournments or postponements of the special meeting. Each share of McLeodUSA Class A common stock will entitle the record holder to one vote on each matter put to a vote at the special meeting. A list of stockholders entitled to receive notice of and vote at the special meeting will be available for examination by McLeodUSA stockholders at the offices of the General Counsel of McLeodUSA, located at 6400 C Street SW, Cedar Rapids, Iowa 52406, during ordinary business hours for the 10-day period before the special meeting.

   Stockholders of McLeodUSA holding approximately 33% of the outstanding shares of McLeodUSA Class A common stock have agreed to vote all of their shares in favor of the adoption of the amendment to the certificate of incorporation of McLeodUSA that will increase the number of authorized shares of McLeodUSA Class A common stock and in favor of the approval of the issuance of shares of McLeodUSA Class A common stock in the merger. The approval of both proposals is required in order for McLeodUSA to consummate the merger.

                                           By Order of the Board of Directors

                                                     Clark E. McLeod

                                               Chairman of the Board

   Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us or by voting by telephone or through the Internet as instructed on the proxy card. If you attend the special meeting, you may vote in person, even if you have previously returned your proxy card or voted by telephone or through the Internet.

                              [LOGO OF SPLITROCK]

                            SPLITROCK SERVICES, INC.
                             9012 New Trails Drive
                            The Woodlands, TX 77381
                                 (281) 465-1200

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                 TO BE HELD AT 9:00 A.M. ON MARCH 30, 2000

   We will hold a special meeting of stockholders of Splitrock Services, Inc.,
a Delaware corporation, at 9:00 a.m., local time on March 30, 2000 at [     ]
for the following purposes:

  1. to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, a wholly-owned subsidiary of McLeodUSA Incorporated, and Splitrock Services, Inc. Splitrock Holdings, Inc., a wholly owned subsidiary of Splitrock Services, Inc., and Splitrock Merger Sub, Inc., a wholly owned subsidiary of Splitrock Holdings, Inc., dated as of February 11, 2000 as more fully described in this joint proxy statement/prospectus; and

  2. to transact other business as may properly come before the special meeting.

   The board of directors has fixed February 8, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting, and only holders of Splitrock common stock of record at the close of business on that day will be entitled to vote.

   A complete list of stockholders entitled to vote at the meeting will be available at the offices of Splitrock during ordinary business hours for the 10-day period before the special meeting for examination by any stockholder for any purpose germane to the meeting. This list will also be available at the meeting.

   Whether or not you expect to be present at the meeting, please fill in, date, sign and return the enclosed proxy, which is solicited by the management of Splitrock. The shares represented by the proxy will be voted according to your specified response. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

   Stockholders of Splitrock holding approximately 50.8% of the outstanding shares of Splitrock common stock have agreed to vote all of their shares in favor of the approval and adoption of the merger agreement.

                                           By Order of the Board of Directors

                                                      Kwok Li

                                               Chairman of the Board

The Woodlands, Texas

February  , 2000

                             TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY...................................................................   1
  The Companies...........................................................   1
  Special Meeting of McLeodUSA Stockholders ..............................   2
  Special Meeting of Splitrock Stockholders ..............................   2
  The Merger .............................................................   3
  Board of Directors' Recommendations.....................................   6
  Opinions of Financial Advisors .........................................   6
  Differences in the Rights of Stockholders ..............................   6
RISK FACTORS..............................................................  16
FORWARD LOOKING STATEMENTS................................................  24
THE McLEODUSA SPECIAL MEETING.............................................  25
THE SPLITROCK SPECIAL MEETING.............................................  27
THE MERGER................................................................  29
  General.................................................................  29
  Background of the Merger................................................  29
  Recommendation of the Splitrock Board of Directors and Reasons for the
   Merger.................................................................  33
  Opinion of the Splitrock Financial Advisor..............................  35
  Recommendation of the McLeodUSA Board of Directors and Reasons for the
   Merger.................................................................  41
  Opinion of the McLeodUSA Financial Advisor..............................  43
  Interests of Splitrock Management in the Merger.........................  49
  Accounting Treatment....................................................  51
  Listing on The Nasdaq Stock Market......................................  51
  Governmental and Regulatory Approvals...................................  51
  Federal Income Tax Consequences.........................................  52
  Restrictions on Resales by Affiliates...................................  54
  Appraisal Rights of Dissenting Stockholders.............................  54
  Splitrock 11  3/4% Senior Notes due 2008................................  54
TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS....................  55
  General.................................................................  55
  Structure of the Merger.................................................  56
  Conversion of Splitrock Common Stock; Treatment of Options and
   Warrants...............................................................  56
  Exchange of Certificates................................................  57

                                                                           Page
                                                                           ----
  Effective Time.........................................................   58
  Representations and Warranties.........................................   58
  Business of Splitrock Pending the Merger; Other Agreements.............   61
  No Solicitation by Splitrock...........................................   64
  Additional Agreements of McLeodUSA.....................................   66
  Director's and Officers' Insurance and Indemnification.................   66
  Conditions to Consummation of the Merger...............................   67
  Termination of the Merger Agreement....................................   69
  Expenses; Termination Fee..............................................   70
  Waiver and Amendment of the Merger Agreement...........................   71
  Voting Agreements......................................................   71
  Stock Option Agreements................................................   73
  Confidentiality, Nonsolicitation and Noncompetition Agreements.........   75
  Terms of Stockholders' Agreements......................................   76
  Credit Agreement.......................................................   77
  Master Services Agreement..............................................   77
  Letter of Intent Regarding Bandwidth Capacity..........................   79
INFORMATION ABOUT McLEODUSA AND SOUTHSIDE ACQUISITION CORPORATION........   80
SELECTED CONSOLIDATED FINANCIAL DATA OF McLEODUSA........................   83
PRO FORMA FINANCIAL DATA.................................................   87
INFORMATION ABOUT SPLITROCK..............................................   93
SELECTED FINANCIAL DATA OF SPLITROCK.....................................   95
STOCK OWNERSHIP OF MANAGEMENT, DIRECTORS AND MORE THAN 5% STOCKHOLDERS OF
 McLEODUSA...............................................................   97
STOCK OWNERSHIP OF MANAGEMENT, DIRECTORS AND MORE THAN 5% STOCKHOLDERS OF
 SPLITROCK...............................................................  100
McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS.............  102
PROPOSALS TO McLEODUSA STOCKHOLDERS TO BE VOTED ON AT THE McLEODUSA
 SPECIAL MEETING.........................................................  118

                                      (i)

                                                                          Page
                                                                          ----
PROPOSAL TO SPLITROCK STOCKHOLDERS TO BE VOTED ON AT THE SPLITROCK
 SPECIAL MEETING......................................................... 118
LEGAL MATTERS............................................................ 119
EXPERTS.................................................................. 119
OTHER MATTERS............................................................ 119
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS............................... 120
WHERE YOU CAN FIND MORE INFORMATION...................................... 120

                                   APPENDICES

Appendix A -- Amended and Restated Agreement and Plan of Merger.......... A-1
Appendix B -- Form of Amended and Restated Voting Agreement between
 McLeodUSA and various stockholders of Splitrock......................... B-1
Appendix C -- Form of Amended and Restated Voting Agreement between
 Splitrock, Splitrock Holdings and various stockholders of McLeodUSA..... C-1
Appendix D -- Form of Amended and Restated Stock Option Agreement........ D-1
Appendix E -- Opinion of Salomon Smith Barney, dated as of January 6,
 2000.................................................................... E-1
Appendix F -- Opinion of Credit Suisse First Boston, dated as of January
 6, 2000................................................................. F-1
Appendix G -- Form of Amended and Restated Section 4.1 of the McLeodUSA
 Certificate of Incorporation............................................ G-1

                                     (ii)

                      QUESTIONS & ANSWERS ABOUT THE MERGER
Q. Why are the companies proposing the transaction?

A. We believe the addition of Splitrock to McLeodUSA will create a stronger and more competitive company with significant potential for long-term growth, enhanced services, increased revenues and reduced costs.

Q. How will McLeodUSA be stronger?

A. The transaction will enable McLeodUSA to offer data services, including Internet access services, to customers in its existing markets using the newly-acquired network platform and to achieve enhanced data margins and improved control over the quality of its data services. In addition, through Splitrock, McLeodUSA will be able to offer those same services on a national basis (initially on a wholesale basis) outside its current market area. The transaction will also allow McLeodUSA to accelerate its delivery of data services, while reducing to a certain degree the capital expenditure required for network construction, and to save costs for terminating calls from its markets to areas outside its target market region. The transaction also will increase the number of customers of the communications services of McLeodUSA.

Q. What will stockholders receive when the merger occurs?

A.Splitrock Stockholders

  A Splitrock stockholder will receive 0.5347 of a share of McLeodUSA Class A common stock for each share of Splitrock common stock owned. For any resulting fractional share, a stockholder will receive cash in an amount equal to the market value of the fractional share. After the merger, Splitrock stockholders will own approximately 12.6 percent of the outstanding shares of McLeodUSA Class A common stock on a fully diluted basis.

  For example: If a Splitrock stockholder owns 1,000 shares of Splitrock common stock, he or she will be entitled to receive after the merger 534 shares of McLeodUSA common stock, plus a check for the market value of seven-tenths of a share.

   McLeodUSA Stockholders

  After the merger, a McLeodUSA stockholder will continue to hold the same number of McLeodUSA shares he or she now owns. These shares, however, will represent a smaller proportion of the outstanding shares of the combined company.

Q. What are the federal income tax consequences of the merger?

A. In general, it is expected that Splitrock stockholders will not be required to pay federal income tax as a result of exchanging Splitrock shares for McLeodUSA shares, except for taxes on any cash that is received in lieu of fractional shares.

  The merger will not have federal income tax consequences for McLeodUSA stockholders, for McLeodUSA or for Splitrock.

Q. What should I do now?

A. You should carefully read and consider the information contained in this joint proxy statement/prospectus. You should then complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares will be represented at your company's special meeting. You may also vote in person at the special meeting, or, if you are a McLeodUSA stockholder, you may vote your shares by telephone or through the Internet by following the instructions provided on the enclosed proxy card.

Q. Should I send in my Splitrock stock certificate now?

A. No, you should not send in your stock certificate with your proxy. Promptly after the merger is completed, McLeodUSA will send

                                   (iii)
   written instructions to former Splitrock stockholders describing the process for exchanging their Splitrock stock certificates for McLeodUSA stock certificates. McLeodUSA stockholders will not exchange their shares.

Q. Are McLeodUSA and Splitrock stockholders entitled to dissenters' rights?

A. No. Under Delaware law, which governs both companies, neither the McLeodUSA stockholders nor the Splitrock stockholders are entitled to dissenters' rights of appraisal.

Q. When do the companies expect the merger to be completed?

A. We are working to complete the merger as quickly as possible. We plan to complete the merger promptly after the stockholder meetings.

Q. Whom should I call if I have questions?

A. Splitrock stockholders who have questions about the merger or the Splitrock merger proposal may call Patrick J. McGettigan, Jr., General Counsel of Splitrock, at (281) 465-1200.

  McLeodUSA stockholders who have questions about the merger or the McLeodUSA proposals may call the Investor Relations department of McLeodUSA at (319) 790-7474.

                                *  *  *  *  *

                                   (iv)

                                    SUMMARY

   This document is a prospectus of McLeodUSA and a joint proxy statement of McLeodUSA and Splitrock. This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read the entire joint proxy statement/prospectus and the other documents to which this document refers you. See "Where You Can Find More Information."
                                 The Companies

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177

Cedar Rapids, Iowa 52406-3177
(319) 364-0000

McLeodUSA provides communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in most of our markets to offer one-stop shopping for communications services tailored to customers' specific needs. As of December 31, 1999, we served over 678,000 local lines in 592 cities and towns.

In addition to our core business of providing local, long distance and related communications services in competition with the existing local telephone companies, we also derive revenue from:

  .  sale of advertising space in telephone directories

  . traditional local telephone company services in east central Illinois and southeast South Dakota

  . communications facilities and services dedicated for a particular customer's use

  .  communications network maintenance services

  .  telephone equipment sales, leasing, service and installation

  .  video services

  .  telemarketing services

  .  computer networking services

  . other communications services, including cellular, operator, payphone, mobile radio and paging services

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are actively developing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota, North Dakota, Arizona, Michigan, Nebraska, Ohio, Utah, Colorado and Wyoming to carry additional communications traffic on our own network.

Splitrock Services, Inc.
9012 New Trails Drive

The Woodlands, Texas 77381
(281) 465-1200

Splitrock is a facilities-based provider of advanced data communications services. Splitrock markets its services to Internet service providers, telecommunications carriers and other businesses throughout the United States. The Splitrock services include an array of Internet access and data communications services delivered over its high capacity, facilities-based network. The combination of the Splitrock existing network with its pending acquisition of significant fiber optic facilities positions Splitrock to deliver a broad range of end-to-end data communications services on its network, including:

  .  dial and dedicated Internet access

  . Internet access for higher bandwidth services, such as digital subscriber line and cable modem

  .  value-added services such as virtual private networks and web hosting

  .  bandwidth leasing and colocation services

In addition to providing Internet dial access and related services to Prodigy Communications Corporation, its primary customer, Splitrock provides Internet dial access, Internet dedicated services, and virtual private network services to other customers.

Splitrock launched its virtual Internet service (VIS) to Internet service provider customers in the third quarter of 1999. VIS is marketed to Internet service providers which desire to outsource certain back office and support functions, such as billing and customer service, in addition to Internet dial access services.

Splitrock is currently building its first data center in Houston, Texas to offer web hosting services, and plans to build three more over the next year. Revenues from these facilities are expected to commence in the first half of 2000, but we cannot assure you that Splitrock will generate revenues from this new product line.

As segments of the Splitrock fiber backbone are constructed, Splitrock plans to use the additional network capacity to offer bandwidth leasing services.

In 1999 Splitrock began to implement its distribution strategy by developing an in-house direct sales force. Splitrock's direct sales force markets our services directly to Internet service providers, carriers, value added service providers, and medium and large businesses. Splitrock also utilizes alternate distribution channels, such as agents, resellers and wholesalers, to market our services. As of December 31, 1999, Splitrock's sales and marketing staff totaled 75 professionals, the majority of which comprised the direct sales force.

                          Special Meeting of McLeodUSA
                             Stockholders (page  )

The special meeting will be held on March 30, 2000 at 9:00 a.m., local time, at McLeodUSA Technology Park, Bldg. 2, 6400 C Street SW, Cedar Rapids, Iowa. At the special meeting, you will be asked to vote to adopt an amendment to the certificate of incorporation of McLeodUSA to increase the number of authorized shares of McLeodUSA Class A common stock and to approve the issuance of shares of McLeodUSA Class A common stock in the merger.

You can vote, or submit a proxy to vote, at the special meeting if you were a record holder of McLeodUSA Class A common stock at the close of business on February 8, 2000. You can vote your shares by attending the meeting and voting in person. You can also vote your shares by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope or by voting by telephone or through the Internet as instructed on the proxy card. You can revoke your proxy at any time before it is exercised.

Vote Required (page  )

The approval of (1) at least a majority of all of the outstanding shares of McLeodUSA Class A common stock is required to adopt the proposal relating to the increase in the number of authorized shares of McLeodUSA Class A common stock and (2) at least a majority of all the votes cast is required to approve the issuance of shares in the merger. The approval of both proposals is
required in order for McLeodUSA to consummate the merger. There were [   ]
shares of McLeodUSA Class A common stock outstanding as of February 8, 2000. Each holder of McLeodUSA Class A common stock is entitled to one vote per share with respect to all matters on which a vote is to be taken at the special meeting.

Stockholders owning 52,026,754 shares of McLeodUSA Class A common stock, representing approximately 33% of the outstanding shares of McLeodUSA Class A common stock eligible to vote at the special meeting, have agreed to vote in favor of amending the certificate of incorporation of McLeodUSA to increase the number of authorized shares of McLeodUSA Class A common stock and in favor of the issuance of shares of McLeodUSA Class A common stock in the merger. We have attached the form of this voting agreement as an appendix to this joint proxy statement/prospectus.

                          Special Meeting of Splitrock
                             Stockholders (page  )

The special meeting will be held on March 30, 2000 at 9:00 a.m., local time, at
[   ]. At the special meeting, you will be asked to vote to approve and adopt the merger agreement.

You can vote, or submit a proxy to vote, at the special meeting if you were a record holder of Splitrock common stock at the close of business on February 8, 2000. You can vote your shares by attending the meeting and voting in person. You can also vote your shares by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy at any time before it is exercised.

Vote Required (page  )

The approval of at least a majority of all of the outstanding shares of Splitrock common stock is required to adopt the merger agreement. There were
[   ] shares of Splitrock common stock outstanding as of February 8, 2000. Each holder of Splitrock common stock is entitled to one vote per share with respect to all matters on which a vote is to be taken at the special meeting.

Stockholders owning 28,940,687 shares of Splitrock common stock, representing approximately 50.8% of the outstanding shares eligible to vote at the special meeting, have agreed to vote their shares in favor of the merger agreement and against any competing transaction. We have attached the form of this voting agreement as an appendix to this joint proxy statement/prospectus.

                            The Merger (page  )

The merger agreement contemplates two distinct but related transactions:

  . the holding company reorganization, in which Splitrock Services will become a wholly owned subsidiary of Splitrock Holdings; and

  . the merger, in which Splitrock Holdings will become a wholly owned subsidiary of McLeodUSA.

McLeodUSA and Splitrock expect that the merger will be consummated as soon as practicable following the holding company reorganization.

 The Reorganization

   In the holding company reorganization, Splitrock Merger Sub will be merged into Splitrock Services and each outstanding share of common stock of Splitrock Services will be converted into the right to receive a share of common stock of Splitrock Holdings. The diagram below illustrates the structure of Splitrock before and after the holding company reorganization.

[Centered in the page is a diagram of Splitrock Services, Inc. and its susidiaries, Splitrock Holdings, Inc. and Splitrock Merger Sub, Inc., before and after the reorganization.

   After the reorganization, references to Splitrock in the merger agreement and in this joint proxy statement/prospectus should be generally understood to refer to Splitrock Holdings, the new holding company.

 The Merger

   In the merger, Southside Acquisition Corporation will be merged with and into Splitrock Holdings and each right to receive a share of common stock of Splitrock Holdings will be converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock. The diagram below illustrates the structure of Splitrock and McLeodUSA immediately before and after the merger.


[Centered in the page is a diagram of McLeodUSA Incorporated, Southside Acquisition Corporation, Splitrock Holdings, Inc. and Splitrock Services, Inc. depicting the merger of Southside Acquisition Corporation with and into Splitrock Holdings, Inc.]

   McLeodUSA and Splitrock plan to complete the merger promptly after the stockholder meetings.

   The merger agreement is included as Appendix A to this joint proxy statement/prospectus. It is the legal document that governs the merger.


What Splitrock Stockholders Will Receive in the Merger (page  )

If the reorganization and the merger are completed as proposed, the outstanding shares of Splitrock common stock will be cancelled and Splitrock stockholders will receive 0.5347 of a share of McLeodUSA Class A common stock for each share of Splitrock common stock that the stockholder owns. A Splitrock stockholder also will receive a cash payment for any fraction of a share of McLeodUSA Class A common stock that the stockholder would otherwise be entitled to receive.

Options and Warrants (page  )

The right to receive shares of Splitrock common stock pursuant to each outstanding option and warrant to purchase shares of Splitrock common stock will become the right to purchase a number of shares of McLeodUSA Class A common stock equal to the number of shares of Splitrock common stock that were subject to the option or warrant, multiplied by 0.5347 at an exercise price equal to the current exercise price divided by 0.5347.

Exchange of Splitrock Stock Certificates (page  )

After the merger occurs, McLeodUSA will send a letter of transmittal to Splitrock stockholders that will provide instructions on the procedure for exchanging their Splitrock stock certificates for McLeodUSA stock certificates.

Please do not send any stock certificates at this time.

No Appraisal Rights (page  )

Under the Delaware General Corporation Law, neither Splitrock stockholders nor McLeodUSA stockholders are entitled to appraisal rights in connection with any matter to be considered at the special meetings.

What is Needed to Complete the Merger (page  )

Several conditions must be satisfied before the merger will be completed. These include:

  . approval and adoption of the merger agreement by the Splitrock stockholders

  . approval of the amendment to the certificate of incorporation of McLeodUSA that will increase the number of authorized shares of McLeodUSA Class A common stock and the approval of the issuance of shares of McLeodUSA Class A common stock in the merger by the McLeodUSA stockholders

  .  completion of the holding company reorganization

  . receipt by Splitrock of an opinion of its tax counsel that for U.S. federal income tax purposes, the reorganization and the merger are not taxable to Splitrock or the Splitrock stockholders

  . receipt by McLeodUSA of an opinion of its tax counsel that for U.S. federal income tax purposes, the merger is not taxable to McLeodUSA or Southside Acquisition Corporation

  .  other customary contractual conditions set forth in the merger agreement

If the law permits, McLeodUSA or Splitrock may each waive conditions for the benefit of their company and stockholders and complete the merger even though one or more of these conditions has not been met. We cannot assure you that the conditions will be satisfied or waived or that the merger will occur.

Federal Income Tax Consequences (page  )

One of the conditions to the consummation of the merger is that the exchange of Splitrock common stock for McLeodUSA Class A common stock qualify as a tax-free exchange of stock for U.S. federal income tax purposes. Splitrock stockholders, however, will be taxed on any cash received for any fraction of a share.

Determining the actual tax consequences of the reorganization and the merger to a Splitrock stockholder can be complicated. Such consequences will depend on the stockholder's specific situation and on variables not within the control of Splitrock or McLeodUSA. Splitrock stockholders should consult with their own tax advisors for a full understanding of the tax consequences to them of the reorganization and the merger.

Accounting Treatment (page  )

McLeodUSA and Splitrock expect to account for the merger using the purchase method of accounting.

Interests of the Splitrock Directors and Officers in the Merger (page  )

Some of the Splitrock directors and officers have interests in the merger that are different from, or in addition to, their interests as Splitrock stockholders. These interests exist because of employment and other agreements that the directors and officers have with Splitrock and rights that they have under benefit and compensation plans. Roy A. Wilkens, a director of both Splitrock and McLeodUSA, entered into an employment agreement with McLeodUSA on January 7, 2000 and became the Chief Technology Officer of McLeodUSA. After the merger, Mr. Wilkens will become the President and Chief Executive Officer of Data Services operations of McLeodUSA. Other Splitrock officers or directors may enter into employment, advisory or other agreements or arrangements with McLeodUSA. The merger agreement requires McLeodUSA to indemnify directors and officers of Splitrock for events occurring before the merger, including events that are related to the merger.

Termination of the Merger Agreement (page  )

McLeodUSA and Splitrock may mutually agree at any time to terminate the merger agreement without completing the merger, even if the Splitrock stockholders have approved it and the McLeodUSA stockholders have approved the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger. Also, either company may decide, without the consent of the other, to terminate the merger agreement, subject to a variety of conditions, in a number of circumstances. These circumstances include, among others:

  . either party breaches the merger agreement, which breaches cannot be cured

  . any court or governmental entity issues a final order or judgment preventing completion of the merger

  .  Splitrock stockholders do not approve the merger

  . McLeodUSA stockholders do not approve either the amendment to the certificate of incorporation increasing the number of authorized shares of McLeodUSA Class A common stock or the issuance of shares of McLeodUSA Class A common stock in the merger

  .  the merger has not been completed by July 30, 2000

In addition, McLeodUSA may terminate the merger agreement if the Splitrock board of directors changes, in a manner adverse to McLeodUSA, its recommendation of the merger. An adverse change would include the Splitrock board of directors' withdrawing or qualifying its recommendation or changing its recommendation in order to support another transaction. Splitrock may similarly terminate the merger agreement if the McLeodUSA board of directors changes its recommendation in favor of the amendment to the McLeodUSA certificate of incorporation to increase the number of authorized shares of McLeodUSA Class A common stock and the issuance of shares in the merger.

Splitrock agreed to pay McLeodUSA a $68 million termination fee if the merger agreement is terminated under specified circumstances after a third party makes a proposal to acquire Splitrock.

Stock Option Agreements (page  )

In connection with the merger agreement, McLeodUSA and several stockholders of Splitrock owning in the aggregate 28,908,037 shares of Splitrock common stock, representing approximately 50.7% of the outstanding Splitrock common stock as of the record date, entered into stock option agreements under which the Splitrock stockholders granted to McLeodUSA an option to purchase their Splitrock shares. The option is exercisable under several circumstances, including those when Splitrock is required to pay to McLeodUSA the $68 million termination fee. We have attached the form of this stock option agreement as an appendix to this joint proxy statement/prospectus.

                  Board of Directors' Recommendations (page  )

McLeodUSA (page  )

The McLeodUSA board of directors recommends that you vote "FOR" the proposal to increase the number of authorized shares of McLeodUSA Class A common stock and "FOR" the proposal to issue shares in the merger.

Splitrock (page  )

The Splitrock board of directors recommends that you vote "FOR" the proposal to approve and adopt the merger agreement.

                    Opinions of Financial Advisors (page  )

McLeodUSA (page  )

Salomon Smith Barney delivered an opinion to the McLeodUSA board of directors that, as of January 6, 2000, the exchange ratio to be paid in the merger was fair to McLeodUSA from a financial point of view. We have attached this opinion as an appendix to this joint proxy statement/prospectus.

Splitrock (page  )

Credit Suisse First Boston delivered an opinion to the Splitrock board of directors that, as of January 6, 2000, the exchange ratio to be received in the merger was fair to the stockholders of Splitrock from a financial point of view. We have attached this opinion as an appendix to this joint proxy statement/prospectus.

               Differences in the Rights of Stockholders (page  )

When the reorganization and the merger are completed, Splitrock stockholders will become stockholders of McLeodUSA. Splitrock stockholders' rights will be governed by Delaware law and by the McLeodUSA certificate of incorporation and bylaws, rather than by the Splitrock certificate of incorporation and bylaws.

                              Recent Developments

McLeodUSA Fourth Quarter and Fiscal Year Results for 1999

   On January 26, 2000, McLeodUSA reported results for its fourth quarter and fiscal year 1999. Its revenues were $908.8 million for the year ended December 31, 1999, compared to $604.1 million for 1998. Competitive telecommunications revenues, which include local and long distance and private line and data, grew 72% for the year. Loss per share for the year was ($1.61), compared to ($0.99) for 1998. EBITDA, which represents earnings before interest, taxes, depreciation and amortization, for the year was a positive $59.0 million, compared to $20.0 million for 1998.

   McLeodUSA reported fourth quarter revenues of $263.9 million, compared to revenues of $165.5 million for the same quarter of 1998. Competitive telecommunications revenues grew 94% over the total for the fourth quarter of 1998. Loss per share for the quarter was ($0.43), compared to ($0.25) for the same quarter in 1998. EBITDA was a positive $24.0 million in the fourth quarter, compared to $15.1 million in third quarter 1999 and $10.1 million for fourth quarter 1998.

               Selected Consolidated Financial Data of McLeodUSA

   The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA annual report on Form 10-K for the fiscal year ended December 31, 1998 and the report on Form 10-Q for the quarter ended September 30, 1999. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

   The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

         Acquired Company                                       Date Acquired
         ----------------                                     ------------------
     MWR Telecom, Inc........................................   April 28, 1995
     Ruffalo, Cody & Associates, Inc.........................   July 15, 1996
     Telecom*USA Publishing Group, Inc....................... September 20, 1996
     Consolidated Communications, Inc........................ September 24, 1997
     Ovation Communications, Inc.............................   March 31, 1999

   The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

   The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation and Splitrock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation and Splitrock financial position as of the date presented. The 1998 pro forma amounts include adjustments to the Splitrock 1998 historical financial statements to give effect to the July 1998 issuance by Splitrock of $261 million of 11 3/4% senior notes as if the notes were issued at the beginning of such period.

   The information in the table also reflects the following debt and equity securities that McLeodUSA has issued:

     Description of Securities         Principal Amount    Date Issued
     -------------------------         ---------------- ------------------
10 1/2% senior discount notes due
 March 1, 2007........................   $500 million     March 4, 1997
9 1/4% senior notes due July 15,
 2007.................................   $225 million     July 21, 1997
8 3/8% senior notes due March 15,
 2008.................................   $300 million     March 10, 1998
9 1/2% senior notes due November 1,
 2008.................................   $300 million    October 30, 1998
8 1/8% senior notes due February 15,
 2009.................................   $500 million   February 22, 1999
Series A preferred stock..............   $287 million    August 23, 1999
Series B preferred stock..............   $687 million   September 15, 1999
Series C preferred stock..............   $313 million   September 15, 1999

   The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes and the Series A, B and C preferred stock as if they had occurred at the beginning of 1998.

   On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split.

                                            (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                          Year Ended December 31,
                         --------------------------------------------------------------
                                                                             Pro Forma
                           1994      1995      1996      1997      1998        1998
                         --------  --------  --------  --------  ---------  -----------
                                                                            (unaudited)
Operations Statement
 Data:
 Revenue................ $  8,014  $ 28,998  $ 81,323  $267,886  $ 604,146   $ 688,792
                         --------  --------  --------  --------  ---------   ---------
 Operating expenses:
  Cost of service.......    6,212    19,667    52,624   151,190    323,208     420,731
  Selling, general and
   administrative.......   12,373    18,054    46,044   148,158    260,931     280,810
  Depreciation and
   amortization.........      772     1,835     8,485    33,275     89,107     229,549
  Other.................      --        --      2,380     4,632      5,575       5,575
                         --------  --------  --------  --------  ---------   ---------
  Total operating
   expenses ............   19,357    39,556   109,533   337,255    678,821     936,665
 Operating loss.........  (11,343)  (10,558)  (28,210)  (69,369)   (74,675)   (247,873)
 Interest Income
  (expense), net........      (73)     (771)    5,369   (11,967)   (52,234)   (152,294)
 Other income...........      --        --        495     1,426      1,997       1,997
 Income taxes...........      --        --        --        --         --          --
                         --------  --------  --------  --------  ---------   ---------
 Net loss...............  (11,416)  (11,329)  (22,346)  (79,910)  (124,912)   (398,170)
 Preferred stock
  dividends.............      --        --        --        --         --      (54,406)
                         --------  --------  --------  --------  ---------   ---------
 Loss applicable to
  common stock.......... $(11,416) $(11,329) $(22,346) $(79,910) $(124,912)  $(452,576)
                         ========  ========  ========  ========  =========   =========
 Loss per common share.. $   (.27) $   (.20) $   (.28) $   (.73) $    (.99)  $   (2.71)
                         ========  ========  ========  ========  =========   =========
 Weighted average common
  shares outstanding....   42,928    56,008    81,012   109,948    125,614     167,302
                         ========  ========  ========  ========  =========   =========

                                              Nine Months Ended September 30,
                                            -----------------------------------
                                                                     Pro Forma
                                               1998        1999        1999
                                            ----------- ----------- -----------
                                            (unaudited) (unaudited) (unaudited)
Operations Statement Data:
 Revenue...................................  $438,642    $ 644,875   $ 722,515
                                             --------    ---------   ---------
 Operating expenses:
  Cost of service..........................   239,195      327,438     420,281
  Selling, general and administrative......   189,579      282,385     305,673
  Depreciation and amortization............    63,663      130,583     235,506
  Other....................................     5,575          --          --
                                             --------    ---------   ---------
  Total operating expenses.................   498,012      740,406     961,460
 Operating loss............................   (59,370)     (95,531)   (238,945)
 Interest Income (expense), net............   (35,519)     (79,326)   (105,806)
 Other income..............................     1,789        7,555       7,555
 Income taxes..............................       --           --          --
                                             --------    ---------   ---------
 Net loss..................................   (93,100)    (167,302)   (337,196)
 Preferred stock dividends.................       --        (4,125)    (40,773)
                                             --------    ---------   ---------
 Loss applicable to common stock...........  $(93,100)   $(171,427)  $(377,969)
                                             ========    =========   =========
 Loss per common share.....................  $   (.74)   $   (1.18)  $   (2.11)
                                             ========    =========   =========
 Weighted average common shares
  outstanding..............................   125,240      144,982     179,207
                                             ========    =========   =========

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                          December 31,                     September 30, 1999
                         ----------------------------------------------- -----------------------
                          1994    1995      1996      1997       1998      Actual     Pro Forma
                         ------- -------  -------- ---------- ---------- ----------- -----------
                                                                         (unaudited) (unaudited)
Balance Sheet Data:
 Current assets......... $ 4,862 $ 8,507  $224,401 $  517,869 $  793,192 $1,751,588  $1,893,699
 Working capital
  (deficit)............. $ 1,659 $(1,208) $185,968 $  378,617 $  613,236 $1,479,782  $1,564,836
 Property and equipment,
  net................... $ 4,716 $16,119  $ 92,123 $  373,804 $  629,746 $1,094,965  $1,183,701
 Total assets........... $10,687 $28,986  $452,994 $1,345,652 $1,925,197 $4,173,118  $6,404,026
 Long-term debt......... $ 3,500 $ 3,600  $  2,573 $  613,384 $1,245,170 $1,801,185  $2,059,525
 Redeemable convertible
  preferred stock....... $   --  $   --   $    --  $      --  $      --  $1,000,000  $1,000,000
 Stockholders' equity... $ 3,291 $14,958  $403,429 $  559,379 $  462,806 $1,065,438  $2,978,655

                                         Year Ended December 31,
                         -----------------------------------------------------------
                                                                          Pro Forma
                           1994     1995      1996      1997      1998      1998
                         --------  -------  --------  --------  -------- -----------
                                                                         (unaudited)
Other Financial Data:
 Capital expenditures
  Property, plant and
   equipment............ $  3,393  $ 5,272  $ 70,290  $151,280  $289,923 $  379,778
  Business
   acquisitions......... $    --   $ 9,425  $103,492  $449,857  $ 49,737 $2,700,983
 EBITDA(1).............. $(10,571) $(8,723) $(17,345) $(31,462) $ 20,007 $  (12,749)

                                              Nine Months Ended September 30,
                                            -----------------------------------
                                                                     Pro Forma
                                               1998        1999        1999
                                            ----------- ----------- -----------
                                            (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures
  Property, plant and equipment............  $204,700    $394,100   $  448,780
  Business acquisitions....................  $ 64,400    $677,400   $2,884,617
 EBITDA(1).................................  $  9,868    $ 35,052   $   (3,439)

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                      Selected Financial Data of Splitrock
                     (In thousands, except per share data)

   The information in the following table is based on historical financial information included in the prior SEC filings of Splitrock, including the Splitrock registration statement on Form S-1 filed on June 3, 1999, as amended, and the Splitrock quarterly report on Form 10-Q for the quarter ended September 30, 1999. The following financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of Splitrock for the period from inception (March 5, 1997) to December 31, 1997 and for the year ended December 31, 1998 were audited by PricewaterhouseCoopers LLP. The unaudited historical financial statements of Splitrock for the nine months ended September 30, 1998 and 1999 include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such unaudited interim periods.

                                 Period from
                                  Inception
                               (March 5, 1997)              Nine Months Ended
                                   through      Year Ended    September 30,
                                December 31,   December 31, ------------------
                                    1997           1998       1998      1999
                               --------------- ------------ --------  --------
Statement of Operations Data:
  Revenues....................    $ 22,708       $ 63,611   $ 47,592  $ 57,944
  Operating expenses:
    Cost of service...........      28,166         91,204     63,535    85,505
    Selling, general and
     administrative...........       1,276          6,390      4,169    12,408
    Depreciation and
     amortization.............       3,500         13,850      7,711    19,276
                                  --------       --------   --------  --------
      Total operating
       expenses...............      32,942        111,444     75,415   117,189
                                  --------       --------   --------  --------
  Operating loss..............     (10,234)       (47,833)   (27,823)  (59,245)
  Interest income (expense),
   net........................         113         (9,997)    (4,289)  (18,135)
  Income taxes................         --             --         --        --
                                  --------       --------   --------  --------
  Net loss....................    $(10,121)      $(57,830)  $(32,112) $(77,380)
                                  ========       ========   ========  ========
  Loss per common share.......    $  (0.42)      $  (1.30)  $  (0.74) $  (1.59)
                                  ========       ========   ========  ========
  Weighted average common
   shares outstanding.........      24,110         44,389     43,636    48,805

                                                   December 31,
                                                 ----------------  September 30,
                                                  1997     1998        1999
                                                 ------- --------  -------------
Balance Sheet Data:
  Cash and cash equivalents..................... $ 7,710 $ 28,330    $ 91,544
  Unrestricted investments--short term..........     --   120,475      33,745
  Restricted investments--short term(1).........   3,472   39,476      25,870
  Property and equipment, net...................  38,504   73,899      88,736
  Restricted investments--long-term(1)..........     --    19,001       4,038
  Total assets..................................  54,388  296,141     283,276
  Long term debt................................     --   258,217     258,340
  Total liabilities.............................  33,981  326,432     302,691
  Stockholders' equity (deficit)................  20,407  (30,291)    (19,415)

                                  Period from
                                   Inception
                                (March 5, 1997)              Nine Months Ended
                                    through      Year Ended    September 30,
                                 December 31,   December 31, ------------------
                                     1997           1998       1998      1999
                                --------------- ------------ --------  --------
Other Financial Data:
  Capital expenditures.........    $ 16,969      $  45,261   $ 17,120  $ 32,683
  EBITDA(2)....................      (6,734)       (33,983)   (20,112)  (39,969)
  Cash provided by (used in):
    Operating activities.......      (2,233)          (735)     2,183   (79,110)
    Investing activities.......     (17,198)      (169,512)   (20,795)   60,966
    Financing activities.......      27,141        190,867    193,224    81,358

--------

(1) Restricted investments as of December 31, 1998 and September 30, 1999 represent escrowed funds that, together with interest received on those funds, will be sufficient to pay, when due, the semi-annual interest payments through July 15, 2000 on the outstanding Splitrock 11 3/4% senior notes due 2008.

(2) EBITDA is defined as net loss plus net interest expense, provision for income taxes, depreciation and amortization. Splitrock has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures reported by other companies.

                           Comparative Per Share Data

   The following table summarizes per share information for McLeodUSA and Splitrock on a historical, pro forma combined, and equivalent pro forma basis. The earnings per share were calculated using income (loss) from continuing operations. The pro forma earnings per share amounts do not include any adjustments to reflect potential expense reductions or revenue enhancements that may result from the merger or the effect of repurchases of McLeodUSA Class A common stock or Splitrock common stock after the stated periods. The pro forma data do not necessarily indicate the results of future operations or the actual results that would have occurred had the reorganization and the merger occurred at the beginning of the periods presented. The pro forma financial data have been included in accordance with the rules of the SEC and are provided for comparative purposes only. Options and warrants are not included in the computation of diluted earnings per share for each company because the effect is anti-dilutive.

   The McLeodUSA pro forma earnings per share data include the adjusted operations of Splitrock for the year ended December 31, 1998 and the nine months ended September 30, 1999 and adjustments attributable to the acquisition of Ovation by McLeodUSA, the issuance by McLeodUSA of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes and the issuance by McLeodUSA of its Series A, B and C preferred stock, as if the acquisitions and issuances had occurred on January 1, 1998. The McLeodUSA "book value per share at period end" data give effect to the acquisition of Ovation and the reorganization and merger of Splitrock as if they had occurred at the end of the applicable periods.

   The Splitrock "equivalent" pro forma amounts are calculated by multiplying the unaudited McLeodUSA pro forma per share amounts by 0.5347. This conversion ratio represents the number of shares of McLeodUSA Class A common stock that Splitrock stockholders would have received in exchange for each share of Splitrock common stock if the reorganization and the merger had been completed on January 6, 2000.

                                          As of or for the   As of or for the
                                             year ended     nine months ended
                                          December 31, 1998 September 30, 1999
                                          ----------------- ------------------
                                             (unaudited)       (unaudited)
McLeodUSA Class A Common Stock
Loss attributable to shares of common
 stock
  Basic earnings per share
    Historical...........................      $(0.99)            $(1.18)
    Pro forma for the merger.............       (2.71)             (2.11)
  Diluted earnings per share
    Historical...........................       (0.99)             (1.18)
    Pro forma for the merger.............       (2.71)             (2.11)
  Book value per share at period end
    Historical...........................        3.63               5.02
    Pro forma for the merger.............       15.01              14.51
Splitrock Common Stock
Loss attributable to shares of common
 stock
  Basic earnings per share
    Historical...........................      $(1.30)            $(1.59)
    Equivalent pro forma.................       (1.45)             (1.13)
  Diluted earnings per share
    Historical...........................       (1.30)             (1.59)
    Equivalent pro forma.................       (1.45)             (1.13)
  Book value per share at period end
    Historical...........................       (1.22)              (.34)
    Equivalent pro forma.................        8.03               7.76

Comparative Market Data

   McLeodUSA. McLeodUSA Class A common stock is, and the shares of McLeodUSA Class A common stock to be issued to Splitrock stockholders are expected to be, listed on The Nasdaq Stock Market and traded under the symbol "MCLD." The following table sets forth for the periods indicated the high and low sales price per share of McLeodUSA Class A common stock as reported by The Nasdaq Stock Market. Prices per share of McLeodUSA Class A common stock take into account the two-for-one stock split in the form of a stock dividend effective July 26, 1999.

   Splitrock. Splitrock common stock is listed on The Nasdaq Stock Market and traded under the symbol "SPLT." Splitrock common stock has been quoted on The Nasdaq Stock Market since the initial public offering of Splitrock common stock on August 3, 1999. Before August 3, 1999, no established public trading market for Splitrock common stock existed. The following table sets forth for the periods indicated the high and low sales price per share of Splitrock common stock as reported by The Nasdaq Stock Market.

                                                    McLeodUSA       Splitrock
                                                 --------------- ---------------
                                                  High     Low    High     Low
                                                 ------- ------- ------- -------
1997
  First Quarter................................. $14.375 $ 8.688     --      --
  Second Quarter................................  17.125   8.188     --      --
  Third Quarter.................................  20.000  14.313     --      --
  Fourth Quarter................................  20.875  16.000     --      --
1998
  First Quarter................................. $23.188 $15.250     --      --
  Second Quarter................................  24.156  19.000     --      --
  Third Quarter.................................  20.063  10.688     --      --
  Fourth Quarter................................  19.250   7.625     --      --
1999
  First Quarter................................. $22.125 $15.188 $   --  $   --
  Second Quarter................................  30.938  21.188     --      --
  Third Quarter.................................  42.750  22.625  17.125   8.938
  Fourth Quarter................................  63.375  36.625  25.000  14.500
2000
  First Quarter (through Feb. [ ], 2000)........ $       $49.500 $       $19.125

   On January 6, 2000, the last full trading day before the public announcement of the proposed merger, the closing price of McLeodUSA Class A common stock was $52.562 per share and the closing price of Splitrock common stock was $22.125
per share. On [     , 2000], the last trading day for which information was
available prior to the date of this joint proxy statement/prospectus, the
closing price reported for McLeodUSA Class A common stock was $[   ] per share
and the closing price reported for Splitrock common stock was $[   ] per share.

   As of February 8, 2000, there were [   ] holders of record of McLeodUSA
Class A common stock and there were approximately [   ] holders of record of
Splitrock common stock.

   Dividends. McLeodUSA has never declared or paid a cash dividend with respect to McLeodUSA Class A common stock, and Splitrock has never declared or paid a cash dividend with respect to its common stock. McLeodUSA does not anticipate paying cash dividends on McLeodUSA Class A common stock in the foreseeable future. The terms of some debt instruments of both McLeodUSA and Splitrock limit each company's ability to pay cash dividends.

                                 RISK FACTORS
   You should carefully consider the following risk factors relating to the merger and to ownership of McLeodUSA Class A common stock. You should also consider the other information in this joint proxy statement/prospectus, including the matters addressed in "Information in this Document" and in the other documents considered a part of this joint proxy statement/prospectus. See "Where You Can Find More Information."

The Value of the McLeodUSA Class A Common Stock Splitrock Stockholders Will Receive in the Merger Will Depend on its Market Price at the Time of the Merger.

   If the market price of McLeodUSA Class A common stock drops, the value of the McLeodUSA Class A common stock a Splitrock stockholder will receive as a result of the reorganization and the merger will also drop, since the formula for converting Splitrock common stock into McLeodUSA Class A common stock uses a fixed exchange ratio of 0.5347 of a share of McLeodUSA Class A common stock for each share of Splitrock common stock. See "Terms of the Merger Agreement and Related Transactions--Conversion of Splitrock Common Stock; Treatment of Options and Warrants."

Directors and Officers of Splitrock May Have Conflicts of Interest that Influence Their Decision to Approve the Merger.

   You should be aware of potential conflicts of interest of, and the benefits available to, directors and executive officers of Splitrock when considering Splitrock's Board's recommendation of the merger agreement. As discussed below under "Interests of Splitrock Management in the Merger," the directors and executive officers of Splitrock have interests in the merger that are in addition to, or different from, their interests as Splitrock stockholders. These interests include:

  . Options. Under the terms of Splitrock's 1997 and 1999 Stock Incentive Plans, on the consummation of the reorganization and the merger, a total of 1,225,062 outstanding, non-vested options to purchase Splitrock common stock held by Splitrock directors and executive officers will vest and become immediately exercisable. McLeodUSA will issue substitute stock options to purchase McLeodUSA Class A common stock in replacement of all unexercised Splitrock stock options outstanding at the Effective Time as described under "Terms of the Merger Agreement and related Transactions--Conversion of Splitrock Common Stock; Treatment of Options and Warrants."

  . Current Employment Agreements. Splitrock has employment agreements with William R. Wilson, J. Robert Fugate and David M. Boatner, each of whom is an executive officer of Splitrock. Under these agreements, if the executive's employment with Splitrock is terminated by Splitrock without cause, as defined in the agreements, the executives are entitled to receive severance compensation and benefits as described under "Terms of the Merger Agreement and related Transactions--Interests of Splitrock Management in the Merger--Current Employment Agreements."

  . Directors' and Officers' Insurance; Indemnification of Splitrock's Directors and Officers. Under the merger agreement, present and former directors and officers of Splitrock have significant rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of Splitrock.

  . Excise Tax Agreements. Splitrock has entered into excise tax agreements with some of its executive officers. Under these agreements, the executives may be entitled to receive payments as described under "Terms of the Merger Agreement and related Transactions--Interests of Splitrock Management in the Merger--Excise Tax Agreements."

The Termination Fee and the Stock Option Agreements May Discourage Other Companies from Trying to Acquire Splitrock.

   In the merger agreement, Splitrock agreed to pay a termination fee to McLeodUSA in specified circumstances, including where a third party acquires or seeks to acquire Splitrock. In the stock option agreements, several stockholders of Splitrock beneficially owning an aggregate of 50.7% of the Splitrock common stock outstanding on the record date granted McLeodUSA an option to purchase their shares of Splitrock common stock. These options are exercisable under similar circumstances as the payment of the termination fee. These agreements could discourage other companies from trying to acquire Splitrock even though those other companies might be willing to offer greater value to Splitrock stockholders than McLeodUSA has offered in the merger agreement. In addition, payment of the termination fee could have an adverse effect on Splitrock's financial condition.

McLeodUSA May Not Be Able to Successfully Integrate Acquired Companies, including Splitrock, into its Operations, Which Could Slow its Growth.

   The integration of acquired companies, including the proposed acquisition of Splitrock, into the operations of McLeodUSA involves a number of risks, including:

  .  difficulty integrating operations and personnel

  .  diversion of management attention

  .  potential disruption of ongoing business

  .  inability to retain key personnel

  . inability to successfully incorporate acquired assets and rights into the service offerings of McLeodUSA

  . inability to maintain uniform standards, controls, procedures and policies

  .  impairment of relationships with employees, customers or vendors

   Failure to overcome these risks or any other problems encountered in connection with the merger or other similar transactions could slow the growth of McLeodUSA or lower the quality of its services, which could reduce customer demand and have a negative impact upon the price of the McLeodUSA Class A common stock that Splitrock stockholders receive in the merger.

Continued Rapid Growth of the McLeodUSA Network, Services and Subscribers Could Be Slowed if McLeodUSA Cannot Manage this Growth.

   McLeodUSA has rapidly expanded and developed its network, services and subscribers. This has placed and will continue to place, in part as a result of the merger, significant demands on its management, operational and financial systems and procedures and controls. McLeodUSA may not be able to manage its anticipated growth effectively, which would harm its business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

  .  cooperation of existing local telephone companies

  .  regulatory and governmental developments

  .  changes in the competitive climate in which McLeodUSA operates

  . development of customer billing, order processing and network management systems

  .  availability of financing

  .  technological developments

  .  availability of rights-of-way, building access and antenna sites

  .  existence of strategic alliances or relationships

  .  emergence of future opportunities

   McLeodUSA will need to continue to improve its operational and financial systems and its procedures and controls as it grows. McLeodUSA must also develop, train and manage its employees.

McLeodUSA Expects to Incur Significant Losses Over the Next Several Years.

   If McLeodUSA does not become profitable in the future, the value of its shares may fall and it could have difficulty obtaining funds to continue its operations. McLeodUSA has incurred net losses every year since it began operations. Since January 1, 1995, McLeodUSA net losses applicable to common stock have been as follows:

Period                                                               Amount
------                                                           --------------
1995............................................................ $ 11.3 million
1996............................................................ $ 22.3 million
1997............................................................ $ 79.9 million
1998............................................................ $124.9 million
First 9 months of 1999.......................................... $171.4 million

  McLeodUSA expects to incur significant operating losses during the next several years while it develops its businesses, expands its fiber optic communications network and develops wireless services.

   Splitrock has also incurred net operating losses since its inception and expects to continue to do so for the foreseeable future.

Failure to Raise Necessary Capital Could Restrict the Ability of McLeodUSA to Develop its Network and Services and Engage in Strategic Acquisitions.

   McLeodUSA needs significant capital to continue to expand its operations, facilities, network and services including, following the merger, the expansion and operation of Splitrock. McLeodUSA cannot assure you that its capital resources will permit it to fund its planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require McLeodUSA to delay or abandon some of its expansion plans or expenditures, which could harm its business and competitive position.

   As of January 7, 2000, based on the combined McLeodUSA and Splitrock business plan, capital requirements and growth projections as of that date, McLeodUSA estimated that it would require approximately $2.5 billion through 2002 to fund its planned capital expenditures and operating expenses. The estimated aggregate capital requirements of McLeodUSA include the projected costs of:

  . expanding its fiber optic communications network, including national and intra-city fiber optic networks

  .  adding voice and ATM switches

  .  expanding operations in existing and new markets

  .  developing wireless services

  .  funding general corporate expenses

  .  completing recent acquisitions, including the merger

  . constructing, acquiring, developing or improving telecommunications assets

   The McLeodUSA estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of the future capital requirements of McLeodUSA may differ substantially from its estimate due to factors such as:

  . strategic acquisition costs and effects of acquisitions on its business plan, capital requirements and growth projections

  .  unforeseen delays

  .  cost overruns

  .  engineering design changes

  .  changes in demand for its services

  .  regulatory, technological or competitive developments

  .  new opportunities

   McLeodUSA also expects to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. McLeodUSA may require additional financing if it pursues any of these opportunities.

   The projected additional funding need of McLeodUSA is approximately $900 million through 2002 based on the difference between existing cash balances and the combined McLeodUSA and Splitrock business plan, capital requirements and growth projections. This projected additional funding need assumes that the Splitrock 11 3/4% senior notes due 2008, which are redeemable by the holders upon a change of control, will remain outstanding at the completion of this merger. McLeodUSA may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. McLeodUSA cannot assure you that it will have timely access to additional financing sources on acceptable terms. If it does not, McLeodUSA may not be able to expand its markets, operations, facilities, network and services through acquisitions as it intends. See "Information About McLeodUSA and Southside Acquisition Corporation."

The High Level of Debt of McLeodUSA Could Limit its Flexibility in Responding to Business Developments and Put it at a Competitive Disadvantage.

   McLeodUSA has substantial debt, which could adversely affect it in a number of ways, including:

  .  limiting its ability to obtain necessary financing in the future

  . limiting its flexibility to plan for, or react to, changes in its business

  . requiring it to use a substantial portion of its cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

  . making it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage

  .  making it more vulnerable to a downturn in its business

   As of September 30, 1999, McLeodUSA had $1.8 billion of long-term debt, $1.0 billion of redeemable convertible preferred stock and $1.1 billion of stockholders' equity. As a result, McLeodUSA expects its fixed charges to exceed its earnings for the foreseeable future.

Covenants in Debt Instruments Restrict the Capacity of McLeodUSA to Borrow and Invest, Which Could Impair its Ability to Expand or Finance its Operations.

   The indentures governing the terms of the long-term debt of McLeodUSA impose operating and financial restrictions that limit the discretion of McLeodUSA on some business matters, which could make it more difficult for McLeodUSA to expand, finance its operations or engage in other business activities that may be in its interest. These restrictions limit or prohibit the ability of McLeodUSA to:

  .  incur additional debt

  .  pay dividends or make other distributions

  .  make investments or other restricted payments

  .  enter into sale and leaseback transactions

  .  pledge or mortgage assets

  .  enter into transactions with related persons

  .  sell assets

  .  consolidate, merge or sell all or substantially all of its assets

  If McLeodUSA fails to comply with these restrictions, all of the long-term debt of McLeodUSA could become immediately due and payable.

The Ability of McLeodUSA to Pay Cash Dividends is Restricted.

   McLeodUSA has never paid any cash dividends on shares of its Class A common stock. McLeodUSA does not anticipate paying any cash dividends on shares of its Class A common stock for the foreseeable future. The indentures governing the debt of McLeodUSA prohibit McLeodUSA from paying cash dividends. You should therefore not expect that cash dividends will be paid on the shares of McLeodUSA Class A common stock you will receive in the merger. In addition, you should be aware that the shares of Series A preferred stock and Series B preferred stock of McLeodUSA carry rights to receive a cumulative dividend before any cash dividend may be paid on the McLeodUSA Class A common stock.

The Dependence of McLeodUSA on Regional Bell Operating Companies to Provide Most of its Communications Services Could Make it Harder for McLeodUSA to Offer its Services at a Profit.

   McLeodUSA depends on the regional Bell operating companies to provide most of its core local and some of its long distance services. Today, without using the communications facilities of these companies, McLeodUSA could not provide bundled local and long distance services to most of its customers. Because of this dependence, the McLeodUSA communications services are highly susceptible to changes in the conditions for access to these facilities and McLeodUSA may have difficulty offering its services at profitable and competitive rates as a result.

   U S WEST Communications, Inc., Ameritech Corporation and Southwestern Bell Telephone

Company are the primary suppliers to McLeodUSA of local lines to its customers and communications services that allow it to transfer and connect calls. Their communications facilities allow McLeodUSA to provide (1) local service, (2) long distance service and (3) private lines dedicated to its customers' use. If these or other companies deny or limit access by McLeodUSA to their communications network elements or wholesale services, McLeodUSA may not be able to offer its communications services at profitable rates.

   The McLeodUSA plan to provide local service using its own communications network equipment also depends on the regional Bell operating companies. In order to interconnect its network equipment and other communications facilities to network elements controlled by the regional Bell operating companies, McLeodUSA must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the regional Bell operating companies by the Telecommunications Act of 1996 have been and continue to be subject to a variety of legal proceedings, which could affect the ability of McLeodUSA to obtain interconnection agreements on acceptable terms. McLeodUSA cannot assure Splitrock stockholders that it will succeed in obtaining interconnection agreements on terms that would permit it to offer local services using its own communications network facilities at profitable and competitive rates.

Actions by U S WEST May Make it More Difficult for McLeodUSA to Offer its Communications Services.

   U S WEST has introduced several measures that may make it more difficult for McLeodUSA to offer its communications services. For example, in February 1996, U S WEST filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows McLeodUSA to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. McLeodUSA uses U S WEST's Centrex services to provide most of its local communications services in U S WEST's service territories.

   In January 1997, U S WEST also proposed interconnection surcharges in several of the states in its service region, which would increase the costs incurred by McLeodUSA in providing communications services in those states.

   McLeodUSA has challenged or is challenging these actions by U S WEST before the FCC or applicable state public utility commissions. McLeodUSA cannot assure you it will succeed in its challenges to these or other actions by U S WEST that would prevent or deter McLeodUSA from using U S WEST's Centrex service or communications network elements. If U S WEST successfully withdraws or limits access by McLeodUSA to Centrex services in any jurisdiction, McLeodUSA may not be able to offer communications services in that jurisdiction, which could harm its business.

   McLeodUSA anticipates that U S WEST will also pursue legislation in states within the McLeodUSA target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for McLeodUSA to challenge U S WEST's actions in the future.

Competition in the Communications Services Industry Could Cause McLeodUSA to Lose Customers and Revenue and Could Make it More Difficult for McLeodUSA to Enter New Markets.

   McLeodUSA faces intense competition in all of its markets. This competition could result in loss of customers and lower revenue for McLeodUSA. It could also make it more difficult for McLeodUSA to enter new markets. Existing local telephone companies, including U S WEST, Ameritech, Southwestern Bell and GTE, currently dominate their local telecommunications markets. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, MCI WorldCom and Sprint also offer local telecommunications services in various locations.

   The McLeodUSA local and long distance services also compete with the services of other communications services companies competing with the existing local telephone companies in some markets.

   Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

   These and other firms may enter the markets where McLeodUSA focuses its sales efforts, which may create downward pressure on the prices for our services and negatively impact our returns. Many of the existing and potential competitors of McLeodUSA have financial and other resources far greater than those of McLeodUSA. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of the competitors of McLeodUSA and could put McLeodUSA at a significant competitive disadvantage.

McLeodUSA May Not Succeed in Developing or Making a Profit from Wireless
Services.

   The McLeodUSA plan to offer wireless services involves a high degree of risk and will impose significant demands on the management and financial resources of McLeodUSA. Developing wireless services may require McLeodUSA to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. McLeodUSA may not succeed in developing wireless services. Even if McLeodUSA spends substantial amounts to develop wireless services, McLeodUSA may not make a profit from wireless operations.

   The ability of McLeodUSA to successfully offer wireless services will also depend on a number of factors beyond its control, including:

  .  changes in communications service rates charged by other companies

  . changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

  . changes in wireless technologies that could render obsolete the technology and equipment McLeodUSA chooses for its wireless services

Competition in the Wireless Telecommunications Industry Could Make it Harder for McLeodUSA Successfully to Offer Wireless Services.

   The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it harder for McLeodUSA to gain a share of the wireless communications market. McLeodUSA expects up to eight wireless competitors in each of its target wireless markets. McLeodUSA could face additional competition from mobile satellite services.

   Many of the potential wireless competitors of McLeodUSA have financial and other resources far greater than those of McLeodUSA and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if McLeodUSA offers only regional wireless services.

The Success of the Communications Services of McLeodUSA Will Depend on the Ability of McLeodUSA to Keep Pace with Rapid Technological Changes in its Industry.

   Communications technology is changing rapidly. These changes influence the demand for the services of McLeodUSA. McLeodUSA needs to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether McLeodUSA can continue to increase its revenues and number of subscribers and remain competitive.

The Loss of Key Personnel Could Weaken the Technical and Operational Expertise of McLeodUSA, Delay its Introduction of New Services or Entry into New Markets and Lower the Quality of its Service.

   McLeodUSA may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in the McLeodUSA lines of business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause McLeodUSA to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. McLeodUSA could also be less prepared for technological or marketing problems, which could reduce its ability to serve its customers and lower the quality of its services. As a result, the financial condition of McLeodUSA could be adversely affected.

   The future success of McLeodUSA depends on the continued employment of its senior management team, particularly Clark E. McLeod, the Chairman and Chief Executive Officer of McLeodUSA, Stephen C. Gray, the President and Chief Executive Officer of the Local Services operations of McLeodUSA, and Roy A. Wilkens, the Chief Technology Officer of McLeodUSA, who will become the President and Chief Executive Officer of the Data Services operations of McLeodUSA after the merger.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of McLeodUSA Networks and Interfere with its Operations.

   To obtain access to rights-of-way needed to install its fiber optic cable, McLeodUSA must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies, other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay planned McLeodUSA network expansion, interfere with its operations and harm its business. For example, if McLeodUSA loses access to a right-of-way, it may need to spend significant sums to remove and relocate its facilities.

Government Regulation May Increase the Cost to McLeodUSA of Providing Services, Slow its Expansion into New Markets and Subject its Services to Additional Competitive Pressures.

   McLeodUSA facilities and services are subject to federal, state and local regulation. The time and expense of complying with these regulations could slow down the expansion by McLeodUSA into new markets, increase its costs of providing services and subject it to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented McLeodUSA with opportunities to enter local telephone markets, it also provides important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, McLeodUSA needs to obtain and maintain licenses, permits and other regulatory approvals in connection with some of its services. Any of the following could harm the business of McLeodUSA:

  .  failure to maintain proper federal and state tariffs

  .  failure to maintain proper state certifications

  .  failure to comply with federal, state or local laws and regulations

  .  failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  .  burdensome or adverse regulatory requirements

Management and Principal Stockholders of McLeodUSA Have Significant Ownership of McLeodUSA and May Have Different Interests Than Those of Other Stockholders.

   As of December 31, 1999, Alliant Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard and Gail Lumpkin and various trusts for the benefit of their family, Clark and Mary McLeod, and the directors and executive officers of McLeodUSA beneficially owned approximately 36.4% of the outstanding McLeodUSA Class A common stock. These stockholders may be able to control management policy and many corporate actions requiring a stockholder vote, including election of the board of directors. Conflicts of interest may arise between the interests of these stockholders and other stockholders of McLeodUSA. For example, the fact that these stockholders hold so much McLeodUSA Class A common stock could make it more difficult for a third party to acquire McLeodUSA. You should expect these stockholders to resolve any conflicts in their favor.

Preferred Stockholders May Have Competing Interests.

   Holders of McLeodUSA preferred stock have the ability to convert their shares into over 37 million shares of McLeodUSA Class A common stock. Potential conflicts of interest may arise between holders of McLeodUSA Class A common stock and holders of McLeodUSA preferred stock with respect to, among other things, the payment of dividends, conversion rights, asset dispositions or liquidation matters, and operation and financial decisions of the McLeodUSA board of directors. In addition, the holders of McLeodUSA preferred stock have class voting rights on specified actions requiring McLeodUSA stockholder approval.

Computer Systems May Malfunction and Interrupt McLeodUSA Services if McLeodUSA and Its Suppliers Have Year 2000 Issues.

   McLeodUSA and its major suppliers of communications services and network elements rely greatly on computer systems and other technological devices. These may not be capable of recognizing dates during the year 2000. This problem could cause any or all of the McLeodUSA systems or services to malfunction or fail. If McLeodUSA, its major vendors, its material service providers or its customers have not adequately addressed year 2000 issues in a timely manner, the McLeodUSA business, results of operations and financial condition could be adversely affected.

Secondary Sales of McLeodUSA Class A Common Stock in the Public Market Could Adversely Affect Its Stock Price.

   The market price of McLeodUSA Class A common stock may fluctuate or decline significantly in the future as a consequence of sales by either existing holders of McLeodUSA Class A common stock or existing holders of McLeodUSA preferred stock who convert their shares into shares of McLeodUSA Class A common stock.

   As of December 31, 1999, there were outstanding:

  .  157,587,012 million shares of McLeodUSA Class A common stock

  .  1,150,000 shares of McLeodUSA Series A preferred stock convertible into
     9.9 million shares of McLeodUSA Class A common stock

  . 400,000 shares of McLeodUSA Series B and Series C preferred stock convertible into 27.4 million shares of McLeodUSA Class A common stock, all of which are held by three partnerships affiliated with Forstmann Little & Co.

  . options to purchase 35,070,056 million shares of McLeodUSA Class A common stock

  . 52,672,934 million shares of McLeodUSA Class A common stock owned by Alliant Energy, M/C Investors, Media/Communications Partners III, Richard and Gail Lumpkin and various trusts for the benefit of their family, Clark and Mary McLeod, and the directors and executive officers of McLeodUSA, all of which were eligible for sale in the public market either in accordance with Rule 144 under the Securities Act of 1933 or otherwise

  . options held by Alliant Energy to purchase 2,601,376 shares of McLeodUSA Class B common stock convertible into 2,601,376 shares of McLeodUSA Class A common stock

   After the merger, an additional 30.5 million shares of McLeodUSA Class A common stock issued to the former stockholders of Splitrock will be outstanding, as well as options and warrants to purchase an additional 2.8 million shares of McLeodUSA Class A common stock. These options and warrants will be fully exercisable upon consummation of the merger.

                           FORWARD LOOKING STATEMENTS

   This joint proxy statement/prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. McLeodUSA and Splitrock intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions including the merger of Splitrock into a subsidiary of McLeodUSA, to realize anticipated cost savings and other benefits from these acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, stockholders of McLeodUSA and Splitrock can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential," "project" or "intend." Stockholders of McLeodUSA and Splitrock should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this joint proxy statement/prospectus under the caption "Risk Factors" as well as those discussed in the Splitrock registration statement on Form S-1, filed on June 3, 1999, as amended, under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                         THE McLEODUSA SPECIAL MEETING

   This joint proxy statement/prospectus is first being mailed or delivered by McLeodUSA to its stockholders on or about February , 2000, in connection with the solicitation of proxies by the McLeodUSA board of directors for use at the McLeodUSA special meeting and at any adjournments or postponements of the special meeting. You should read this document carefully before voting your shares.

Date, Time and Place; Matters to Be Considered

   The McLeodUSA special meeting is scheduled to be held on March 30, 2000 at 9:00 a.m., local time, at McLeodUSA Technology Park, Bldg. 2, 6400 C Street SW, Cedar Rapids, Iowa. At the McLeodUSA special meeting, McLeodUSA stockholders will be asked to consider and vote upon:

     (1) a proposal to amend the certificate of incorporation of McLeodUSA to increase the number of authorized shares of McLeodUSA Class A common stock to 1,000,000,000 from 250,000,000, and

     (2) a proposal to approve the issuance of shares of McLeodUSA Class A common stock pursuant to the Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, a wholly owned subsidiary of McLeodUSA, Splitrock Services, Inc., Splitrock Holdings, Inc., a wholly owned subsidiary of Splitrock Services, Inc., and Splitrock Merger Sub, Inc., a wholly owned subsidiary of Splitrock Holdings, Inc. dated as of February 11, 2000.

   The approval of both proposals is required in order for McLeodUSA to consummate the merger.

   For more information regarding the proposals described above, see "Proposals to McLeodUSA Stockholders to be Voted on at the McLeodUSA Special Meeting."

Proxies

   The accompanying form of proxy is for the use of McLeodUSA stockholders to allow them to vote at the McLeodUSA special meeting if they cannot or do not wish to attend and vote in person. McLeodUSA stockholders may also vote by telephone or through the Internet by following the instructions on the proxy card accompanying this joint proxy statement/prospectus. A McLeodUSA stockholder may revoke a previously granted proxy at any time before it is exercised, by submitting to the Corporate Secretary of McLeodUSA written notice of revocation or a properly executed proxy with a later date, or by attending the McLeodUSA special meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to McLeodUSA Incorporated, 6400 C Street SW, Cedar Rapids, Iowa 52406, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in such proxies. If no specification is made, such shares will be voted in favor of the amendment to the McLeodUSA certificate of incorporation to increase the authorized number of shares of McLeodUSA Class A common stock and the issuance of shares of McLeodUSA Class A common stock in the merger.

   The McLeodUSA board of directors is not currently aware of any other matters which will come before the McLeodUSA special meeting. If any other matter should be presented at the McLeodUSA special meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

Solicitation of Proxies

   McLeodUSA and Splitrock have agreed that all expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement of which it is a part shall be shared equally by McLeodUSA and Splitrock. Other than these expenses, McLeodUSA will bear the entire cost of soliciting proxies from McLeodUSA stockholders. In addition to soliciting proxies by mail, McLeodUSA will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of McLeodUSA Class A common stock and secure their voting instructions. McLeodUSA will reimburse such record holders for their reasonable expenses in so doing. McLeodUSA intends to use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or electronic or United States mail.

Record Date and Voting Rights

   The McLeodUSA board of directors has selected the close of business on February 8, 2000 as the record date for the McLeodUSA special meeting. Under the Delaware General Corporation Law and the bylaws of McLeodUSA, only holders of record of shares of McLeodUSA Class A common stock on the record date will
be entitled to notice of and to vote at the McLeodUSA special meeting. [   ]
shares of McLeodUSA Class A common stock are entitled to vote at the McLeodUSA special meeting. On the record date, there were [ ] record holders of McLeodUSA Class A common stock.

   Each share of McLeodUSA Class A common stock entitles its holder to one vote. The affirmative vote of at least a majority of all of the outstanding shares of McLeodUSA Class A common stock is required to amend the McLeodUSA certificate of incorporation to increase the number of authorized shares of McLeodUSA Class A common stock to 1,000,000,000 from 250,000,000 and the affirmative vote of at least a majority of all the votes cast is required to approve the issuance of shares of McLeodUSA Class A common stock in the merger. The approval of both proposals is required in order for McLeodUSA to consummate the merger.

   Shares of McLeodUSA Class A common stock present in person at the special meeting but not voting, and shares of McLeodUSA Class A common stock for which McLeodUSA has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the special meeting for purposes of determining the presence of a quorum for transacting business. Brokers who hold shares of McLeodUSA Class A common stock in nominee or street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for these customers with respect to the matters to be voted upon at the special meeting without specific instructions from these customers. Shares represented by proxies returned by a broker holding the shares in street name will be counted for purposes of determining whether a quorum exists, even if the shares are not voted in matters where discretionary voting by the broker is not allowed. Abstentions and broker non-votes will have the same effect as a vote against the proposal to amend the McLeodUSA certificate of incorporation to increase the number of authorized shares of McLeodUSA Class A common stock and no effect on the proposal to approve the issuance of shares of McLeodUSA Class A common stock in the merger.

   Several directors, executive officers and stockholders of McLeodUSA have entered into voting agreements with Splitrock by which these persons have agreed to vote their shares in favor of amending the certificate of incorporation of McLeodUSA to increase the number of authorized shares of McLeodUSA Class A common stock and in favor of the issuance of shares of McLeodUSA Class A common stock in the merger. The 52,026,754 shares of McLeodUSA Class A common stock subject to these agreements represent approximately 33% of the outstanding shares entitled to vote at the McLeodUSA special meeting.

   For additional information about beneficial ownership of McLeodUSA Class A common stock by stockholders owning more than 5% of McLeodUSA Class A common stock and by directors and executive officers of McLeodUSA, see "Stock Ownership of Management, Directors and More Than 5% Stockholders of McLeodUSA."

Recommendation of the McLeodUSA Board of Directors

   The McLeodUSA board of directors has determined that the merger and the share issuance in the merger are fair to and in the best interests of McLeodUSA and its stockholders, and, therefore, has approved the merger agreement. The McLeodUSA board of directors recommends that the stockholders of McLeodUSA vote "FOR" the increase in the authorized number of shares of McLeodUSA Class A common stock and "FOR" the issuance of shares in the merger. See "The Merger-- Recommendation of the McLeodUSA Board of Directors and Reasons for the Merger."

                         THE SPLITROCK SPECIAL MEETING

   This joint proxy statement/prospectus is first being mailed or delivered by Splitrock to its stockholders on or about February , 2000 in connection with the solicitation of proxies by the Splitrock board of directors for use at the Splitrock special meeting and at any adjournments or postponements of the special meeting. This document is also a prospectus for the McLeodUSA Class A common stock to be issued in the merger. You should read this document carefully before voting your shares.

Date, Time and Place; Matters to be Considered

   The Splitrock special meeting will be on March 30, 2000 at 9:00 a.m., local
time at   . At the Splitrock special meeting, Splitrock stockholders will be asked to consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, a wholly owned subsidiary of McLeodUSA Incorporated, Splitrock Services, Inc., Splitrock Holdings, Inc., a wholly owned subsidiary of Splitrock Services, Inc., and Splitrock Merger Sub, Inc., a wholly owned subsidiary of Splitrock Holdings, Inc. dated as of February 11, 2000.

   The approval of this proposal is required in order for Splitrock to consummate the reorganization and the merger.

Proxies

   The accompanying form of proxy is for the use of Splitrock stockholders to allow them to vote at the Splitrock special meeting if they cannot or do not wish to attend and vote in person. A Splitrock stockholder may revoke a previously granted proxy at any time before it is exercised, by:

  . submitting to the Corporate Secretary of Splitrock written notice of revocation or a properly executed proxy with a later date, or

  .  by attending the Splitrock special meeting and voting in person.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Splitrock Services, Inc., 9012 New Trails Drive, The Woodlands, Texas, 77381, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in such proxies. If no specification is made, such shares will be voted in favor of the proposal to approve and adopt the merger agreement.

   The Splitrock board of directors is not currently aware of any other matters which will come before the Splitrock special meeting. If any other matter should be presented at the Splitrock special meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

Solicitation of Proxies

   McLeodUSA and Splitrock have agreed that all expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement of which it is a part shall be shared equally by McLeodUSA and Splitrock. Other than these expenses, Splitrock will bear the entire cost of soliciting proxies from Splitrock stockholders. In addition to soliciting proxies by mail, Splitrock will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of Splitrock common stock and secure their voting instructions. Splitrock will reimburse such record holders for their reasonable expenses in so doing. Splitrock intends to use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or electronic or United States mail.

Record Date and Voting Rights

   The Splitrock board of directors has selected the close of business on February 8, 2000 as the record date for the Splitrock special meeting. Under the Delaware General Corporation Law and the bylaws of Splitrock, only holders of record of shares of Splitrock common stock on the record date will be entitled to notice of and to vote at the Splitrock special meeting.
[   ] shares of Splitrock common stock are entitled to vote at the Splitrock
special meeting. On the record date, there were [   ] record holders of
Splitrock common stock.

   Each share of Splitrock common stock entitles its holder to one vote. The affirmative vote of at least a majority of all of the outstanding shares of Splitrock common stock is required to approve and adopt the merger agreement. The approval of the merger proposal is required in order for Splitrock to consummate the reorganization and the merger.

   Shares of Splitrock common stock present in person at the special meeting but not voting, and shares of Splitrock common stock for which Splitrock has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the special meeting for purposes of determining the presence of a quorum for transacting business. Brokers who hold shares of Splitrock common stock in nominee or street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for these customers with respect to the matters to be voted upon at the special meeting without specific instructions from these customers. Shares represented by proxies returned by a broker holding these shares in street name will be counted for purposes of determining whether a quorum exists, even if these shares are not voted in matters where discretionary voting by the broker is not allowed. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve and adopt the merger agreement.

   Several directors, executive officers and stockholders of Splitrock entered into voting agreements with McLeodUSA by which they have agreed to vote their shares in favor of the merger proposal. The 28,940,687 shares of Splitrock common stock subject to these agreements represent approximately 50.8% of the outstanding shares entitled to vote at the Splitrock special meeting.

   In accordance with the terms of the voting agreements, Splitrock is assured of receiving the requisite votes in favor of the merger proposal.

   For additional information about beneficial ownership of Splitrock common stock by stockholders owning more than 5% of Splitrock common stock and by directors and executive officers of Splitrock, see "Stock Ownership of Management, Directors and More Than 5% Stockholders of Splitrock."

Recommendation of the Splitrock Board of Directors

   The Splitrock board of directors has determined that the merger agreement and the reorganization and the merger are fair and in the best interests of Splitrock and its stockholders. The Splitrock board of directors recommends that the stockholders of Splitrock vote "FOR" approval and adoption of the merger agreement. See "The Merger--Recommendation of the Splitrock Board of Directors and Reasons for the Merger."

                                   THE MERGER

General

   The boards of directors of McLeodUSA, Splitrock, Splitrock Holdings, Splitrock Merger Sub and Southside Acquisition Corporation have each approved the merger agreement, which provides for two distinct but related transactions:

  . the holding company reorganization, whereby Splitrock Services, Inc., will become a wholly owned subsidiary of Splitrock Holdings, Inc.; and

  . the merger, whereby Splitrock Holdings, Inc., will become a wholly owned subsidiary of McLeodUSA.

   As a result of the reorganization and the merger, each share of Splitrock common stock will be converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock, as described under "Terms of the Merger Agreement and Related Transactions--Conversion of Splitrock Common Stock; Treatment of Options and Warrants." Fractional shares of McLeodUSA Class A common stock will not be issued in the merger, and Splitrock stockholders otherwise entitled to a fractional share will be paid cash for such fractional shares, in the manner described under "Terms of the Merger Agreement and Related Transactions--Exchange of Certificates." McLeodUSA and Splitrock expect that the merger will be consummated immediately following the holding company reorganization.

Background of the Merger

   Both McLeodUSA and Splitrock regularly evaluate different strategies to improve their competitive positions and enhance their respective stockholder values, including opportunities for acquisitions of other companies or their assets, possible partnerships or alliances and other significant transactions.

   Splitrock and McLeodUSA have been familiar with each other's businesses for several years. Several individuals have held or continue to hold director or officer positions at each of the companies. Clark McLeod, Chairman and Chief Executive Officer of McLeodUSA, was a member of the Splitrock board of directors from May 1998 until May 1999. Roy A. Wilkens, who has been a member of the Splitrock board of directors since April 1998, became a member of the McLeodUSA board of directors in June 1999 and became Chief Technology Officer of McLeodUSA on January 7, 2000. David M. Boatner, who joined Splitrock as Executive Vice President and Chief Marketing Officer in March 1999, had previously served as an executive officer of McLeodUSA in various capacities from February 1996 until joining Splitrock.

   Since his departure from the Splitrock board of directors, Mr. McLeod maintained periodic, informal contacts with Splitrock. In a telephone conversation on or about December 6, 1999, Mr. McLeod spoke with Kwok Li, Chairman of the Splitrock board of directors and Chief Technical Officer of Splitrock, to explore any interest in a strategic combination with McLeodUSA. On December 10, 1999, Mr. McLeod met with Mr. Wilkens to discuss whether Mr. Wilkens would be interested in joining McLeodUSA as an employee to lead the data operations and strategy of McLeodUSA. During this conversation, Messrs. McLeod and Wilkens discussed whether a business combination between McLeodUSA and Splitrock might be mutually beneficial. In a telephone conversation on or about December 13, 1999, Mr. McLeod expressed to Mr. Li a firm interest in a strategic combination of McLeodUSA and Splitrock.

   On December 16, 1999, Mr. Wilkens met with Mr. Li and William R. Wilson, President and Chief Executive Officer of Splitrock. Mr. Wilkens expressed the firm interest of McLeodUSA in acquiring Splitrock in order to expand the services of McLeodUSA in the broadband voice, video and data communications areas. Mr. Wilkens did not propose any specific terms of the transaction but he and Mr. Li had a preliminary discussion of a range of values for Splitrock. Mr. Wilkens also indicated that he had agreed to become the head of data operations and strategy of McLeodUSA, which would include Splitrock, if acquired. Messrs. Li and Wilson both indicated an interest in a possible transaction. Mr. Li agreed to meet with Mr. McLeod to discuss a possible business combination between Splitrock and McLeodUSA.

   On December 17, 1999, at a regularly scheduled meeting of the board of directors of McLeodUSA, Mr. McLeod and Stephen C. Gray, President and Chief Operating Officer of McLeodUSA, informed the board of management's interest in pursuing the possible acquisition of Splitrock and their recommendation to hire Mr. Wilkens. The board of directors authorized Messrs. McLeod and Gray to further investigate the merits of a possible transaction with Splitrock, to proceed with the hiring of Roy Wilkens, to accelerate implementation of the McLeodUSA data strategy and to pursue a business combination with Splitrock if it would be beneficial to the data strategy. (Mr. Wilkens did not participate in these discussions or the authorization decision).

   On December 20, 1999, Mr. Li met with Messrs. McLeod and Gray. They discussed general price and structure terms of a potential business combination transaction, including the form of consideration to be received by the Splitrock stockholders. Mr. Li and Mr. Gray each indicated the respective price levels at which their companies might be interested in proceeding with a transaction. After discussion, Mr. Gray proposed a merger in which each Splitrock share would be exchanged for a fraction of a share of McLeodUSA with a value between $30.00 and $31.00 based on the average closing price of McLeodUSA Class A common stock for a five trading day period. Messrs. McLeod and Gray indicated that if the parties were to proceed with the negotiation of a transaction, it was their desire to sign definitive agreements and to announce the transaction on January 5, 2000. Mr. Li indicated that, given capital and other transactions then being considered by Splitrock, a transaction between the two companies should be promptly evaluated and considered.

   Mr. Li participated in a meeting of the Splitrock board of directors on December 20, 1999, to brief the board members on his meetings with Messrs. McLeod and Gray. The Splitrock board of directors weighed the relative merits of Splitrock remaining independent and implementing its own acquisition strategy and capital raising program versus pursuing a business combination with McLeodUSA. Recognizing the potential strong strategic fit between Splitrock and McLeodUSA, the Splitrock board of directors authorized Mr. Wilson to negotiate with McLeodUSA and to approve the prior engagement of financial and legal advisors in connection with these discussions. From December 20, 1999, through the execution of the definitive merger agreement in the evening of January 6, 2000, the Splitrock board of directors met frequently and had extensive discussions with their financial and legal advisors to evaluate the proposed transaction and review the status of the negotiations with McLeodUSA and the results of the Splitrock business, legal, accounting and financial due diligence analysis of McLeodUSA. Mr. Wilkens recused himself from all of the Splitrock board meetings because of his role as a member of the McLeodUSA board of directors and its representative.

   On December 22, 1999, Splitrock and McLeodUSA executed a mutual confidentiality agreement. Representatives of the two companies began exchanging financial, business and other information. During the period from this date until execution of the definitive merger agreement on January 6, 2000, each party and its legal, financial and accounting advisors conducted a business, legal, accounting and financial due diligence review of the other party.

   On December 24, 1999, McLeodUSA legal counsel sent Splitrock legal counsel and other advisors drafts of a merger agreement, voting agreement and option agreement. On December 27, 1999, the Splitrock board of directors held a meeting at which Splitrock legal counsel, Fried, Frank, Harris, Shriver & Jacobson, briefed them on the principal terms of the draft merger, voting and option agreements and advised the board of directors with respect to its fiduciary duties to the Splitrock stockholders in connection with the proposed transaction. The Splitrock financial advisors, Credit Suisse First Boston Corporation, made a presentation to the Splitrock board members regarding the preliminary results of their financial and valuation analyses of McLeodUSA and the proposed transaction. Together with Credit Suisse First Boston, the Splitrock board members considered the relative benefits and risks of alternate ways to structure the consideration Splitrock stockholders would receive in the merger.

   On December 28, 1999, Mr. Wilson and representatives from Credit Suisse First Boston met with Messrs. McLeod and Gray in separate meetings to discuss the strategic vision of the combined company and the various business, financial and operational issues that would be involved if the two companies were to combine. In addition, after discussing the pricing structure of the proposed transaction, Mr. Wilson and Mr. McLeod agreed to use a floating price/fixed exchange ratio price structure without a collar. Robert Fugate, the Splitrock Chief Financial Officer, and the accounting and financial advisors of Splitrock also went to the headquarters of McLeodUSA on this date to conduct business, financial and accounting due diligence.

   On December 29, 1999 and December 30, 1999, Mr. Wilson and his legal and financial advisors met with Blake O. Fisher, Jr., Group Vice President of McLeodUSA, and Randall Rings, Vice President and General Counsel of McLeodUSA, and their legal and financial advisors, to negotiate the principal terms of the proposed acquisition, including, among other things, (1) the amount of any termination fee, (2) the representations and warranties to be made under, and the conditions to closing of, the merger agreement and (3) the termination rights under the merger agreement. McLeodUSA conditioned its offer to Splitrock on Messrs. Li and Wilson and Linsang Partners, LLC, a limited liability company controlled by Mr. Li, all three of which collectively beneficially own approximately 55% of the outstanding Splitrock common stock, entering into voting agreements requiring them to vote for the proposed merger and option agreements granting McLeodUSA the right to purchase their Splitrock common stock in specified circumstances. Splitrock conditioned its consideration of the McLeodUSA offer on, among other things, (1) the negotiation of arrangements satisfactory to Splitrock that would provide Splitrock with sufficient funds to implement its business plan through the fiscal year 2000 and that would prevent Splitrock from depending on the completion of the proposed merger, (2) a recasting of the proposed option agreements to give Messrs. Li and Wilson a significant economic incentive to consider a superior proposal, (3) a reduced termination fee payable to McLeodUSA and (4) a majority of the members of the McLeodUSA board of directors entering into voting agreements requiring them to vote for the McLeodUSA stockholder actions necessary to accomplish the proposed merger.

   On December 29, 1999, the McLeodUSA board of directors held a special meeting at which representatives of the McLeodUSA financial advisors, Salomon Smith Barney, made a presentation to the McLeodUSA board of directors regarding the preliminary results of their financial and valuation analysis of Splitrock and the proposed transaction. The McLeodUSA board of directors was briefed by senior management on the strategic benefits, both near and long term, available from the merger, as well as on the status of the discussions with Splitrock. Mr. Wilkens was not present at this meeting.

   On December 30, 1999, representatives from McLeodUSA, including J. Lyle Patrick, the McLeodUSA Chief Financial Officer, and Salomon Smith Barney went to Splitrock headquarters to conduct business, financial and accounting due diligence.

   The Splitrock board of directors held a special meeting on the evening of December 30, 1999. Mr. Wilson briefed the board on the status of the negotiations with McLeodUSA. Together with their financial advisors and legal counsel, the board reviewed and considered the strategic rationale for the proposed business combination and their fiduciary duties and responsibilities to the Splitrock stockholders with respect to the proposed business combination.

   On December 31, 1999, McLeodUSA presented to Splitrock a revised draft of a proposed merger agreement, together with related agreements. On January 2, 2000, Splitrock identified to McLeodUSA a list of remaining threshold issues to be resolved in order to proceed with the transaction including the form of financing proposed by McLeodUSA, the terms of the proposed option and voting agreements and specific provisions in the draft merger agreement relating to representations and warranties, indemnification and the proposed termination fee.

   On the morning of January 3, 2000, Mr. Wilson met with Mr. Fisher to determine whether each party would be able to meet the other's conditions for proceeding with the proposed transaction. During this meeting, Mr. Wilson and Mr. Fisher were able to agree, among other things, on the principal terms of the option and voting agreements as they affected Splitrock, the number of trading days in the period which would be used to determine the per share value of McLeodUSA Class A common stock for purposes of calculating the exchange ratio and a reduced termination fee. Mr. Wilson and Mr. Fisher also agreed to negotiate agreements that would both assure Splitrock had the funds necessary to implement its business plan and fulfill the requirements of McLeodUSA for bandwidth and Internet dial-access services. Throughout the day on January 3, 2000, senior management of both companies, together with their respective financial and legal advisors, negotiated the principal terms of the credit agreement, the bandwidth letter of intent and the master services agreement. The Splitrock board of directors met on the evening of January 3, 2000 with their financial advisors and legal counsel to review the status of the negotiations with McLeodUSA.

   On January 4, 2000, representatives of Fried, Frank, Harris, Shriver & Jacobson met with representatives of Hogan & Hartson L.L.P. to negotiate the remaining principal terms of the merger agreement, including, among other things, (1) the ability of Splitrock, under the terms of the merger agreement, to enter into negotiations with a third party that had made a superior proposal and (2) the conditions under which a termination fee would be payable by Splitrock to McLeodUSA.

   Between January 4, 2000 and January 6, 2000, representatives of the two companies and their respective advisors negotiated the final terms of the merger agreement, option agreement, voting agreement, credit agreement, master services agreement, bandwidth letter of intent and related agreements and completed their due diligence analyses. During this time, Mr. Li and legal counsel for Mr. Li and Linsang Partners negotiated with Mr. Fisher and McLeodUSA legal counsel the terms of a stockholders' agreement and a non-competition agreement that Mr. Li and Linsang Partners will sign at or prior to the closing. Mr. Wilson and his legal counsel separately negotiated during this period with Mr. Fisher and McLeodUSA legal counsel the terms of a stockholders agreement and a non-competition agreement that Mr. Wilson will sign at or prior to the closing.

   The Splitrock board of directors held a special meeting on the evening of January 6, 2000. Together with its financial advisors and legal counsel, the Splitrock board of directors reviewed the final terms of the proposed transaction. Fried, Frank made a presentation to the board regarding the principal terms of the final merger agreement, the option agreements, the credit agreement, the master services agreement and the bandwidth letter of intent and updated the board on how the key remaining legal issues had been resolved. Credit Suisse First Boston presented the final results of its financial and valuation analyses of Splitrock and McLeodUSA and the proposed transaction. Credit Suisse First Boston delivered its oral opinion, later confirmed in writing, that as of January 6, 2000, the exchange ratio was fair, from a financial point of view, to the Splitrock stockholders. After further discussion, the Splitrock board of directors approved the merger agreement, the option agreement, the credit agreement, the master services agreement, the bandwidth letter of intent and the other matters contemplated by these agreements.

   Also on the evening of January 6, 2000, the McLeodUSA board of directors held a special meeting. Mr. Wilkens was not present at this meeting. At the meeting, the McLeodUSA board of directors received a presentation from senior management on the material terms and conditions of the merger agreement, the voting agreements, the option agreements, the credit agreements and related agreements and an update on how certain of the remaining open issues had been resolved. The McLeodUSA board of directors then received an update of the financial presentation from Salomon Smith Barney and received Salomon Smith Barney's oral opinion as to the fairness to McLeodUSA stockholders, from a financial point of view, of the exchange ratio. The oral fairness opinion was subsequently confirmed in writing. The McLeodUSA board of directors discussed the information presented by senior management and by its financial advisors. After discussion and due consideration, and after Mr. McLeod left the meeting, the McLeodUSA board of directors approved the merger agreement and related agreements and the credit agreement and related agreements.

   McLeodUSA and Splitrock issued a joint press release to announce the merger agreement and related transactions on the morning of January 7, 2000.

   McLeodUSA and Splitrock decided to amend and restate the merger agreement to provide that Splitrock would complete the reorganization as soon as practicable before the merger. On February 7, 2000, the McLeodUSA board of directors held a special meeting. Mr. McLeod and Mr. Wilkens recused themselves from this meeting. After discussion, the McLeodUSA board of directors approved the amended and restated merger agreement and related agreements. On February 9, 2000, the Splitrock board of directors held a special meeting. Mr. Wilkens recused himself from this meeting. Fried, Frank, Harris, Shriver and Jacobson made a presentation to the board regarding the amended and restated merger agreement. After discussion, the Splitrock board of directors approved the amended and restated merger agreement and the transactions contemplated by the agreement.

Recommendation of the Splitrock Board of Directors and Reasons for the Merger

   The Splitrock board of directors has determined that the terms of the merger agreement are fair to and in the best interests of Splitrock and its stockholders. The Splitrock board of directors approved the merger agreement and directed that the merger agreement be submitted to the Splitrock stockholders for adoption. The Splitrock board of directors recommends that Splitrock stockholders vote "FOR" the merger proposal.

   In reaching its determination to approve the transaction, and to recommend that the Splitrock stockholders vote to adopt the merger proposal, the Splitrock board identified several potential benefits of the reorganization and the merger for Splitrock and its stockholders, including:

  . Splitrock stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger

  . McLeodUSA is more diversified, and has a significantly larger market capitalization, than Splitrock; as a result, Splitrock stockholders who exchange their Splitrock common stock for McLeodUSA Class A common stock in the merger would be expected to obtain a less volatile, more liquid investment

  . the reorganization and the merger will be tax-free to Splitrock U.S. stockholders (except to the extent they receive cash for any fractional shares)

  . as a result of the strategic fit between the Splitrock and McLeodUSA operations, the merger will provide the opportunity to create a nationwide telecommunications company with the ability to bundle basic local and long distance telephone services with advanced broadband voice, video and data communications services

  . the financial resources of McLeodUSA, and the financings entered into in connection with the merger agreement, will permit Splitrock to achieve its nationwide, fiber strand build-out without having to raise additional capital, in the form of equity or debt, which could have been significantly dilutive to Splitrock stockholders

  . the combined company will have the opportunity to realize significant synergies by leveraging the combined company's network to reduce local access charges, wholesale carriage costs and operating costs and take advantage of potential significant growth in data traffic

  . the integrated products and services offerings of the combined company will create and enhance cross-selling opportunities to the existing customer bases of each of Splitrock and McLeodUSA, resulting in new opportunities to generate revenue

  . as part of McLeodUSA, Splitrock will benefit from substantially greater financial and sales and marketing resources and will be better able to compete in the highly competitive market for Splitrock products and services

   The Splitrock board consulted with Splitrock senior management, as well as its financial advisors, independent accountants and legal counsel, in reaching its decision to approve the merger. Among the factors the Splitrock board considered in its deliberations were the following:

  .  the benefits described above

  . the familiarity of the Splitrock board with the business, properties and prospects of Splitrock, including the opportunities and acquisition alternatives available to Splitrock if the proposed merger did not occur

  . the exchange ratio negotiated with McLeodUSA and the implied premium over recent and historical market prices of Splitrock common stock, as well as how this premium compared to price premiums in several recent comparable transactions involving communications companies

  . the opinion of Credit Suisse First Boston that, based on and subject to matters stated in the opinion, as of January 6, 2000, the exchange ratio was fair, from a financial point of view, to the Splitrock stockholders (a copy of Credit Suisse First Boston's written opinion is attached as an appendix to this joint proxy statement/prospectus)

  . information and presentations by Splitrock management and legal and financial advisors concerning the business, technology, products, operations, financial condition, organizational structure and industry position of Splitrock and McLeodUSA, on both a historical and prospective basis

  . current financial market conditions and historical market prices, volatility and trading information about Splitrock common stock and McLeodUSA Class A common stock

  . the potential benefits of the merger to customers, suppliers and employees

  . the terms and conditions of the merger agreement, including the termination fee payable to McLeodUSA under specified circumstances and the ability of Splitrock to negotiate other unsolicited strategic transaction proposals if the Splitrock board believes in good faith, after consultation with its financial and legal advisors, that a proposal is more favorable financially to the Splitrock stockholders than the merger and negotiations are appropriate for the Board to comply with its fiduciary duties to the Splitrock stockholders

  . the terms and conditions of voting agreements of stockholders of Splitrock who own approximately 50.7% of the outstanding Splitrock common stock which require them to vote their shares of Splitrock in favor of the merger agreement

  . the terms and conditions of option agreements of Kwok and Felice Li, William R. Wilson, Claudia Wilson, as trustee of the William R. Wilson Grantor Retained Annuity Trust, and Linsang Partners LLC, granting McLeodUSA an option to purchase up to approximately 50.7% of the Splitrock outstanding common stock under specified circumstances including their economic incentive to consider a superior proposal

  .  the decision by McLeodUSA to execute a purchase accounting transaction

   The Splitrock board of directors also considered opportunities that might exist to pursue other potential business combinations, but did not solicit or receive any offers other than from McLeodUSA.

   The Splitrock board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger including, the following:

  . the risk that the per share value of the consideration to be received in the merger could decline significantly from the value immediately prior to the announcement of the merger because the exchange ratio will not be adjusted for changes in the market price of Splitrock common stock or McLeodUSA Class A common stock

  . the possibility that the merger might not be consummated and the potential adverse effects of the failure to consummate the merger on:

    .  Splitrock operating results

    .  the ability of Splitrock to implement its business plan

    .  the overall competitive position and prospects of Splitrock

  . the decreased likelihood of a third party acquisition proposal because of the termination fee and the option agreements described above, and, to a lesser extent, the voting agreements described above

  .  the risk that the potential benefits of the merger may not be realized

  . other applicable risks described in this joint proxy statement/prospectus under "Risk Factors"

   After due consideration, the Splitrock board of directors concluded that the potential benefits to Splitrock and its stockholders of the merger outweighed the risks associated with the merger.

   This discussion is not exhaustive of all the factors considered by the Splitrock board of directors. In view of the wide variety of factors considered in connection with the board's evaluation of the merger and the complexity of these matters, the Splitrock board of directors did not quantify or otherwise assign relative weights to the factors described above. Rather, the Splitrock board made its determination based on the totality of the information it considered. The members of the board were aware that, as described below under "--Interests of Splitrock Management in the Merger," directors and officers of Splitrock have interests in the merger in addition to, or different from, their interests as stockholders in Splitrock, and the board considered this in determining to recommend the transaction.

   Splitrock and McLeodUSA cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

Opinion of the Splitrock Financial Advisor

   Credit Suisse First Boston has acted as the Splitrock financial advisor in connection with the merger. Splitrock selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation and familiarity with the Splitrock business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   In connection with Credit Suisse First Boston's engagement, Splitrock requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Splitrock common stock of the exchange ratio provided for in the merger agreement. On January 6, 2000, at a meeting of the Splitrock board of directors held to consider the merger, Credit Suisse First Boston rendered to the Splitrock board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated January 6, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Splitrock common stock.

   The full text of Credit Suisse First Boston's written opinion, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Credit Suisse First Boston, is attached as Appendix F to this joint proxy statement/prospectus and is incorporated by reference. Splitrock stockholders are urged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion is addressed to the Splitrock board of directors and relates only to the fairness of the exchange ratio from a financial point of view. The opinion does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder as to any matter relating to the merger. The summary of Credit Suisse First Boston's opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

   In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents, as well as publicly available business and financial information relating to Splitrock and McLeodUSA. Credit Suisse First Boston also reviewed other information relating to Splitrock and McLeodUSA, including financial forecasts, which Splitrock and McLeodUSA provided to or discussed with Credit Suisse First Boston, and met with the management of Splitrock and of McLeodUSA to discuss the businesses and prospects of Splitrock and McLeodUSA.

   Credit Suisse First Boston also considered financial and stock market data of Splitrock and McLeodUSA and compared those data with similar data for other publicly held companies in businesses similar to Splitrock and McLeodUSA and considered, to the extent publicly available, the financial terms of other business combinations and other transactions recently effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

   In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Splitrock and of McLeodUSA as to the future financial performance of Splitrock and McLeodUSA. Credit Suisse First Boston assumed, with the consent of Splitrock, that the merger would be consummated in accordance with the merger agreement and that the merger will be treated as a tax-free reorganization for U.S. federal income tax purposes. In addition, Credit Suisse First Boston assumed that in the course of obtaining the necessary regulatory and third party consents for the proposed merger and related transactions, no delay or restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed merger or related transactions.

   Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Splitrock or McLeodUSA, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to the actual value of McLeodUSA common stock when issued in the merger or the prices at which shares of McLeodUSA common stock will trade after the merger. In connection with its engagement, Credit Suisse First Boston was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of Splitrock. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined by Splitrock and McLeodUSA. No other limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

   In preparing its opinion to the Splitrock board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. This summary of Credit Suisse First Boston's analyses is not a complete description of the analyses underlying Credit Suisse First Boston's opinion or the presentation made to the Splitrock board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Splitrock and McLeodUSA. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Splitrock or McLeodUSA or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

   The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

   Credit Suisse First Boston's opinion and financial analyses were not the only factors considered by the Splitrock board of directors in its evaluation of the proposed merger and should not be viewed as necessarily determinative of the views of the Splitrock board of directors with respect to the merger or the exchange ratio.

   The following is a summary of the material analyses underlying Credit Suisse First Boston's opinion dated January 6, 2000 delivered to the Splitrock board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

   Discounted Cash Flow Analysis. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered after-tax free cash flows that each of Splitrock and McLeodUSA could produce over calendar years 2000 through 2009. Credit Suisse First Boston performed its analysis based on two scenarios, a management case and an adjusted management case.

   The management cases for Splitrock and McLeodUSA were based on financial forecasts provided to Credit Suisse First Boston by the respective managements of Splitrock and McLeodUSA. The adjusted management cases were based on adjustments to the management case for each company developed by, or discussed with and reviewed by, Splitrock management to reflect, among other things:

  . in the case of Splitrock, a reduction in revenue associated with the Prodigy contract starting in fiscal year 2001 and expiring at the end of fiscal year 2004 and a 10% reduction in revenue growth associated with other revenue sources as compared to the management case starting in fiscal year 2000

  . in the case of McLeodUSA, an accelerated decrease in long distance revenue per minute from fiscal year 2001 to fiscal year 2009 and a 10% reduction in revenue growth associated with data/internet service provider businesses as compared with the management case starting in fiscal year 2000

   Credit Suisse First Boston calculated ranges of estimated terminal values by multiplying estimated calendar year 2009 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, by terminal EBITDA multiples of 9.0x to 10.0x. The estimated terminal values were then discounted to present value using discount rates of 13% to 14%. The discount rate range was selected based on a weighted average cost of capital analysis. This analysis indicated an implied exchange ratio reference range of 0.54x to 0.77x for the management case and 0.43x to 0.62x for the adjusted management case.

   Comparable Companies Analysis. Credit Suisse First Boston compared financial, operating and stock market data of Splitrock to corresponding data of the following publicly traded companies in the businesses indicated:

   Long Distance:

  .  MCI Worldcom, Inc.

   Internet Service Providers:

  .  PSINet, Inc.

  .  Verio Inc.

   Competitive Local Exchange Carriers:

  .  CapRock Communications Corp.

  .  Focal Communications Corporation

  .  Allegiance Telecom, Inc.

  .  MGC Communications, Inc.

   Fiber Builders:

  .  Qwest Communications International Inc.

  .  Williams Communications

   In addition, Credit Suisse First Boston compared financial, operating and stock market data of McLeodUSA to corresponding data of the following publicly traded companies in the businesses indicated:

   Traditional Competitive Local Exchange Carriers:

  .  Adelphia Business Solutions

  .  Electric Lightwave, Inc.

  .  e.spire Communications, Inc.

  .  GST Telecommunications, Inc.

  .  Intermedia Communications Inc.

  .  ICG Communications, Inc.

  .  ITC^DeltaCom, Inc.

  .  NEXTLINK Communications, Inc.

  .  RCN Corporation

   Smart Build Competitive Local Exchange Carriers:

  .  Allegiance Telecom, Inc.

  .  CTC Communications Corp.

  .  Focal Communications Corporation

  .  MGC Communications, Inc.

  .  Network Plus, Inc.

  .  US LEC Corp.

   Credit Suisse First Boston reviewed enterprise values, calculated as equity value, plus debt and minority interest, less cash and option proceeds, as multiples of estimated calendar year 1999, 2000 and 2001 revenues and gross property, plant and equipment for Splitrock and McLeodUSA. All multiples were based on closing stock prices on January 5, 2000. Estimated financial data for the comparable companies were based on publicly available research analysts' estimates, and estimated financial data for Splitrock and McLeodUSA were based on internal estimates of the management of Splitrock and of McLeodUSA, respectively. Credit Suisse First Boston then applied a range of selected multiples for the comparable companies of estimated calendar year 1999, 2000 and 2001 revenues and gross property, plant and equipment to the corresponding financial data of Splitrock and McLeodUSA, utilizing the management case estimates for Splitrock and McLeodUSA. This analysis indicated an implied exchange ratio reference range of 0.22x to 0.78x.

   Comparable Acquisitions Analysis. Credit Suisse First Boston analyzed the implied transaction multiples paid in the following comparable merger and acquisition transactions in the industries indicated:

           Acquiror                                  Acquired Company
           --------                                  ----------------
     Long Distance:
       Frontier Corporation                 ALC Communications Corporation
       Century Telephone Enterprises, Inc.  Pacific Telecom, Inc.

     Internet Service Providers:
       RCN Corporation                      Erol's Internet, Inc.
       Intermedia Communications Inc.       DIGEX, Incorporated
       Teleport Communications Group Inc.   CERFnet Services, Inc.
       MFS Communications Company, Inc.     UUNET Technologies, Inc.

     Competitive Local Exchange Carriers:
       AT&T Corp.                           Teleport Communications Group Inc.
       WorldCom, Inc.                       Brooks Fiber Properties, Inc.
       WorldCom, Inc.                       MFS Communications Company, Inc.

   Credit Suisse First Boston compared the enterprise value of each such transaction as a multiple of, among other things, latest 12 months revenues and gross property, plant and equipment. All multiples were based on publicly available financial information. Credit Suisse First Boston then applied a range of selected multiples for the comparable transactions of latest 12 months revenues and gross property, plant and equipment to corresponding financial data of Splitrock.

   Aggregate Reference Range. Based on the valuation methodologies described above, Credit Suisse First Boston derived an aggregate reference range of 0.35x to 0.70x, as compared to the exchange ratio in the merger of 0.5347x.

   Relative Analyses. Credit Suisse First Boston also conducted the following relative analyses and compared the exchange ratio in the merger of 0.5347x with the exchange ratios implied by these analyses, based on closing stock prices of Splitrock common stock and McLeodUSA Class A common stock on January 5, 2000:

  Relative Contribution Analysis. Credit Suisse First Boston performed an exchange ratio analysis, based on management case and adjusted management case estimates of Splitrock and McLeodUSA, comparing the relative contributions of Splitrock and McLeodUSA to estimated revenues and EBITDA of the combined company for calendar years 2000, 2001, 2002, 2003 and 2004. This analysis yielded an implied exchange ratio reference range of 0.065x to 0.758x and an implied percentage contribution reference range for Splitrock of 1.7% to 17.0% in the management case, as indicated in the following table:

                        McLeodUSA               Splitrock           Implied
                 Percentage Contribution Percentage Contribution Exchange Ratio
                 ----------------------- ----------------------- --------------
     Revenue:
       2000.....          86.6%                   13.4%              0.571
       2001.....          84.4%                   15.6%              0.686
       2002.....          83.9%                   16.1%              0.710
       2003.....          83.1%                   16.9%              0.751
       2004.....          83.6%                   16.4%              0.727

     EBITDA:
       2000.....             NM                      NM                 NM
       2001.....          98.3%                    1.7%              0.065
       2002.....          89.2%                   10.8%              0.447
       2003.....          84.9%                   15.1%              0.659
       2004.....          83.0%                   17.0%              0.758

     In addition, this analysis yielded an implied exchange ratio reference range of 0.052x to 0.592x and an implied percentage contribution reference range for Splitrock of 1.4% to 13.8% in the adjusted management case, as indicated in the following table:

                        McLeodUSA               Splitrock           Implied
                 Percentage Contribution Percentage Contribution Exchange Ratio
                 ----------------------- ----------------------- --------------
     Revenue:
       2000.....          87.2%                   12.8%              0.543
       2001.....          86.3%                   13.7%              0.587
       2002.....          86.5%                   13.5%              0.578
       2003.....          86.2%                   13.8%              0.592
       2004.....          86.8%                   13.2%              0.564

     EBITDA:
       2000.....             NM                      NM                 NM
       2001.....          98.6%                    1.4%              0.052
       2002.....          91.1%                    8.9%              0.362
       2003.....          87.7%                   12.3%              0.519
       2004.....          86.3%                   13.7%              0.588

    Historical Stock Trading Analysis. Credit Suisse First Boston performed an exchange ratio analysis comparing the average daily closing stock prices for Splitrock common stock and McLeodUSA Class A common stock on January 5, 2000 and during the one-week, one-month and three-month periods preceding January 5, 2000, and the premiums over those periods implied by the exchange ratio in the merger. This comparison yielded an implied exchange ratio reference range of 0.34x to 0.41x and an implied premium reference range of 30.5% to 57.4%, as indicated in the following table:

                                                           Implied Premium At
        Period                     Implied Exchange Ratio Merger Exchange Ratio
        ------                     ---------------------- ---------------------
     January 5, 2000..............         0.38x                  40.8%
     One week preceding...........         0.34x                  57.4%
     One month preceding..........         0.37x                  44.6%
     Three months preceding.......         0.41x                  30.5%

   Pro Forma Company Analysis. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on the estimated revenues and EBITDA per share of McLeodUSA for calendar years 2000 through 2002. Based on an exchange ratio in the merger of 0.5347x and assuming no synergies, this analysis indicated that the merger would be accretive to the McLeodUSA revenues per share and dilutive to the McLeodUSA EBITDA per share during those periods. The actual results achieved by the combined company may vary from projected results and the variations may be material.

   Other Factors. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including the trading characteristics of Splitrock common stock and McLeodUSA Class A common stock, market multiples for McLeodUSA and selected traditional competitive local exchange carriers and the projected performance for McLeodUSA relative to selected competitive local exchange carriers. Credit Suisse First Boston also reviewed equity research coverage of McLeodUSA, as well as the pro forma capitalization of McLeodUSA.

   Miscellaneous. Splitrock has agreed to pay Credit Suisse First Boston an advisory fee of $100,000, an announcement fee of $1,000,000 payable upon public announcement of the merger, and a transaction fee equal to 0.60% of the total consideration payable in the merger. The advisory fee and the announcement fee will be creditable against the transaction fee. Splitrock also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

   Credit Suisse First Boston and its affiliates have in the past provided certain investment banking services to Splitrock and its affiliates and to McLeodUSA and its affiliates unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received customary compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Splitrock and McLeodUSA for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

Recommendation of the McLeodUSA Board of Directors and Reasons for the Merger

   In recent months, experts in the communications industry have recognized a significant growth in the demand for bandwidth to carry data. Furthermore, this demand provides the opportunity for an even greater growth rate in the future. Most players in the communications industry are developing a strategy to capture a share of the data market and provide data services. In recent months the McLeodUSA board of directors has focused on the data strategy of McLeodUSA. As a result of this analysis, the McLeodUSA board of directors has decided to accelerate the implementation of its data strategy.

   The McLeodUSA board of directors believes the merger will create a stronger company and competitor, will result in a greater presence in the data market and will provide significant value for McLeodUSA stockholders, employees and customers. The principal reasons for this belief are the following:

  . We believe this transaction will provide a ubiquitous, advanced product platform, including ATM-to-the-Edge design for IP, dial and dedicated traffic. McLeodUSA will immediately have an advanced national backbone network capable of carrying data, video and voice traffic. The Splitrock network will include approximately 340 ATM points of presence in approximately 800 cities which provide coverage of roughly 90% of the United States.

  . We believe the advanced Splitrock network will enable McLeodUSA to pervasively provide a very broad range of data, products and services and to serve customers of all sizes.

  . We believe the transaction will allow the combined company to offer data services which will enable McLeodUSA to obtain a share of the national data market and to enhance the regional capabilities of McLeodUSA.

  . We believe the transaction will complete our suite of software packages by adding to the current software packages of McLeodUSA a sophisticated Splitrock software which helps Internet service providers manage usage, billing and other activities associated with the subscriber traffic of their Internet service provider customers. McLeodUSA previously obtained a recognized software to fully automate connections to national networks and has internally developed a sophisticated and successful customer support software.

  . We anticipate a reduction in costs by utilizing the Splitrock advanced network to terminate out of region voice and data traffic generated within the 21-state market area of McLeodUSA and to lower the cost of the in-region data transport of McLeodUSA.

  . We believe the addition of Roy Wilkens to our management will maximize the likelihood of successful execution of our data strategy. On January 7, 2000, Roy Wilkens became the Chief Technology Officer of McLeodUSA and, after the merger, will become President and Chief Executive Officer of the McLeodUSA Data Services operation. Mr. Wilkens brings a well-known and well-respected reputation and background in national broadband network operations and the communications industry.

  . We anticipate savings by eliminating some capital expenditures which would have been duplicated in the development of similar networks by the two companies. Combining our fiber network with that of

     Splitrock will produce a combined total network of 26,000 miles. In addition, by adding the 340 points of presence currently on the Splitrock network, of which approximately one third are in our target market area, the combined company will have approximately 400 ATM points of presence in the year 2001.

   The McLeodUSA board of directors believes that the merger agreement and the merger are fair to, and in the best interests of, McLeodUSA and its stockholders. Accordingly, the McLeodUSA board of directors has approved the merger agreement and the merger, the proposed amendment to the McLeodUSA certificate of incorporation to increase the number of authorized shares of McLeodUSA Class A common stock and the issuance of the McLeodUSA Class A common stock in the merger. The McLeodUSA board of directors recommends that McLeodUSA stockholders vote "FOR" the amendment to the McLeodUSA certificate of incorporation and "FOR" the issuance of shares of McLeodUSA Class A common stock in the merger.

   Before approving the transaction and making its recommendation that the McLeodUSA stockholders increase the number of authorized shares of McLeodUSA Class A common stock and approve the issuance of the McLeodUSA Class A common stock in the merger, the McLeodUSA board of directors consulted with its management, as well as its financial advisor and its outside legal counsel, and considered the following material factors, among others:

  . the reasons described above under "--Recommendation of the McLeodUSA Board of Directors and Reasons for the Merger" and the risks described under "Risk Factors"

  . the merger consideration payable to stockholders of Splitrock is fixed at 0.5347 of a share of McLeodUSA Class A common stock for each share of Splitrock common stock, without cap or collar provisions

  . the merger consideration consists of McLeodUSA Class A common stock and does not require use of cash, except for cash paid for fractional shares

  . the familiarity of the McLeodUSA board of directors and management with the business, assets, management, operations, strengths and prospects of McLeodUSA and Splitrock, including the alternatives available if the merger were not consummated

  . Salomon Smith Barney's financial presentations and opinion to the McLeodUSA board of directors that, as of January 6, 2000 and based upon and subject to the assumptions, limitations and qualifications stated in the opinion, the exchange ratio to be paid by McLeodUSA was fair, from a financial point of view, to McLeodUSA

  . the qualification of the merger as a tax-free transaction for United States federal income tax purposes, except to the extent any cash is received by Splitrock stockholders for fractional shares

  . the terms and conditions of the merger agreement, including the conditions to closing, the termination fee payable under certain circumstances, and the restrictions imposed on the conduct of the business of Splitrock in the time period before closing

  . the terms and conditions of the merger agreement which prohibit Splitrock from soliciting competing offers to acquire outstanding shares of Splitrock common stock

  . the voting agreements of certain stockholders of Splitrock, ensuring that approximately 50% of Splitrock shares are voted in favor of the merger

  . the existence of stock option agreements with several stockholders of Splitrock, who own approximately 50.8% of the outstanding shares of Splitrock common stock, granting to McLeodUSA an option to acquire their shares

  . the decreased likelihood of a third party making a pre-closing acquisition proposal with respect to Splitrock because of the voting and option agreements

  . the fact that the merger is subject to approval by stockholders of Splitrock and by stockholders of McLeodUSA

  . the dilutive effect on the ownership of existing stockholders of McLeodUSA as a result of the issuance of additional shares of McLeodUSA Class A common stock in connection with the closing of the merger transaction

  . the satisfactory completion of the due diligence investigation of Splitrock by McLeodUSA

   The foregoing discussion of the information and factors considered by the McLeodUSA board of directors is not intended to be exhaustive. In view of the wide variety of material factors considered in connection with this evaluation of the merger and the complexity of these matters, the McLeodUSA board of directors did not find it practical to, and did not, quantify or otherwise attempt to assign a relative weight to the various factors considered. In addition, the McLeodUSA board of directors did not undertake to make a specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination by the McLeodUSA board of directors, but rather the McLeodUSA board of directors conducted an overall analysis of the factors described above, including discussions with the McLeodUSA management and the McLeodUSA legal and financial advisors. In considering the factors described above, individual members of the McLeodUSA board of directors may have given different weight to different factors.

   We cannot assure you any of the potential savings, synergies or opportunities considered by the McLeodUSA board of directors will be achieved through consummation of the merger.

Opinion of the McLeodUSA Financial Advisor

   Salomon Smith Barney has acted as the financial advisor to McLeodUSA in connection with the merger. On January 6, 2000, Salomon Smith Barney stated in a presentation to the McLeodUSA board of directors its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions set forth in the presentation, the exchange ratio was fair to McLeodUSA from a financial point of view.

   The full text of the written opinion which sets forth the assumptions made, procedures followed and matters considered by Salomon Smith Barney is set forth as Appendix E to this joint proxy statement/prospectus and McLeodUSA stockholders are urged to read Salomon Smith Barney's opinion in its entirety. The summary of the opinion as set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

   The opinion and presentation of Salomon Smith Barney to the McLeodUSA board of directors, in connection with which Salomon Smith Barney was requested to evaluate the fairness from a financial point of view of the exchange ratio to McLeodUSA, was only one of many factors taken into consideration by the McLeodUSA board of directors in making its determination to approve the merger. No limitations were imposed by the McLeodUSA board of directors upon Salomon Smith Barney with respect to the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion.

   Salomon Smith Barney's opinion should be read carefully and in its entirety. It is directed only to the fairness, from a financial point of view, of the exchange ratio to McLeodUSA, and does not address the underlying business decision of McLeodUSA to effect the merger or constitute a recommendation to any McLeodUSA stockholder as to how to vote with respect to the merger. It also does not constitute an opinion or imply any conclusion of Salomon Smith Barney as to what the value of the McLeodUSA Class A common stock actually will be when issued pursuant to the merger or the price at which McLeodUSA Class A common stock will trade following the announcement or completion of the merger, which may vary.

   In connection with rendering its opinion, Salomon Smith Barney reviewed selected publicly available business and financial information concerning McLeodUSA and Splitrock, as well as financial forecasts that were provided to Salomon Smith Barney by McLeodUSA and Splitrock, respectively. Salomon Smith Barney discussed the business, operations and prospects of McLeodUSA and Splitrock, as well as other matters it believed relevant to its inquiry, with officers and employees of McLeodUSA and Splitrock. Salomon Smith Barney also considered such other information, analyses, investigations and financial, economic and market criteria that it deemed appropriate.

   In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of the financial and other information reviewed by Salomon Smith Barney. With respect to the financial forecasts of McLeodUSA and Splitrock, Salomon Smith Barney assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of McLeodUSA and Splitrock as to the future financial performance of McLeodUSA and Splitrock, respectively, and Salomon Smith Barney expressed no opinion with respect to such forecasts or the assumptions on which such forecasts were based. Salomon Smith Barney also assumed that the merger will be consummated in accordance with the terms of the merger agreement and the other agreements entered into in conjunction with the merger. Salomon Smith Barney did not make or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets or liabilities (contingent or otherwise) of McLeodUSA or Splitrock. Salomon Smith Barney's opinion is necessarily based upon conditions as they existed and could be evaluated on January 6, 2000.

   In connection with rendering its opinion to the McLeodUSA board of directors, Salomon Smith Barney performed several financial analyses, the material portions of which are summarized below. Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors it considered, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying its opinion. While the conclusions reached in connection with each analysis were considered carefully by Salomon Smith Barney in arriving at its opinion, Salomon Smith Barney made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the process of preparing a fairness opinion necessarily requires a broad range of subjective judgments with respect to appropriate comparable companies, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. No public company utilized for a comparison is identical to McLeodUSA or Splitrock. Accordingly, any analysis of publicly traded comparable companies is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the public trading value of the companies or company to which they are being compared. The range of valuation for any particular analysis should not be taken to be the view of Salomon Smith Barney of the actual value of McLeodUSA or Splitrock.

   The following is a summary of the material financial analyses used by Salomon Smith Barney in connection with providing its opinion to the McLeodUSA board of directors. Several of the summaries below include information presented in tabular format. In order to fully understand such financial analyses used by Salomon Smith Barney, the tables must be read with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

(1) Historical Stock Price Performance

   Salomon Smith Barney reviewed the relationship between movements of Splitrock common stock, an index of Internet service providers' common stock, an index of fiber providers' common stock and the Nasdaq composite index and the trading volume and price history of Splitrock common stock for the period from August 3, 1999, the date on which Splitrock common stock first traded publicly, through December 31, 1999.

Salomon Smith Barney noted that during the period analyzed, Splitrock common stock had appreciated 120% compared to 25%, 40% and 55%, for the Internet service providers index, the fiber providers index and the Nasdaq composite index, respectively. Salomon Smith Barney also reviewed the relationship between movements of McLeodUSA Class A common stock, an index of competitive local exchange carriers (CLECs) and the Nasdaq composite index and the trading volume and price history of McLeodUSA Class A common stock for the period from January 1, 1999 through December 31, 1999. Salomon Smith Barney noted that during the period analyzed, McLeodUSA Class A common stock had appreciated 273% compared to 285% and 84%, for the CLEC index and the Nasdaq composite index, respectively.

(2) Historical Exchange Ratio Analysis

   Salomon Smith Barney reviewed the implied historical exchange ratio between McLeodUSA Class A common stock and Splitrock common stock determined by dividing the closing price per share of Splitrock common stock by the closing price per share of McLeodUSA Class A common stock for the three and one month intervals ending December 31, 1999 as well as for the period from August 3, 1999, the date on which Splitrock common stock first traded publicly, through December 31, 1999. The review indicated that the closing prices of Splitrock common stock and McLeodUSA Class A common stock on December 31, 1999 implied an exchange ratio of 0.34 and indicated the following high, low and average implied historical exchange ratios during these periods:

                                    High Implied   Low Implied   Average Implied
                                   Exchange Ratio Exchange Ratio Exchange Ratio
                                   -------------- -------------- ---------------
   1 month........................      0.49           0.31           0.38
   3 months.......................      0.55           0.31           0.42
   8/3-12/31/1999.................      0.55           0.31           0.41

(3) Splitrock Valuation Analysis

   Salomon Smith Barney arrived at a range of values for Splitrock by utilizing two principal methodologies in valuing Splitrock: a public market analysis and a discounted cash flow analysis. Public market analysis analyzes a business's operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading value. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected earnings and capital requirements and the net present value of the subsequent cash flows to be generated by the assets of such business. No company used in the public market analysis described below is identical to Splitrock. Accordingly, an analysis of the data described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the businesses and other facts that could affect the public trading value of the companies to which they are being compared.

   (a) Public Market Analysis. Salomon Smith Barney compared selected financial information of Splitrock with corresponding data of the following companies that Salomon Smith Barney believed to be appropriate.

  Selected Business-Oriented Internet Service Providers
   Concentric Network Corp.
   PSINet, Inc. and
   Verio, Inc.

  Selected Fiber-Based Providers
   Global Crossing Ltd.
   ITC^DeltaCom, Inc.
   Level 3 Communications, Inc.
   MetroMedia Fiber Network, Inc.
   Qwest Communications International, Inc. and
   Williams Communications, Inc.

   Salomon Smith Barney reviewed the multiples of firm value to each of the following metrics of the foregoing companies, and using this information, determined the corresponding range of multiples for Splitrock based on this review:

                                                             Splitrock Multiple
                                                                    Range
                                                             -------------------
   Operating Metric                                             Low      High
   ----------------                                          --------- ---------
   Previous Quarter Revenues (annualized)...................     11.0x     13.0x
   Estimated 1999 Revenue...................................     12.0x     14.0x
   Estimated 2000 Revenue...................................      7.0x      9.0x

   Salomon Smith Barney also reviewed multiples, as adjusted based on anticipated growth rates, of firm value to estimated revenue for each of the following years, and using this information determined the corresponding multiple range for Splitrock.

                                                               Splitrock Growth-
                                                                   Adjusted
                                                                Multiple Range
                                                               ------------------
   Estimated Revenue Year                                        Low      High
   ----------------------                                      -------- ---------
   1999.......................................................    20.0x    28.0x
   2000.......................................................    15.0x    20.0x
   2001.......................................................    12.0x    15.0x
   2002.......................................................    10.0x    12.0x

   Revenue estimates are based on research by securities analysts. Based on the last quarter revenues, annualized, of Splitrock of $94.8 million and revenue estimates of $86.8 million, $192.3 million, $317.1 million and $529.5 million for 1999 through 2002, respectively, and other factors relevant in the valuation of Splitrock, Salomon Smith Barney determined a valuation range for Splitrock of $1.5 billion to $2.0 billion. After making adjustments for outstanding net debt and proceeds from sales of stock issuable upon option exercises, this analysis resulted in a valuation for the aggregate equity of Splitrock of $1.4 billion to $1.9 billion, or $22.78 to $30.82 per share.

   (b) Discounted Cash Flow Analysis. Salomon Smith Barney performed two separate discounted cash flow analyses to provide insight into the intrinsic value of Splitrock based on projected earnings and capital requirements and the subsequent cash flows generated by the assets of Splitrock. Salomon Smith Barney derived ranges of firm values for Splitrock based upon the present value as of December 31, 1999 of its projected cash flows if Splitrock were to continue on a stand-alone basis, without giving effect to the merger. In the first analysis, referred to as the Wall Street Case, Salomon Smith Barney employed cash flow projections through 2009 provided by Wall Street analysts. In the second analysis, referred to as the Management Case, Salomon Smith Barney employed cash flow projections through 2004 provided by Splitrock management. The Wall Street Case uses different assumptions, including lower EBITDA margins when considering the later years of the Management Case. Each case described is only a portion of the overall analysis performed by Salomon Smith Barney, and Salomon Smith Barney expresses no judgment on the appropriateness or accuracy of the assumptions underlying either case. Salomon Smith Barney applied discount rates reflecting the following:

                                                Weighted Average Terminal EBITDA
                                                Cost of Capital     Multiples
                                                ---------------- ---------------
   Wall Street Case............................    15.0%-17.0%      9.0x-11.0x
   Management Case.............................    15.0%-17.0%     14.0x-16.0x

   Based on these rates, multiples and selected adjustments, these analyses resulted in implied per share value ranges for Splitrock common stock as follows:

                                                           Range of Implied
                                                       Equity Value Per Share of
                                                        Splitrock Common Stock
                                                       -------------------------
   Wall Street Case...................................       $28.08-40.40
   Management Case....................................       $28.67-36.37

(4) McLeodUSA Valuation

   Salomon Smith Barney also performed a public market analysis and a discounted cash flow analysis of McLeodUSA.

   (a) Public Market Analysis. Salomon Smith Barney compared selected financial information of McLeodUSA with corresponding data of the following fiber-based competitive local exchange carriers:

   Adelphia Business Solutions, Inc.
   e.spire Communications, Inc.
   Electric Lightwave, Inc.
   GST Telecommunications Inc.
   ICG Communications, Inc.
   Intermedia Communications, Inc.
   NEXTLINK Communications, Inc.
   Time Warner Telecom, Inc.

   Salomon Smith Barney reviewed multiples of firm value to each of the following operating metrics for the foregoing companies, and using this information, determined the corresponding multiple range for McLeodUSA:

                                                               McLeodUSA
                                                            Multiple Range
                                                            ----------------
   Operating Metric                                           Low     High
   ----------------                                         -------  -------
   Previous Quarter Revenues (annualized)..................    20.0x    25.0x
   Number of Access Lines.................................. $25,000  $30,000(1)
   Net Property, Plant and Equipment.......................     6.5x     7.5x

  --------
  (1) Range is of value per access line.

   Salomon Smith Barney also reviewed multiples, as adjusted based on anticipated growth rates, of firm value to estimated revenue for each of the following years, and using this information determined the corresponding multiple range for McLeodUSA:

                                                                  McLeodUSA
                                                               Growth-Adjusted
                                                               Multiple Range
                                                               -----------------
   Estimated Revenue Year                                        Low     High
   ----------------------                                      -------  --------
   1999.......................................................    33.0x    37.0x
   2000.......................................................    23.0x    27.0x
   2001.......................................................    18.0x    22.0x
   2002.......................................................    16.0x    20.0x

   Revenue estimates are based on research by securities analysts. Based on last quarter revenues (annualized) of McLeodUSA of $964.4 million, 616,400 access lines, net property, plant and equipment of $1.1 billion, and revenue estimates of $906.9 million, $1.27 billion, $1.83 billion and $2.42 billion for 1999 through 2002, respectively, and other factors relevant to the valuation of McLeodUSA, Salomon Smith Barney determined a valuation range for McLeodUSA of $11.0 billion to $13.5 billion. After making adjustments for outstanding net debt and proceeds from sales of common stock issuable upon option exercises, this analysis yielded a valuation for the McLeodUSA aggregate equity of $11.2 billion to $13.7 billion, or $49.06 to $60.05 per share.

   (b) Discounted Cash Flow Analysis. Salomon Smith Barney performed two separate discounted cash flow analyses to provide insight into the intrinsic value of McLeodUSA based on projected earnings and capital requirements and the subsequent cash flows generated by the assets of McLeodUSA. Salomon Smith Barney derived ranges of firm values for McLeodUSA based upon the present value as of December 31, 1999 of its projected cash flows if McLeodUSA were to continue on a stand-alone basis, without giving effect to the merger. In the first analysis, referred to as the Wall Street Case, Salomon Smith Barney employed cash flow projections through 2009 provided by Wall Street analysts. In the second analysis, referred to as the Management Case, Salomon Smith Barney employed cash flow projections through 2009 provided by McLeodUSA management. The Wall Street Case assumes a slower expansion of the McLeodUSA business than the Management Case. Each case described is only a portion of the overall analysis performed by Salomon Smith Barney, and Salomon Smith Barney expresses no judgment on the appropriateness or accuracy of the assumptions underlying either case. Salomon Smith Barney applied discount rates reflecting the following:

                                                Weighted Average Terminal EBITDA
                                                Cost of Capital     Multiples
                                                ---------------- ---------------
   Wall Street Case............................    13.0%-14.0%     9.5x-10.5x
   Management Case.............................    13.0%-14.0%     9.5x-10.5x

   Based on these rates, multiples and selected adjustments, these analyses resulted in implied per share value ranges for McLeodUSA Class A common stock as follows:

                                            Range of Implied Equity Value Per
                                         Share of McLeodUSA Class A Common Stock
                                         ---------------------------------------
   Wall Street Case.....................              $53.29-$64.36
   Management Case......................              $64.50-$76.66

   Salomon Smith Barney is an internationally recognized investment banking firm that regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, and corporate, estate and other purposes. McLeodUSA retained Salomon Smith Barney as a financial advisor because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the merger.

   In the past, Salomon Smith Barney has rendered investment banking and financial advisory services to McLeodUSA for which it has been paid fees. Pursuant to an engagement letter dated January 5, 2000, McLeodUSA agreed to pay Salomon Smith Barney a fee, before certain credits relating to a prior transaction of (1) approximately $2.37 million upon execution of the merger agreement, and (2) $4.75 million upon completion of the merger.

   In addition, if McLeodUSA receives a termination fee under the terms of the merger agreement or any profit resulting from any shares (or option to acquire shares or assets) of Splitrock acquired in connection with the proposed merger during the term of the Salomon Smith Barney engagement letter, Salomon Smith Barney will receive a termination fee equal to the lesser of (1) 5% of all such fees or profits, and (2) $5 million, in each case net of direct out-of-pocket expenses incurred by McLeodUSA in connection with the proposed merger or in obtaining such termination fees or profits, less any amounts previously paid to Salomon Smith Barney and less any of the credits referenced above.

   Additionally, McLeodUSA has agreed to reimburse Salomon Smith Barney for reasonable out-of-pocket expenses, including, without limitation, reasonable fees and expenses of Salomon Smith Barney's legal counsel, provided that this reimbursement will not exceed $50,000 in the aggregate without the prior written consent of McLeodUSA. McLeodUSA has also agreed to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, related to or arising out of its engagement. In the ordinary course of its business, Salomon Smith Barney may actively trade the securities of McLeodUSA and Splitrock for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

Independent Auditors

   The partial presentation of prospective financial information included or
referred to in this document on pages   through   has been prepared by, and is
the responsibility of, the management of McLeodUSA and of

Splitrock and their respective financial advisors. Arthur Andersen LLP and PricewaterhouseCoopers LLP have neither examined nor compiled that prospective financial information, and accordingly, Arthur Andersen LLP and PricewaterhouseCoopers LLP do not express an opinion or any other form of assurance with respect thereto and accept no responsibility for that information. The Arthur Andersen LLP and PricewaterhouseCoopers LLP reports on the financial statements of McLeodUSA and Splitrock, respectively, incorporated by reference in this joint proxy statement/prospectus relate to McLeodUSA's and Splitrock's historical financial information. They do not extend to the prospective financial information and should not be read to do so.

Interests of Splitrock Management in the Merger

   Some directors and executive officers of Splitrock have interests in the merger that are in addition to, or different from, their interests as stockholders in Splitrock. The Splitrock board of directors knew about these interests, and considered them, when it approved the merger agreement. These interests are summarized below.

   Options. Under the terms of the Splitrock 1997 and 1999 Stock Incentive Plans, on the consummation of the merger, a total of 1,225,062 outstanding, non-vested options to purchase Splitrock common stock held by Splitrock directors and executive officers, as listed in the table below, will vest and become immediately exercisable. McLeodUSA will issue substitute stock options to purchase McLeodUSA Class A common stock in replacement of all unexercised Splitrock stock options outstanding at the effective time of the merger as described under "Terms of the Merger Agreement and Related Transactions-- Conversion of Splitrock Common Stock; Treatment of Options and Warrants."

   The following table shows the number of unvested options held by Splitrock executive officers and directors whose vesting will accelerate as a result of the merger and the estimated value of such options, assuming the merger is completed on March 30, 2000.

                             Number of Unvested Splitrock Dollar Value of Unvested
                                     Options that         Options that Accelerate
                                Accelerate as a Result          as a Result
Name of Officer or Director        of the Merger(1)           of the Merger(2)
---------------------------  ---------------------------- ------------------------
James M. Nakfoor.........               45,040                  $ 1,175,018
Marshall C. Turner.......               45,040                    1,175,018
Roy A. Wilkens...........               33,780                    1,145,423
David M. Boatner.........              268,700                    6,986,977
J. Robert Fugate.........              200,737                    5,224,699
Patrick J. McGettigan,
 Jr. ....................              157,105                    4,487,902
Jorge Rosado.............              250,000                    5,177,080
Todd W. Wilkens..........              224,660                    7,477,627

--------

(1) This represents the number of Splitrock options estimated to be unvested as of March 30, 2000.

(2) The estimated value of unvested options shown in this table is based upon the February 9, 2000 closing price for McLeodUSA Class A common stock of $67.0625 multiplied by the exchange ratio of 0.5347 less the exercise price of these options.

   New Employment Agreement. McLeodUSA entered into an agreement to employ Roy
A. Wilkens commencing on January 7, 2000. The agreement sets forth the terms and conditions for his employment as Chief Technology Officer of McLeodUSA and, upon consummation of the merger, as President and Chief Executive Officer of the Data Services operations of McLeodUSA. In his role as CEO of Data Services operations, Mr. Wilkens will be responsible for the operations and activities currently undertaken by Splitrock, including development and installation of asynchronous transmission mode, or ATM, switching capacity and colocations. The agreement is for a three-year term ending on January 6, 2003 and provides for an initial base annual salary of $400,000, with the potential for increases each year based on competitive survey data, and bonus opportunities of not less than 50% of the base annual salary. In addition, Mr. Wilkens was granted an option to purchase 2 million shares of McLeodUSA Class A common stock at an exercise price per share equal to the fair market value of a share of McLeodUSA Class A common stock on the date of grant.

   Current Employment Agreements. Splitrock has employment agreements with William R. Wilson, J. Robert Fugate and David M. Boatner, each of whom is an executive officer of Splitrock. Under these agreements, if the executive's employment with Splitrock is terminated by Splitrock without cause, as defined in the agreements, the executives are entitled to receive severance compensation and benefits consisting of the following:

  . William R. Wilson--Mr. Wilson will not remain with Splitrock after the effective time of the merger and will consequently receive a payment equal to the balance of the base salary remaining to be paid under the term of his employment agreement, which expires on March 15, 2002

  . J. Robert Fugate--If Mr. Fugate's employment is terminated on or before March 21, 2000, he will receive a payment equal to 12 months of his base salary. If Mr. Fugate's employment is terminated after March 21, 2000 and before March 21, 2001, he will receive a payment equal to six months of his base salary

  . David M. Boatner--If Mr. Boatner's employment is terminated, he will receive a payment equal to the balance of the base salary remaining to be paid under the term of his employment agreement, which expires on February 28, 2001

   Excise Tax Agreements. Splitrock has entered into excise tax agreements with Patrick J. McGettigan, Jr. David M. Boatner, J. Robert Fugate, Jorge Rosado and Todd Wilkens, each of whom may be subject to excise tax under Section 280G of the Internal Revenue Code of 1986, as amended, as a result of the merger. Under the excise tax agreements, if any amount payable to any of these individuals is a "parachute payment" within the meaning of the Code and is subject to the excise tax imposed upon such parachute payments, Splitrock will make an additional payment to the individual. The additional payment will be equal to the amount of the excise tax payable by the individual plus any income and excise taxes payable by the individual with respect to this additional payment.

   Stockholders' Agreements. Kwok Li, Linsang Partners and William R. Wilson each agreed to enter into a stockholders' agreement with McLeodUSA on or prior to the closing of the merger. For a description of the terms of such stockholders' agreements, see "Terms of the Merger Agreement and Related Transactions--Terms of Stockholders' Agreements."

   Confidentiality, Nonsolicitation and Noncompetition Agreements. Kwok Li, Linsang Partners and William R. Wilson each agreed to enter into a confidentiality, nonsolicitation and noncompetition agreement with McLeodUSA on or prior to the closing of the merger. For a description of the terms of such confidentiality, nonsolicitation and noncompetition agreements, see "Terms of the Merger Agreement and Related Transactions--Confidentiality, Nonsolicitation and Noncompetition Agreements."

   Option Agreements. In connection with the merger agreement, McLeodUSA and Kwok and Felice Li, William R. Wilson, Claudia Wilson, as trustee of the William R. Wilson Grantor Retained Annuity Trust, and Linsang Partners entered into stock option agreements under which these Splitrock stockholders granted to McLeodUSA an option to purchase their Splitrock shares. The option is exercisable for cash or stock under specified circumstances including those when Splitrock is required to pay McLeodUSA the $68 million termination fee. In addition, if McLeodUSA exercises the option and Splitrock within 12 months thereafter consummates a Competing Transaction (as defined below), McLeodUSA will pay an amount of additional consideration equal to 50% of the difference between the aggregate price paid by McLeodUSA upon exercise of the option and the aggregate amount received by McLeodUSA in the Competing Transaction. For a description of the terms of the stock option agreements, see "Terms of the Merger Agreement and Related Transactions--Stock Option Agreements."

   Directors' and Officers' Insurance and Indemnification. The merger agreement provides that, for six years after the merger, McLeodUSA will maintain directors' and officers' liability insurance to cover present and former directors and officers of Splitrock with respect to claims against them arising from facts or events which occurred before the merger or for six years after the merger. Subject to specified limitations, this insurance will have at least the same maximum coverage and amounts as, and terms and conditions no less advantageous than, the coverage currently provided by Splitrock.

   The merger agreement requires the surviving corporation in the merger to indemnify each present and former director and officer of Splitrock following the merger against all expenses or liabilities incurred in connection with any claim or investigation arising out of actions or omissions occurring before the merger or for a period of six years after the merger to the fullest extent permitted under the laws of the State of Delaware and the Splitrock certificate of incorporation and bylaws. See "Terms of the Merger Agreement and Related Transactions--Directors' and Officers' Insurance and Indemnification."

Interests of McLeodUSA Management in the Merger

   Some directors and executive officers of McLeodUSA have interests in the merger that are in addition to, or different from, their interests as stockholders in McLeodUSA. The McLeodUSA board of directors knew about these interests, and considered them, when it approved the merger agreement. These interests are summarized below.

   Splitrock common stock. The following table shows the number of shares of Splitrock common stock held as of the record date by McLeodUSA executive officers and directors and the number of shares of McLeodUSA Class A common stock these executive officers and directors will receive in the merger.

                                         Shares of                  Shares of
                                  Splitrock Common Stock        McLeodUSA Class A
   Name of Officer or Director   Owned Prior to the Merger to Be Received in the Merger
   ---------------------------   ------------------------- ----------------------------
   Clark E. McLeod.........               574,260                    307,056
   Roy A. Wilkens..........               365,950                    195,673

   The shares of Splitrock common stock beneficially owned by Roy A. Wilkens exclude 377,840 shares beneficially owned by his son Todd Wilkens, an executive officer of Splitrock, 152,010 shares owned by other family members of Roy A. Wilkens and shares Roy A. Wilkens has the right to acquire upon exercise of options. See "Stock Ownership of Management, Directors and More than 5% Stockholders of Splitrock".

   New Employment Agreement. As described above, McLeodUSA entered into an agreement to employ Roy A. Wilkens commencing on January 7, 2000. See "-- Interests of Splitrock Management in the Merger--New Employment Agreement."

Accounting Treatment

   The merger is expected to be accounted for using the purchase method of accounting. McLeodUSA will be deemed the acquiror for financial reporting purposes. Under the purchase method of accounting, the purchase price in the merger is allocated among the Splitrock assets acquired and the Splitrock liabilities assumed to the extent of their fair market value, with any excess purchase price being allocated to goodwill. Due to the expected significant amount of goodwill to be acquired in the merger, the purchase method of accounting and the related amortization of goodwill may have a material effect on the McLeodUSA financial statements.

Listing on The Nasdaq Stock Market

   McLeodUSA has agreed to cause the shares of McLeodUSA Class A common stock issued in the merger to be approved for listing on The Nasdaq Stock Market.

Governmental and Regulatory Approvals

   Under the HSR Antitrust Improvements Act of 1976, the merger may not be consummated until certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. McLeodUSA and Splitrock filed premerger notification and report forms with the FTC and the Antitrust Division on January 14, 2000, and were granted early termination of the waiting period by the FTC on February 7, 2000.

   Either before or after the effective time of the merger, however, the Antitrust Division, the FTC or a private person or entity might seek under antitrust laws, among other things, to enjoin the merger or to cause McLeodUSA to divest itself, in whole or in part, of the surviving corporation of the merger or of certain businesses conducted by the surviving corporation. We cannot assure you that a challenge to the merger will not be made or that, if such a challenge is made, McLeodUSA will prevail. The obligations of McLeodUSA and Splitrock to consummate the merger are subject to the condition that the applicable waiting period under the HSR Act will have expired or been terminated without action by the Antitrust Division or the FTC to prevent consummation of the merger. See "Terms of the Merger Agreement and Related Transactions--Conditions to Consummation of the Merger" and "Terms of the Merger Agreement and Related Transactions--Termination of the Merger Agreement."

   In connection with the merger, McLeodUSA may submit regulatory notices and may take further actions before one or more federal or state regulatory agencies. In addition, while not required, McLeodUSA may provide courtesy notices prior to the effective time of the merger to a number of government entities that have issued licenses, certifications and similar telecommunications regulatory approvals to McLeodUSA and its subsidiaries. McLeodUSA believes that any material regulatory approvals will be obtained in the normal course: however, we cannot assure you that all approvals will be obtained by the effective time of the merger.

Federal Income Tax Consequences

   The following discussion is a summary of the material United States federal income tax consequences of the reorganization and the merger to a stockholder of Splitrock holding shares of Splitrock common stock as a capital asset at the effective times of the reorganization and the merger.

   This discussion does not address all aspects of federal taxation that may be relevant to particular stockholders of Splitrock in light of their personal circumstances or to stockholders of Splitrock subject to special treatment under the Internal Revenue Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, stockholders who received their Splitrock stock through the exercise of employee stock options or otherwise as compensation, stockholders who are not U.S. persons and stockholders who hold Splitrock stock as part of a hedge, straddle or conversion transaction. We have not described tax consequences that arise from rules that apply generally to all taxpayers from the ownership of McLeodUSA Class A common stock. We have also not described tax consequences that we assume to be generally known by investors. In addition, the discussion does not address any state, local or foreign tax consequences of the reorganization and the merger. Finally, the tax consequences to holders of stock options or restricted stock are not discussed.

   The discussion is based on the Internal Revenue Code, the United States Department of Treasury regulations and administrative rulings and court decisions as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effects, and which are subject to differing interpretations. No ruling has been or will be sought from the IRS concerning the tax consequences of the reorganization and the merger. Splitrock stockholders are urged to consult their tax advisors regarding the tax consequences of the reorganization and the merger to them, including the effects of United States federal, state, local, foreign and other tax laws.

   Tax Opinions. The obligations of McLeodUSA to consummate the merger is subject to the condition, which may be waived, that McLeodUSA receive a legal opinion from Hogan & Hartson L.L.P. to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or, if viewed as a single integrated transaction together with the reorganization, the merger will qualify as a reorganization within the meaning of Section 368(a) of Internal Revenue Code. The obligation of Splitrock to consummate the merger is subject to the condition, which may be waived, that Splitrock receive a legal opinion from Fried, Frank, Harris, Shriver & Jacobson to the effect that the reorganization and the merger will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or, if the reorganization and merger are viewed as a single integrated transaction, the reorganization and merger together will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinions will be based on customary assumptions and factual representations and will assume the merger will be completed according to the terms of the merger agreement.

   Tax Consequences of the Reorganization and the Merger. The following discussion of United States federal income tax consequences of the reorganization and the merger assumes that, if completed, the reorganization and the merger will qualify as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code, subject to the assumptions, limitations, qualifications and other considerations described below under "--Considerations with Respect to Opinions." Although it is uncertain whether the merger and the reorganization will be viewed together as one intergated Section 368(a) reorganization or viewed as two separate Section 368(a) reorganizations, the results would be the same.

   Accordingly, if the reorganization and the merger are completed:

  . Splitrock, Splitrock Holdings and McLeodUSA will not recognize gain or loss

  . no gain or loss will be recognized by a Splitrock stockholder as a result of the receipt solely of shares of Splitrock Holdings common stock or McLeodUSA Class A common stock, except to the extent of any cash received in lieu of fractional shares of McLeodUSA Class A common stock

  . a Splitrock stockholder who receives cash in lieu of a fractional share of McLeodUSA Class A common stock will be treated as if the stockholder received the fractional share and then sold the share back to McLeodUSA. The stockholder will in general recognize gain or loss on the sale of the fractional share equal to the difference between (a) the amount of cash received for the fractional share and (b) the stockholder's tax basis in the fractional share

  . a Splitrock stockholder's aggregate tax basis in the McLeodUSA Class A common stock received will initially be (a) equal to the stockholder's aggregate tax basis in the Splitrock common stock immediately prior to the reorganization and the merger (b) reduced by the amount of basis allocable to the fractional share, as described above

  . a Splitrock stockholder's holding period for McLeodUSA Class A common stock received in accordance with the reorganization and the merger will include the holding periods of the Splitrock and Splitrock Holdings common stock, assuming the stockholder's Splitrock and Splitrock Holdings common stock were held as capital assets, and

  . Splitrock stockholders must retain records and file a statement setting forth facts about the reorganization and the merger with their United States federal income tax returns.

   Considerations with Respect to Opinions. The tax opinions of Fried, Frank, Harris, Shriver & Jacobson and Hogan & Hartson L.L.P. and the foregoing summary of the U.S. federal income tax consequences of the reorganization and the merger are and will be subject to assumptions, limitations and qualifications and are based on current law and, among other things, representations of Splitrock, Splitrock Holdings and McLeodUSA, including representations made by the respective managements of Splitrock, Splitrock Holdings and McLeodUSA. Opinions of counsel are not binding on the IRS and do not preclude the IRS from adopting a contrary position. In addition, if any of the representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax consequences of the reorganization and the merger could be adversely affected.

   This discussion is only a general summary of the material federal income tax consequences of the reorganization and the merger. The tax consequences of the reorganization and the merger to you may be different from those summarized above, based on your individual situation. Accordingly, Splitrock stockholders are strongly urged to consult with their tax advisors with respect to the particular United States federal, state, local or foreign income tax or other tax consequences of the reorganization and the merger to them.

Restrictions on Resales by Affiliates

   The McLeodUSA Class A common stock to be issued to Splitrock stockholders in the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of Splitrock within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of McLeodUSA within the meaning of Rule 144 under the Securities Act after the merger. Shares of McLeodUSA Class A common stock received by persons who are deemed to be Splitrock affiliates or who become McLeodUSA affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Splitrock generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with Splitrock and may include officers, directors and principal stockholders of Splitrock. All Splitrock stockholders who may be deemed to be affiliates of Splitrock will be so advised prior to the effective time of the merger.

   It is a condition to the consummation of the merger that Splitrock shall use its reasonable best efforts to obtain an affiliate agreement from each affiliate of Splitrock prior to the effective time of the merger by which each Splitrock affiliate will agree not to sell in violation of the Securities Act or the rules and regulations promulgated under the Securities Act any of the McLeodUSA Class A common stock received upon consummation of the merger. Generally, this will require that all sales be made in accordance with Rule 145 under the Securities Act, which in turn requires that, for specified periods, sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act.

   The certificates evidencing McLeodUSA Class A common stock issued to Splitrock affiliates in the merger will bear a legend summarizing the foregoing restrictions until a sale, transfer or other disposition of the McLeodUSA Class A common stock represented by these certificates has been registered under the Securities Act or is made in compliance with Rule 145 under the Securities Act.

   Persons who are not affiliates of Splitrock may generally sell their McLeodUSA Class A common stock without restrictions and without delivering this joint proxy statement/prospectus.

   In addition, Kwok Li, Linsang Partners and William R. Wilson each agreed to enter into a stockholders' agreement with McLeodUSA on or prior to the closing of the merger. Those agreements may further restrict the ability of these stockholders to sell the shares of McLeodUSA Class A common stock that they will receive in the merger. For a description of the terms of these stockholders' agreements, see "Terms of the Merger Agreement and Related Transactions--Terms of Stockholders' Agreements."

Appraisal Rights of Dissenting Stockholders

   Both McLeodUSA and Splitrock are organized under Delaware law. Under Delaware law, neither the McLeodUSA nor the Splitrock stockholders have a right to dissent and receive the appraised value of their shares in connection with, or as a result of, the matters to be acted upon at the special meetings.

Splitrock 11 3/4% Senior Notes Due 2008

   Consummation of the merger will trigger a change in control of Splitrock, as defined in the indenture governing the Splitrock 11 3/4% senior notes due 2008. As a result, each holder of one or more notes will be able to require the surviving corporation in the merger to repurchase all or any part of the holders' notes at a price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase.

             TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS

   The following summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement. The merger agreement is attached as Appendix A to this joint proxy statement/prospectus and is considered a part of this document.

General

   The merger agreement contemplates two distinct but related transactions:

  . the holding company reorganization, in which Splitrock Services will become a wholly owned subsidiary of Splitrock Holdings, and

  . the merger, in which Splitrock Holdings will become a wholly owned subsidiary of McLeodUSA.

   McLeodUSA and Splitrock expect that the merger will be consummated immediately following the holding company reorganization.

   Both the McLeodUSA board of directors and the Splitrock board of directors have approved the merger agreement and the transactions contemplated by the merger agreement. At the effective time of the reorganization, each outstanding share of Splitrock common stock will be converted into the right to receive a share of common stock of Splitrock Holdings. At the effective time of the merger, each right to receive a share of Splitrock Holdings common stock will be converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock and cash in lieu of fractional shares, all as more fully described below.

Structure of the Reorganization

   Subject to the terms and conditions of the merger agreement and in accordance with the Delaware General Corporation Law, in the holding company reorganization, Splitrock Merger Sub will be merged into Splitrock. Splitrock will become a wholly owned subsidiary of Splitrock Holdings and will continue its corporate existence under the laws of the State of Delaware. The separate corporate existence of Splitrock Merger Sub will terminate. Each outstanding share of common stock of Splitrock will be converted into the right to receive a share of common stock of Splitrock Holdings. Splitrock stockholders will not need to exchange their stock certificates because their shares of Splitrock common stock will be treated as shares of Splitrock Holdings.

   The diagram below illustrates the structure of Splitrock before and after the holding company reorganization.


[Centered in the page is a diagram of Splitrock Services, Inc. and its subsidiaries, Splitrock Holdings, Inc. and Splitrock Merger Sub, Inc., before and after reorganization.]

   After the reorganization, all references to Splitrock in the merger agreement and in this joint proxy statement/prospectus should be generally understood to refer to Splitrock Holdings, the new holding company.

Structure of the Merger

   Subject to the terms and conditions of the merger agreement and in accordance with the Delaware General Corporation Law, at the effective time of the merger, Southside Acquisition Corporation will merge with and into Splitrock Holdings. Splitrock Holdings will continue its corporate existence under the laws of the State of Delaware under the name "Splitrock Holdings, Inc." Splitrock will continue its corporate existence under the laws of the State of Delaware under the name "Splitrock Services, Inc." as a wholly owned subsidiary of Splitrock Holdings. At the effective time of the merger, the separate corporate existence of Southside Acquisition Corporation will terminate. The certificate of incorporation of Southside Acquisition Corporation will become the certificate of incorporation of the surviving corporation of the merger, except that Article 1 will be amended to change Southside Acquisition Corporation's name to "Splitrock Holdings, Inc." The bylaws of Southside Acquisition Corporation will become the bylaws of the surviving corporation of the merger.

   The diagram below illustrates the structure of Splitrock and McLeodUSA before and after the merger.


[Centered in the page is a diagram of McLeodUSA Incorporated, Southside Acquisition Corporation, Splitrock Holdings, Inc. and Splitrock Services, Inc. depicting the merger of Southside Acquisition Corporation with and into Splitrock Holdings, Inc.]

Conversion of Splitrock Common Stock; Treatment of Options and Warrants

   At the effective time of the merger, each issued and outstanding share of Splitrock common stock, other than shares held in the treasury of Splitrock, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or Splitrock, will be converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock, which is the Exchange Ratio, as well as cash, without interest, for fractional shares.

   Each share of Splitrock common stock held in the treasury of Splitrock, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or of Splitrock will be canceled and extinguished at the effective time of the merger without the payment of any consideration. Each share of common stock of Southside Acquisition Corporation issued and outstanding immediately prior to the effective time of the merger will be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the surviving corporation of the merger.

   If, prior to the effective time of the merger, the outstanding shares of McLeodUSA Class A common stock or Splitrock common stock are changed into or exchanged for a different number of shares or a different class as a result of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the holders of Splitrock common stock and the Exchange Ratio will be appropriately and correspondingly adjusted.

   In addition, no fractional shares of McLeodUSA Class A common stock will be issued in the merger. For each fractional share that would otherwise be issued, a Splitrock stockholder will receive cash in an amount equal to the fractional share multiplied by the average closing price of McLeodUSA Class A common stock on The Nasdaq Stock Market's National Market System for the five trading days immediately preceding the day on which the merger occurs. No interest will be paid or accrue on any cash in lieu of fractional shares payable to the holders of Splitrock common stock.

   At the effective time of the merger, each option to acquire Splitrock common stock, referred to here as the Splitrock Stock Options, granted under the Splitrock 1997 Incentive Share Plan or the Splitrock 1999 Stock Incentive Plan, that is outstanding and unexercised immediately prior to the effective time of the merger will be replaced by an option to purchase McLeodUSA Class A common stock. The number of shares of McLeodUSA Class A common stock subject to the new McLeodUSA option will be equal to the number of shares of Splitrock common stock subject to the Splitrock Stock Option multiplied by the Exchange Ratio, and rounding any fractional share down to the nearest whole share. The option price per share of McLeodUSA Class A common stock will be equal to the aggregate exercise price for the shares of Splitrock common stock subject to the Splitrock Stock Option divided by the number of whole shares of McLeodUSA Class A common stock subject to the new McLeodUSA option. Other than these changes to the number of shares and the exercise price, the duration and all other terms of each McLeodUSA option will be the same as those of the prior Splitrock Stock Option. The conversion of the Splitrock Stock Options will not affect the accelerated vesting with respect to those options, in accordance with their terms, at the effective time of the merger. Within five business days after the effective time, McLeodUSA will use its reasonable best efforts to cause the McLeodUSA Class A common stock subject to the substituted McLeodUSA options to be registered under the Securities Act pursuant to a registration statement on Form S-3 or Form S-8. McLeodUSA will also use its reasonable best efforts to cause the effectiveness of the registration statement to be maintained for so long as the McLeodUSA options remain outstanding.

   Each warrant to purchase Splitrock common stock, referred to here as the Splitrock Warrants, granted under the Warrant Agreement dated July 24, 1998 between Splitrock and Harris Trust Company of New York (formerly Bank of Montreal Trust Company), as warrant agent, will be assumed by McLeodUSA and at the effective time of the merger will become exercisable to purchase McLeodUSA Class A common stock. In each case, the number of shares of McLeodUSA Class A common stock subject to the Splitrock Warrants will be equal to the number of shares of Splitrock common stock subject to the Splitrock Warrant multiplied by the Exchange Ratio, and rounding any fractional share up to the nearest whole share. The warrant price per share of McLeodUSA Class A common stock will be equal to the aggregate exercise price for the shares of Splitrock common stock subject to the Splitrock Warrant divided by the number of whole shares of McLeodUSA Class A common stock subject to the warrant. McLeodUSA will use its reasonable best efforts to (1) cause the McLeodUSA Class A common stock subject to the Splitrock Warrants to be registered under the Securities Act in accordance with the terms of the Splitrock Warrant Agreement and (2) cause the effectiveness of the registration statement to be maintained in accordance with the terms of the Splitrock Warrant Agreement for so long as Splitrock Warrants remain outstanding.

Exchange of Certificates

   For the benefit of the holders of Splitrock common stock outstanding immediately prior to the effective time, McLeodUSA has agreed to deposit with Norwest Bank Minnesota, N.A., or another bank or trust company acceptable to McLeodUSA and Splitrock, as exchange agent in the merger: (1) certificates representing the whole shares of McLeodUSA Class A common issuable to Splitrock stockholders under the merger agreement and (2) cash in an amount sufficient to permit payment of cash for fractional shares as provided in the merger agreement.

   Promptly after the effective time of the merger, McLeodUSA will cause the exchange agent to mail a letter of transmittal to each holder of Splitrock common stock. The letter of transmittal will contain instructions with respect to the surrender to the exchange agent of Splitrock common stock certificates.

   Splitrock stockholders should not return their stock certificates with the enclosed proxy nor should they forward them to the exchange agent unless and until they receive the letter of transmittal, at which time they should forward them only in accordance with the accompanying instructions.

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   Until the certificates representing Splitrock common stock to be converted into McLeodUSA Class A common stock in the merger are surrendered for exchange at or after the effective time of the merger, holders of these certificates will accrue but will not be paid dividends or other distributions declared after the effective time of the merger with respect to the McLeodUSA Class A common stock into which their Splitrock common stock has been converted. When these certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest. All stock certificates presented after the effective time of the merger will be canceled and exchanged for certificates representing the applicable number of shares of McLeodUSA Class A common stock, together with cash in lieu of fractional shares and any dividends or distributions to which the holder is entitled. All shares of McLeodUSA Class A common stock issued upon conversion of the Splitrock common stock, including cash for fractional shares and any dividends or distributions to which the Splitrock stockholder is entitled, will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Splitrock common stock.

   Any shares of McLeodUSA Class A common stock and cash that remain undistributed by the exchange agent one year after the effective time of the merger will be delivered to McLeodUSA upon demand. After this period, certificates representing Splitrock common stock must be surrendered for exchange to McLeodUSA. None of McLeodUSA, Southside Acquisition Corporation, Splitrock, the surviving corporation of the reorganization or the merger or the exchange agent will be liable for any shares of McLeodUSA Class A common stock, dividends or distributions on this stock, or cash delivered to a public official under any abandoned property, escheat or similar laws.

   If a certificate representing Splitrock common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable in accordance with the merger agreement upon the making of an affidavit of such loss, theft or destruction by the claimant, and, if required by McLeodUSA or the exchange agent, the posting of a bond as indemnity against any claim that may be made against McLeodUSA, the surviving corporation of the merger or the exchange agent with respect to such certificate.

   For a description of the McLeodUSA Class A common stock and a description of the differences between the rights of the holders of Splitrock common stock, on the one hand, and holders of McLeodUSA Class A common stock, on the other, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights."

Effective Time

   The merger will occur as promptly as practicable, and in any event within five business days, after the satisfaction or waiver of all of the conditions to closing set forth in Article VII of the merger agreement. On the day the merger occurs, McLeodUSA and Splitrock will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the date and time of such filing. If the merger is not consummated by July 30, 2000, the merger agreement may be terminated by either McLeodUSA or Splitrock, unless the failure to consummate the merger by this date is due to the breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement. See "-- Conditions to Consummation of the Merger." Splitrock and McLeodUSA each anticipate that, if the proposals are approved at the respective special meetings, the merger will be consummated during the second quarter of 2000.

Representations and Warranties

   The merger agreement contains various representations of Splitrock, Splitrock Holdings, Splitrock Merger Sub, McLeodUSA and Southside Acquisition Corporation.

   Representations and Warranties of Splitrock, Splitrock Holdings and Splitrock Merger Sub. The merger agreement contains representations and warranties of Splitrock, Splitrock Holdings and Splitrock Merger Sub as to, among other things:

  . the corporate organization and existence of Splitrock and its subsidiaries including Splitrock Holdings and Splitrock Merger Sub, including that each is duly organized, validly existing and in good standing with the corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted

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  .  ownership by Splitrock of all outstanding shares of capital stock of its subsidiaries

  . the certificate or articles of incorporation or formation and bylaws or other organizational documents of Splitrock and its subsidiaries

  . the capitalization of Splitrock, including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding and the number of shares reserved for issuance

  . due authorization of and execution by Splitrock, Splitrock Holdings and Splitrock Merger Sub of the merger agreement and related documents

  . the compliance of the merger agreement and related documents with (1) the Splitrock certificate of incorporation and bylaws and the certificate or articles of formation and bylaws of the subsidiaries of Splitrock, (2) applicable laws and (3) certain material agreements of Splitrock and its subsidiaries, including the absence of events of default or acceleration of rights under these agreements

  .  the required governmental and third-party consents

  . the possession and validity of all required licenses, timely filing of required regulatory reports and compliance with applicable laws by Splitrock and its subsidiaries

  . the filings of Splitrock with the SEC, including the absence of material misstatements or omissions in these filings and that the financial statements included in these filings are in compliance with GAAP and fairly present the financial position and results of operations and cash flows of Splitrock and its subsidiaries

  . the qualification of each of the merger and the reorganization as a reorganization under Section 368(a) of the Internal Revenue Code

  . the vote required to approve the merger agreement and the transactions contemplated by the merger agreement

  .  the absence of brokers, other than Credit Suisse First Boston
     Corporation

  . the absence of material omissions and misstatements in the information supplied by Splitrock for inclusion in this joint proxy statement/prospectus or in connection with the merger agreement and the transactions contemplated by the merger agreement

  .  the absence of material intellectual property infringement or contests

  .  the absence of material undisclosed liabilities

  . the absence of material adverse changes in the business of Splitrock since December 31, 1998

  .  the absence of material legal proceedings, injunctions and disputes

  . the employee benefit plans of Splitrock and related matters, including that the plans have been operated and administered in accordance with applicable law

  . the filing and accuracy of the tax returns of Splitrock and the payment of all applicable taxes

  . the receipt by Splitrock, from its financial advisor, of a written opinion regarding the fairness to the Splitrock stockholders of the consideration to be received by them in the merger

  . the adoption by the Splitrock board of directors of a resolution approving the merger agreement and the transactions contemplated by the merger agreement and recommending approval and adoption of the merger agreement by the stockholders of Splitrock

  .  true and complete copies of all documents

  . the intention of the executive officers, directors and various stockholders of Splitrock to enter into affiliate agreements

  . the exemption of the merger from Section 203 of the Delaware General Corporation Law

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


  . the absence of any appraisal or dissenters' rights on the part of stockholders of Splitrock in connection with the merger or the reorganization

  . compliance with the Foreign Corrupt Practices Act of 1977, with other laws related to gifts and contributions and with laws related to the regulation of exports

  .  the Year 2000 risk management plans and condition of Splitrock

  .  maintenance of appropriate insurance against loss

  . compliance with environmental laws and the absence of material environmental liabilities

  . the material contracts of Splitrock and the compliance with the terms of these contracts

  . the ownership of capital stock of McLeodUSA by Splitrock and its associates and affiliates

  . the capitalization and absence of prior business activities of Splitrock Holdings and Splitrock Merger Sub

   The foregoing representations and warranties will not survive the effective time of the merger.

   Representations and Warranties of McLeodUSA and Southside Acquisition Corporation. The merger agreement contains representations and warranties of McLeodUSA and Southside Acquisition Corporation as to, among other things:

  . the corporate organization and existence of McLeodUSA, Southside Acquisition Corporation and the significant subsidiaries of McLeodUSA, including that each is duly organized, validly existing and in good standing with the corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted

  . the McLeodUSA certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Southside Acquisition Corporation

  . the capitalization of McLeodUSA, including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding and the number of shares reserved for issuance

  . due authorization of and execution by McLeodUSA and Southside Acquisition Corporation of the merger agreement and related documents

  . the compliance of the merger agreement and related documents with (1) the McLeodUSA certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Southside Acquisition Corporation and of the significant subsidiaries of McLeodUSA, (2) applicable laws and (3) certain material agreements of McLeodUSA, Southside Acquisition Corporation and the significant subsidiaries of McLeodUSA, including the absence of events of default or acceleration of rights under those agreements

  .  the required governmental and third-party consents

  . the possession and validity of all required licenses and compliance with applicable laws by McLeodUSA and its significant subsidiaries

  . the filings of McLeodUSA with the SEC, including the absence of material misstatements or omissions in these filings and that the financial statements included in these filings are in compliance with GAAP and fairly present the financial position and results of operations and cash flows of McLeodUSA and its consolidated subsidiaries

  . the qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code

  . the vote of the stockholders of McLeodUSA required to approve (1) the amendment to the McLeodUSA certificate of incorporation increasing the number of authorized shares of McLeodUSA Class A common stock and (2) the issuance of shares of McLeodUSA Class A common stock in the merger

  .  the absence of brokers, other than Salomon Smith Barney Inc.

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

  . the absence of material omissions and misstatements in the information supplied by McLeodUSA and Southside Acquisition Corporation for inclusion in this joint proxy statement/prospectus or in connection with the merger agreement and the transactions contemplated by the merger agreement

  . the capitalization and absence of prior business activities of Southside Acquisition Corporation

  .  the absence of material legal proceedings, injunctions and disputes

  . the adoption by the board of directors of McLeodUSA and Southside Acquisition Corporation of a resolution approving the merger agreement and the adoption by the board of directors of McLeodUSA of a resolution recommending the approval of the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger by the stockholders of McLeodUSA

  .  the Year 2000 risk management plans and condition of McLeodUSA

  . the material contracts of McLeodUSA and the compliance with the terms of those agreements

  . the authorization and approval for listing on The Nasdaq Stock Market's National Market System of the McLeodUSA Class A common stock to be issued in the merger and upon the exercise of options and warrants by reason of the merger

  . the employee benefit plans and related matters of McLeodUSA, including that the plans have been operated and administered in accordance with applicable law

  . the absence of material adverse changes in the business of McLeodUSA since December 31, 1998

  .  the absence of material undisclosed liabilities

   The foregoing representations and warranties will not survive the effective time of the merger.

Business of Splitrock and its Subsidiaries Pending the Merger; Other Agreements

   Under the merger agreement, Splitrock has agreed to, and to cause each of its subsidiaries to, (1) conduct its business in the ordinary course consistent with past practice in all material respects and (2) use reasonable best efforts to maintain and preserve substantially intact its business organization, assets and business relationships and retain the services of its officers and key employees. In addition, Splitrock has agreed that, except as expressly contemplated by the merger agreement or specified in a schedule to the merger agreement, without the prior consent of McLeodUSA, it will not, and will cause each of its subsidiaries not to, among other things:

  . (1) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses required by law or in the ordinary course of business consistent with past practice and retention arrangements not to exceed a specified dollar amount, (2) grant any severance or termination pay (except for normal severance practices or existing agreements in effect on the date of the merger agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee,
     (3) establish, adopt, enter into or amend any benefit plan or arrangement, except as may be required to comply with applicable law,
     (4) pay any material benefits not provided for under any benefit plan or arrangement, (5) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan or arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plan or arrangement or agreement or awards made under the benefit plans, arrangements or agreements), except for grants in the ordinary course of business consistent with past practice or as required under existing agreements or (6) take any action to fund or in any other way secure the payment of compensation or benefits under any agreement, except as required under existing agreements

  . declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, other than a dividend declared or paid by a wholly owned subsidiary to its parent

  . (1) redeem, purchase or otherwise acquire any shares of capital stock of Splitrock or any of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of capital stock of Splitrock or any of its subsidiaries, or any options, warrants or conversion or other rights to acquire any shares of capital stock of Splitrock or any of its subsidiaries or any of these securities or obligations, or any other securities of Splitrock or its subsidiaries (other than any issuance of Splitrock common stock in connection with a cashless exercise of Spitrock Stock Options or Splitrock Warrants or as required under existing agreements), (2) effect any reorganization or recapitalization other than the holding company merger provided for in the merger agreement, or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock

  . except (1) upon the exercise of Splitrock Stock Options or Splitrock Warrants in accordance with their terms or (2) for grants of Splitrock Stock Options in the ordinary course of business consistent with past practice to new or existing employees who are not executive officers (to the extent that the aggregate number of shares of Splitrock common stock issuable under these grants, whether or not vested, does not exceed 500,000), issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of its capital stock, including shares held in treasury, any securities convertible into or exercisable or exchangeable for any shares of its capital stock, or any rights, warrants or options to acquire any shares of its capital stock, or amend or otherwise modify the terms of any rights, warrants or options the effect of which will be to make the terms more favorable to their holders

  . except as contemplated by existing agreements, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice

  . sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, any of its assets, except for sales, dispositions or transfers in the ordinary course of business consistent with past practice

  . adopt any amendments to its certificate of incorporation, bylaws or other comparable charter or organizational documents, other than amendments required by the Delaware General Corporation Law in connection with the holding company reorganization

  . make or rescind any express or deemed material election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in either case as may be required by law, the Internal Revenue Service or GAAP

  . make or agree to make (1) any new capital expenditure or expenditures which are not included in confidential forecasts provided to McLeodUSA or (2) expenditures which are individually in excess of $1 million or in excess of $10 million in the aggregate

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


  . (1) incur any indebtedness for borrowed money or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person, or enter into any agreement having the economic effect of any of these actions, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (2) make any loans, advances or capital contributions to, or investments in, any other person other than intra-group loans, advances, capital contributions or investments between or among Splitrock and any of its wholly owned subsidiaries and other than the extension of credit to customers of Splitrock or any of its subsidiaries in the ordinary course of business consistent with past practice

  . pay, discharge, settle or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statement of Splitrock or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which Splitrock or any of its subsidiaries is a party

  . except in the ordinary course of business consistent with past practice, waive, release or assign any rights or claims, or modify, amend or terminate any material agreement to which Splitrock or any of its subsidiaries is a party

  . make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a governmental entity

  .  authorize, or commit or agree to do any of the actions described above

   Splitrock also has agreed:

  . to, from the date of the merger agreement through the effective time, prepare and timely file all tax returns, pay all taxes, promptly notify McLeodUSA of any material action or claim involving taxes and cause its subsidiaries to do all of the above

  . to give, and to cause each of its subsidiaries to give, McLeodUSA access to all of its properties, agreements, books, records and personnel, except where disclosure or access would conflict with law or an existing agreement

  . to promptly take all action necessary in accordance with the Delaware General Corporation Law and the Splitrock certificate of incorporation and bylaws to hold a meeting of the stockholders of Splitrock to approve the merger agreement and to use its reasonable best efforts to solicit from those stockholders proxies or consents to approve the merger agreement

  . to furnish McLeodUSA with monthly unaudited consolidated balance sheets and financial statements and other information concerning its business, operations, prospects, conditions, assets, liabilities and personnel

  . if necessary, promptly after the date of the merger agreement, to commence a consent solicitation with respect to all holders of the outstanding Splitrock 11 3/4% Senior Notes due 2008 and to use reasonable efforts to amend the related Indenture, dated as of July 24, 1998 (the "Indenture"), between Splitrock and Harris Trust Company of New York (formerly Bank of Montreal Trust Company), as trustee (the "Indenture Trustee"), or obtain appropriate waivers from the noteholders under the Indenture in order that the transactions contemplated by the merger agreement will not violate the Indenture

   Splitrock and McLeodUSA have further agreed:

  . not to, and not to permit any of their respective affiliates to, knowingly take any action that could reasonably be expected to result in any of their respective representations and warranties becoming untrue, any of the conditions to the merger not being satisfied, or prevent or impede the merger and the reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

  . to comply with, and to cause their respective directors, officers, employees and other representatives to comply with, all of their respective obligations under the confidentiality agreement dated December 22, 1999 between Splitrock and McLeodUSA

  . to prepare and file with the SEC the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part

  . to use their reasonable best efforts promptly to make all filings under applicable laws and to obtain all material authorizations, permits, consents and approvals of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement

  . during the period between the signing of the merger agreement and the effective time, to update their respective disclosure schedules to reflect any material changes to the representations and warranties contained in the merger agreement or to either party's ability to fulfill its obligations under the merger agreement

  . that Splitrock, in consultation with McLeodUSA, may establish retention and severance packages for its and its subsidiaries' officers and employees, that after the effective time McLeodUSA will cause to be honored existing severance agreements between Splitrock and its subsidiaries and their respective current and former officers, directors and employees, and that, for the period ending no sooner than December 31, 2000, McLeodUSA will cause the surviving corporation of the merger to either maintain the total package of employee compensation, benefits and options provided by Splitrock and its subsidiaries immediately before the effective time or replace any of these programs with an aggregate package of benefits comparable to that maintained for similarly situated employees of McLeodUSA

No Solicitation by Splitrock

   Splitrock has agreed to, and to cause its directors (other than Roy A. Wilkens), officers, employees, representatives, agents and subsidiaries and their respective directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any person with respect to a Competing Transaction (as defined below). Splitrock will not, and will direct and cause its subsidiaries and the directors (other than Roy A. Wilkens), officers, employees, representatives and agents of Splitrock and its subsidiaries not to, directly or indirectly, (1) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, (2) enter into discussions with, or furnish any information to, or negotiate with any person regarding a Competing Transaction, or otherwise cooperate in any way in furtherance of such inquiries or proposals, (3) grant any waiver or release under any standstill or similar agreement with respect to any class of its equity securities, or (4) agree to or endorse any Competing Transaction.

   For purposes of the merger agreement, "Competing Transaction" means any of the following involving Splitrock or its subsidiaries, other than the transactions contemplated by the merger agreement:

  . any merger, consolidation, share exchange, business combination or other similar transaction

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Splitrock and its subsidiaries, taken as a whole, or issuance of 25% or more of the outstanding voting securities of Splitrock or any of its subsidiaries in a single transaction or series of transactions

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

  . any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Splitrock or any of its subsidiaries or the filing of a registration statement under the Securities Act in connection with such a tender offer or exchange offer

  . any solicitation of proxies in opposition to approval by the stockholders of Splitrock of the merger

  . any person will have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) will have been formed after the date of the merger agreement which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of capital stock of Splitrock or any of its subsidiaries

  . any agreement or public announcement by Splitrock or any other person of a proposal, plan or intention to do any of the actions described above

   The merger agreement does not preclude Splitrock from, prior to the time of the meeting of its stockholders to consider and approve the merger agreement, entering into negotiations with any person regarding an unsolicited bona fide inquiry or proposal for a Competing Transaction which involves a merger, consolidation, share exchange, business combination or the acquisition of more than 51% of the aggregate voting power of Splitrock. Before entering into these negotiations, however:

  (1) Splitrock must enter into with the person making the inquiry or proposal a confidentiality agreement not more favorable to that person than the confidentiality agreement between Splitrock and McLeodUSA (however, the Splitrock board of directors and/or financial advisors may have limited discussions with this person to determine his or its financial capability and intent to make a "Superior Proposal" (as defined below))

  (2) the Splitrock board of directors, after consultation with independent financial advisors, must reasonably determine in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to the Splitrock stockholders than the merger, from a financial point of view (any such more favorable Competing Transaction is referred to in the merger agreement as a "Superior Proposal")

  (3) the Splitrock board of directors must reasonably determine, in its good faith judgment and after consultation with independent financial advisors, that such person has the financial ability to consummate the Superior Proposal

  (4) the Splitrock board of directors, after consultation with independent legal counsel, must determine in good faith that to enter into negotiations regarding a Superior Proposal is appropriate in order for the board to comply with its fiduciary duties to the Splitrock stockholders under applicable law

  (5) Splitrock must otherwise have complied with the nonsolicitation provisions of the merger agreement

The merger agreement also provides that nothing in the merger agreement shall prohibit the board of directors of Splitrock from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act and from publicly disclosing the existence of any Competing Transaction as required by law.

   In the event that Splitrock has received a Superior Proposal, the board of directors of Splitrock may withdraw its recommendation in favor of the merger agreement and recommend the Superior Proposal to the stockholders of Splitrock. Before doing so, however, the board must have (1) complied fully with the nonsolicitation provisions of the merger agreement, (2) provided McLeodUSA at least three business days' prior written notice of its intent to withdraw its recommendation of the merger agreement and (3) in the event that McLeodUSA has made a counterproposal during that three-day period, determined in good faith, taking into account the advice of its outside financial advisors, that the McLeodUSA counterproposal is not at least as favorable to the stockholders of Splitrock as the Superior Proposal, from a financial point of view.

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

   Splitrock has further agreed:

  . to promptly notify McLeodUSA if any inquiries or proposals regarding a Competing Transaction are received by Splitrock or any of its subsidiaries or any of their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives

  . to promptly inform McLeodUSA as to the material terms of the inquiry or proposal (including the identity of the person making such proposal) and, if in writing, to promptly deliver or cause to be delivered to McLeodUSA a copy of such inquiry or proposal

  . to keep McLeodUSA informed, on a current basis, of the nature of any inquiries and the status and terms of any proposals and of the status and terms of any negotiations regarding a Superior Proposal

  . in the event that it has elected to engage in negotiations or to furnish information to any person regarding a Superior Proposal, to give McLeodUSA at least two business days' prior written notice of: (1) its intent to do so, (2) the identity of the person and (3) the material terms of the Superior Proposal

Additional Agreements of McLeodUSA

   McLeodUSA has agreed:

  . to promptly take all action necessary in accordance with the Delaware General Corporation Law and the McLeodUSA certificate of incorporation and bylaws to hold a meeting of the stockholders of McLeodUSA to approve the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger and to use its reasonable best efforts to solicit from those stockholders proxies or consents to approve these matters

  . to use its reasonable best efforts to insure that the shares of McLeodUSA Class A common stock issued upon exercise of the Splitrock Stock Options or Splitrock Warrants assumed or converted in the merger will be registered under the Securities Act on registration statements on Forms S-8, S-3 or S-4 and approved for listing on The Nasdaq Stock Market's National Market System, or an exchange if shares of McLeodUSA Class A common stock are traded on an exchange

  . to use its reasonable best efforts to maintain the effectiveness of these registration statements for so long as these stock options and/or warrants remain outstanding

  . after the effective time, to cause Splitrock to comply with the provisions of the Indenture relating to a change of control offer with respect to the holders of the outstanding Splitrock 11 3/4% Senior Notes due 2008

Director's and Officers' Insurance and Indemnification

   McLeodUSA has agreed that for the six-year period after the effective time of the merger, (1) it will cause the surviving corporation of the merger to maintain the current directors' and officers' insurance and indemnification policy of Splitrock and related arrangements, or an equivalent policy and related arrangements, for all present and former directors and officers of Splitrock, covering claims made and insurable events occurring prior to or within six years after the effective time of the merger, provided that the surviving corporation of the merger will not be required to maintain this policy except to the extent that the aggregate annual cost of maintaining this policy is not in excess of 200% of the current annual cost, in which case the surviving corporation of the merger will maintain this policy up to an annual cost of 200% of the current annual cost; and (2) it will cause the surviving corporation of the merger to honor indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors under the certificate of incorporation and bylaws of Splitrock as in effect immediately prior to the effective time.

   McLeodUSA has also agreed to, or to cause the surviving corporation of the merger to, indemnify and hold harmless, from and after the effective time of the merger, to the full extent that the surviving corporation of the merger or McLeodUSA would be permitted by applicable law, each present or former officer or director of Splitrock against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to which each present or former director or officer is, or is threatened to be made, a party by reason of the fact that he or she is or was a director, officer, employee or agent of Splitrock, or is or was serving at the request of Splitrock as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, except that neither McLeodUSA nor the surviving corporation of the merger will be liable for any settlement effected without its prior written consent, which consent may not be unreasonably withheld.

   McLeodUSA has further agreed that, if it were to consolidate or merge with another entity and not be the surviving entity of such consolidation or merger, its successors will assume these obligations.

Conditions to Consummation of the Merger

   Conditions to Each Party's Obligation to Effect the Merger. Each party's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of the merger:

  . the registration statement of which this joint proxy statement/prospectus forms a part will have become effective and no stop order suspending its effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC

  . McLeodUSA will have received all federal or state securities permits and other authorizations necessary to issue McLeodUSA Class A common stock in the merger

  . the stockholders of McLeodUSA will have approved the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in connection with the merger

  . the stockholders of Splitrock will have adopted and approved the merger agreement

  . no governmental entity or court will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order which is in effect and prevents or prohibits consummation of the reorganization or the merger

  . the applicable waiting period under the HSR Act will have expired or been terminated

  . all material consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by McLeodUSA or by Splitrock or any of its subsidiaries prior to consummation of the transactions contemplated by the merger agreement will have been obtained from and made with all governmental entities

  .  the reorganization will have been completed

   Conditions to the Obligation of McLeodUSA and Southside Acquisition Corporation to Effect the Merger. The obligation of McLeodUSA and Southside Acquisition Corporation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following additional conditions at or prior to the effective time of the merger:

  . the representations and warranties of Splitrock, Splitrock Holdings and Splitrock Merger Sub will be true and correct as of the date of the merger agreement and will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, the statement will be true and correct in all respects giving effect to the materiality standard) as of the effective time of the merger as though made as of the effective time of the merger, except that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects as of that date, and except for (1) changes permitted by the merger agreement or (2) in a representation or warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate that Splitrock has suffered a material adverse effect, and McLeodUSA will have received certificates of the chief executive officers and chief financial officers of Splitrock and Splitrock Holdings to that effect

  . Splitrock, Splitrock Holdings and Splitrock Merger Sub will have performed or complied in all respects with all agreements required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger, and McLeodUSA will have received certificates of the chief executive officers and chief financial officers of Splitrock and Splitrock Holdings to that effect

  . Splitrock or the appropriate subsidiary will have received all consents or approvals required in connection with the merger under all agreements to which Splitrock or any of its subsidiaries is a party, except where the failure to do so, considered in the aggregate, would not have a material adverse effect on either McLeodUSA or Splitrock

  . there will not be pending any action, proceeding or investigation by any governmental entity seeking to restrain the consummation of the merger or the reorganization or challenging any of the merger, the reorganization or the conversion of Splitrock common stock into McLeodUSA Class A common stock in the merger

  . the aggregate of the fractional share interests in McLeodUSA Class A common stock to be paid in cash under the merger agreement shall not be more than 5% of the maximum aggregate number of shares of McLeodUSA Class A common stock which could be issued as a result of the merger

  . McLeodUSA shall have received signed copies of confidentiality, nonsolicitation and noncompetition agreements from each of Kwok Li, Linsang Partners, LLC and William R. Wilson

  . since the date of the merger agreement, Splitrock will not have suffered a material adverse effect (provided, however, that no decrease in the trading price in Splitrock common stock on The Nasdaq Stock Market's National Market System will in and of itself constitute a material adverse effect to Splitrock) and McLeodUSA will have received certificates of the chief executive officers and chief financial officers of Splitrock to that effect

  . McLeodUSA will have received a signed affiliate agreement from each affiliate of Splitrock

  . McLeodUSA will have received the opinion of Hogan & Hartson L.L.P. to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or, if viewed as a single integrated transaction together with the reorganization, the merger will qualify as a reorganization within the meaning of Section 386(a) of the Internal Revenue Code

  . McLeodUSA will have received a signed stockholders' agreement from each of Kwok Li, Linsang Partners, LLC and William R. Wilson

  . if Splitrock has elected to amend the Indenture as provided in the merger agreement or if Splitrock is otherwise required to deliver or otherwise delivers an opinion of its counsel to the Indenture Trustee in connection with the transactions contemplated by this Merger Agreement, McLeodUSA will have received a copy of such opinion or opinions

  . to the extent necessary so that the transactions contemplated by the merger agreement will not violate the Indenture, Splitrock will have received the consent of the holders of the outstanding Splitrock 11 3/4% Senior Notes due 2008 necessary to amend the Indenture in a form reasonably satisfactory to McLeodUSA and the Indenture Trustee will have signed and delivered the amendment of the Indenture to McLeodUSA


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


   Conditions to the Obligation of Splitrock, Splitrock Holdings and Splitrock Merger Sub to Effect the Merger. The obligation of Splitrock, Splitrock Holdings and Splitrock Merger Sub to effect the merger is subject to the satisfaction or waiver, where permissible, of the following additional conditions at or prior to the effective time of the merger:

  . the representations and warranties of McLeodUSA and Southside Acquisition Corporation will be true and correct as of the date of the merger agreement and will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, the statement will be true and correct in all respects giving effect to the materiality standard) as of the effective time of the merger as though made as of the effective time of the merger, except that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects as of that date, and except for (1) changes permitted by the merger agreement or (2) in a representation or warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate that McLeodUSA has suffered a material adverse effect, and Splitrock will have received a certificate of the chief executive officer and chief financial officer of McLeodUSA to that effect

  . McLeodUSA and Southside Acquisition Corporation will have performed or complied in all respects with all agreements required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger, and Splitrock will have received a certificate of the chief executive officer and chief financial officer of McLeodUSA to that effect

  . there will not be pending any action, proceeding or investigation by any governmental entity seeking to restrain the consummation of the merger or reorganization or challenging any of the merger, the reorganization or the conversion of Splitrock common stock into McLeodUSA Class A common stock in the merger

  . Splitrock will have received the opinion of Fried, Frank, Harris, Shriver & Jacobson to the effect that the merger and reorganization will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or, if the merger and reorganization are viewed as a single integrated transaction, the merger and reorganization together will qualify as a reorganization within the meaning of Section 386(a) of the Internal Revenue Code

  . the McLeodUSA Class A common stock to be issued in the merger and upon the exercise of the options and warrants by reason of the merger will be approved for listing on The Nasdaq Stock Market's National Market System

  . since the date of the merger agreement, McLeodUSA will not have suffered a material adverse effect (provided, however, that no decrease in the trading price in McLeodUSA Class A common stock on The Nasdaq Stock Market's National Market System will in and of itself constitute a material adverse effect to McLeodUSA) and Splitrock will have received a certificate of the chief executive officer and chief financial officer of McLeodUSA to that effect

Termination of the Merger Agreement

   The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger agreement has been approved by the stockholders of Splitrock or if the stockholders of McLeodUSA have approved the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger:

  .  by mutual written consent of Splitrock and McLeodUSA

  . by either McLeodUSA or Splitrock, if the merger has not been consummated by July 30, 2000, except that this right to terminate the merger agreement will not be available to any party whose breach of any provision of the merger agreement has resulted in the failure of the merger to occur on or before that date

  . by either McLeodUSA or Splitrock, if there is any law or regulation that makes consummation of the merger illegal or prohibited or if any decree, judgment, injunction, order or other action by any governmental entity having competent jurisdiction prohibiting consummation of the merger will have become final and non-appealable, after the parties have used their reasonable best efforts to resolve or lift the applicable law, regulation, decree, judgment, injunction or order

  . by either McLeodUSA or Splitrock, if the stockholders of McLeodUSA do not approve the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger

  . by either McLeodUSA or Splitrock, if the stockholders of Splitrock do not approve the merger agreement

  . by McLeodUSA, if the Splitrock board of directors has amended, withdrawn or qualified its recommendation in favor of approval of the merger agreement in any manner adverse to McLeodUSA

  . by McLeodUSA, if the Splitrock board of directors has recommended any Superior Proposal to the stockholders of Splitrock

  . by McLeodUSA, if Splitrock, any of its subsidiaries, or any of its or their respective officers, directors, employees, representatives or agents have willfully and materially breached the merger agreement's nonsolicitation provisions

  . by McLeodUSA if, following the announcement or receipt of a proposal for a Competing Transaction, Splitrock has failed to hold the meeting of its stockholders to approve the merger agreement

  . by McLeodUSA, if a breach of any of the representations, warranties, covenants or agreements of Splitrock has occurred that would cause certain of the conditions precedent to the consummation of the merger not to be satisfied and these conditions could not be satisfied by July 30, 2000

  . by Splitrock, if the board of directors of McLeodUSA has amended, withdrawn or qualified its recommendation in favor of the approval of the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger

  . by Splitrock, if a breach of any of the representations, warranties, covenants or agreements of McLeodUSA has occurred that would cause certain of the conditions precedent to the consummation of the merger not to be satisfied and these conditions could not be satisfied by July 30, 2000

  . by Splitrock, if McLeodUSA materially breaches its obligations under the Network Agreements (as described below) and this breach cannot be, or is not, cured within ten days' written notice by Splitrock to McLeodUSA of the breach

  . by Splitrock, if, except in the event of the announcement or receipt of a proposal for a Competing Transaction which has not been publicly rejected by Splitrock, McLeodUSA has failed to hold the meeting of its stockholders to approve the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger by July 30, 2000

  . by Splitrock, in order to enter into an agreement with respect to a Superior Proposal, if Splitrock has complied with the nonsolicitation provisions of the merger agreement

Expenses; Termination Fee

   The merger agreement provides that each party will pay its own costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, except that McLeodUSA and Splitrock will share equally the expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus.

   Under the merger agreement, Splitrock will be required to pay McLeodUSA a termination fee of $68 million if:

  (a) the merger agreement is terminated as described above because:

    (1) the merger has not been consummated by July 30, 2000

    (2) the stockholders of Splitrock have not approved the merger agreement

    (3) the Splitrock board of directors has amended, withdrawn or qualified its recommendation in favor of approval of the merger agreement in any manner adverse to McLeodUSA

    (4) the Splitrock board of directors has recommended any Superior Proposal to the stockholders of Splitrock

    (5) Splitrock, any of its subsidiaries, or any of its or their respective officers, directors, employees, representatives or agents has willfully and materially breached the merger agreement's nonsolicitation provisions, or

    (6) following the announcement or receipt of a proposal for a Competing Transaction, Splitrock has failed to hold the meeting of its stockholders to approve the merger agreement, and

  (b) Splitrock or its stockholders has received in writing, or there has been publicly disclosed, a Competing Transaction for Splitrock on or before the date of such termination and an agreement or agreements to effect a Competing Transaction are entered into within one year of such termination.

   Splitrock will also pay to McLeodUSA a termination fee equal to $68 million if Splitrock terminates the merger agreement in order to enter into an agreement with respect to a Superior Proposal.

   The provisions regarding expenses and the payment of the termination fee by Splitrock will not be exclusive of any rights at law or in equity that any party may have in the event of a termination of the merger agreement or otherwise release any party from liability for a breach of the merger agreement.

Waiver and Amendment of the Merger Agreement

   Waiver. At any time prior to the effective time of the merger, the parties to the merger agreement may agree to:

  . extend the time for the performance of any obligation or other act required to be performed under the merger agreement

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered in accordance with the merger agreement

  . waive compliance with any of the agreements or conditions contained in the merger agreement

   Amendment. The merger agreement may be amended by the parties to the merger agreement at any time prior to the effective time of the merger. However, once the stockholders of Splitrock have approved the merger agreement, they must also approve any subsequent amendment if the amendment, by law, requires further approval by the stockholders.



Voting Agreements

   Voting Agreements of Certain Directors, Officers and Stockholders of Splitrock. Several directors, executive officers and stockholders of Splitrock have entered into voting agreements with McLeodUSA. Under the terms of these voting agreements, until the date on which the merger is consummated or the merger agreement is terminated in accordance with its terms, each such person has agreed, among other things:


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


  . to cast all votes attributable to the Splitrock common stock beneficially owned by such person at any annual or special meeting of stockholders of Splitrock in favor of the approval and adoption of the merger agreement and against any Competing Transaction

  . to grant to the persons designated by the Splitrock board of directors as attorneys-in-fact or proxies with respect to the meeting a specific written proxy to vote all Splitrock common stock which such person is entitled to vote in favor of the approval and adoption of the merger agreement and against any Competing Transaction

  . not to sell, transfer, pledge, encumber, assign or otherwise dispose of any of the shares of Splitrock common stock owned by such person, unless McLeodUSA approves the transfer and the transferee enters into a comparable voting agreement with McLeodUSA

  . not to grant any proxies, deposit any shares of Splitrock common stock into a voting trust or enter into another voting agreement with respect to any shares of Splitrock common stock

  . not to take any action which would have the effect of preventing or inhibiting such person from performing its obligations under the voting agreement

   In connection with the voting agreement entered into by Linsang Partners, LLC, McLeodUSA agreed to exclude 2 million shares of Splitrock common stock owned by Linsang Partners from the requirements of the voting agreement.

   By entering into these voting agreements, the holders of approximately 50.8% of the outstanding shares of Splitrock common stock entitled to vote at the special meeting have agreed to vote in favor of the approval and adoption of the merger agreement and against any Competing Transaction.

   Voting Agreements of Certain Directors, Officers and Stockholders of McLeodUSA. Several directors, executive officers and stockholders of McLeodUSA have entered into voting agreements with Splitrock. Under the terms of these voting agreements, until the date on which the merger is consummated or the merger agreement is terminated in accordance with its terms, each such person has agreed, among other things:

  . to cast all votes attributable to McLeodUSA Class A common stock beneficially owned by such person at any annual or special meeting of stockholders of McLeodUSA in favor of the approval of the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger

  . to grant to the persons designated by the McLeodUSA board of directors as attorneys-in-fact or proxies with respect to such meeting a specific written proxy to vote all McLeodUSA Class A common stock which such person is entitled to vote in favor of the approval of the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger

  . not to grant any proxies, deposit any shares of McLeodUSA Class A common stock into a voting trust or enter into a voting agreement with respect to any shares of McLeodUSA Class A common stock, other than agreements entered into prior to the date of the voting agreement by such person

  . not to take any action which would have the effect of preventing or inhibiting such person from performing its obligations under the voting agreement

   The voting agreement does not prevent the stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any of the shares of McLeodUSA Class A common stock owned by the stockholder.

   By entering into these voting agreements, the holders of approximately 33% of the outstanding shares of McLeodUSA Class A common stock entitled to vote at the special meeting have agreed to vote in favor of the approval of the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger.

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

Stock Option Agreements

   Several directors, executive officers and stockholders of Splitrock have entered into stock option agreements with McLeodUSA. The agreements grant McLeodUSA an irrevocable option to purchase the shares of Splitrock common stock that are owned beneficially or of record by the stockholder. In connection with the option agreement entered into by Linsang Partners, LLC, McLeodUSA agreed to exclude 2 million shares of Splitrock common stock owned by Linsang Partners from the option agreement.

   McLeodUSA may exercise the option if, on or after the date of the merger agreement, any corporation, partnership, individual, trust or any person other than McLeodUSA or any of its affiliates shall have:

  . commenced or announced an intention to commence a bona fide tender offer or exchange offer for any shares of Splitrock common stock, the consummation of which would result in the beneficial ownership by such person of 15% or more of the then-voting equity of Splitrock

  . filed a form under the HSR Act reflecting an intent to acquire Splitrock or any of its assets or securities

  . solicited proxies in a solicitation subject to the proxy rules under the Exchange Act, executed any written consent or become a participant in any solicitation with respect to Splitrock common stock

   McLeodUSA may also exercise the option if, on or after the date of the merger agreement:

  .  the stockholders of Splitrock do not approve the merger agreement

  . the Splitrock board of directors amends, withdraws or qualifies its recommendation in favor of approval of the merger agreement in any manner adverse to McLeodUSA or recommends any Superior Proposal to the stockholders of Splitrock

  . Splitrock, any of its subsidiaries, or any of its or their respective officers, directors, employees, representatives or agents willfully and materially breaches the merger agreement's nonsolicitation provisions

  . following the announcement or receipt of a proposal for a Competing Transaction, Splitrock fails to hold the meeting of its stockholders to approve the merger agreement

  . Splitrock terminates the merger agreement in order to enter into an agreement with respect to a Superior Proposal

  . any other event occurs that would require Splitrock to pay McLeodUSA the termination fee provided for in the merger agreement (but without the necessity of McLeodUSA having terminated the merger agreement)

  . the person who has granted to McLeodUSA the option has committed a material breach of the voting agreement, if any, entered into by such person

   The option granted in the stock option agreement is payable in cash or stock, at the discretion of McLeodUSA, at an exercise price per share equal to:

  (1) if in cash, 0.5347 (the exchange ratio set forth in the merger agreement) multiplied by the average closing price of McLeodUSA Class A common stock for the five trading days preceding the date on which the option is exercised, or

  (2) if in stock, 0.5347 shares of McLeodUSA Class A common stock

The option agreement provides that the aggregate cash exercise price paid to a stockholder when aggregated with all other cash purchases of Splitrock common stock by McLeodUSA will be limited to that amount of cash that would permit any subsequent acquisition of Splitrock by McLeodUSA that occurs to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code. Furthermore, if McLeodUSA exercises

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

the option and Splitrock within 12 months thereafter consummates a Competing Transaction, McLeodUSA will pay to the Splitrock stockholder an amount of additional consideration equal to 50% of the difference between the aggregate price paid by McLeodUSA upon exercise of the option and the aggregate amount received by McLeodUSA in the Competing Transaction.

   McLeodUSA may exercise the option in whole or in part, at its discretion. However, if it elects to exercise the option only in part, McLeodUSA must purchase the total number of shares it is seeking pro rata from the holders of Splitrock common stock who have entered into the option agreements.

   If McLeodUSA exercises the option and pays in stock, within 90 days of the exercise McLeodUSA must prepare and file a registration statement on Form S-3 under the Securities Act registering the resale of a maximum of 25% of the McLeodUSA Class A common stock issued to the stockholder upon exercise of the option. McLeodUSA must then use its reasonable best efforts to keep that registration effective and current for one year after its original effectiveness.

   If the exercise of the option by McLeodUSA has the effect of triggering the change of control offer provisions under the Indenture relating to the Splitrock 11 3/4% Senior Notes due 2008, McLeodUSA must cooperate with Splitrock to eliminate the need to make a change of control offer. If the requirement to make a change of control offer cannot be eliminated, McLeodUSA has agreed to purchase any senior notes that Splitrock would otherwise be obligated to purchase as a result of the change of control offer provisions.

   Prior to the termination of the option, the stockholder may not, without the consent of McLeodUSA, sell, transfer, pledge, encumber, assign or otherwise dispose of any of the shares of Splitrock common stock that are subject to the option or take any other action that would prevent the stockholder from fulfilling its obligations under the option agreement.

   The option will terminate upon the earliest of:

  .  the effective time of the merger

  .  the termination of the merger agreement

    (1) by mutual written agreement of McLeodUSA and Splitrock

    (2) because the merger has not been consummated by July 30, 2000

    (3) because a law or other regulation has made consummation of the merger illegal or prohibited or if any decree, judgment, injunction, order or other action by any governmental entity having competent jurisdiction prohibiting consummation of the merger has become final and nonappealable

    (4) because the stockholders of McLeodUSA have not approved the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger

    (5) because of a breach of the representations, warranties, covenants or agreements of Splitrock that would cause certain conditions precedent to the consummation of the merger not to be satisfied and these conditions could not be satisfied by July 30, 2000

    (6) because the McLeodUSA board of directors has amended, withdrawn or qualified its recommendation in favor of approval of the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger

    (7) because of a breach of the representations, warranties, covenants and agreements of McLeodUSA that would cause certain conditions precedent to the consummation of the merger not to be satisfied and these conditions could not be satisfied by July 30, 2000

    (8) because McLeodUSA has materially breached its obligations under the Network Agreements and the breach could not be, or is not, cured within ten days' written notice by Splitrock to McLeodUSA of the breach, or

    (9) except in the event of the announcement or receipt of a proposal for a Competing Transaction which has not been publicly rejected by Splitrock, because McLeodUSA has failed to hold the meeting of its stockholders to approve the amendment to the McLeodUSA certificate of incorporation and the issuance of shares of McLeodUSA Class A common stock in the merger, or

  .  nine months following the termination of the merger agreement:

    (1) because the stockholders of Splitrock have not approved the merger agreement

    (2) because the Splitrock board of directors has amended, withdrawn or modified its recommendation in favor of approval of the merger agreement in a manner adverse to McLeodUSA or recommended a Superior Proposal to the stockholders of Splitrock

    (3) because Splitrock, any of its subsidiaries, or any of its or their respective officers, directors, employees, representatives or agents has willfully and materially breached the merger agreement's nonsolicitation provisions

    (4) because, following the receipt of a proposal for a Competing Transaction, Splitrock has failed to hold the meeting of its stockholders to approve the merger agreement, or

    (5) because Splitrock has entered into an agreement with respect to a Superior Proposal

Confidentiality, Nonsolicitation and Noncompetition Agreements

   Kwok Li and Linsang Partners, LLC. Kwok Li and Linsang Partners, LLC have agreed to enter into a confidentiality, nonsolicitation and noncompetition agreement with McLeodUSA on or prior to the closing of the merger with the following terms:

  . all materials developed, invented or created by Splitrock, Mr. Li or Linsang Partners in the course of Mr. Li's employment with Splitrock are the sole and exclusive property of Splitrock, and Mr. Li and Linsang Partners have no right, title or interest in or to that property

  . Mr. Li and Linsang Partners will not use or disclose any confidential or proprietary information belonging to Splitrock or to others with whom Splitrock does business

  . for a period of three years following the effective time of the merger, Mr. Li and Linsang Partners will not solicit or take away any customer of Splitrock or McLeodUSA

  . Mr. Li and Linsang Partners will not in any way discourage customers or potential customers from doing business with Splitrock or McLeodUSA

  . for a period of three years following the effective time of the merger, Mr. Li and Linsang Partners will not solicit the services or employment of any employee of Splitrock or McLeodUSA or cause the employment of any such employee by Mr. Li or Linsang Partners

  . for a period of three years following the effective time of the merger, Mr. Li and Linsang Partners will not compete with Splitrock in the data communications services business in any geographic area where it conducts this business as of the effective time of the merger or compete with McLeodUSA in any geographic area where it conducts telecommunications business as of the date of the merger agreement, other than provision of service as a competitive local exchange carrier in geographic areas in which Bell Atlantic or Bell South is the incumbent local exchange carrier

   William R. Wilson. William R. Wilson has agreed to enter into a confidentiality, nonsolicitation and noncompetition agreement with McLeodUSA on or prior to the closing of the merger agreement with the following terms:

  . all materials developed, invented or created by Splitrock or Mr. Wilson in the course of his employment with Splitrock are the sole and exclusive property of Splitrock and Mr. Wilson has no right, title or interest in or to that property

  . Mr. Wilson will not use or disclose any confidential or proprietary information belonging to Splitrock or to others with whom Splitrock does business

  . for a period of two years following the effective time of the merger, Mr. Wilson will not solicit or take away any customer of Splitrock, except in connection with a business activity which does not violate Mr. Wilson's agreement not to compete with Splitrock or McLeodUSA as described below

  . Mr. Wilson will not in any way discourage customers or potential customers from doing business with Splitrock or McLeodUSA

  . for a period of two years following the effective time of the merger, Mr. Wilson will not solicit the services or employment of any employee of Splitrock or McLeodUSA or cause the employment of any such employee by Mr. Wilson

  . for a period of two years following the effective time of the merger, Mr. Wilson will not compete with Splitrock or McLeodUSA in the business of wholesale Internet dialup access conducted by Splitrock as of the effective time of the merger

Terms of Stockholders' Agreements

   Kwok Li and Linsang Partners, LLC. Kwok Li and Linsang Partners, LLC have agreed to enter into a stockholders' agreement with McLeodUSA on or prior to the closing of the merger with the following terms:

  . the stockholders' agreement will cover all equity securities of McLeodUSA, or any other securities convertible into or exercisable for McLeodUSA equity securities, received by Mr. Li and Linsang Partners in the merger, other than (1) 320,820 shares of McLeodUSA Class A common stock transferable by Linsang Partners to its members, (2) 213,880 shares of McLeodUSA Class A common stock transferable by Mr. Li to charity, (3) the shares of McLeodUSA Class A common stock issued in the merger in exchange for 2 million shares of Splitrock common stock owned by Linsang Partners as of January 6, 2000 and (4) any shares of McLeodUSA Class A common stock held of record by Mr. Li's wife, Felice Li (the foregoing securities of McLeodUSA that are covered by the stockholders' agreement are referred to as the "LL Covered Securities")

  . until December 31, 2002, Mr. Li and Linsang Partners will not sell any of the LL Covered Securities without receiving the prior written consent of the McLeodUSA board of directors, except for transfers specifically permitted by the stockholders' agreement

  . for the period commencing for the quarter ending December 31, 2000 and ending on the expiration date of the stockholders' agreement, the McLeodUSA board of directors will determine on a quarterly basis the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate 100,000 shares per quarter, that Mr. Li and Linsang Partners may sell during designated trading periods following the release of McLeodUSA quarterly financial results

  . the McLeodUSA board of directors will determine for each of 2001 and 2002 the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate on a per year basis a number of shares equal to 15% of the LL Covered Securities, to be registered by McLeodUSA under the Securities Act for sale by Mr. Li and Linsang Partners during 2001 and 2002

  . in any underwritten offering during 2001 and 2002 of shares of McLeodUSA Class A common stock, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of McLeodUSA Class A common stock owned by Mr. Li and Linsang Partners, the McLeodUSA board of directors will determine the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate on a per year basis a number of shares equal to 15% of the LL Covered Securities, to be registered by McLeodUSA for sale by Mr. Li and Linsang Partners in the offering

  . McLeodUSA may subsequently determine not to register any shares of Mr. Li and Linsang Partners under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

  . at any time following the closing of the merger, Linsang Partners may pledge to a nationally recognized financial institution certain shares of McLeodUSA Class A common stock to permit certain financings by Linsang Partners, provided the pledgee of such shares takes the shares subject to the restrictions in the stockholders' agreement

  . the stockholders' agreement will terminate on December 31, 2002, provided that Mr. Li and Linsang Partners will be permitted to terminate the stockholders' agreement on an earlier date if during each of 2001 and 2002, McLeodUSA has not provided Mr. Li and Linsang Partners a reasonable opportunity to sell an aggregate number of shares of McLeodUSA Class A common stock equal to not less than 15% of the LL Covered Securities

   William R. Wilson. William R. Wilson has agreed to enter into a stockholder agreement with McLeodUSA on or prior to the closing of the merger with the following terms:

  . the agreement will cover all equity securities of McLeodUSA, or any other securities convertible into or exercisable for McLeodUSA equity securities, received by Mr. Wilson in the merger, other than 800,000 shares of McLeodUSA Class A common stock (the "Wilson Covered Securities")

  . until December 31, 2001, Mr. Wilson will not sell any of the Wilson Covered Securities without receiving the prior written consent of the McLeodUSA board of directors, except for transfers specifically permitted by the stockholder agreement

  . during each quarter during the calendar year ending December 31, 2001, Mr. Wilson may sell up to an aggregate of 250,000 shares of McLeodUSA Class A common stock, with any unused amounts being carried over to subsequent quarters

  . at any time following the closing of the merger, Mr. Wilson may pledge to a nationally recognized financial institution shares of McLeodUSA Class A common stock to permit certain financings by Mr. Wilson, provided the pledgee of such shares takes the shares subject to the restrictions in the stockholder agreement

  .  the stockholder agreement will terminate on December 31, 2001

Credit Agreement

   Splitrock and Citicorp USA, Inc., as administrative agent, entered into a credit agreement as of January 6, 2000 for a revolving credit facility of up to $115 million. The principal terms of the facility are described below:

   Availability. The availability under the facility is up to:

  .  $20 million from March 1, 2000 to March 31, 2000

  .  $55 million from April 1, 2000 to April 30, 2000

  .  $85 million from May 1, 2000 to May 31, 2000

  .  $105 million from June 1, 2000 to June 30, 2000

  .  $115 million from July 1, 2000 to the maturity date of March 31, 2001

   Rates and Fees. Loans under the facility bear interest at:

  .  prime plus 4% to July 6, 2000

  .  prime plus 4.5% from July 7, 2000 to October 6, 2000

  .  prime plus 5% from October 7, 2000

   The commitment fee is 1.25% of undrawn amounts. Splitrock is required to pay an arrangement fee of $100,000 and an administration fee of $10,000, in addition to reimbursing Citicorp's out-of-pocket expenses.

   Prepayment. Splitrock may at its option prepay any borrowings at par at any time. Mandatory prepayments are required on a basis consistent with the terms of the Indenture for the Splitrock 11 3/4% Senior Notes due 2008.

   Security. Up to $75 million of the facility is secured by a guarantee by a newly formed subsidiary of Splitrock, a pledge of the stock of this subsidiary and a security agreement covering substantially all of the available assets of Splitrock.

   Covenants. The covenants in the credit agreement in large part mirror the covenants contained in the Indenture for the Splitrock 11 3/4% Senior Notes due 2008. The covenants limit the ability of Splitrock, directly or through subsidiaries, to:

  . breach the merger agreement in a manner involving an intentional misrepresentation, fraud, bad faith or willful misconduct

  . use proceeds from the facility for any purpose other than working capital purposes and capital expenditures materially consistent with specified plans

  . incur additional indebtedness or liens or enter into sale/leaseback transactions

  .  pay dividends or make other distributions

  .  make investments

   .  repurchase equity interests or subordinated obligations

  .  consummate asset sales

  .  enter into transactions with affiliates

  .  engage in any business other than a telecommunications business

  . merge or consolidate with any other person, other than McLeodUSA, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets

   The credit agreement permits the lenders to terminate and accelerate the agreement upon a change of control of Splitrock. The credit agreement also requires Splitrock to provide notices of material events and to furnish financial and other information.

Master Services Agreement

   Splitrock agreed to provide, and McLeodUSA agreed to purchase, dial-up internet access and services under a master services agreement entered into as of January 6, 2000. The term of the master services agreement is two years and the standard features include a V.90-56K local dial access in more than 800 cities with a community subscriber usage average of 35 hours per month and technical support for McLeodUSA problem resolution and access to the Splitrock customer care web site 24 hours a day and seven days per week. The pricing schedule is based upon a commitment for a minimum average number of McLeodUSA subscribers using the service over the two-year term. A portion of the fees to be paid to Splitrock may be applied to optional features such as filtration services to block access to specific sites, additional dial domains including integrated services digital network
(ISDN) access where available and multi-link point-to-point protocol access allowing for multiple bonded connections on a toll-free basis under a single login and password for subscribers.

Letter of Intent Regarding Bandwidth Capacity

   McLeodUSA and Splitrock entered into a letter of intent dated as of January 6, 2000 setting forth the principal terms of a proposed bandwidth capacity agreement between the parties. The principal terms set forth in this letter of intent include the following:

  . Splitrock will provide a specified number of DS-3 capacity miles on the nationwide multi-conduit fiber optic communications system provided on a dark fiber basis to Splitrock by Level 3 Communications, and as further converted to lit fiber by Splitrock, for a specified amount per route mile

  . twenty-year term subject to renewal consistent with any renewal term offered by Level 3 Communications to Splitrock on the dark fiber lease

  . access and rights to interconnect for McLeodUSA at the Splitrock facilities and certain accommodations to additional access points

  . optronics maintenance by Splitrock at least equal to maintenance Splitrock provides to itself and within industry standards

  .  liquidated damages for certain delays

   The total amount McLeodUSA will pay to Splitrock under the terms of the Master Services Agreement and the Letter of Intent Regarding Bandwidth Capacity is $105 million, all of which is payable prior toMarch 31, 2001. The terms, including the pricing terms, of the Master Services Agreement and the Letter of Intent Regarding Bandwidth Capacity were negotiated to be consistent with those found in other agreements of this type in the industry. In addition, McLeodUSA has an option to terminate either of these agreements upon a change of control of Splitrock.

       INFORMATION ABOUT McLEODUSA AND SOUTHSIDE ACQUISITION CORPORATION

General

   McLeodUSA. McLeodUSA provides communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. The McLeodUSA communications services include local, long distance, Internet access, data, voice mail and paging, all from a single company on a single bill. McLeodUSA believes it is the first communications provider in most of its markets to offer one-stop shopping for communications services tailored to customers' specific needs.

   The McLeodUSA approach makes it easier for both its business and its residential customers to satisfy their communications needs. It also allows businesses to receive customized services, including competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of December 31, 1999, McLeodUSA served over 678,000 local lines in 592 cities and towns.

   In addition to its core business of providing competitive local, long distance and related communications services, McLeodUSA also derives revenue from:

  .  the sale of advertising space in telephone directories

  . traditional local telephone company services in east central Illinois and southeast South Dakota

  .  special access, private line and data services

  .  communications network maintenance services

  .  telephone equipment sales, leasing, service and installation

  .  video services

  .  telemarketing services

  .  computer networking services

  . other communications services, including cellular, operator, payphone, mobile radio and paging services

   In most of its markets, McLeodUSA competes with the incumbent local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, McLeodUSA operates its own lines and switches. McLeodUSA provides long distance services by using its own communications network facilities and leasing capacity from long distance and local communications providers. McLeodUSA is actively developing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota, North Dakota, Arizona, Michigan, Nebraska, Ohio, Utah, Colorado and Wyoming to carry additional communications traffic on its own network.

   McLeodUSA wants to be the leading and most admired provider of integrated communications services in its markets. To achieve this goal, McLeodUSA is:

  . aggressively capturing customer share and generating revenue using leased communications network capacity

  .  concurrently building its own communications network

  . migrating customers to its own communications network to provide enhanced services and reduce operating costs

   The principal elements of the McLeodUSA business strategy are to:

   Provide integrated communications services. McLeodUSA believes it can rapidly penetrate its target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

   Build customer share through branding. McLeodUSA believes it will create and strengthen brand awareness in its target markets by branding its communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of its telephone directories.

   Provide outstanding customer service. McLeodUSA customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. The customer-focused software and systems of McLeodUSA allow its representatives immediate access to its customer and network data, enabling a rapid and effective response to customer requests.

   Emphasize small and medium sized businesses. McLeodUSA primarily targets small and medium sized businesses because it believes it can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

   Expand its fiber optic communications network. McLeodUSA is building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

   Expand intra-city fiber optic communications network. Within selected cities, McLeodUSA plans to extend its network directly to its customers' locations. This will allow McLeodUSA to provide expanded services and reduce the expense of leasing communications facilities from the local exchange carrier.

   Explore acquisitions and strategic alliances. McLeodUSA plans to pursue acquisitions, joint ventures and strategic alliances to expand or complement its business.

   Leverage proven management team. The McLeodUSA executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

                               ----------------

   As of January 7, 2000, McLeodUSA estimated, based on the combined McLeodUSA and Splitrock business plan, capital requirements and growth projections as of that date, that it would require $2.5 billion through 2002. The estimated aggregate capital requirements of McLeodUSA include the projected cost of:

  . building its fiber optic communications network, including intra-city fiber optic communications networks

  .  adding voice and ATM switches

  .  expanding operations in existing and new markets

  .  developing wireless services

  .  funding general corporate purposes

  .  completing recent acquisitions, including the merger

  . constructing, acquiring, developing or improving telecommunications assets

   The projected additional funding need of McLeodUSA is approximately $900 million through 2002 based on the difference between existing cash balances and the combined McLeodUSA and Splitrock business plan, capital requirements and growth projections. This projected additional funding need assumes that the Splitrock 11 3/4% senior notes due 2008, which are redeemable by the holders upon a change of control, will remain outstanding at the completion of this merger. McLeodUSA may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders.

   The actual amount and timing of the future capital requirements of McLeodUSA are subject to risks and uncertainties and may differ materially from its estimates. Accordingly, McLeodUSA may need additional capital to continue to expand its markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict the Ability of McLeodUSA to Develop its Network and Services and Engage in Strategic Acquisitions."

                               ----------------

   The principal executive offices of McLeodUSA are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and its phone number is (319) 364-0000.

   Southside Acquisition Corporation. Southside Acquisition Corporation is a Delaware corporation and a wholly owned subsidiary of McLeodUSA. McLeodUSA formed Southside Acquisition Corporation in December 1999 to facilitate the merger. Southside Acquisition Corporation has not transacted any business other than that incident to its formation and to completion of the merger.

Additional Information

   A detailed description of the McLeodUSA business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of its voting securities, relationships and transactions with its directors, executive officers and principal stockholders, financial statements and other matters related to McLeodUSA is incorporated by reference or set forth in the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 1998 or on Form 10-Q for the quarter ended September 30, 1999, incorporated by reference into this joint proxy statement/prospectus. Stockholders desiring copies of these documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."

               Selected Consolidated Financial Data of McLeodUSA

   The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA annual report on Form 10-K for the fiscal year ended December 31, 1998 and the report on Form 10-Q for the quarter ended September 30, 1999. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

   The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

   Acquired Company                                             Date Acquired
   ----------------                                           ------------------
   MWR Telecom, Inc.......................................... April 28, 1995
   Ruffalo, Cody & Associates, Inc........................... July 15, 1996
   Telecom*USA Publishing Group, Inc......................... September 20, 1996
   Consolidated Communications, Inc.......................... September 24, 1997
   Ovation Communications, Inc............................... March 31, 1999

   The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

   The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation and Splitrock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation and Splitrock financial position as of the date presented. The 1998 pro forma amounts include adjustments to the Splitrock 1998 historical financial statements to give effect to the July 1998 issuance by Splitrock of $261 million of 11 3/4% senior notes as if the notes were issued at the beginning of such period.

   The information in the table also reflects the following debt and equity securities that McLeodUSA has issued:

   Description of Securities                 Principal Amount    Date Issued
   -------------------------                 ----------------    -----------
   10 1/2% senior discount notes due March
    1, 2007................................    $500 million   March 4, 1997
   9 1/4% senior notes due July 15, 2007...    $225 million   July 21, 1997
   8 3/8% senior notes due March 15, 2008..    $300 million   March 10, 1998
   9 1/2% senior notes due November 1,
    2008...................................    $300 million   October 30, 1998
   8 1/8% senior notes due February 15,
    2009...................................    $500 million   February 22, 1999
   Series A preferred stock................    $287 million   August 23, 1999
   Series B preferred stock................    $687 million   September 15, 1999
   Series C preferred stock................    $313 million   September 15, 1999

   The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes and the Series A, B and C preferred stock as if they had occurred at the beginning of 1998.

   On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split.


                                                 (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                          Year Ended December 31,
                          ------------------------------------------------------------
                                                                             Pro Forma
                            1994      1995      1996      1997      1998       1998
                          --------  --------  --------  --------  ---------  ---------
Operations Statement Da-
 ta:
Revenue.................  $  8,014  $ 28,998  $ 81,323  $267,886  $ 604,146  $ 688,792
                          --------  --------  --------  --------  ---------  ---------
Operating expenses:
  Cost of service.......     6,212    19,667    52,624   151,190    323,208    420,731
  Selling, general and
   administrative.......    12,373    18,054    46,044   148,158    260,931    280,810
  Depreciation and amor-
   tization.............       772     1,835     8,485    33,275     89,107    229,549
  Other.................       --        --      2,380     4,632      5,575      5,575
                          --------  --------  --------  --------  ---------  ---------
  Total operating ex-
   penses...............    19,357    39,556   109,533   337,255    678,821    936,665
Operating loss..........   (11,343)  (10,558)  (28,210)  (69,369)   (74,675)  (247,873)
Interest Income (ex-
 pense), net............       (73)     (771)    5,369   (11,967)   (52,234)  (152,294)
Other income............       --        --        495     1,426      1,997      1,997
Income taxes............       --        --        --        --         --         --
                          --------  --------  --------  --------  ---------  ---------
Net loss................   (11,416)  (11,329)  (22,346)  (79,910)  (124,912)  (398,170)
Preferred stock divi-
 dends..................       --        --        --        --         --     (54,406)
                          --------  --------  --------  --------  ---------  ---------
Loss applicable to com-
 mon stock..............  $(11,416) $(11,329) $(22,346) $(79,910) $(124,912) $(452,576)
                          ========  ========  ========  ========  =========  =========
Loss per common share...  $   (.27) $   (.20) $   (.28) $   (.73) $    (.99) $   (2.71)
                          ========  ========  ========  ========  =========  =========
Weighted average common
 shares outstanding.....    42,928    56,008    81,012   109,948    125,614    167,302
                          ========  ========  ========  ========  =========  =========

                                             Nine Months Ended September 30,
                                           -----------------------------------
                                                                    Pro Forma
                                              1998        1999        1999
                                           ----------- ----------- -----------
                                           (unaudited) (unaudited) (unaudited)
Operations Statement Data:
Revenue...................................  $438,642    $ 644,875   $ 722,515
                                            --------    ---------   ---------
Operating expenses:
  Cost of service.........................   239,195      327,438     420,281
  Selling, general and administrative.....   189,579      282,385     305,673
  Depreciation and amortization...........    63,663      130,583     235,506
  Other...................................     5,575          --          --
                                            --------    ---------   ---------
    Total operating expenses..............   498,012      740,406     961,460
Operating loss............................   (59,370)     (95,531)   (238,945)
Interest Income (expense), net............   (35,519)     (79,326)   (105,806)
Other income..............................     1,789        7,555       7,555
Income taxes..............................       --           --          --
                                            --------    ---------   ---------
Net loss..................................   (93,100)    (167,302)   (337,196)
Preferred stock dividends.................       --        (4,125)    (40,773)
                                            --------    ---------   ---------
Loss applicable to common stock...........  $(93,100)   $(171,427)  $(377,969)
                                            ========    =========   =========
Loss per common share.....................  $   (.74)   $   (1.18)  $   (2.11)
                                            ========    =========   =========
Weighted average common shares outstand-
 ing......................................   125,240      144,982     179,207
                                            ========    =========   =========

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                          December 31,                     September 30, 1999
                         ----------------------------------------------- -----------------------
                          1994    1995      1996      1997       1998      Actual     Pro Forma
                         ------- -------  -------- ---------- ---------- ----------- -----------
                                                                         (unaudited) (unaudited)
Balance Sheet Data:
Current assets.......... $ 4,862 $ 8,507  $224,401 $  517,869 $  793,192 $1,751,588  $1,893,699
Working capital
 (deficit).............. $ 1,659 $(1,208) $185,968 $  378,617 $  613,236 $1,479,782  $1,564,836
Property and equipment,
 net.................... $ 4,716 $16,119  $ 92,123 $  373,804 $  629,746 $1,094,965  $1,183,701
Total assets............ $10,687 $28,986  $452,994 $1,345,652 $1,925,197 $4,173,118  $6,404,026
Long-term debt.......... $ 3,500 $ 3,600  $  2,573 $  613,384 $1,245,170 $1,801,185  $2,059,525
Redeemable convertible
 preferred stock........ $   --  $   --   $    --  $      --  $      --  $1,000,000  $1,000,000
Stockholders' equity.... $ 3,291 $14,958  $403,429 $  559,379 $  462,806 $1,065,438  $2,978,655

                                         Year Ended December 31,
                         -----------------------------------------------------------
                                                                          Pro Forma
                           1994     1995      1996      1997      1998      1998
                         --------  -------  --------  --------  -------- -----------
                                                                         (unaudited)
Other Financial Data:
 Capital expenditures
  Property, plant and
   equipment............ $  3,393  $ 5,272  $ 70,290  $151,280  $289,923 $  379,778
  Business
   acquisitions......... $    --   $ 9,425  $103,492  $449,857  $ 49,737 $2,700,983
 EBITDA(1).............. $(10,571) $(8,723) $(17,345) $(31,462) $ 20,007 $  (12,749)

                                              Nine Months Ended September 30,
                                            -----------------------------------
                                                                     Pro Forma
                                               1998        1999        1999
                                            ----------- ----------- -----------
                                            (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures
  Property, plant and equipment............  $204,700    $394,100   $  448,780
  Business acquisitions....................  $ 64,400    $677,400   $2,884,617
 EBITDA(1).................................  $  9,868    $ 35,052   $   (3,439)

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

   The following unaudited pro forma financial information has been prepared to give effect to:

  .  the issuance of the 8 3/8% senior notes in March 1998

  .  the issuance of the 9 1/2% senior notes in October 1998

  .  the issuance of the 8 1/8% senior notes in February 1999

  .  the acquisition of Ovation Communications, Inc. in March 1999

  .  the issuance of the 6.75% Series A preferred stock in August 1999

  . the issuance of the Series B preferred stock and Series C preferred stock in September 1999

  .  the reorganization and merger

   For purposes of this pro forma presentation, the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes are collectively referred to as the "Notes Offerings" and the issuance of the Series A, Series B and Series C preferred stock are collectively referred to as the "Preferred Stock Issuances." The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger was consummated on September 30, 1999.

   The Unaudited Pro Forma Condensed Consolidated Statements of Operations include the operations of Ovation Communications, Inc. and the operations of Splitrock as if the acquisition of Ovation and the merger with Splitrock were consummated on January 1, 1998 and the related weighted average share amounts have been adjusted to give effect to the shares issued in the transactions as if they had been issued on January 1, 1998. The Splitrock results have been adjusted to give effect to the issuance in July 1998 by Splitrock of $261 million of its 11 3/4% senior notes due 2008 as if the issuance was consummated on January 1, 1998. It also assumes that interest related to the Notes Offerings, dividends related to the Preferred Stock Issuances and the additional depreciation and amortization due to the increased value of tangible and intangible assets acquired through the acquisition of Ovation and the merger with Splitrock, using the purchase method of accounting, began January 1, 1998. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and the related notes thereto included in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

   The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable. Depreciation and amortization were adjusted to include amortization of intangibles to be acquired in the merger. The acquired intangibles will be amortized over periods ranging from three to 20 years. The adjustments for the merger reflect the preliminary allocation of the net purchase price of Splitrock to the net assets of Splitrock that are to be acquired, including intangible assets, and record the issuance of 30,494,256 shares of McLeodUSA Class A common stock valued at $58.88 per share. The value of $58.88 per share represents the average closing price of McLeodUSA Class A common stock on The Nasdaq Stock Market for the 10 trading days beginning five days prior to the date the merger agreement was announced, January 7, 2000, and ending four days after such announcement. The net purchase price of approximately $1.9 billion is equal to (1) the product of
(A) the total number of shares of Splitrock common stock attributable to outstanding Splitrock common stock, warrants and options (totaling 62,231,443) as of December 31, 1999, multiplied by (B) the conversion ratio of 0.5347, multiplied by (C) $58.88, the value of a share of McLeodUSA Class A common stock (calculated as described above), minus (2) the aggregate option and warrant proceeds to be received and the net assets to be acquired (a net deficit of $19,415). The Unaudited Pro Forma Condensed Consolidated Balance Sheet also includes a reduction in cash to reflect payment of investment banking fees, an increase in current liabilities related to employee compensation, severance and other matters directly attributable to the merger under EITF 95-3, and a related increase in the purchase price as purchased intangibles. The pro forma adjustments include the elimination of the Splitrock historical equity components, including common stock, treasury stock, other capital and retained deficit.

   For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has preliminarily considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets, primarily goodwill. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change. The following pro forma schedules assume that the Splitrock 11 3/4% senior notes due 2008, which are redeemable by the holders upon a change of control, will remain outstanding at the completion of the merger since the current market value of the senior notes exceeds the redemption price. Should the notes be redeemed at the request of the holders, an extraordinary loss of approximately $14 million would be recognized.

   The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger been consummated at the beginning of 1998, nor is it necessarily indicative of future operating results or financial position.

                    McLeodUSA Incorporated and Subsidiaries

           Unaudited Pro Forma Condensed Consolidated Balance Sheets
                                 (In thousands)
                            As of September 30, 1999

                                                    Adjustments for Pro Forma for
                                                       Splitrock      Splitrock
                             McLeodUSA   Splitrock    Transaction    Transaction
                             ----------  ---------  --------------- -------------
ASSETS
Current Assets:
  Cash and cash equiva-
   lents...................  $  885,170  $ 91,544     $  (18,000)    $  958,714
  Other current assets.....     866,418    68,567            --         934,985
                             ----------  --------     ----------     ----------
    Total Current Assets...   1,751,588   160,111        (18,000)     1,893,699
  Property and Equipment,
   net.....................   1,094,965    88,736            --       1,183,701
  Intangible assets........   1,215,403    18,477      1,965,632      3,199,512
  Other assets.............     111,162    15,952            --         127,114
                             ----------  --------     ----------     ----------
    Total Assets...........  $4,173,118  $283,276     $1,947,632     $6,404,026
                             ==========  ========     ==========     ==========
LIABILITIES AND STOCKHOLD-
 ERS' EQUITY
Current Liabilities........  $  271,806  $ 42,057     $   15,000     $  328,863
  Long-term debt, less cur-
   rent maturities.........   1,801,185   258,340            --       2,059,525
  Other long-term liabili-
   ties....................      34,689     2,294            --          36,983
                             ----------  --------     ----------     ----------
    Total Liabilities......   2,107,680   302,691         15,000      2,425,371
                             ----------  --------     ----------     ----------
Redeemable convertible pre-
 ferred stock..............   1,000,000       --             --       1,000,000
                             ----------  --------     ----------     ----------
Stockholders' Equity:
  Preferred stock..........          12       --             --              12
  Common stock.............       1,550        57            248          1,855
  Additional paid-in capi-
   tal.....................   1,472,590   123,958      1,788,954      3,385,502
  Common stock warrants....         --      2,247         (2,247)           --
  Retained earnings (defi-
   cit)....................    (424,826) (145,331)       145,331       (424,826)
  Accumulated other compre-
   hensive income..........      16,112      (346)           346         16,112
                             ----------  --------     ----------     ----------
    Total Stockholders' Eq-
     uity..................   1,065,438   (19,415)     1,932,632      2,978,655
                             ----------  --------     ----------     ----------
    Total Liabilities and
     Stockholders' Equity..  $4,173,118  $283,276     $1,947,632     $6,404,026
                             ==========  ========     ==========     ==========

                    McLeodUSA Incorporated and Subsidiaries

      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                 (In thousands, except per share information)

                                                                        Twelve months Ended December 31, 1998
                     -------------------------------------------------------------------------------------------------------
                                                                                                               Pro Forma for
                                 Adjustments    Pro Forma            Adjustments Pro Forma for   Adjustments     Preferred
                                for the Notes for the Notes          for Ovation    Ovation     for Preferred      Stock
                     McLeodUSA    Offerings     Offerings   Ovation  Acquisition  Acquisition  Stock Issuances   Issuances
                     ---------  ------------- ------------- -------  ----------- ------------- --------------- -------------
 Operations
 Statement Data:
 Revenue...........  $ 604,146    $    --       $ 604,146   $21,035   $    --      $ 625,181      $    --        $ 625,181
                     ---------    --------      ---------   -------   --------     ---------      --------       ---------
 Operating
 expenses:
  Cost of
  service..........    323,208         --         323,208     6,319        --        329,527           --          329,527
  Selling, general
  and
  administrative...    260,931         --         260,931    13,489        --        274,420           --          274,420
  Depreciation and
  amortization.....     89,107         --          89,107     5,383     16,177       110,667           --          110,667
  Other............      5,575         --           5,575       --         --          5,575           --            5,575
                     ---------    --------      ---------   -------   --------     ---------      --------       ---------
   Total operating
   expenses........    678,821         --         678,821    25,191     16,177       720,189           --          720,189
                     ---------    --------      ---------   -------   --------     ---------      --------       ---------
  Operating income
  (loss)...........    (74,675)        --         (74,675)   (4,156)   (16,177)      (95,008)                      (95,008)
  Interest income
  (expense), net...    (52,234)    (71,606)      (123,840)   (1,608)       --       (125,448)          --         (125,448)
  Other non-
  operating income
  (expense)........      1,997         --           1,997       --         --          1,997           --            1,997
  Income taxes.....        --          --             --        --         --            --            --              --
                     ---------    --------      ---------   -------   --------     ---------      --------       ---------
  Net income
  (loss)...........   (124,912)    (71,606)      (196,518)   (5,764)   (16,177)     (218,459)          --         (218,459)
  Preferred stock
  dividends........        --          --             --        --         --            --        (54,406)        (54,406)
                     ---------    --------      ---------   -------   --------     ---------      --------       ---------
  Earnings
  applicable to
  common stock.....  $(124,912)   $(71,606)     $(196,518)  $(5,764)  $(16,177)    $(218,459)     $(54,406)      $(272,865)
                     =========    ========      =========   =======   ========     =========      ========       =========
  Loss per common
  equivalent
  share............  $   (0.99)                 $   (1.56)                         $   (1.60)                    $   (1.99)
                     =========                  =========                          =========                     =========
  Weighted average
  common and
  common
  equivalent
  shares
  outstanding......    125,614                    125,614               11,194       136,808                       136,808
                     =========                  =========             ========     =========                     =========
 Other Financial
 Data:
 EBITDA(1).........  $  20,007    $    --       $  20,007   $ 1,227   $    --      $  21,234      $    --        $  21,234
                                                 Pro Forma
                                                    for
                      Splitrock    Adjustments   Splitrock
                     as Adjusted  for Splitrock Acquisition
                     ------------ ------------- -----------
 Operations
 Statement Data:
 Revenue...........    $ 63,611     $     --     $ 688,792
                     ------------ ------------- -----------
 Operating
 expenses:
  Cost of
  service..........      91,204           --       420,731
  Selling, general
  and
  administrative...       6,390                    280,810
  Depreciation and
  amortization.....      13,850       105,032      229,549
  Other............         --                       5,575
                     ------------ ------------- -----------
   Total operating
   expenses........     111,444       105,032      936,665
                     ------------ ------------- -----------
  Operating income
  (loss)...........     (47,833)     (105,032)    (247,873)
  Interest income
  (expense), net...     (26,846)                  (152,294)
  Other non-
  operating income
  (expense)........         --            --         1,997
  Income taxes.....         --            --           --
                     ------------ ------------- -----------
  Net income
  (loss)...........     (74,679)     (105,032)    (398,170)
  Preferred stock
  dividends........         --                     (54,406)
                     ------------ ------------- -----------
  Earnings
  applicable to
  common stock.....    $(74,679)    $(105,032)   $(452,576)
                     ============ ============= ===========
  Loss per common
  equivalent
  share............                              $   (2.71)
                                                ===========
  Weighted average
  common and
  common
  equivalent
  shares
  outstanding......                    30,494      167,302
                                  ============= ===========
 Other Financial
 Data:
 EBITDA(1).........    $(33,983)    $     --     $ (12,749)

----
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                    McLeodUSA Incorporated and Subsidiaries

      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                 (In thousands, except per share information)

                                                                                    Nine Months Ended September 30, 1999
                            -----------------------------------------------------------------------------------------------
                                       Adjustments for   Pro Forma                Adjustments Pro Forma for Adjustments for
                                          the Notes    for the Notes   Ovation    for Ovation    Ovation       Preferred
                            McLeodUSA     Offerings      Offerings   (Jan-Mar 99) Acquisition  Acquisition  Stock Issuances
                            ---------  --------------- ------------- ------------ ----------- ------------- ---------------
Operations Statement Data:
 Revenue........            $ 644,875      $   --        $ 644,875     $19,696      $   --      $ 664,571      $    --
                            ---------      -------       ---------     -------      -------     ---------      --------
 Operating
 expenses:
 Cost of
 service........              327,438          --          327,438       7,338          --        334,776           --
 Selling,
 general and
 administrative..             282,385          --          282,385      10,880          --        293,265           --
 Depreciation
 and
 amortization...              130,583          --          130,583       2,829        4,044       137,456           --
 Other..........                  --           --              --          --           --            --            --
                            ---------      -------       ---------     -------      -------     ---------      --------
  Total
  operating
  expenses......              740,406          --          740,406      21,047        4,044       765,497           --
                            ---------      -------       ---------     -------      -------     ---------      --------
 Operating
 income (loss)..              (95,531)         --          (95,531)     (1,351)      (4,044)     (100,926)          --
 Interest income
 (expense),
 net............              (79,326)      (5,962)        (85,288)     (2,383)         --        (87,671)          --
 Other non-
 operating
 income
 (expense)......                7,555          --            7,555                      --          7,555           --
 Income taxes...                  --           --              --          --                         --            --
                            ---------      -------       ---------     -------      -------     ---------      --------
 Net income
 (loss).........             (167,302)      (5,962)       (173,264)     (3,734)      (4,044)     (181,042)          --
 Preferred stock
 dividends......               (4,125)         --           (4,125)        --           --         (4,125)      (36,648)
                            ---------      -------       ---------     -------      -------     ---------      --------
 Earnings
 applicable to
 common stock...            $(171,427)     $(5,962)      $(177,389)    $(3,734)     $(4,044)    $(185,167)     $(36,648)
                            =========      =======       =========     =======      =======     =========      ========
 Loss per common
 equivalent
 share..........            $   (1.18)                   $   (1.22)                             $   (1.25)
                            =========                    =========                              =========
 Weighted
 average common
 and common
 equivalent
 shares
 outstanding....              144,982                      144,982                    3,731       148,713
                            =========                    =========                  =======     =========
Other Financial
Data:
 EBITDA(1)......            $  35,052      $   --        $  35,052     $ 1,478      $   --      $  36,530      $    --
                             Pro Forma for                             Pro Forma
                               Preferred                Adjustments  for Splitrock
                            Stock Issuances Splitrock  for Splitrock  Acquisition
                            --------------- ---------- ------------- -------------
Operations Statement Data:
 Revenue........               $ 664,571    $ 57,944     $    --        $722,515
                            --------------- ---------- ------------- -------------
 Operating
 expenses:
 Cost of
 service........                 334,776      85,505          --         420,281
 Selling,
 general and
 administrative..                293,265      12,408          --         305,673
 Depreciation
 and
 amortization...                 137,456      19,276       78,774        235,506
 Other..........                     --          --           --             --
                            --------------- ---------- ------------- -------------
  Total
  operating
  expenses......                 765,497     117,189       78,774        961,460
                            --------------- ---------- ------------- -------------
 Operating
 income (loss)..                (100,926)    (59,245)     (78,774)      (238,945)
 Interest income
 (expense),
 net............                 (87,671)    (18,135)         --        (105,806)
 Other non-
 operating
 income
 (expense)......                   7,555         --           --           7,555
 Income taxes...                     --          --           --             --
                            --------------- ---------- ------------- -------------
 Net income
 (loss).........                (181,042)    (77,380)     (78,774)      (337,196)
 Preferred stock
 dividends......                 (40,773)        --                      (40,773)
                            --------------- ---------- ------------- -------------
 Earnings
 applicable to
 common stock...               $(221,815)   $(77,380)    $(78,774)     $(377,969)
                            =============== ========== ============= =============
 Loss per common
 equivalent
 share..........               $   (1.49)                              $   (2.11)
                            ===============                          =============
 Weighted
 average common
 and common
 equivalent
 shares
 outstanding....                 148,713                   30,494        179,207
                            ===============            ============= =============
Other Financial
Data:
 EBITDA(1)......               $  36,530    $(39,969)    $    --       $  (3,439)

----
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            Splitrock Services, Inc.

             Unaudited Pro Forma Condensed Statements of Operations
                  (In thousands, except per share information)

   The following unaudited pro forma financial information has been prepared to give effect to the issuance by Splitrock of $261 million 11 3/4% senior notes in July 1998 as if the issuance was consummated on January 1, 1998.

                                          Twelve Months Ended December 31, 1998
                                          --------------------------------------
                                                     Adjustments for  Splitrock
                                          Splitrock     the Notes    as adjusted
                                          ---------  --------------- -----------
Operations Statement Data:
 Revenue................................. $ 63,611      $    --       $ 63,611
                                          --------      --------      --------
 Operating expenses:
  Cost of service........................   91,204                      91,204
  Selling, general and administrative....    6,390           --          6,390
  Depreciation and amortization..........   13,850           --         13,850
  Other..................................      --            --            --
                                          --------      --------      --------
    Total operating expenses.............  111,444           --        111,444
                                          --------      --------      --------
  Operating income (loss)................  (47,833)          --        (47,833)
  Interest income (expense), net.........   (9,997)      (16,849)      (26,846)
  Income taxes...........................      --            --            --
                                          --------      --------      --------
  Net income (loss)...................... $(57,830)     $(16,849)     $(74,679)
                                          ========      ========      ========
  Loss per common shares................. $  (1.30)     $    --       $  (1.68)
                                          ========      ========      ========
  Weighted average shares--basic and di-
   luted.................................   44,389                      44,389
                                          ========                    ========

                          INFORMATION ABOUT SPLITROCK

Overview

   Splitrock is a facilities-based provider of advanced data communications services. Splitrock markets its services to Internet service providers, telecommunications carriers and other businesses throughout the United States. The services provided by Splitrock include an array of Internet access and data communications services delivered over its high capacity, facilities-based network. The combination of the existing Splitrock network with its pending acquisition of significant fiber optic facilities positions Splitrock to deliver a broad range of end-to-end data communications services on its network, including:

  .  dial and dedicated Internet access

  . Internet access for higher bandwidth services, such as digital subscriber line and cable modem

  .  value-added services such as virtual private networks and web hosting

  .  bandwidth leasing and colocation services

   Splitrock was founded in March 1997. In July 1997, Splitrock acquired the existing legacy network infrastructure of Prodigy Communications Corporation, and agreed to build and operate a nationwide communications network and to provide network services for Prodigy's customers. Splitrock initially provided service to Prodigy's subscribers using Prodigy's legacy network. For locations outside the coverage area of the legacy network, Splitrock has used the AT&T Global Services Network, formerly IBM's Global Services Network. Since September 1997, Splitrock has deployed its broadband access network in metropolitan areas across the country. Over time, as more coverage became available on the Splitrock access network, Splitrock decommissioned the Prodigy legacy network points of presence (POPS) and has substantially discontinued the use of the AT&T network.

   Currently, Splitrock provides Internet dial access and related services to Prodigy, which is the primary customer of Splitrock and one of the largest Internet service providers in the United States. Splitrock is currently Prodigy's primary provider of dial access services. Historically, Prodigy has accounted for substantially all of the revenues of Splitrock since its inception. For the year ended December 31, 1998, and the nine months ended September 30, 1999, Prodigy accounted for 99% and 88% of the Splitrock revenues, respectively. While Splitrock expects revenues from Prodigy to decrease as a percentage of its total revenues in future periods, Splitrock believes that Prodigy will continue to account for a significant portion of its revenues.

   In addition to providing Internet dial access and related services to Prodigy, Splitrock provides Internet dial access, Internet dedicated services, and virtual private network services to other customers. Given the nature of the network costs of Splitrock and the fact that current network utilization peaks in the evening hours to support Prodigy's residential Internet subscribers, Splitrock is targeting providers of daytime intensive traffic as well as providers of evening intensive traffic to maximize network utilization throughout a 24-hour period.

   Splitrock launched its virtual Internet service (VIS) to Internet service provider customers in the third quarter of 1999. VIS is marketed to Internet service providers which desire to outsource certain back office and support functions, such as billing and customer service, in addition to Internet dial access services.

   Splitrock is currently building its first data center in Houston, Texas to offer web hosting services, and plans to build three more over the next year. Revenues from these facilities are expected to commence in the first half of 2000, but there can be no assurance that Splitrock will generate revenues from this new product line.

   As segments of the Splitrock fiber backbone are constructed, Splitrock plans to use the additional network capacity to offer bandwidth leasing services.

Network

   As of September 30, 1999, the Splitrock broadband access network included 329 installed POPS, 320 of which were operational. When its network is completed, Splitrock expects to have approximately 340 active broadband access POPS. Splitrock has realized efficiencies in its network and has made economic decisions regarding coverage of certain markets that have allowed Splitrock to decrease its expected number of POPs necessary to give Splitrock a physical presence in all 50 states, and target 90% of U.S. businesses and 87% of U.S. households with a local call. The expanding Splitrock network is managed and supported by its state-of-the-art network operations center in Houston, Texas. Splitrock has deployed asynchronous transfer mode (ATM) switches at every core, hub and remote POP of its network. This network architecture, called "ATM-to-the-EdgeTM," enables Splitrock to serve as a broad-based provider of data communications services through the creation of a platform that efficiently delivers multiple services, such as Internet access, virtual private networks and web hosting, across multiple protocols, including Internet Protocol, frame relay and ATM. The flexibility inherent in the Splitrock network design allows it to expand its service offerings to provide fully integrated data, video and voice services. This flexibility also allows Splitrock to incorporate future technological innovations into its network architecture with a lower incremental investment than that required by other communications service providers with legacy systems that have separate networks for voice and data.

   As part of the ongoing efforts of Splitrock to further expand and enhance its network and service offerings, Splitrock has agreed to acquire the indefeasible rights to use four dark fiber strands in a state-of-the-art fiber optic network currently under construction by Level 3 Communications, LLC, with an option to acquire indefeasible rights to use an additional 12 fibers. This nationwide fiber network will cover approximately 15,000 route miles and will be delivered in segments that are expected to become available from the first quarter of 2000 through the first quarter of 2001. Combining this fiber optic backbone with the Splitrock broadband access network positions Splitrock to:

  . deliver, on its own facilities, a broad array of end-to-end data communications services at the high level of quality and reliability increasingly demanded by customers

  . reduce significantly its network costs as a percentage of revenues as it substitutes the acquired bandwidth for existing leased circuit arrangements with various telecommunications carriers

  . expand its service offerings by providing bandwidth leasing services on a stand-alone basis or bundled with the other services of Splitrock

  .  increase the reliability and redundancy of its network

  . increase the variety of service options and speeds available to customers

Sales Organization

   In 1999 Splitrock began to implement its distribution strategy by developing an in-house direct sales force. Splitrock's direct sales force markets our services directly to Internet service providers, carriers, value added service providers, and medium and larger businesses. Splitrock also utilizes alternate distribution channels, such as agents, resellers and wholesalers, to market our services. As of December 31, 1999, Splitrock's sales and marketing staff totaled 75 professionals, the majority of which comprised the direct sales force.

General

   Splitrock was incorporated in Texas on March 5, 1997 and reincorporated in Delaware on May 8, 1998. The headquarters of Splitrock are located at 9012 New Trails Drive, The Woodlands, Texas 77381, and its phone number is (281) 465-1200.

Additional Information

   A detailed description of the Splitrock business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between Splitrock and its executive officers, directors and principal stockholders, financial statements and other matters related to Splitrock is incorporated by reference or set forth in the Splitrock registration statement on Form S-1 or in the Splitrock Form 10-K for the year ended December 31, 1998 or on the Form 10-Q for the quarter ended September 30, 1999, incorporated into this joint proxy statement/prospectus by reference. Stockholders desiring copies of such documents may contact Splitrock at its address or telephone number indicated under "Where You Can Find More Information."

                      Selected Financial Data of Splitrock
                     (In thousands, except per share data)

   The information in the following table is based on historical financial information included in the prior SEC filings of Splitrock, including the Splitrock registration statement on Form S-1 filed on June 3, 1999, as amended, and the Splitrock quarterly report on Form 10-Q for the quarter ended September 30, 1999. The following financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of Splitrock for the period from inception (March 5, 1997) to December 31, 1997 and for the year ended December 31, 1998 were audited by PricewaterhouseCoopers LLP. The unaudited historical financial statements of Splitrock for the nine months ended September 30, 1998 and 1999 include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such unaudited interim periods.

                                 Period from
                                  Inception
                               (March 5, 1997)              Nine Months Ended
                                   through      Year Ended    September 30,
                                December 31,   December 31, ------------------
                                    1997           1998       1998      1999
                               --------------- ------------ --------  --------
Statement of Operations Data:
  Revenues....................    $ 22,708       $ 63,611   $ 47,592  $ 57,944
  Operating expenses:
    Cost of service...........      28,166         91,204     63,535    85,505
    Selling, general and
     administrative...........       1,276          6,390      4,169    12,408
    Depreciation and
     amortization.............       3,500         13,850      7,711    19,276
                                  --------       --------   --------  --------
      Total operating
       expenses...............      32,942        111,444     75,415   117,189
                                  --------       --------   --------  --------
  Operating loss..............     (10,234)       (47,833)   (27,823)  (59,245)
  Interest income (expense),
   net........................         113         (9,997)    (4,289)  (18,135)
  Income taxes................         --             --         --        --
                                  --------       --------   --------  --------
  Net loss....................    $(10,121)      $(57,830)  $(32,112) $(77,380)
                                  ========       ========   ========  ========
  Loss per common share.......    $  (0.42)      $  (1.30)  $  (0.74) $  (1.59)
                                  ========       ========   ========  ========
  Weighted average common
   shares outstanding.........      24,110         44,389     43,636    48,805

                                                   December 31,    September 30,
                                                 ----------------  -------------
                                                  1997     1998        1999
                                                 ------- --------  -------------
Balance Sheet Data:
  Cash and cash equivalents..................... $ 7,710 $ 28,330    $ 91,544
  Unrestricted investments- short term..........     --   120,475      33,745
  Restricted investments--short term(1).........   3,472   39,476      25,870
  Property and equipment, net...................  38,504   73,899      88,736
  Restricted investments--long-term(1)..........     --    19,001       4,038
  Total assets..................................  54,388  296,141     283,276
  Long-term debt................................     --   258,217     258,340
  Total liabilities.............................  33,981  326,432     302,691
  Stockholders' equity (deficit)................  20,407  (30,291)    (19,415)

                         Period from Inception              Nine Months Ended
                            (March 5, 1997)     Year Ended    September 30,
                                through        December 31, ------------------
                           December 31, 1997       1998       1998      1999
                         --------------------- ------------ --------  --------
Other Financial Data:
Capital expenditures....        $16,969          $ 45,261   $ 17,120  $ 32,683
EBITDA(2)...............         (6,734)          (33,983)   (20,112)  (39,969)
Cash provided by (used
 in):
  Operating activities..         (2,233)             (735)     2,183   (79,110)
  Investing activities..        (17,198)         (169,512)   (20,795)   60,966
  Financing activities..         27,141           190,867    193,224    81,358

--------

(1) Restricted investments as of December 31, 1998 and September 30, 1999 represent escrowed funds that, together with interest received on those funds, will be sufficient to pay, when due, the semi-annual interest payments through July 15, 2000 on the outstanding Splitrock 11 3/4% senior notes due 2008.

(2) EBITDA is defined as net loss plus net interest expense, provision for income taxes, depreciation and amortization. Splitrock has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures reported by other companies.

           STOCK OWNERSHIP OF MANAGEMENT, DIRECTORS AND MORE THAN 5%
                           STOCKHOLDERS OF McLEODUSA

   The following beneficial ownership table sets forth information regarding beneficial ownership of McLeodUSA Class A common stock as of the record date by:

  . each person or entity who is known to McLeodUSA to own beneficially more than 5% of the McLeodUSA Class A common stock

  .  each director of McLeodUSA

  . the chief executive officer and four other most highly compensated officers of McLeodUSA

  .  all of the executive officers and directors of McLeodUSA as a group

   Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of McLeodUSA Class A common stock as of the record date plus those shares of McLeodUSA Class A common stock that the stockholder has the right to acquire within 60 days. Consequently, the denominator for calculating the percentage ownership may be different for each stockholder.

   The table is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes to the table, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned. The table does not include any shares of McLeodUSA Class A common stock that the stockholders may receive in the merger.

   The number of option shares includes shares of McLeodUSA Class A common stock that the individuals named in the table have the right to acquire within 60 days from the record date upon exercise of options.

                                                       Beneficial Ownership
                                                   ----------------------------
                                                             Number of
                                                   Number of Shares and
                                                    Option     Option
      Name of Beneficial Owner                      Shares     Shares   Percent
      ------------------------                     --------- ---------- -------
Clark E. McLeod(1)(2).............................   571,500 19,285,874  12.2%
Alliant Energy Corporation(1)(3).................. 2,601,376 19,217,192  12.0%
Fidelity Management & Research Company(4).........         0 10,186,920   6.5%
Putnam Investments, Inc.(5).......................         0 20,645,859  13.1%
Richard A. Lumpkin(1)(6)..........................    65,000  8,149,872   5.2%
Mary E. McLeod(1)(7)..............................         0  9,518,717   6.0%
Stephen C. Gray(8)................................   727,004  1,236,518     *
Blake O. Fisher, Jr...............................   391,624    496,766     *
Arthur Christoffersen.............................    52,934     52,934     *
Thomas M. Collins.................................   168,750    453,298     *
Paul D. Rhines....................................    93,750    238,668     *
Lee Liu...........................................    28,750     53,150     *
Robert J. Currey..................................    75,000     75,000     *
Peter H. O. Claudy................................         0          0     *
Roy A. Wilkens....................................         0    204,000     *
Anne Bingaman.....................................         0          0     *
Erskine Bowles....................................         0          0     *
Theodore Forstmann................................         0          0     *
Directors and executive officers as a group (20
 persons)......................................... 2,554,228 30,783,628  19.4%

--------
*  Less than one percent.
(1) Richard A. Lumpkin, Gail G. Lumpkin, Margaret L. Keon, Mary Lee Sparks and all of their children, along with Steven L. Grissom, David R. Hodgman and BankOne, Texas, N.A., individually, or as trustees or settlors for trusts for the benefit of members of the family of Richard Adamson Lumpkin, Alliant Energy Corporation and certain of its subsidiaries, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Clark E. McLeod and Mary E. McLeod are parties to one or more stockholders' agreements and, accordingly, may constitute a group within the meaning of
    Section 13(d)(3) of the Exchange Act. As of the record date, these stockholders beneficially owned an aggregate of 54,480,656 shares of McLeodUSA Class A common stock, including 2,601,376 shares that Alliant Energy Corporation has the right to acquire upon exercise of options, and 571,500 and 65,000 shares that Messrs. McLeod and Lumpkin, respectively, have the right to purchase upon exercise of options, within 60 days from the record date, representing an ownership interest of 34.4%. See "McLeodUSA Capital Stock and Comparison of Stockholder Rights-- Stockholders' Agreements."
(2) Includes 8,558,717 shares of McLeodUSA Class A common stock held of record by Mary E. McLeod, Mr. McLeod's wife, over which Mr. McLeod has shared voting power and 460,000 shares of McLeodUSA Class A common stock held by the McLeod Charitable Foundation for which both Mr. McLeod and Mrs. McLeod are directors and over which both have shared voting and dispositive power. Also includes 250,000 shares of McLeodUSA Class A common stock held by the Clark E. McLeod Unitary Trust and 250,000 shares of McLeodUSA Class A common stock held by the Mary E. McLeod Unitary Trust for which Mr. McLeod is a trustee and over which Mr. McLeod has shared voting and investment power. Mr. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.
(3) Includes 2,601,376 shares of McLeodUSA Class A common stock that Alliant Energy Investments, Inc., a wholly owned subsidiary of Alliant Energy Corporation, has the right to acquire upon exercise of options and 16,240,914 shares of McLeodUSA Class A common stock of which Alliant Energy Investments, Inc. is the holder of record. Heartland Properties, Inc., a wholly owned subsidiary of Alliant Energy Investments, Inc., is the record holder of 284,902 shares of Class A common stock. Alliant Energy Foundation, Inc., an independently chartered foundation which is affiliated with Alliant Energy Corporation, is the record holder of 90,000 shares of McLeodUSA Class A common stock. The address of Alliant Energy Corporation is 222 West Washington Avenue, P.O. Box 192, Madison, WI 53701.
(4) Fidelity Management & Research Company is a wholly owned subsidiary of FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The amount of the beneficial ownership was disclosed on a Schedule 13G filed by FMR Corp. on September 30, 1999.
(5) The address of Putnam Investment, Inc. is One Post Office Square, Boston, MA 02109. The amount of the beneficial ownership was disclosed on a
    Schedule 13G filed by Putnam Investment Inc. on September 30, 1999.

(6) Includes 622,254 shares of McLeodUSA Class A common stock held of record by Gail G. Lumpkin, Mr. Lumpkin's wife, over which Mr. Lumpkin has shared voting power. Includes 4,484,362 shares of McLeodUSA Class A common stock held by various trusts for the benefit of the family of Richard A. Lumpkin over which Mr. Lumpkin has shared voting and investment power. Includes 2,978,256 shares of McLeodUSA Class A common stock held by various trusts for the benefit of the family of Richard A. Lumpkin over which Mr. Lumpkin has shared investment power. Includes 65,000 shares of McLeodUSA Class A common stock that Mr. Lumpkin has the right of purchase within 60 days from the record date pursuant to options. Mr. Lumpkin's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.
(7) Includes 460,000 shares of McLeodUSA Class A common stock held by the McLeod Charitable Foundation for which Mrs. McLeod is a director and over which she has shared voting and dispositive power. Also includes 250,000 shares of McLeodUSA Class A common stock held by the Mary E. McLeod Unitary Trust and 250,000 shares of McLeodUSA Class A common stock held by the Clark E. McLeod Unitary Trust for which Mrs. McLeod is a trustee and over which Mrs. McLeod has shared voting and investment power. Mrs. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids,
   IA 52406-3177.
(8) Includes 7,500 shares of McLeodUSA Class A common stock held of record by the Stephen Samuel Gray Irrevocable Trust and 7,500 shares of McLeodUSA Class A common stock held of record by the Elizabeth Mary Fletcher Gray Education Trust, of which Mr. Gray is the trustee. Includes 52,500 shares of McLeodUSA Class A common stock held of record by Morgan Stanley Dean Witter & Co. for the benefit of Mr. Gray.

           STOCK OWNERSHIP OF MANAGEMENT, DIRECTORS AND MORE THAN 5%
                           STOCKHOLDERS OF SPLITROCK

   The following beneficial ownership table sets forth information regarding beneficial ownership of Splitrock common stock as of the record date by:

 . each person or entity who is known to Splitrock to own beneficially more than 5% of the Splitrock common stock

 .  each director of Splitrock

 . the chief executive officer and four other most highly compensated officers of Splitrock

 .  all of the executive officers and directors of Splitrock as a group

   Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of common stock as of the record date plus those shares of common stock that the stockholder has the right to acquire within 60 days. Consequently, the denominator for calculating the percentage ownership may be different for each stockholder.

   The table is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes to the table, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

   The number of shares includes shares of common stock that the individuals named in the table have the right to acquire within 60 days from the record date upon exercise of options and warrants. The number of shares of McLeodUSA Class A common stock after the merger includes shares of McLeodUSA Class A common stock subject to options held by the beneficial owner. In the merger all options to purchase shares of Splitrock common stock will become the right to purchase shares of McLeodUSA Class A common stock and will be exercisable upon the merger.

                                                      Number of Shares
                                                             of
                            Number of Shares             McLeodUSA
                               of Splitrock               Class A
                              Common Stock              Common Stock
 Name of Beneficial Owner   Before the Merger Percent After the Merger Percent
 ------------------------   ----------------- ------- ---------------- -------
Kwok Li(1).................     6,135,695      10.8%     3,280,756       [ ]
Linsang Partners, LLC(1)...    15,425,848      27.0%     8,248,200       [ ]
Carso Global Telecom S.A.
 de C.V.(2)................    14,075,000      24.7%     7,525,902       [ ]
William R. Wilson..........     9,439,600      16.6%     5,047,354       [ ]
Roy A. Wilkens(3)..........       365,950       1.0%       213,735       [ ]
Marshall C. Turner(4)......        28,150         *         39,134       [ ]
James M. Nakfoor(2)........             0         *         24,082       [ ]
J. Robert Fugate...........        50,263         *        134,209       [ ]
Patrick J. McGettigan......        68,895         *        120,842       [ ]
David M. Boatner...........        56,300         *        173,777       [ ]
Todd W. Wilkens............       377,840       1.0%       322,156       [ ]
Jorge Rosado...............         1,000         *        134,209       [ ]
Directors and executive
 officers as a group (10
 persons)..................    16,523,693      29.0%     9,490,259       [ ]

--------
*  Less than one percent.

(1) The shares beneficially owned by Mr. Li include 1,144,700 shares owned by his spouse and 30,402 shares owned by his minor children, but exclude the 15,425,848 shares owned beneficially and of record by Linsang Partners LLC, a limited liability company controlled by Mr. Li, and members of his family. The shares beneficially owned by Linsang Partners LLC include 62,704 shares issuable upon exercise of warrants included as part of the units purchased by Linsang Partners LLC in the senior notes offering.
(2) The shares beneficially owned by Mr. Nakfoor exclude stock owned by Carso Global Telecom, S.A. de C.V. Carso Global is an affiliate of Grupo Financiero Inbursa, S.A. de C.V. and Mr. Nakfoor is a Vice President of Inbursa. Mr. Carlos Slim Helu, a Mexican citizen, and members of his immediate family, directly and through their ownership of a majority of the voting and economic interests in two trusts, own a majority of the outstanding voting equity securities of Carso Global.

(3) The shares beneficially owned by Roy A. Wilkens are held by Roy A. Wilkens and Sandra L. Wilkens jointly. These shares exclude 377,840 shares beneficially owned by Roy A. Wilkens' son Todd Wilkens, an executive officer of Splitrock, and 152,010 shares owned by other family members of Roy A. Wilkens. The number of shares of McLeodUSA Class A common stock after the merger excludes 204,000 shares of McLeodUSA Class A common stock owned by Roy A. Wilkens.
(4) The shares beneficially owned by Mr. Turner do not include shares beneficially owned by Linsang Partners LLC, of which Mr. Turner is a director and a member.

          McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS

   If the merger is completed, shares of Splitrock common stock will be converted into shares of McLeodUSA Class A common stock. As a result, Splitrock stockholders, whose rights are currently governed by the Delaware General Corporation Law, the Splitrock certificate of incorporation and bylaws, will become McLeodUSA stockholders, whose rights are governed by the Delaware General Corporation Law, the McLeodUSA certificate of incorporation and bylaws.

   The following is a description of the capital stock of McLeodUSA, including the McLeodUSA Class A common stock to be issued in the merger, and a summary of the material differences between the rights of Splitrock stockholders and McLeodUSA stockholders. These differences arise from the differences between the McLeodUSA certificate of incorporation and bylaws and the Splitrock certificate of incorporation and bylaws. Although it is impractical to compare all of the aspects in which the companies' governing instruments differ with respect to stockholders' rights, the following discussion summarizes the significant differences between them.

DESCRIPTION OF McLEODUSA CAPITAL STOCK

   The following summary description of the capital stock of McLeodUSA is based on the provisions of the McLeodUSA certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. The summary description does not reflect the proposed amendment to the McLeodUSA certificate of incorporation. For information on how to obtain copies of the McLeodUSA certificate of incorporation and bylaws, see "Where You Can Find More Information."

Authorized and Outstanding Capital Stock of McLeodUSA

   Under the McLeodUSA certificate of incorporation, McLeodUSA has authority to issue 274,000,000 shares of capital stock, consisting of 250,000,000 shares of McLeodUSA Class A common stock, 22,000,000 shares of Class B common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01
per share. As of the record date, [   ] shares of McLeodUSA Class A common
stock, no shares of McLeodUSA Class B common stock, 1,150,000 shares of 6.75% Series A cumulative convertible preferred stock, par value $.01 per share, 275,000 shares of Series B cumulative convertible preferred stock, par value $.01 per share and 125,000 shares of Series C convertible preferred stock, par value $.01 per share, were issued and outstanding.

   The rights of the holders of McLeodUSA Class A common stock, Class B common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock discussed below are subject to any rights that the McLeodUSA board of directors may confer on holders of McLeodUSA preferred stock that may be issued in the future. These rights may adversely affect the rights of the holders of any or all of these classes and series of McLeodUSA securities.

McLeodUSA Class A Common Stock

   Voting Rights. Each holder of McLeodUSA Class A common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class B common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class A common stock are entitled to one vote per share.

   Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class A common stock, the holders of McLeodUSA Class B common stock and holders of any class or series of stock entitled to participate with the McLeodUSA

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

Class A and Class B common stock, will become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class A common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

   Dividends. Subject to the rights of the holders of McLeodUSA preferred stock, dividends may be paid on the McLeodUSA Class A common stock, the McLeodUSA Class B common stock and on any class or series of stock entitled to participate with the McLeodUSA Class A and Class B common stock when and as declared by the McLeodUSA board of directors.

   No Preemptive or Conversion Rights. The holders of McLeodUSA Class A common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class A common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Class B Common Stock

   Voting Rights. Each holder of McLeodUSA Class B common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class A common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter or thing, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class B common stock are entitled to .40 vote per share.

   Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class B common stock, the holders of McLeodUSA Class A common stock and the holders of any class or series of stock entitled to participate with the McLeodUSA Class B and Class A common stock, will become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class B common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

   Dividends. Subject to the rights of the holders of McLeodUSA preferred stock, dividends may be paid on the McLeodUSA Class B common stock, the McLeodUSA Class A common stock and on any class or series of stock entitled to participate with the McLeodUSA Class B and Class A common stock when and as declared by the McLeodUSA board of directors.

   Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. The shares of McLeodUSA Class B common stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of McLeodUSA Class A common stock at the rate of one share of McLeodUSA Class A common stock for each share of McLeodUSA Class B common stock, as adjusted for any stock split. Except for this conversion right, the holders of McLeodUSA Class B common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class B common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Preferred Stock

   The McLeodUSA certificate of incorporation authorizes the McLeodUSA board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of McLeodUSA preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this joint proxy statement/prospectus, 1,150,000 shares of Series A preferred stock, 275,000 shares of Series B preferred stock, and 125,000 shares of Series C preferred stock, are issued and outstanding. Because of its broad discretion to create and issue McLeodUSA preferred stock without stockholder approval, the McLeodUSA board of directors could adversely affect the voting power of the holders of McLeodUSA Class A common stock and, by issuing shares of McLeodUSA preferred stock with preferential voting, conversion or redemption rights, could discourage any attempt to obtain control of McLeodUSA.

McLeodUSA Series A Preferred Stock

   Ranking. The Series A preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding-up, ranks:

  .  junior to all McLeodUSA debt obligations

  . junior to "Senior Stock," which is each class of McLeodUSA capital stock or series of preferred stock established after the Series A preferred stock by the McLeodUSA board of directors that has terms which expressly provide that such class or series will rank senior to the Series A preferred stock

  . on a parity with "Parity Stock," which is each class of capital stock or series of preferred stock established after the Series A preferred stock by the McLeodUSA board of directors that has terms which expressly provide that such class or series will rank on a parity with the Series A preferred stock (and which includes the Series B preferred stock and Series C preferred stock as described below)

  . senior to "Junior Stock," which is all classes of McLeodUSA common stock, including McLeodUSA Class A common stock and Class B common stock, and any other class of McLeodUSA capital stock established after the Series A preferred stock by the McLeodUSA board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A preferred stock

   While any shares of Series A preferred stock are outstanding, McLeodUSA may not authorize, create or increase the authorized amount of any class or series of Senior Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of at least 66 2/3% of the outstanding shares of Series A preferred stock. McLeodUSA may, however, without the consent of any holder of Series A preferred stock, create additional classes of capital stock, increase the authorized number of shares of preferred stock or issue series of Parity Stock or Junior Stock.

   Voting Rights. The holders of Series A preferred stock, except as otherwise required under Delaware law or as provided in the Series A preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders. If the Series A preferred stock does vote, each outstanding share of Series A preferred stock has one vote, excluding shares of Series A preferred stock held by McLeodUSA or any entity controlled by McLeodUSA, which shares have no votes. The Series A preferred stock certificate of designations provides that if dividends on the Series A preferred stock are in arrears and unpaid for six or more dividend periods, whether or not consecutive, then the holders of the outstanding shares of Series A preferred stock will be entitled to elect to serve on the McLeodUSA board of directors the lesser of (1) two additional members to the McLeodUSA board of directors or (2) that number of directors constituting at least 25% of the members of the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by that number. These voting rights will continue until all dividends in arrears on the Series A preferred stock are paid in full, at which time the term of any directors elected according to the provisions of this paragraph (subject to the right of holders of any other preferred stock to elect these directors) shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by that number (until the occurrence of any such subsequent event). The Series A preferred stock certificate of designations also provides that, except as expressly set forth above under "--Ranking," (1) the creation, authorization or issuance of any shares of Junior Stock or Parity Stock, including the designation of a series of Junior Stock or Parity Stock within the existing class of Series A preferred stock, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Series A preferred stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series A preferred stock.

   Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, each holder of Series A preferred stock will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the liquidation preference of $250 per share of Series A preferred stock held by the holder, plus accumulated and unpaid dividends on the Series A preferred stock to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up) before any distribution is made on any Junior Stock, including McLeodUSA Class A common stock.

   Dividends. Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series A preferred stock will be entitled to receive, when, as and if declared by the McLeodUSA board of directors out of funds of McLeodUSA legally available for payment, cumulative dividends at the annual rate of 6.75% per share on the liquidation preference of $250 per share of Series A preferred stock (equivalent to $16.875 per share annually). Dividends on the Series A preferred stock are payable quarterly and accrue from the most recent date as to which dividends have been paid. Any dividend on the Series A preferred stock shall be, at the option of McLeodUSA, payable (1) in cash or (2) through the issuance of shares of McLeodUSA Class A common stock.

   Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. Shares of Series A preferred stock are convertible, in whole or in part, at any time, at the option of the holders of the Series A preferred stock, into shares of McLeodUSA Class A common stock at the conversion price of $29.06 per share, subject to adjustment upon the happening of various events. This amount is referred to herein as the Conversion Price. McLeodUSA has the option to convert all of the shares of Series A preferred stock into shares of McLeodUSA Class A common stock at the Conversion Price if, on or after August 15, 2002, the closing price of McLeodUSA Class A common stock has equaled or exceeded 135% of the Conversion Price for at least 20 out of 30 consecutive days on which the Nasdaq National Market is open for the transaction of business. Except for this conversion right, the holders of the Series A preferred stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other securities of any class of McLeodUSA.

   Provisional Redemption. McLeodUSA may redeem Series A preferred stock at a redemption price of 104.5% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the redemption date, on or after August 15, 2001, but prior to August 15, 2002, if the closing price of McLeodUSA Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 trading days within any 30 trading day period. This type of redemption is called a Provisional Redemption. If McLeodUSA undertakes a Provisional Redemption, the holders of shares of Series A preferred stock that are called for redemption also will receive a payment (referred to as the "additional payment") in an amount equal to the present value of the aggregate value of the dividends that would thereafter have been payable on the Series A preferred stock (whether or not such dividends have been declared) for the period from the date of the Provisional Redemption to August 15, 2002. McLeodUSA may effect any Provisional Redemption, in whole or in part, at its option, by payment of the redemption price, including any additional payment, in cash, through delivery of shares of McLeodUSA Class A common stock or a combination thereof, subject to applicable law.

   Optional Redemption. Except under the foregoing circumstances for a Provisional Redemption, and except under certain circumstances set forth in the McLeodUSA certificate of incorporation (as set forth below), McLeodUSA may not redeem the Series A preferred stock prior to August 15, 2002. Thereafter, each share of the Series A preferred stock may be redeemed, at the option of McLeodUSA, in whole or in part, at any time or from time to time at the following redemption prices, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, payable in cash. This type of redemption is referred to herein as an Optional Redemption. If redeemed during the 12-month period commencing on August 15 (or, if such date is not a date on which the Nasdaq National Market is open for business, then on the next day the Nasdaq National Market is open for business) of the years set forth below, the Optional Redemption prices, expressed as a percentage of the liquidation preference per share, shall be:

                                                                        Period
                                                                      Redemption
  Year                                                                  Price
  ----                                                                ----------
  2002...............................................................  103.3750%
  2003...............................................................  102.2500%
  2004...............................................................  101.1250%
  2005 and thereafter................................................  100.0000%

   Notwithstanding any of the foregoing provisions relating to a Provisional Redemption or an Optional Redemption, the McLeodUSA certificate of incorporation provides that McLeodUSA may redeem shares of any class of its capital stock (including the Series A preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series A preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in the McLeodUSA certificate of incorporation. These provisions are described below under "--Certain Charter and Statutory Provisions--Certain Statutory Provisions."

McLeodUSA Series B and Series C Preferred Stock

   Ranking. The Series B preferred stock and Series C preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding-up, ranks:

  .  junior to all McLeodUSA debt obligations

  . junior to "Senior Stock," which is each class of McLeodUSA capital stock or series of preferred stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors that has terms which expressly provide that the class or series will rank senior to the Series B preferred stock and Series C preferred stock

  . on a parity with "Parity Stock," which is the Series A preferred stock and each class of capital stock or series of preferred stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors that has terms which expressly provide that the class or series will rank on a parity with the Series B preferred stock and Series C preferred stock

  . senior to "Junior Stock," which is all classes of McLeodUSA common stock, including McLeodUSA Class A common stock and Class B common stock, and any other class of McLeodUSA capital stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B preferred stock and Series C preferred stock

   While any shares of Series B preferred stock or Series C preferred stock are outstanding, McLeodUSA may not authorize, create or increase the authorized amount of any class or series of Senior Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of a majority of the outstanding shares of Series B preferred stock and Series C preferred stock. McLeodUSA may, however, without the consent of any holder of Series B preferred stock and Series C

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

preferred stock, create additional classes of capital stock, increase the authorized number of shares of preferred stock or issue series of Parity Stock or Junior Stock.

   Voting Rights. The holders of Series B preferred stock, except as otherwise required under Delaware law or as provided in the Series B preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders other than, voting separately as a series, to designate and elect two directors to the McLeodUSA board of directors. However:

     (1) the entitlement of the holders of Series B preferred stock to designate two directors for election to the McLeodUSA board of directors, and the exclusive right of the holders of Series B preferred stock to vote, separately as a series, for the election of such designees to the McLeodUSA board of directors, shall cease immediately upon less than 110,000 shares of Series B preferred stock being outstanding, and the holders of the outstanding shares of the Series B preferred stock shall be entitled to designate one director for election to the McLeodUSA board of directors and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the McLeodUSA board of directors, and to designate one non-voting board observer, for as long as, and only for so long as, less than 110,000 shares of Series B preferred stock but more than 55,000 shares of Series B preferred stock remain outstanding;

     (2) the entitlement of the holders of outstanding shares of Series B preferred stock to designate one director for election to the McLeodUSA board of directors, and the exclusive right of the holders of outstanding shares of Series B preferred stock to vote separately as a series for the election of such designee to the McLeodUSA board of directors, and the exclusive right of the holders of outstanding shares of Series B preferred stock to designate one non-voting board observer, and the rights of such non-voting board observer, shall cease immediately upon 55,000 or fewer shares of Series B preferred stock being outstanding, and the holders of the outstanding shares of Series B preferred stock shall be entitled to designate two non-voting board observers for as long as, and only for as long as, 55,000 or fewer (but at least one) shares of Series B Preferred Stock remain outstanding; and

     (3) immediately upon no shares of Series B preferred stock being outstanding, the entitlement of the holders of Series B preferred stock to designate two non-voting board observers, and the rights of such board observers, shall cease.

   In exercising any such votes, each outstanding share of Series B preferred stock has one vote.

   The holders of Series C preferred stock, except as otherwise required under Delaware law or as provided in the Series C preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders other than, voting separately as a series, to designate and elect one non-voting board observer to the McLeodUSA board of directors for so long as any shares of Series C preferred stock remain issued and outstanding.

   In addition, the Series B preferred stock certificate of designations provides that if dividends on the Series B preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive) or McLeodUSA has failed to discharge a redemption obligation as required under the Series B preferred stock certificate of designation, then the holders of the outstanding shares of Series B preferred stock will be entitled to elect one additional director to serve on the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by this number. These voting rights will continue until either all dividends in arrears on the Series B preferred stock are paid in full or the redemption obligation is fulfilled, as the case may be, at which time the term of the director elected according to the provisions of this paragraph shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by one (until the occurrence of any such subsequent event).

   Similarly, the Series C preferred stock certificate of designations provides that if McLeodUSA has failed to discharge a redemption obligation as required under the Series C preferred stock certificate of designations then the holders of the outstanding shares of Series C preferred stock will be entitled to elect one additional director to serve on the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by this number. These voting rights of the Series C preferred stock will continue until such time as such redemption obligation is fulfilled at which time the term of the director elected according to the provisions of this paragraph shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by one (until the occurrence of any such subsequent event).

   The Series B preferred stock certificate of designations and the Series C preferred stock certificate of designations also provide that, except as expressly set forth above under "--Ranking," (1) the creation, authorization or issuance of any shares of Junior Stock or Parity Stock, including the designation of a series of Junior Stock or Parity Stock within the existing class of Series B preferred stock and Series C preferred stock, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Series B preferred stock or Series C preferred stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series B preferred stock or Series C preferred stock.

   Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, the holders of the Series B preferred stock and Series C preferred stock taken together will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the greater of (1) liquidation preference of $2,500 per share of Series B preferred stock and Series C preferred stock, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up) or (2) the aggregate amount that would have been received with respect to the shares of Series B preferred stock and Series C preferred stock if these shares had been converted to McLeodUSA Class A common stock immediately prior to the liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including McLeodUSA Class A common stock. If, upon any liquidation, dissolution or winding-up, the assets or proceeds of McLeodUSA, shall be insufficient to pay in full the amounts under clause (1) of the preceding sentence and liquidating payments on all Parity Securities, then the assets or proceeds, shall (A) be distributed among the shares of Series B preferred stock and Series C preferred stock taken together and all other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares and any other Parity Securities if all amounts payable thereon were paid in full and (B) the amount distributable under clause
(A) to the Series B preferred stock and Series C preferred stock taken together, shall be distributed to the holders of the Series B preferred stock and Series C preferred stock according to the formulas specified in the Series B preferred stock certificate of designations and Series C preferred stock certificate of designations.

   Dividends. Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series B preferred stock will be entitled to receive, when, as and if declared by the McLeodUSA board of directors out of funds of McLeodUSA legally available for payment, cumulative dividends at the annual rate of $127.273 per share. Dividends on the Series B preferred stock are payable quarterly and accrue from the most recent date as to which dividends have been paid. Holders of shares of Series C preferred stock are not entitled to receive any dividends on their shares of Series C preferred stock. Notwithstanding the above, if at any time prior to September 15, 2004, McLeodUSA pays a dividend in cash or property other than in shares of capital stock on its Class A common stock then McLeodUSA must also declare and pay a dividend on the Series B preferred stock and Series C preferred stock in an amount equal to that which would have been paid if the Series B preferred stock and Series C preferred stock taken together had been converted into McLeodUSA Class A common stock on the date established as the record date with respect to such dividend on the McLeodUSA Class A common stock. The dividend shall be distributed to the holders of the Series B preferred stock and Series C preferred stock according to the formulas specified in the Series B preferred stock certificate of designations and Series C preferred stock certificate of designations.

   Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. Shares of Series B preferred stock and Series C preferred stock are convertible, in whole or in part, at any time, at the option of the holders of the shares, into shares of McLeodUSA Class A common stock at the conversion price of $36.50 per share, subject to adjustment upon the happening of various events; provided that upon the exercise by any holder of Series B preferred stock of this conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series C preferred stock shall automatically convert in accordance with the terms of the Series C preferred stock certificate of designations. Except for this conversion right, the holders of the Series B preferred stock and Series C preferred stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other of our securities of any class.

   Optional Redemption. Except under certain circumstances set forth in the McLeodUSA certificate of incorporation (as set forth below), McLeodUSA may not redeem the Series B preferred stock and Series C preferred stock prior to September 15, 2006. Thereafter, each share of the Series B preferred stock and Series C preferred stock may be redeemed, at the option of McLeodUSA, in whole or in part, at any time or from time to time at a redemption price per share equal to the liquidation preference of that share, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, payable in cash; provided that McLeodUSA shall only be entitled to redeem shares of the Series B Preferred Stock if shares of the Series C Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares then outstanding. This type of redemption is referred to herein as an Optional Redemption.

   Notwithstanding any of the foregoing provisions relating to an Optional Redemption, the McLeodUSA certificate of incorporation provides that McLeodUSA may redeem shares of any class of its capital stock (including the Series B preferred stock and Series C preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series B preferred stock and Series C preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in the McLeodUSA certificate of incorporation. These provisions are described below under "--Certain Charter and Statutory Provisions--Certain Statutory Provisions."

   Mandatory Redemption. To the extent McLeodUSA shall have funds legally available therefor, during the 180-day period commencing on September 15, 2009, the holders of the Series B preferred stock and Series C preferred stock shall have the right to cause McLeodUSA to redeem at any time in whole or from time to time in part outstanding shares of Series B preferred stock and Series C preferred stock, if any, at a redemption price per share in cash equal to the liquidation preference, plus accumulated and unpaid dividends, if any, without interest; provided that upon any election by holders of the Series B preferred stock to exercise this redemption right McLeodUSA shall be required to redeem a proportional amount of the Series C preferred stock.

STOCKHOLDERS' AGREEMENTS

   On December 17, 1999, McLeodUSA entered into a further amendment and restatement of a stockholders' agreement originally entered into on November 18, 1998 with several of its significant stockholders consisting of Alliant Energy Corporation and several of its subsidiaries, Alliant Energy Foundation, Inc., Clark and Mary McLeod, and Richard and Gail Lumpkin and various trusts for the benefit of their family.

   Such further amended and restated November 1998 stockholders' agreement provides, among other things, that:

  . until December 31, 2001, the parties will not sell any equity securities of McLeodUSA, or any other securities convertible into or exchangeable for McLeodUSA equity securities, without receiving the prior written consent of the McLeodUSA board of directors, except for transfers specifically permitted by the agreement

  . to the extent the McLeodUSA board of directors approves a transfer of McLeodUSA equity securities by a party, the other parties are automatically granted transfer rights

  . the McLeodUSA board of directors will determine on a quarterly basis the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate 300,000 shares per quarter, that the parties may sell during designated trading periods following the release of the quarterly financial results of McLeodUSA

  . to the extent the McLeodUSA board of directors grants registration rights to a party in connection with a sale of McLeodUSA securities by that party, it will grant similar registration rights to the other parties

  . the McLeodUSA board of directors will determine for each of 2000 and 2001 the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate on a per year basis a number of shares equal to 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by McLeodUSA under the Securities Act for sale by the parties

  . in any underwritten offering of shares of McLeodUSA Class A common stock, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of McLeodUSA Class A common stock owned by the parties, the McLeodUSA board of directors will determine the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed on a per year basis a number of shares equal to 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by McLeodUSA for sale by the parties in connection with the offering

  . McLeodUSA may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

   Under the further amended and restated November 1998 stockholders' agreement, each party also agreed, until it owns less than 5,000,000 shares of McLeodUSA Class A common stock, to vote its shares and take all action within its power to:

  . establish the size of the McLeodUSA board of directors at up to 13 directors

  . cause to be elected to the McLeodUSA board of directors one director designated by Alliant Energy Corporation and its subsidiaries for so long as they collectively own at least 5,000,000 shares of McLeodUSA Class A common stock

  . cause to be elected to the McLeodUSA board of directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 5,000,000 shares of McLeodUSA Class A common stock

  . cause Richard Lumpkin to be elected to the McLeodUSA board of directors for so long as Richard and Gail Lumpkin and various other parties related to the Lumpkins collectively own at least 5,000,000 shares of McLeodUSA Class A common stock

  . cause to be elected to the McLeodUSA board of directors up to eight non-employee directors nominated by the board

   The further amended and restated November 1998 stockholders' agreement terminates on December 31, 2001. In addition, if during each of 2000 and 2001 McLeodUSA has not provided a party a reasonable opportunity to sell an aggregate number of shares of McLeodUSA Class A common stock equal to not less than 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by a party as of December 31, 1998, then that party may terminate the agreement as it applies to that party.

   On December 17, 1999, McLeodUSA also entered into a further amendment and restatement of a stockholders' agreement originally entered into on January 7, 1999 with the parties to the further amended and restated November 1998 stockholders' agreement described above and M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership in connection with the acquisition by McLeodUSA of Ovation Communications, Inc.

   The further amended and restated January 1999 stockholders' agreement provides that, until December 31, 2001, the M/C entities will not sell any equity securities of McLeodUSA, or any other securities convertible into or exchangeable for McLeodUSA equity securities, without receiving the prior written consent of the McLeodUSA board of directors, except for transfers specifically permitted by the agreement. The further amended and restated January 1999 stockholders' agreement also contains various provisions intended to insure that the M/C entities and the parties to the further amended and restated November 1998 stockholders' agreement are treated on a basis generally similar to one another in connection with permitted sales and registration of McLeodUSA securities under such agreements. In addition, for so long as the M/C entities own at least 5,000,000 shares of McLeodUSA Class A common stock, the M/C entities have agreed to vote their shares in accordance with the voting agreement contained in the further amended and restated November 1998 stockholders' agreement and the other parties have agreed to vote their shares to cause to be elected to the McLeodUSA board of directors one director designated by the M/C entities.

   The further amended and restated January 1999 stockholders' agreement terminates on December 31, 2001. In addition, if (1) during each of 2000 and 2001, McLeodUSA has not provided the M/C entities an opportunity to register under the Securities Act for sale an aggregate number of shares of McLeodUSA Class A common stock equal to not less than 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by the M/C entities as a result of the acquisition of Ovation Communications, Inc., or (2) the further amended and restated November 1998 stockholders' agreement has been terminated by all parties to such agreement, then the M/C entities may terminate the further amended and restated January 1999 stockholders' agreement. The further amended and restated January 1999 stockholders' agreement will be terminated with respect to parties other than the M/C entities and McLeodUSA at the time as the further amended and restated November 1998 stockholders' agreement is terminated with respect to such other parties.

   For a description of the stockholders' agreements to be entered into in connection with the merger agreement and the merger, see "Terms of the Merger Agreement and Related Transactions--Terms of Stockholders' Agreements."

LIMITATION OF LIABILITY AND INDEMNIFICATION

   Limitations of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The McLeodUSA certificate of incorporation limits the liability of directors to McLeodUSA or its stockholders to the full extent permitted by Section 102(b)(7). Specifically, directors of McLeodUSA are not personally liable for monetary damages to McLeodUSA or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  . any breach of the director's duty of loyalty to McLeodUSA or its stockholders

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

  . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law

  . any transaction from which the director derived an improper personal benefit

   Indemnification. To the maximum extent permitted by law, the McLeodUSA bylaws provide for mandatory indemnification of directors and officers of McLeodUSA against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, McLeodUSA must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. McLeodUSA also maintains directors' and officers' liability insurance.

CERTAIN CHARTER AND STATUTORY PROVISIONS

   Classified Board. The McLeodUSA certificate of incorporation provides for the division of the McLeodUSA board of directors into three classes of directors, serving staggered three-year terms. The McLeodUSA certificate of incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote on the certificate of incorporation and the approval of a majority of the entire McLeodUSA board of directors are necessary for the alteration, amendment or repeal of specific sections of the McLeodUSA certificate of incorporation relating to the election and classification of the McLeodUSA board of directors, limitation of director liability, indemnification and the vote requirements for these amendments to the McLeodUSA certificate of incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of McLeodUSA.

   Section 203 of the Delaware General Corporation Law. McLeodUSA is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation such as McLeodUSA from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

  . prior to that date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

  . upon consummation of the transaction that resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by specified directors or specified employee stock plans, or

  . on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder.

A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

   Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the Delaware General Corporation Law, the original McLeodUSA certificate of incorporation provided that it would not be governed by Section 203. Several stockholders, including Clark and Mary McLeod and Alliant Energy Corporation, became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between McLeodUSA and any of these stockholders will not be subject to the requirements of Section 203.

   Mandatory Redemption. The McLeodUSA certificate of incorporation empowers the McLeodUSA board of directors to redeem any of the McLeodUSA outstanding capital stock at a price determined by the McLeodUSA board of directors, which price will be at least equal to the lesser of

  . fair market value, as determined in accordance with the McLeodUSA certificate of incorporation, or

  . in the case of a "Disqualified Holder," such holder's purchase price, if the stock was purchased within one year of such redemption,

to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of stock of McLeodUSA whose holding of McLeodUSA stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by McLeodUSA or any of its subsidiaries to conduct any portion of the business of McLeodUSA or any of its subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting this ownership. Additionally, the FCC's rules may under some conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the McLeodUSA Class A common stock is Norwest Bank Minnesota, N.A.

COMPARISON OF MCLEODUSA CLASS A COMMON STOCK AND SPLITROCK COMMON STOCK

   The rights of Splitrock stockholders are currently governed by the Delaware General Corporation Law, the Splitrock certificate of incorporation and the Splitrock bylaws. In accordance with the merger agreement, at the effective time of the merger each issued and outstanding share of Splitrock common stock will be converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock. Accordingly, upon consummation of the merger, the rights of Splitrock stockholders who become stockholders of McLeodUSA will be governed by the Delaware General Corporation Law and the McLeodUSA certificate of incorporation and bylaws. The following are summaries of the material differences between the rights of Splitrock stockholders and the rights of McLeodUSA stockholders. For additional information, see "Where You Can Find More Information."

Authorized Capital

   Splitrock. As of the record date, the authorized capital stock of Splitrock consisted of (1) 150,000,000 shares of Splitrock common stock, of which (a) [57,030,590] shares were issued and outstanding, (b) no shares were held in the treasury of Splitrock, (c) 4,247,598 shares were reserved for issuance upon the exercise of outstanding options to purchase shares of Splitrock common stock and (d) 913,998 shares were reserved for issuance upon the exercise of outstanding warrants to purchase shares of Splitrock common stock; and (2) 25,000,000 shares of preferred stock, $.001 par value per share, of which (a) no shares were issued and outstanding, (b) no shares were held in the treasury of Splitrock, and (c) no shares were reserved for issuance.

   McLeodUSA. As of the record date, the authorized capital stock of McLeodUSA consisted of (1) 250,000,000 shares of McLeodUSA Class A common stock, of which
[   ] shares were issued and outstanding, (2) 22,000,000 shares of McLeodUSA
Class B common stock, of which no shares were issued and outstanding, and (3) 2,000,000 shares of McLeodUSA serial preferred stock, of which (a) 1,150,000 shares of 6.75% Series A cumulative convertible preferred stock, par value $.01 per share, (b) 275,000 shares of Series B cumulative convertible preferred stock, par value $.01 per share, and (c) 125,000 shares of Series C convertible preferred stock, par value $.01 per share, were issued and outstanding.

Board of Directors

   Splitrock. Under the Splitrock bylaws, the number of directors of Splitrock will be not less than three and will be determined from time to time by resolution adopted by the Splitrock board of directors. The current number of Splitrock directors is five. The Splitrock board of directors is divided into three classes as nearly equal in number as possible, and the Splitrock directors are elected for three-year terms by a plurality vote at the annual stockholders meeting by the holders of shares present at the meeting or represented by proxy and entitled to vote in the election. A quorum at any meeting of the Splitrock board of directors consists of a majority of the total number of directors, and a majority of the directors present, at any meeting at which a quorum is present is required to approve any Splitrock board of directors action.

   McLeodUSA. Under the McLeodUSA certificate of incorporation and bylaws, the number of McLeodUSA directors will be between three and 15. The current number of McLeodUSA directors is 13. The McLeodUSA bylaws provide that the election and term of the McLeodUSA directors is determined by the McLeodUSA certificate of incorporation. The McLeodUSA board of directors is divided into three classes as nearly equal in number as possible, and the McLeodUSA directors are elected for three-year terms by a plurality of the voting rights represented by the shares present in person or represented by proxy at the annual stockholders meeting and entitled to vote in the election. A quorum at any meeting of the McLeodUSA board of directors consists of a majority of the total number of directors, and a majority of the directors present, at any meeting at which a quorum is present is required to approve any McLeodUSA board of directors action.

Committees of the Board of Directors

   Splitrock. Under the Splitrock bylaws, the Splitrock board of directors may appoint one or more committees, other than an executive committee, from among its members. The Splitrock bylaws provide that these committees may be designated by a resolution adopted by a majority of the Splitrock board of directors. The Splitrock board of directors currently has a compensation committee and an audit committee.

   McLeodUSA. Under the McLeodUSA certificate of incorporation, the McLeodUSA board of directors may designate one or more committees, which must consist of McLeodUSA directors. The McLeodUSA board of directors currently has a compensation committee and an audit committee.

Newly Created Directorships and Vacancies

   Splitrock. Under the Splitrock bylaws, newly created directorships resulting from an increase in the number of directors will be filled by the vote of a majority of directors, election at an annual meeting of the stockholders or at a special meeting of stockholders called for that purpose. No decrease in the number of directors may have the effect of shortening the term of any incumbent director. Any vacancy occurring in the board of directors may be filled by the vote of a majority of the remaining directors, even if the remaining directors comprise less than a quorum of the board of directors. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office.

   McLeodUSA. Under the McLeodUSA certificate of incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of McLeodUSA directors elected by all of the holders of McLeodUSA Class A common stock and McLeodUSA Class B common stock may be filled by a majority of the McLeodUSA directors then in office, even if less than a quorum, or by a sole remaining director. When the number of directors is changed, any newly created or eliminated directorship will be apportioned among the classes of directors so as to make all classes as nearly equal in number as possible. A decrease in the number of directors may not shorten the term of the incumbent director.

Removal of Directors

   Splitrock. Under the Splitrock bylaws, a director may be removed with or without cause at any annual or special meeting of stockholders by the vote of a majority of the shares of common stock outstanding and entitled to vote on the election of that director, as long as notice of the intention to act on the matter was given in the notice calling the meeting.

   McLeodUSA. Neither the McLeodUSA certificate of incorporation nor the bylaws includes a provision setting forth the procedure for the removal of directors. Under the Delaware General Corporation Law, any director or the entire board of directors of a corporation with a classified board, such as McLeodUSA, may be removed by the holders of a majority of shares then entitled to vote at an election of directors, but only for cause.

Officers

   Splitrock. Under the Splitrock bylaws, the Splitrock principal officers consist of a President and a Secretary. The Splitrock board of directors appoints all principal officers at its first meeting after the annual meeting of stockholders. The Splitrock board of directors may also appoint a Chairman of the Board, one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. The Splitrock board of directors may remove any officer with or without cause, by the vote of a majority of the board of directors present at a meeting of the board at which a quorum is present.

   McLeodUSA. Under the McLeodUSA bylaws, the McLeodUSA officers consist of a President, a Secretary and a Treasurer, and other officers and assistant officers as may be elected or appointed by the McLeodUSA board of directors. The McLeodUSA board of directors may remove any officer, with or without cause, by the affirmative vote of a majority of the McLeodUSA board of directors.

Special Meetings of Stockholders

   Splitrock. Under the Splitrock bylaws, a special meeting of the Splitrock stockholders may be called at any time by the board of directors.

   McLeodUSA. Under the McLeodUSA bylaws, a special meeting of the McLeodUSA stockholders may be called by the board of directors, the Chairperson, the Chief Executive Officer or the President.

Quorum at Stockholder Meetings

   Splitrock. Under the Splitrock bylaws, the holders of record of a majority of the shares issued and outstanding and entitled to vote at a stockholder meeting, present in person or represented by proxy, constitute a quorum at each stockholder meeting. In the absence of a quorum, the stockholders present in person or represented by proxy at a meeting may adjourn the meeting until a quorum is present or represented.

   McLeodUSA. Under the McLeodUSA bylaws, the holders of a majority of the voting rights represented by the shares issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of the class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. The holders of a majority of the voting rights represented by the shares represented at a meeting, whether or not a quorum is present, may adjourn the meeting from time to time.

Stockholder Action by Written Consent

   Splitrock. Under the Splitrock bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote were present and voted. The bylaws further provide that the minimum number of written consents necessary to approve the action at issue must be delivered to Splitrock within 60 days of the date of the written consent bearing the earliest signature. Prompt notice of the taking of an action by the stockholders without a meeting and by less than unanimous consent must be given to those stockholders who did not consent in writing to the action.

   McLeodUSA. Under the Delaware General Corporation Law, unless a corporation's certificate of incorporation provides otherwise, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote were present and voted. The McLeodUSA certificate of incorporation does not address this matter.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

   Splitrock. The Splitrock bylaws require stockholders seeking to bring business before an annual meeting to provide timely notice in writing. Generally, to be timely, a stockholder's notice must be delivered to Splitrock not less than 90 days before the anniversary of the previous year's annual meeting of stockholders.

   McLeodUSA. Neither the McLeodUSA certificate of incorporation nor the bylaws include a provision which requires that advance notice be given to McLeodUSA of stockholder-proposed business to be conducted at annual meetings.

Amendment of Governing Documents

   Splitrock. Under the Delaware General Corporation Law, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote on the amendment, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately on the amendment unless a higher vote is required in the corporation's certificate of incorporation. The Splitrock certificate of incorporation does not address this matter.

   Under the Splitrock certificate of incorporation and bylaws, the Splitrock bylaws may be amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors. Notice of the intent to amend or repeal the bylaws must be contained in the notice of the meeting at which the action is taken.

   McLeodUSA. McLeodUSA may amend or repeal any provision of its certificate of incorporation as permitted by the Delaware General Corporation Law and the McLeodUSA certificate of incorporation, except as noted below. Under the Delaware General Corporation Law, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote on the amendment, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately on the amendment unless a higher vote is required in the corporation's certificate of incorporation. Under the McLeodUSA certificate of incorporation, the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote on the amendment and the affirmative vote of a majority of the entire McLeodUSA board of directors is required to amend, alter or repeal Sections 5.1 (election of directors) and 5.3 (limitation of liability),
Article 6 (indemnification), and Article 8 (amendment of certificate of incorporation) of the McLeodUSA certificate of incorporation.

   Under the McLeodUSA certificate of incorporation, the McLeodUSA board of directors has the power to adopt, alter, amend and repeal the McLeodUSA bylaws in accordance with the Delaware General Corporation Law. Under the Delaware General Corporation Law, the stockholders also have the power to amend or repeal the McLeodUSA bylaws or to adopt new bylaws.

Business Combination with an Interested Stockholder

   Splitrock and McLeodUSA are subject to the provisions of Section 203 of the Delaware General Corporation Law as generally described above under "-- Description of McLeodUSA Capital Stock--Certain Charter and Statutory Provisions."

  PROPOSALS TO McLEODUSA STOCKHOLDERS TO BE VOTED ON AT THE McLEODUSA SPECIAL
                                    MEETING

                                  Proposal 1.

   Approval of an Amendment to the McLeodUSA Certificate of Incorporation to Increase the Number of Authorized Shares of McLeodUSA Class A Common Stock to 1,000,000,000 from 250,000,000

   The McLeodUSA board of directors adopted on December 17, 1999 an amendment to Section 4.1 of the McLeodUSA certificate of incorporation, subject to stockholder approval at the McLeodUSA special meeting, to increase the number of authorized shares of McLeodUSA Class A common stock to 1,000,000,000 from 250,000,000. The proposed increase in the number of authorized shares of McLeodUSA Class A common stock will alter the total authorized capital of McLeodUSA as summarized below:


   Proposed Authorized Capital
   ---------------------------
   Class A common stock........................................... 1,000,000,000
   Class B common stock...........................................    22,000,000
   Preferred Stock................................................     2,000,000
                                                                   -------------
     Total........................................................ 1,024,000,000

   Existing Authorized Capital
   ---------------------------
   Class A common stock............................................. 250,000,000
   Class B common stock.............................................  22,000,000
   Preferred Stock..................................................   2,000,000
                                                                     -----------
     Total.......................................................... 274,000,000

   Stockholders of McLeodUSA are asked to consider and vote on the proposed amendment to Section 4.1 of the McLeodUSA certificate of incorporation, substantially in the form included in Appendix G, at the McLeodUSA special meeting. The merger cannot be completed unless McLeodUSA stockholders approve the amendment. If the proposal is approved by the stockholders, the proposed amendment to the McLeodUSA certificate of incorporation will become effective upon the filing of a certificate of amendment to the McLeodUSA certificate of incorporation with the Secretary of State of the State of Delaware, which filing is likely to be made promptly after the McLeodUSA special meeting.

   The McLeodUSA board of directors recommends that the stockholders adopt the proposal.

   The affirmative vote of a majority of the outstanding shares of McLeodUSA Class A common stock entitled to vote at the McLeodUSA special meeting is required to approve the proposed amendment to the McLeodUSA certificate of incorporation to increase the number of authorized shares of McLeodUSA Class A common stock. Several directors, executive officers and stockholders of McLeodUSA have entered into voting agreements with Splitrock by which such persons have agreed to vote their shares in favor of this proposal. The 52,026,754 shares of McLeodUSA Class A common stock subject to these agreements represent approximately 33% of the outstanding shares entitled to vote at the McLeodUSA special meeting.

   In addition to the McLeodUSA Class A common stock issued and outstanding, as of the record date, McLeodUSA also has reserved for issuance the following number of shares of McLeodUSA Class A common stock:

                                                                     Number of
   Reserved for                                                        Shares
   ------------                                                      ----------
   Outstanding options to purchase McLeodUSA Class A common stock..  35,070,056
   Issuance pursuant to employee benefit plans.....................   2,947,360
   Conversion of outstanding shares of McLeodUSA Series A, Series B and Series C preferred stock...................................  37,390,583
   Outstanding options to purchase shares of McLeodUSA Class B
    common stock convertible to Class A common stock...............   2,601,376
   Issuance in connection with the acquisition of the assets of
    Millennium Telemanagement Group LLC in June 1999...............      15,424
   Issuance in connection with the acquisition of Dakota
    Telecommunications Group, Inc. in March 1999...................     268,816
                                                                     ----------
     Total.........................................................  78,293,615
                                                                     ==========

   As a result, after including both the shares of McLeodUSA Class A common stock issued and outstanding and the shares of McLeodUSA Class A common stock reserved for issuance, McLeodUSA has utilized approximately [235,000,000] shares of the [250,000,000] authorized. Thus, McLeodUSA currently has available for future issuance less than [15,000,000] shares of McLeodUSA Class A common stock.

   The McLeodUSA board of directors believes that the proposed increase in the authorized shares of McLeodUSA Class A common stock is desirable in order to permit the consummation of the merger and to enhance its flexibility with possible future actions, including stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and other corporate purposes as may arise. Having this authorized McLeodUSA Class A common stock available for issuance in the future will give the McLeodUSA board of directors greater flexibility and will allow additional shares of McLeodUSA Class A common stock to be issued without the expense and delay of a stockholders' meeting. This kind of delay might deny McLeodUSA the flexibility the McLeodUSA board of directors views as important in facilitating the effective use of McLeodUSA securities. However, the ability of McLeodUSA to issue large blocks of McLeodUSA Class A common stock is not unlimited. For example, the rules of The National Association of Securities Dealers, Inc. ("NASD") currently require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which the McLeodUSA Class A common stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in various instances including:

  .  actions resulting in a change of control of the company

  . acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of these securities could result in an increase in outstanding common shares or voting power of 5% or more

  . acquisition transactions generally where the present or potential issuance of securities could result in an increase in the voting power or outstanding common shares of 20% or more

  . other sales or issuances of common stock, or securities convertible into or exercisable for common stock, in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of stock.

   Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares remains within the discretion of the board of directors without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which McLeodUSA securities may then be listed.

   Except as described in this joint proxy statement/prospectus, McLeodUSA does not have any current commitments, arrangements, understandings or plans with respect to the issuance of these additional shares of McLeodUSA Class A common stock. Of the 750 million additional shares of McLeodUSA Class A common stock, if authorized:

  . up to approximately 30.5 million shares will be issued upon the closing of the merger to Splitrock stockholders in exchange for their shares of Splitrock common stock, with each issued and outstanding share of Splitrock common stock being converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock (see "Terms of the Merger Agreement--Conversion of Splitrock Common Stock; Treatment of Options and Warrants")

  . approximately 2.8 million shares will be reserved for issuance under Splitrock stock options and warrants which, in the merger, will become exercisable to purchase McLeodUSA Class A common stock

  . approximately 716.7 million shares will remain available for possible future stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances and other corporate purposes as may arise

   McLeodUSA is submitting this proposal in order to consummate the merger agreement and the merger and to enhance its flexibility with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances and such other corporate purposes as may arise. McLeodUSA is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest in McLeodUSA or to seek representation on the McLeodUSA board of directors.

   If the proposal to increase the number of authorized shares of McLeodUSA Class A common stock is approved, the additional authorized shares will be part of the existing McLeodUSA Class A common stock and will increase the number of shares available for issuance by McLeodUSA, but will have no effect upon the terms of this or any other class of McLeodUSA capital stock or the rights of the holders of shares of McLeodUSA capital stock. If and when issued, the proposed additional authorized shares of McLeodUSA Class A common stock will have the same rights and privileges as the shares of McLeodUSA Class A common stock currently outstanding. Holders of McLeodUSA Class A common stock do not have preemptive rights to purchase additional shares.

   The future issuance of additional shares of authorized but unissued McLeodUSA Class A common stock on other than a pro rata basis will dilute the ownership of current stockholders. These additional shares also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by McLeodUSA officers and directors to be opposed to the acquisition, which might be deemed to have an anti-takeover effect, i.e., might impede the completion of a merger, tender offer or other takeover attempt. In fact, the mere existence of a block of authorized but unissued shares, and the ability of the McLeodUSA board of directors to issue these shares without stockholder approval, might deter a bidder from seeking to acquire shares of McLeodUSA Class A common stock on an unfriendly basis. The McLeodUSA board of directors does not intend or view the proposed increase in authorized McLeodUSA Class A common stock as an anti-takeover measure, nor is it aware of any proposed transactions of this type.

   McLeodUSA already has in place certain provisions which have an anti-takeover effect including a classified board of directors, and the protections of the provisions of Section 203 of the Delaware General Corporation Law. See "McLeodUSA Capital Stock and Comparison of Stockholder Rights--Certain Charter and Statutory Provisions."

                  THE McLEODUSA BOARD OF DIRECTORS RECOMMENDS

                       A VOTE "FOR" PROPOSAL NO. 1.

                               ----------------

                                  Proposal 2.

   Approval of the Issuance of Shares of McLeodUSA Class A Common Stock in the Merger

   On January 6, 2000 and on February 7, 2000, the McLeodUSA board of directors adopted a resolution approving the issuance of shares of McLeodUSA Class A common stock, par value $.01 per share, in the merger, subject to completion of the merger. These shares will not be issued unless the merger is completed. This share issuance is being submitted for the approval of the stockholders of McLeodUSA pursuant to the requirements of the NASD applicable to companies with securities quoted on the Nasdaq National Market.

   The merger cannot be completed unless McLeodUSA stockholders approve the issuance of these shares of McLeodUSA Class A common stock in the merger. These shares will be issued to Splitrock stockholders in exchange for their Splitrock common stock, with each issued and outstanding share of Splitrock common stock being converted into the right to receive 0.5347 of a share of McLeodUSA Class A common stock. The NASD requirements provide that the affirmative vote of a majority of all the votes cast on the proposal at the McLeodUSA special meeting is required to approve this issuance of shares. Several directors, executive officers and stockholders of McLeodUSA have entered into voting agreements with Splitrock by which these persons have agreed to vote their shares in favor of this proposal. The 52,026,754 shares of McLeodUSA Class A common stock subject to these agreements represent approximately 33% of the outstanding shares entitled to vote at the McLeodUSA special meeting.

                  THE McLEODUSA BOARD OF DIRECTORS RECOMMENDS

                       A VOTE "FOR" PROPOSAL NO. 2.

                               ----------------

   PROPOSAL TO SPLITROCK STOCKHOLDERS TO BE VOTED ON AT THE SPLITROCK SPECIAL
                                    MEETING

                              The Merger Proposal

   At the Splitrock special meeting, Splitrock stockholders will be asked to approve and adopt the merger agreement. See "Terms of the Merger Agreement and Related Transactions" for a description of the terms of the merger.

 THE SPLITROCK BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF SPLITROCK
         VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                               ----------------

                                 LEGAL MATTERS

   The validity of the McLeodUSA Class A common stock offered in the merger and the federal income tax consequences for McLeodUSA in connection with the merger will be passed upon by Hogan & Hartson L.L.P., Washington, D.C.

   Federal income tax consequences relating to the merger will be passed upon for Splitrock by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), Washington, D.C.

                                    EXPERTS

   The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (date of inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

   The financial statements of Splitrock Services, Inc. as of December 31, 1998 and 1997 and for the period from March 5, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated in this joint proxy statement/prospectus by reference to Splitrock Services, Inc.'s registration statement on Form S-1 (No. 333-79909), as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 OTHER MATTERS

   As of the date of this joint proxy statement/prospectus, neither the Splitrock board of directors nor the McLeodUSA board of directors knows of any matters that will be presented for consideration at either special meeting other than as described in this joint proxy statement/prospectus. If any other matters come before either of the special meetings or any adjournments or postponements of the special meetings and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Splitrock and McLeodUSA, as the case may be.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

McLeodUSA

 Submission of Stockholder Proposals for Inclusion in this Year's Annual Meeting Proxy Statement

   Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2000 McLeodUSA annual meeting of stockholders must have been received by McLeodUSA no later than January 12, 2000 pursuant to the proxy solicitation rules of the SEC. No stockholder proposals were received by McLeodUSA.

 Other Stockholder Proposals for Presentation at this Year's Annual Meeting

   For any proposal that is not submitted for inclusion in this year's annual meeting proxy statement but is instead presented directly at the 2000 McLeodUSA annual meeting of stockholders, management will be able to vote proxies in its discretion if McLeodUSA:

  . receives notice of the proposal before the close of business on March 27, 2000, and advises stockholders in the 2000 McLeodUSA annual meeting proxy statement about the nature of the matter and how management intends to vote on the matter, or

  . does not receive notice of the proposal prior to the close of business on March 27, 2000

   Notices of intention to present proposals at the 2000 McLeodUSA annual meeting should be addressed to Corporate Secretary, McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177.

Splitrock

   Splitrock will hold an annual meeting of its stockholders in the year 2000 only if the merger has not already been completed. If an annual meeting is held, a proposal by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2000 Splitrock annual meeting of stockholders must be received by Splitrock no later than ninety days before the date of the meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   McLeodUSA has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the distribution to Splitrock stockholders of the shares of McLeodUSA Class A common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contain additional relevant information about McLeodUSA Class A common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

   In addition, McLeodUSA and Splitrock file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the following locations of the SEC:

  Public Reference Room    New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
        Room 1024                 Suite 1300           500 West Madison Street
 Washington, D.C. 20549    New York, New York 10048          Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2511

   You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including McLeodUSA and Splitrock, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   The SEC allows McLeodUSA and Splitrock to disclose important information to you by referring you to another document filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

   The documents listed below that McLeodUSA and Splitrock have previously filed or will file with the SEC are considered to be a part of this joint proxy statement/prospectus. They contain important information about our companies and their financial condition.

McLeodUSA SEC Filings (File No. 0-20763)

  . Annual Report on Form 10-K for its fiscal year ended December 31, 1998, filed on March 24, 1999, as amended on Form 10-K/A filed on April 22, 1999

  . Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999 filed on May 17, 1999, August 16, 1999 and November 15, 1999, respectively

  . Current Reports on Form 8-K filed on October 29, 1999, January 19, 2000, January 21, 2000 and February 3, 2000

  . All documents filed with the SEC by McLeodUSA under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the McLeodUSA special meeting are considered to be a part of this joint proxy statement/prospectus, effective the date such documents are filed

  . The description of McLeodUSA Class A common stock set forth in the McLeodUSA registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act as part of our Registration Statement on Form S-4 (Registration No. 333-71811).

Splitrock SEC Filings (File No. 0-26827)

  . Annual Report on Form 10-K for its fiscal year ended December 31, 1998, filed on March 31, 1999

  . Registration Statement on Form S-1 (Registration No. 33-79909), filed on June 3, 1999, as amended

  . Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999 filed on May 17, 1999, August 10, 1999 and October 29, 1999, respectively

  .  Current Report on Form 8-K filed on January 19, 2000

  . All documents filed with the SEC by Splitrock under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Splitrock special meeting are considered to be a part of this joint proxy statement/prospectus, effective the date such documents are filed.

   In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

   You can obtain any of the other documents listed above from the SEC, through the SEC's web site at the address described above, or from McLeodUSA or Splitrock, by requesting them in writing or by telephone at the following addresses:

         McLeodUSA Incorporated                 Splitrock Services, Inc.
       McLeodUSA Technology Park                 9012 New Trails Drive
    6400 C Street SW, P.O. Box 3177             The Woodlands, TX 77381
      Cedar Rapids, IA 52406-3177                Attn: General Counsel
         Attn: General Counsel                  Telephone (281) 465-1200
        Telephone (319) 364-0000

   These documents are available from McLeodUSA and Splitrock without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

   If you are a stockholder of McLeodUSA and would like to request documents, please do so by March , 2000 to receive them before the McLeodUSA special meeting. If you request any documents from McLeodUSA, McLeodUSA will mail them to you by first class mail, or another equally prompt means, within two business days after McLeodUSA receives your request.

   If you are a stockholder of Splitrock and would like to request documents, please do so by March , 2000 to receive them before the Splitrock special meeting. If you request any documents from Splitrock, Splitrock will mail them to you by first class mail, or another equally prompt means, within two business days after Splitrock receives your request.

   This document is a prospectus of McLeodUSA and is a joint proxy statement of McLeodUSA and Splitrock for the McLeodUSA and Splitrock special meetings. McLeodUSA has supplied all information contained in, or considered a part of, this joint proxy statement/prospectus relating to McLeodUSA, and Splitrock has supplied all information relating to Splitrock.

   Neither McLeodUSA nor Splitrock has authorized anyone to give any information or make any representation about the merger or McLeodUSA or Splitrock that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that McLeodUSA or Splitrock has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           AMENDED AND RESTATED

                       AGREEMENT AND PLAN OF MERGER

                               BY AND AMONG

                          MCLEODUSA INCORPORATED,

                    SOUTHSIDE ACQUISITION CORPORATION,

                         SPLITROCK SERVICES, INC.,

                         SPLITROCK HOLDINGS, INC.

                                    and

                        SPLITROCK MERGER SUB, INC.

                       Dated as of February 11, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE IA        THE HOLDCO MERGER...................................     A-2
    Section 1A.01.  The Holdco Merger..................................     A-2
    Section 1A.02.  The Holdco Merger Effective Time...................     A-2
    Section 1A.03.  Effect of the Holdco Merger........................     A-3
                    Holdco Surviving Corporation Certificate of
    Section 1A.04.  Incorporation; Bylaws..............................     A-3
    Section 1A.05.  Directors and Officers.............................     A-3
    Section 1A.06.  Conversion of Securities...........................     A-3
    Section 1A.07.  Retention of Certificates..........................     A-4
    Section 1A.08.  Company Stock Transfer Books.......................     A-4
    Section 1A.09.  Other Agreements...................................     A-4
    Section 1A.10.  Reservation of Holdco Common Stock.................     A-4
    Section 1A.11.  Contribution of Holdco Common Stock................     A-4
 ARTICLE I          THE MERGER.........................................     A-4
    Section 1.01.   The Merger.........................................     A-4
    Section 1.02.   Effective Time.....................................     A-4
    Section 1.03.   Effect of the Merger...............................     A-5
                    Surviving Corporation Certificate of Incorporation;
    Section 1.04.   Bylaws.............................................     A-5
    Section 1.05.   Directors and Officers.............................     A-5
 ARTICLE II         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
                    AND OTHER INSTRUMENTS..............................     A-5
    Section 2.01.   Conversion of Securities...........................     A-5
    Section 2.02.   Exchange of Certificates or Instruments............     A-6
    Section 2.03.   Stock Transfer Books...............................     A-8
    Section 2.04.   Stock Options......................................     A-8
    Section 2.05.   Company Warrants...................................     A-9
    Section 2.06.   Closing............................................     A-9
 ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE SPLITROCK
                    ENTITIES...........................................    A-10
    Section 3.01.   Organization and Standing..........................    A-10
    Section 3.02.   Subsidiaries.......................................    A-10
    Section 3.03.   Certificate of Incorporation and Bylaws............    A-11
    Section 3.04.   Capitalization.....................................    A-11
    Section 3.05.   Authority; Binding Obligation......................    A-12
    Section 3.06.   No Conflict; Required Filings and Consents.........    A-12
    Section 3.07.   Licenses; Compliance...............................    A-13
    Section 3.08.   SEC Documents......................................    A-14
    Section 3.09.   Reorganization.....................................    A-14
    Section 3.10.   Vote Required......................................    A-14
    Section 3.11.   Brokers............................................    A-14
    Section 3.12.   Disclosure.........................................    A-15
    Section 3.13.   Intellectual Property..............................    A-15
    Section 3.14.   Absence of Undisclosed Liabilities.................    A-15
    Section 3.15.   Absence of Certain Changes or Events...............    A-15
    Section 3.16.   Litigation; Disputes...............................    A-16
    Section 3.17.   Pension and Benefit Plans..........................    A-16
    Section 3.18.   Taxes and Tax Matters..............................    A-17
    Section 3.19.   Opinion of Financial Advisor.......................    A-17

                                                                        Page
                                                                        -----
    Section 3.20.  Board Recommendation..............................    A-18
    Section 3.21.  Intentionally Deleted.............................    A-18
    Section 3.22.  Copies of Documents...............................    A-18
    Section 3.23.  Affiliate Agreements..............................    A-18
                   State Takeover Statutes; Certain Charter
    Section 3.24.  Provisions........................................    A-18
    Section 3.25.  Dissenters' Rights................................    A-18
                   Foreign Corrupt Practices and International Trade
    Section 3.26.  Sanctions.........................................    A-18
    Section 3.27.  Year 2000.........................................    A-19
    Section 3.28.  Insurance.........................................    A-19
    Section 3.29.  Environmental Matters.............................    A-19
    Section 3.30.  Certain Contracts.................................    A-19
    Section 3.31.  Ownership of Securities...........................    A-20
                   Capitalization of Merger Sub; No Prior Activities
    Section 3.32.  of Merger Sub.....................................    A-20
                   Capitalization of Holdco; No Prior Activities of
    Section 3.33.  Holdco............................................    A-20
    Section 3.34.  Holdco Merger and Governmental Approvals..........    A-20
 ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
                   ACQUIROR SUB......................................    A-21
    Section 4.01.  Organization and Standing; Subsidiaries...........    A-21
    Section 4.02.  Certificate of Incorporation and Bylaws...........    A-21
    Section 4.03.  Capitalization....................................    A-21
    Section 4.04.  Authority; Binding Obligation.....................    A-22
    Section 4.05.  No Conflict; Required Filings and Consents........    A-22
    Section 4.06.  Licenses; Compliance..............................    A-23
    Section 4.07.  SEC Documents.....................................    A-23
    Section 4.08.  Reorganization....................................    A-24
    Section 4.09.  Vote Required.....................................    A-24
    Section 4.10.  Brokers...........................................    A-24
    Section 4.11.  Disclosure........................................    A-24
                   Capitalization of Acquiror Sub; No Prior
    Section 4.12.  Activities of Acquiror Sub........................    A-25
    Section 4.13.  Litigation........................................    A-25
    Section 4.14.  Board Recommendations.............................    A-25
    Section 4.15.  Year 2000.........................................    A-25
    Section 4.16.  Certain Contracts.................................    A-25
    Section 4.17.  Acquiror Common Stock.............................    A-26
    Section 4.18.  Pension and Benefit Plans.........................    A-26
    Section 4.19.  Absence of Certain Changes or Events..............    A-27
    Section 4.20.  Absence of Undisclosed Liabilities................    A-27
 ARTICLE V         COVENANTS RELATING TO CONDUCT OF BUSINESS.........    A-27
    Section 5.01.  Conduct of Business of the Splitrock Entities.....    A-27
    Section 5.02.  Other Actions.....................................    A-29
    Section 5.03.  Certain Tax Matters...............................    A-30
    Section 5.04.  Access and Information............................    A-30
    Section 5.05.  No Solicitation...................................    A-30
 ARTICLE VI        ADDITIONAL AGREEMENTS.............................    A-32
    Section 6.01.  Registration Statement; Joint Proxy Statement.....    A-32
    Section 6.02.  Meetings of Stockholders..........................    A-33
    Section 6.03.  Appropriate Action; Consents; Filings.............    A-34
    Section 6.04.  Intentionally Deleted.............................    A-35
    Section 6.05.  Update Disclosure; Breaches.......................    A-35

                                                                           Page
                                                                           ----
    Section 6.06.  Public Announcements................................    A-35
    Section 6.07.  Employee Matters....................................    A-35
    Section 6.08.  Unaudited Financial Information.....................    A-36
    Section 6.09.  Intentionally Deleted...............................    A-36
    Section 6.10.  Post-Signing SEC Documents..........................    A-36
    Section 6.11.  Affiliates..........................................    A-36
    Section 6.12.  Tax Returns.........................................    A-37
    Section 6.13.  Reorganization......................................    A-37
                   Directors' and Officers' Insurance;
    Section 6.14.  Indemnification.....................................    A-37
    Section 6.15.  Obligations of Acquiror Sub.........................    A-38
    Section 6.16.  Acquiror Option Shares..............................    A-38
    Section 6.17.  Obligations of Holdco and Merger Sub................    A-38
    Section 6.18.  Intentionally Deleted...............................    A-38
    Section 6.19.  Debentures..........................................    A-38
    Section 6.20.  Company Warrants....................................    A-39
    Section 6.21.  Certain Additional Actions..........................    A-39
    Section 6.22.  Consummation of Holdco Merger.......................    A-39
 ARTICLE VII       CONDITIONS PRECEDENT................................    A-39
                   Conditions to Obligations of Each Party Under This
    Section 7.01.  Merger Agreement....................................    A-39
                   Additional Conditions to Obligations of Acquiror and
    Section 7.02.  Acquiror Sub........................................    A-40
                   Additional Conditions to Obligations of the
    Section 7.03.  Splitrock Entities..................................    A-42
 ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER...................    A-43
    Section 8.01.  Termination.........................................    A-43
    Section 8.02.  Effect of Termination...............................    A-44
    Section 8.03.  Expenses............................................    A-45
    Section 8.04.  Amendment...........................................    A-45
    Section 8.05.  Extension; Waiver...................................    A-45
 ARTICLE IX        GENERAL PROVISIONS..................................    A-45
    Section 9.01.  Non-Survival of Representations and Warranties......    A-45
    Section 9.02.  Notices.............................................    A-46
    Section 9.03.  Headings............................................    A-46
    Section 9.04.  Severability........................................    A-46
    Section 9.05.  Entire Agreement....................................    A-47
    Section 9.06.  Assignment..........................................    A-47
    Section 9.07.  Parties in Interest.................................    A-47
    Section 9.08.  Mutual Drafting.....................................    A-47
    Section 9.09.  Specific Performance................................    A-47
    Section 9.10.  Governing Law.......................................    A-47
    Section 9.11.  Counterparts........................................    A-47
    Section 9.12.  Confidentiality.....................................    A-48
    Section 9.13.  Holdco Reorganization...............................    A-48
    Section 9.14.  Option Exercise.....................................    A-48
 ARTICLE X         DEFINITIONS.........................................    A-48

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February 11, 2000 ("Merger Agreement"), among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"), Southside Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Acquiror Sub"), Splitrock Services, Inc., a Delaware corporation (the "Company"), Splitrock Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Holdco"), and Splitrock Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco ("Merger Sub" and, together with the Company and Holdco, the"Splitrock Entities");

   WHEREAS, the respective boards of directors of the Company, Holdco and Merger Sub have approved this Merger Agreement pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Holdco Merger") on the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the respective boards of directors of the constituent corporations of the Holdco Merger have recommended approval and adoption of this Merger Agreement by the stockholders of their respective corporations;

   WHEREAS, the respective boards of directors of Acquiror, Acquiror Sub and Holdco have approved this Merger Agreement pursuant to which, among other things, Acquiror Sub will be merged with and into Holdco (the "Merger" and, together with the Holdco Merger, the "Mergers") on the terms and conditions contained herein and in accordance with Delaware Law and the respective boards of directors of Acquiror Sub and Holdco have recommended approval and adoption of this Merger Agreement by the stockholders of their respective corporations;

   WHEREAS, for federal income tax purposes, it is intended that each of the Mergers shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   WHEREAS, in order to induce the Company and Holdco to enter into this Merger Agreement, (i) Acquiror has entered into certain of the Network Agreements (as defined in Article X) with the Company; and (ii) concurrently herewith certain stockholders, directors and executive officers of Acquiror listed on Exhibit A1 are entering into amended and restated voting agreements in the form attached hereto as Exhibit B1 (the "Acquiror Stockholder Voting Agreements") pursuant to which, among other things, each such stockholder, director (in such director's capacity as a stockholder) and officer (in such officer's capacity as a stockholder) agrees to vote in favor of the Acquiror Charter Amendment (as defined in Article X) and the issuance of Acquiror Common Stock (as defined in
Article X) pursuant to this Merger Agreement;

   WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith (i) certain stockholders and the directors and executive officers of the Company listed on Exhibit A2 are entering into amended and restated voting agreements in the form attached hereto as Exhibit B2 (the "Company Stockholder Voting Agreements") pursuant to which, among other things, each such stockholder, director (in such director's capacity as a stockholder) and executive officer (in such executive officer's capacity as a stockholder) agrees to vote in favor of this Merger Agreement and
(ii) each of the Principal Company Stockholders (as defined in Article X) is entering into an amended and restated stock option agreement in the form attached hereto as Exhibit C (the "Option Agreement") pursuant to which, among other things, such Principal Company Stockholder has granted Acquiror the right to purchase up to all Company Common Stock (as defined in Section 1A.06(b)) beneficially owned by such Principal Company Stockholder; and

   WHEREAS, Acquiror, Acquiror Sub and the Company have entered into a Merger Agreement dated as of January 6, 2000 (the "Original Agreement"), and the parties hereto desire herein and hereby to amend and restate the Original Agreement;

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto do hereby amend and restate the Original Agreement and agree as follows.

                                ARTICLE IA

                             The Holdco Merger

   Section 1A.01. The Holdco Merger.

   Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Holdco Effective Time (as defined in Section 1A.02), Merger Sub shall be merged with and into the Company. As a result of the Holdco Merger, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Holdco Merger (the "Holdco Surviving Corporation").

   Section 1A.02. The Holdco Merger Effective Time.

   Subject to the provisions of Section 2.06, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII (other than with respect to the foregoing the satisfaction of Section 7.03(h)), the Splitrock Entities shall cause the Holdco Merger to be consummated by filing this Merger Agreement, a certificate of merger or other appropriate Documents (as defined in Article X) (in any such case, the "Holdco Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Holdco Effective Time").

   Section 1A.03. Effect of the Holdco Merger.

   At the Holdco Effective Time, the effect of the Holdco Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Holdco Effective Time, all of the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Holdco Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Holdco Surviving Corporation.

   Section 1A.04. Holdco Surviving Corporation Certificate of Incorporation; Bylaws.

   (a) Unless otherwise mutually determined by Acquiror and the Company prior to the Holdco Effective Time and subject to Delaware Law, at the Holdco Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Holdco Effective Time, shall be the certificate of incorporation of the Holdco Surviving Corporation, until thereafter amended as provided by Delaware Law and such certificate of incorporation; provided, however, Article IV of such certificate of incorporation shall be amended and a new Article IX of such certificate of incorporation shall be added at the Holdco Effective Time as set forth below:

     (i) ARTICLE IV of such certificate of incorporation shall be amended to read in its entirety as follows:

                                "ARTICLE IV

                               Capital Stock

     The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, par value $.001 per share."

     (ii) ARTICLE IX of such certificate of incorporation shall be added and shall read as follows:

                                "ARTICLE IX

  Vote of Stockholders of Splitrock Holdings, Inc. to Approve Certain Actions

     Any act or transaction by or involving the Corporation other than the election or removal of directors of the Corporation that requires for its adoption under the DGCL or this Restated Certificate of

  Incorporation the approval of the Corporation's stockholders shall, pursuant to Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Splitrock Holdings, Inc. (or any successor by merger) by the same vote as is required by the DGCL and/or by this Restated Certificate of Incorporation."

   (b) Unless otherwise mutually determined by Acquiror and the Company prior to the Holdco Effective Time, at the Holdco Effective Time, the bylaws of the Company, as in effect immediately prior to the Holdco Effective Time, shall be the bylaws of the Holdco Surviving Corporation, until thereafter amended as provided by Delaware Law, the certificate of incorporation and such bylaws.

   Section 1A.05. Directors and Officers.

   The directors of the Company immediately prior to the Holdco Effective Time shall be the initial directors of the Holdco Surviving Corporation upon and after the Holdco Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Holdco Surviving Corporation, and the officers of the Company immediately prior to the Holdco Effective Time shall be the officers of the Holdco Surviving Corporation upon and after the Holdco Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

   Section 1A.06. Conversion of Securities.

   At the Holdco Effective Time, by virtue of the Holdco Merger and without any action on the part of the Company, Holdco, Merger Sub or the holders of any securities of the foregoing entities:

   (a) Common Stock of Merger Sub. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Holdco Effective Time, all of which are owned by Holdco, shall be converted into one share of common stock, par value $.001 per share, of the Holdco Surviving Corporation.

   (b) Company Common Stock. Each share of common stock, par value $.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Holdco Effective Time shall be converted into the right to receive one share of common stock, par value $.001 per share, of Holdco (such shares of common stock or the right to receive such shares of common stock pursuant to this Section 1A.06(b) referred to as "Holdco Common Stock"). Each certificate representing Company Common Stock immediately prior to the Holdco Effective Time shall be deemed, without the need for any exchange or transfer, to represent the right to receive the same number of shares of Holdco Common Stock.

   (c) Company Stock Options. Holdco shall assume and continue all the rights and obligations of the Company under (i) the Company's 1997 Incentive Share Plan, and (ii) the Company's 1999 Stock Incentive Plan (together, the "Company Stock Plans"). The outstanding options under the Company Stock Plans (the "Company Stock Options") assumed by Holdco shall be exercisable upon the same terms and conditions as under the Company Stock Plans immediately prior to the Holdco Effective Time, except that, upon the exercise of each such Company Stock Option exercisable for shares of Company Common Stock, the same number of shares of Holdco Common Stock shall be issuable in lieu of such shares of Company Common Stock issuable upon the exercise thereof immediately prior to the Holdco Effective Time.

   (d) Company Warrants. Holdco shall assume the Company Warrants (as defined in Section 3.04) so that at the Holdco Effective Time, each Company Warrant will become a warrant to purchase the same number of shares of Holdco Common Stock as the number of shares of Company Common Stock that could have been purchased upon the exercise thereof immediately prior to the Holdco Effective Time.

   (e) Successor Issuer. It is the intent of the parties hereto that Holdco, as of the Holdco Effective Time, be deemed a "successor issuer" for purposes of continuing offerings under the Securities Act (as defined in Article X).

   Section 1A.07 Retention of Certificates.

   At the Holdco Effective Time, each outstanding certificate that immediately prior to the Holdco Effective Time represented outstanding shares of Company Common Stock shall be deemed, for all corporate purposes, to evidence ownership of the right to receive the number of shares of Holdco Common Stock into which such shares of Company Common Stock have been converted pursuant to Section 1A.06(b) hereof.

   Section 1A.08. Company Stock Transfer Books.

   At the Holdco Effective Time, the stock transfer books for the shares of Company Common Stock which have been converted into the right to receive shares of Holdco Common Stock pursuant to Section 1A.06(b) hereof shall be deemed closed, and no transfer of such shares shall thereafter be made or consummated.

   Section 1A.09. Other Agreements.

   At the Holdco Effective Time, Holdco shall assume any obligation of the Company to deliver or make available shares of Company Common Stock under any Agreement (as defined in Article X) or employee benefit plan not referred to in this Article IA to which the Company or any of the Subsidiaries is a party. All such Agreements or employee benefit plans have been disclosed to Acquiror in the Company Disclosure Schedule (as defined in Article III). At the Holdco Effective Time, any reference to Company Common Stock under any such Agreement or employee benefit plan shall be deemed to be a reference to Holdco Common Stock and one share of Holdco Common Stock shall be issuable in lieu of each share of Company Common Stock required immediately prior to the Holdco Effective Time to be issued under any such Agreement or employee benefit plan, subject to subsequent adjustment as provided in any such Agreement or employee benefit plan.

   Section 1A.10. Reservation of Holdco Common Stock.

   At or prior to the Holdco Effective Time, Holdco shall take all action necessary to authorize and reserve for issuance a sufficient number of shares of Holdco Common Stock in respect of the options, warrants, Agreements and employee benefit plans referred to in Sections 1A.06(c) and (d) and Section 1A.09 hereof, in an amount equal to the number of shares of Company Common Stock reserved for issuance in respect of such options, warrants, Agreements and employee benefit plans immediately prior to the Holdco Effective Time.

   Section 1A.11. Contribution of Holdco Common Stock.

   At the Holdco Effective Time, each share of Holdco Common Stock that is issued and outstanding immediately prior to the Holdco Effective Time, all of which are owned by the Company, shall be returned to Holdco as a contribution to capital and retired.

                                 ARTICLE I

                                The Merger

   Section 1.01. The Merger.

   Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) Acquiror Sub shall be merged with and into Holdco. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and Holdco shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

   Section 1.02. Effective Time.

   Subject to the provisions of Section 2.06, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, a certificate of merger or other appropriate Documents (in any such case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time"). The parties agree to file the Certificate of Merger with the Secretary of State of the State of Delaware as soon as practicable following the filing of the Holdco Certificate of Merger with the Secretary of State of the State of Delaware and to use reasonable best efforts to cause the Effective Time to occur immediately following the Holdco Effective Time.

   Section 1.03. Effect of the Merger.

   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror Sub and Holdco shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and Holdco shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.04. Surviving Corporation Certificate of Incorporation; Bylaws.

   (a) Unless otherwise mutually determined by Acquiror and the Company prior to the Effective Time and subject to Delaware Law, at the Effective Time, the certificate of incorporation of Holdco shall be amended in its entirety to conform to the certificate of incorporation of Acquiror Sub in effect immediately prior to the Effective Time, and as amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such certificate of incorporation; provided, however, that Article 1 of the certificate of incorporation of the Surviving Corporation shall read as follows: "The name of this corporation is Splitrock Holdings, Inc. (the "Corporation")."

   (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time, the bylaws of Holdco shall be amended in their entirety to conform to the bylaws of Acquiror Sub in effect immediately prior to the Effective Time, and as amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

   Section 1.05. Directors and Officers.

   (a) The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation upon and after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation upon and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

   (b) At the Effective Time, the directors and officers of the Holdco Surviving Corporation shall resign. The directors of Acquiror Sub immediately prior to the Effective Time shall be the directors of the Holdco Surviving Corporation upon and after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Holdco Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the officers of the Holdco Surviving Corporation upon and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

                                ARTICLE II

 Conversion of Securities; Exchange of Certificates and Other Instruments

   Section 2.01. Conversion of Securities.

   At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, Holdco or the holders of Holdco Common Stock (the "Holdco Stockholders"):

   (a) Holdco Common Stock. Each share of Holdco Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Holdco Common Stock to be canceled pursuant to Section 2.01(c)), shall be converted, subject to Section 2.02(e), into the right to receive .5347 of a share of Acquiror Common Stock (the "Exchange Ratio"). In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock, Company Common Stock or Holdco Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the Holdco Stockholders and the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

   (b) Cancellation and Retirement of Holdco Common Stock. All such shares of Holdco Common Stock referred to in Section 2.01(a) (other than any shares of Holdco Common Stock to be canceled pursuant to Section 2.01(c)) shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares shall thereafter represent the right to receive the shares of Acquiror Common Stock into which such Holdco Common Stock were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. The holders of certificates or other instruments which prior to the Effective Time represented shares of Holdco Common Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law (as defined in Article X). Certificates or other instruments previously representing such shares of Holdco Common Stock shall be exchanged for the whole shares of Acquiror Common Stock to be issued therefor upon the surrender of such certificates or instruments in accordance with the provisions of
Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
Section 2.02(e) hereof.

   (c) Cancellation of Treasury Stock. Any shares of Holdco Common Stock held in the treasury of Holdco and any shares of Holdco Common Stock owned by Acquiror or by any direct or indirect wholly owned subsidiary of Acquiror or of Holdco immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

   (d) Acquiror Sub Common Stock. Each share of common stock, par value $0.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

   Section 2.02. Exchange of Certificates or Instruments.

   (a) Exchange Agent. As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company having (or whose parent has) net capital of not less than $1,000,000,000 reasonably acceptable to Acquiror and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Holdco Common Stock issued and outstanding immediately prior to the Effective Time, for exchange through the Exchange Agent in accordance with this Article II, certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to Section 2.01 and cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver out of the Exchange Fund the shares of Acquiror Common Stock to be issued and the amount of cash to be paid to the holders of Holdco Common Stock pursuant to Section 2.01.

   (b) Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing shares of Holdco Common Stock which immediately prior to the Effective Time represented outstanding shares of Holdco Common Stock (the

"Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, as specified in such letter of transmittal, together with such letter of transmittal, duly executed, and such other Documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Holdco Common Stock which is not registered in the transfer records of Holdco, the proper number of shares of Acquiror Common Stock may be issued and the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Holdco Common Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

   (c) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

   (d) No Further Rights in Holdco Common Stock. All shares of Acquiror Common Stock issued upon conversion of the shares of Holdco Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Holdco Common Stock.

   (e) No Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Holdco Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the Average Trading Price (as defined in Article X) on the Closing Date (as defined in Section 2.06) multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Holdco Common Stock for one year after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Holdco Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e).

   (g) No Liability. None of Acquiror, Acquiror Sub, Holdco, the Company, the Surviving Corporation, the Holdco Surviving Corporation, Merger Sub or the Exchange Agent shall be liable to any Person (as defined in Article X) for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

   (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that the Exchange Agent or Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent or any of their respective affiliates with respect to the Certificate alleged to have been lost, stolen or destroyed.

   (i) Payment of Exchange Agent Expenses. Acquiror shall pay all charges and expenses of the Exchange Agent in connection with the exchange of Certificates for Acquiror Common Stock and cash in lieu of fractional shares.

   Section 2.03. Stock Transfer Books.

   At the Effective Time, the stock transfer books of Holdco shall be closed and there shall be no further registration of transfers of Holdco Common Stock thereafter on the records of Holdco. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Holdco Common Stock except as otherwise provided herein or by Law.

   Section 2.04. Stock Options.

   (a) Prior to the Effective Time, the Company, Holdco and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume or to issue a substitute option, at its option, with respect to each outstanding unexpired and unexercised option to purchase shares of Holdco Common Stock (collectively, the "Holdco Stock Options") under the Company Stock Plans to be assumed by Holdco pursuant to the Holdco Merger, so that at the Effective Time each Holdco Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Option") equal to the product of the Exchange Ratio and the number of shares of Holdco Common Stock subject to such Holdco Stock Options under the Company Stock Plans (and rounding any fractional share down to the nearest whole share), at a price per share equal to the aggregate exercise price under such Holdco Stock Option for the shares of Holdco Common Stock subject to such Holdco Stock Option divided by the number of whole shares of Acquiror Common Stock purchasable pursuant to such Acquiror Option; provided, however, that Acquiror shall not assume the Company Stock Plans. Each substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Holdco Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Holdco Stock Option was granted. As to each substituted Holdco Stock Option, at the Effective Time Acquiror shall issue to each holder of a Holdco Stock Option a document evidencing the foregoing assumption or substitution by Acquiror. Nothing in this Section 2.04 shall affect the accelerated vesting with respect to the Holdco Stock Options in accordance with the terms of such Holdco Stock Options at the

Effective Time. Prior to the Effective Time, the Company shall have amended the Company Stock Plans (such amendment shall be substantially in the form attached hereto as Exhibit D) to provide that Acquiror may substitute in the manner described in this Section 2.04(a) an Acquiror Option for each Holdco Stock Option in accordance with the terms of the Company Stock Plans, as amended.

   (b) Acquiror shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Acquiror Options in accordance with this Section
2.04. Within five (5) business days after the Effective Time, Acquiror shall use its reasonable best efforts to cause the Acquiror Common Stock subject to Acquiror Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 or Form S-3 (or any successor or other appropriate forms) and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Acquiror Options remain outstanding.

   (c) The Board of Directors or Compensation Committee of the Company, Holdco and Acquiror shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16(b)-3(e) under the Exchange Act (as defined in Article X) to cause the disposition in the Merger of the Holdco Common Stock and Holdco Stock Options and the acquisition in the Merger of Acquiror Common Stock and Acquiror Options including approving the right to surrender options as set forth in Section 7.5(a) of the Company's 1999 Stock Incentive Plan to be exempt from the provisions of Section 16(b) of the Exchange Act.

   Section 2.05. Company Warrants.

   (a) Prior to the Effective Time, the Company, Holdco and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume the Company Warrants to be assumed by Holdco pursuant to the Holdco Merger so that at the Effective Time each Company Warrant will become a warrant to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Warrant") equal to the product of the Exchange Ratio and the number of shares of Holdco Common Stock subject to such Company Warrant under the Company Warrant (and rounding any fractional share up to the nearest whole share), at a price per share equal to the aggregate exercise price for the shares of Holdco Common Stock subject to such Company Warrant divided by the number of whole shares of Acquiror Common Stock purchasable pursuant to such Acquiror Warrant. At the Effective Time (i) Acquiror shall assume all of Holdco's obligations with respect to the related Company Warrant; and (ii) subject to the Company Warrant Agreement Amendment (as defined in Section 6.20), Acquiror shall issue to each holder of a Company Warrant a document evidencing the foregoing assumption by Acquiror. The Acquiror will enter into an agreement with the Warrant Agent (as defined in the Company Warrants) confirming the rights of the holders of Company Warrants to receive Acquiror Common Stock upon exercise of such Company Warrants and the terms of such Company Warrants shall be adjusted as described in this Section 2.05.

   (b) Subject to the Company Warrant Agreement Amendment, Acquiror shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Company Warrants in accordance with this Section 2.05. Acquiror shall use its reasonable best efforts to cause the Acquiror Common Stock subject to Company Warrants to be registered under the Securities Act in accordance with the terms of the Company Warrant Agreement (as defined in Section 3.04) and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained in accordance with the terms of the Company Warrant Agreement for so long as Company Warrants remain outstanding.

   Section 2.06. Closing.

   Subject to the terms and conditions of this Merger Agreement, the closing of the Mergers (the "Closing") will take place as soon as practicable (but, in any event, within five (5) business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof (other than with respect to the closing of the Holdco Merger, the satisfaction of
Section 7.03(h)) (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

                                ARTICLE III

         Representations and Warranties of the Splitrock Entities

   Except as disclosed in the Company SEC Documents (as defined in Section 3.08) or as specifically set forth in the disclosure schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule"), the Splitrock Entities hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and covenant and agree with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure
Schedule:

   Section 3.01. Organization and Standing.

   The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by the Company or the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not reasonably be expected to have a Company Material Adverse Effect (as defined in Article X).

   Section 3.02. Subsidiaries.

   Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08) or incurred in the Ordinary Course of Business since the date of the latest Financial Statements, and other than transfers among the Company and its wholly owned Subsidiaries) to, any corporation, association, partnership, joint venture or other entity. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. Except as disclosed in Section
3.02 of the Company Disclosure Schedule, the Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X). Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of organization (as listed in Section 3.02 of the Company Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business and is in good standing in the states, countries and territories in which the nature of their businesses or the character of the Assets owned, leased or otherwise held by them makes any qualification necessary, except where the absence of such qualification would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.02 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person.

   Section 3.03. Certificate of Incorporation and Bylaws.

   The Company has furnished to Acquiror a true and complete copy of the certificate of incorporation or other organizational document, as the case may be, of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity (as defined in Article X)) of the respective jurisdictions of incorporation or organization, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries or assistant corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Company Disclosure Schedule.

   Section 3.04. Capitalization.

   The authorized capital stock of the Company consists of (a) 150,000,000 shares of Company Common Stock, of which, as of December 31, 1999: (i) 57,030,590 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of the Company; (iii) 4,286,855 shares were reserved for issuance pursuant to Company Stock Options; and (iv) 913,998 shares were reserved for issuance upon the exercise of Company Warrants issued pursuant to the terms of the Company Warrant Agreement; and (b) 25,000,000 shares of Company preferred stock, $.001 par value per share ("Company Preferred Stock") of which: (i) no shares are issued and outstanding; (ii) no shares are held in the treasury of the Company; and (iii) no shares are reserved for issuance. Warrants to purchase 913,998 shares of Company Common Stock (the "Company Warrants") which were issued pursuant to that certain Warrant Agreement dated July 24, 1998 (the "Company Warrant Agreement"), between the Company and Harris Trust Company of New York (formerly Bank of Montreal Trust Company), as warrant agent, are issued and outstanding as of December 31, 1999. The Company Common Stock and the Company Preferred Stock are referred to collectively in this Merger Agreement as the "Company Capital Stock." Except as described in this
Section 3.04 or Section 3.04 of the Company Disclosure Schedule, no other securities of Company Capital Stock have been reserved for any purpose. Except as set forth in clauses (a)(iii), (a)(iv) and the second sentence of this
Section 3.04, there are no outstanding securities convertible into or exercisable or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in
Section 3.04 of the Company Disclosure Schedule, the Company has not granted or awarded any Company Stock Options since September 30, 1999. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements to which the Company, any Subsidiary or any Principal Company Stockholder is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Since December 31, 1999, no shares of Company Common Stock have been issued by the Company, except pursuant to the exercise of Company Stock Options or Company Warrants in accordance with their terms. Each of the outstanding shares of Company Common Stock and of capital stock, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances, except as described in Section 3.04 of the Company Disclosure Schedule. Each of the Company Warrants, the Company's 11 3/4% Senior Notes due 2008 and the Company's 11 3/4% Series B Senior Notes due 2008 were issued in compliance with all applicable federal and state Laws concerning the issuance of securities. No bonds, debentures, notes or other indebtedness of the Company or any Subsidiary having the right to vote on any matters on which the stockholders of the Company or the Holdco Stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.01.

   Section 3.05. Authority; Binding Obligation.

   The execution and delivery by the Splitrock Entities of this Merger Agreement, the execution and delivery by the Splitrock Entities and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Splitrock Entities and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Splitrock Entities or the Subsidiaries are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by (a) the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (b) Holdco as the sole stockholder of Merger Sub in accordance with Delaware Law and Merger Sub's certificate of incorporation and bylaws, and (c) the Company as the sole stockholder of Holdco in accordance with Delaware Law and Holdco's certificate of incorporation and bylaws (assuming neither Acquiror nor Acquiror Sub is an "interested stockholder" of the Company under Section 203 of Delaware Law immediately before the execution and delivery of this Merger Agreement). This Merger Agreement has been duly executed and delivered by the Splitrock Entities and constitutes a legal, valid and binding obligation of the Splitrock Entities, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

   Section 3.06. No Conflict; Required Filings and Consents.

   (a) The execution, delivery and performance by the Splitrock Entities of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Splitrock Entities and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of any of the Splitrock Entities or the certificate or articles of formation or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by (1) the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (2) Holdco as the sole stockholder of Merger Sub in accordance with Delaware Law and Merger Sub's certificate of incorporation and bylaws, and (3) the Company as the sole stockholder of Holdco in accordance with Delaware Law and Holdco's certificate of incorporation and bylaws, and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws (as defined in Article X), the HSR Act (as defined in Article X), rules and regulations of the NASD (as defined in Article X), applicable state utility and communications Laws, applicable municipal franchise Laws and the filing and recordation of the Holdco Certificate of Merger and the Certificate of Merger as required by Delaware Law, conflict with or violate any Law applicable to any of the Splitrock Entities or any Subsidiary, or any of their respective Assets;
(iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which any of the Splitrock Entities or any Subsidiary is a party or by which any of the Splitrock Entities or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, any of the Splitrock Entities or any Subsidiary or any of the Assets now owned or hereafter acquired by any of the Splitrock Entities or any Subsidiary; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not reasonably be expected to have a Company Material Adverse Effect and that would not prevent consummation of the Mergers by the End Date (as defined in Section 8.01(b)(i)).

   (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Splitrock Entities and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Splitrock Entities and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by (1) the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (2) Holdco as the sole stockholder of Merger Sub in accordance with Delaware Law and Merger Sub's certificate of incorporation and bylaws, and (3) the Company as the sole stockholder of Holdco in accordance with Delaware Law and Holdco's certificate of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, rules and regulations of the NASD, applicable state utility and communications Laws and applicable municipal franchise Laws, and
(C) the filing and recordation of the Holdco Certificate of Merger and the Certificate of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, any of the Splitrock Entities, the Surviving Corporation or any Subsidiary, except for any Agreement not required to be disclosed by the last sentence of this Section 3.06(b). Section 3.06(b) of the Company Disclosure Schedule lists all Agreements that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Merger Agreement with respect to any aspect of the execution, delivery or performance of this Merger Agreement by the Splitrock Entities and the Subsidiaries where (i) such Agreements are material to the operation of the Splitrock Entities and the Subsidiaries or (ii) the failure to obtain such consent or acquiescence would reasonably be expected to result in a Company Material Adverse Effect or would prevent the consummation of the Mergers on a timely basis.

   Section 3.07. Licenses; Compliance.

   (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted and as proposed to be conducted after the Holdco Effective Time and prior to the Effective Time (the "Company Licenses"), except where the failure to possess any such Company License would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not reasonably be expected to have a Company Material Adverse Effect.

   (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or formation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause
(ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

   (c) Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, all returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete (and any related fees required to be paid have been paid in full), except where the failure so to file would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, to the knowledge (as defined in Article X) of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary, except where the failure so to maintain would not reasonably be expected to have a Company Material Adverse Effect.

   Section 3.08. SEC Documents.

   Since January 1, 1998, the Company has filed or, in the case of the Company Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (as defined in Article X) (collectively, including the Company Post-Signing SEC Documents, the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained or, in the case of the Company Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Company Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (the "Financial Statements") comply or, in the case of the Company Post-Signing SEC Documents, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Company Post-Signing SEC Documents, will have been prepared in accordance with GAAP (as defined in Article X) (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Financial Statements, as required by GAAP or as required by any Governmental Entity, the Company has not, since December 31, 1998, made any change in accounting practices or policies applied in the preparation of the Financial Statements.

   Section 3.09. Reorganization.

   To the knowledge of the Company, neither it nor any of its affiliates has taken any action or failed to take any action or is aware of any circumstances that would prevent or impede the Holdco Merger or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   Section 3.10. Vote Required.

   (a) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement. The affirmative vote of Holdco as the sole stockholder of Merger Sub prior to the Holdco Effective Time is the only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve the transactions contemplated by this Merger Agreement. The affirmative vote of the Company as the sole stockholder of Holdco prior to the Holdco Effective Time is the only vote of the holders of any class or series of capital stock of Holdco necessary to approve the transactions contemplated by this Merger Agreement.

   (b) Except as set forth in Section 3.10(a), no vote of the holders of any class or series of capital stock or any other securities of the Splitrock Entities is necessary to approve the Holdco Merger, the Merger or any of the other transactions contemplated by this Merger Agreement.

   Section 3.11. Brokers.

   No broker, finder or investment banker (other than Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective affiliates. Prior to the date of this Merger Agreement, the Company has furnished to Acquiror a complete and correct copy of all Agreements between the Company and Credit Suisse First Boston Corporation pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Merger Agreement.

   Section 3.12. Disclosure.

   (a) None of the information supplied or to be supplied by or on behalf of the Company or any Subsidiary expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Joint Proxy Statement (as defined in
Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Joint Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (b) No representation or warranty contained in this Merger Agreement or the Company Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to Acquiror by the Company or any Subsidiary pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

   Section 3.13. Intellectual Property.

   The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all material Intellectual Property (as defined in Article X) that is individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole ("Company Intellectual Property"). Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company and its Subsidiaries (a) have not defaulted in any material respect under any license to use Company Intellectual Property and (b) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property or for infringement of any Company Intellectual Property, other than a default, proceeding or litigation that is not having or would not be reasonably expected to have a Company Material Adverse Effect.

   Section 3.14. Absence of Undisclosed Liabilities.

   There are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the balance sheet included in the Financial Statements and that are not so reflected, or reserved against, therein. Except as described in Section 3.14 of the Company Disclosure Schedule or reflected or reserved against in the Financial Statements, since December 31, 1998, neither the Company nor any Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured) other than in the Ordinary Course of Business.

   Section 3.15. Absence of Certain Changes or Events.

   Except as set forth in Section 3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998 and prior to the date hereof, there has been no adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, except such changes that would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998, (a) the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business (excluding the incurrence of reasonable and customary liabilities related to this Merger Agreement and the transactions contemplated hereby), and (b) neither the Company nor any Subsidiary has taken any action or omitted to take any action, or entered into any contract, Agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate Section 5.01 or would reasonably be expected to have a Company Material Adverse Effect. At the Closing, the Company shall deliver to Acquiror an updated Section 3.15 to the Company Disclosure Schedule in accordance with the provisions of Section 6.05.

   Section 3.16. Litigation; Disputes.

   Except as disclosed in Section 3.16 of the Company Disclosure Schedule, there are no material actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened or reasonably anticipated against, affecting or involving the Company or any Subsidiary or their respective businesses, current or former employees, or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

   Section 3.17. Pension and Benefit Plans.

   (a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past three (3) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past three (3) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

   (b) The Company has made available to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; and (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X). For each Other Arrangement, the Company has made available to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications which could materially increase the liability under such arrangement, and all material correspondence with or other submissions to any Governmental Entity.

   (c) No Plan is a Multiemployer Plan (as defined in Article X) or an ESOP (as defined in Article X).

   (d) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA (as defined in Article X), the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements.

   (e) Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that, to the knowledge of the Company, is not deductible under
Section 162(a)(1) or 404 of the Code, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

   (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, no Welfare Plan (as defined in Article X) provides or promises post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company or any Subsidiary other than benefits necessary to comply with Section 4980B(f) of the Code and Sections 601 through 607 of ERISA.

   Section 3.18. Taxes and Tax Matters.

   (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly and timely filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable Taxes other than those the failure of which to file would not have a Company Material Adverse Effect. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will
be) true and complete in all material respects. The Company and the
Subsidiaries: (i) have paid all Taxes due or claimed to be due by any Taxing authority (without regard to whether or not such Taxes are shown as due on any Company Tax Returns) or are contesting such Taxes in good faith; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes.

   (b) Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, all Company Tax Returns have been examined by the relevant Taxing authorities, or closed without audit by applicable Law, and all deficiencies proposed as a result of such examinations have been paid, settled or reserved for in the Financial Statements, for all taxable years prior to and including the taxable year ended December 31, 1998. Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any material Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened.

   (c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has executed or filed with the IRS (as defined in Article X) any consent to have the provisions of Section 341(f) of the Code apply to it; (ii) is subject to Section 999 of the Code; or
(iii) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

   (d) The Company and the Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes.

   Section 3.19. Opinion of Financial Advisor.

   The Company has received the written opinion of Credit Suisse First Boston Corporation on or prior to the date of this Merger Agreement to the effect that, as of the date of such opinion, the consideration to be received pursuant to the transactions contemplated under this Merger Agreement is fair to the stockholders of the Company from a financial point of view. The Company has previously delivered a copy of such opinion to Acquiror.

   Section 3.20. Board Recommendation.

   At a meeting duly called and held or pursuant to a unanimous written consent in compliance with Delaware Law, the Boards of Directors of each of the Splitrock Entities has adopted a resolution approving, adopting and declaring the advisability of this Merger Agreement and the transactions contemplated hereby. The Board of Directors of the Company has adopted a resolution recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the stockholders of the Company. The Board of Directors of Merger Sub has adopted a resolution recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the sole stockholder of Merger Sub. The Board of Directors of Holdco has adopted a resolution recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the sole stockholder of Holdco.

   Section 3.21. Intentionally Deleted.

   Section 3.22. Copies of Documents.

   True and complete copies of all Documents listed in the Company Disclosure Schedule have been furnished to Acquiror prior to the execution of this Merger Agreement.

   Section 3.23. Affiliate Agreements.

   In accordance with Section 6.11, the executive officers, directors and certain stockholders of the Company specified in Section 3.23 of the Company Disclosure Schedule ("Company Affiliates") have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as Exhibit E (the "Affiliate Agreements") and each such Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms. Except as set forth in Section 3.23 of the Company Disclosure Schedule, to the Company's knowledge, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

   Section 3.24. State Takeover Statutes; Certain Charter Provisions.

   The Boards of Directors of the Splitrock Entities have, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Boards of Directors of the Splitrock Entities) necessary to exempt the Splitrock Entities, the Subsidiaries and affiliates, the Mergers, this Merger Agreement, the Option Agreements and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the Company's knowledge, no other state takeover statutes or charter or bylaw provisions are applicable to the Mergers, this Merger Agreement, the Option Agreements or the transactions contemplated hereby or thereby.

   Section 3.25. Dissenters' Rights.

   The Company Common Stock is listed on The Nasdaq Stock Market's National Market System and no stockholder of the Company has any appraisal or dissenters' rights pursuant to the certificate of incorporation of the Company or any Law arising from, or in connection with, the consummation of the Mergers and the other transactions contemplated hereby. The Company and Holdco, if required by The Nasdaq Stock Market, will use their reasonable best efforts to list the Holdco Common Stock on The Nasdaq Stock Market's National Market System at and after the Holdco Effective Time and no Holdco Stockholder has or will have any appraisal or dissenters' rights pursuant to the certificate of incorporation of Holdco or any Law arising from, or in connection with, the consummation of the Mergers and the other transactions contemplated hereby.

   Section 3.26. Foreign Corrupt Practices and International Trade Sanctions.

   To the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of
Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (c) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where such action would not reasonably be expected to have Company Material Adverse Effect.

   Section 3.27. Year 2000.

   The Company has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems (as defined in Article X) to be Year 2000 Compliant (as defined in Article X), (b) developed a plan and timeline for addressing Year 2000 compliance, and (c) implemented that plan. Subject to the qualification contained in the Company SEC Documents, based on the foregoing and the Company SEC Documents, to the Company's knowledge, all Systems owned by or under the control of the Company or any of its Subsidiaries are Year 2000 Compliant except where the failure to be non-Year 2000 Compliant will not have a Company Material Adverse Effect.

   Section 3.28. Insurance.

   Each of the Company and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting business as conducted by the Company and its Subsidiaries during such time period. Since January 1, 1998, neither the Company nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries which has not been cured. The insurance policies of the Company and its Subsidiaries are valid and enforceable policies.

   Section 3.29. Environmental Matters.

   Except for such matters that are not reasonably likely to have a Company Material Adverse Effect, or would not otherwise require disclosure under the Securities Act, or except as set forth on Section 3.29 of the Company Disclosure Schedule (a) each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined in Article X); (b) to the Company's knowledge, the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Materials (as defined in Article X); (c) to the Company's knowledge, Hazardous Materials were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (d) to the Company's knowledge, neither it nor any of its Subsidiaries is subject to liability for any Hazardous Material disposal or contamination on any third-party property; (e) to the Company's knowledge, neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Materials; (f) neither it nor any of its Subsidiaries has received any written notice, demand, threat, letter, claim or request for information from a Governmental Entity alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (g) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Materials; and (h) to the Company's knowledge, there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

   Section 3.30. Certain Contracts.

   All material contracts required to be described in Item 601(b)(10) of Regulation S-K to which the Company or its Subsidiaries is a party or may be bound have been filed as exhibits to the Company's SEC Documents. Section 3.30 of the Company Disclosure Schedule lists all material joint venture or strategic alliance agreements to which the Company is a party. All contracts, licenses, consents, royalty or other agreements which are material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party (the "Company Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent that such invalidity would not have a Company Material Adverse Effect, and, to the Company's knowledge, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except for defaults which would not reasonably be expected to result in a Company Material Adverse Effect. Section 3.30 of the Company Disclosure Schedule separately identifies each Company Contract which contains a change-of-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby. Except as set forth in Section 3.30 of the Company Disclosure Schedule, there are no written Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary, other than employee bonus compensation (including, without limitation, sales commission arrangements) entered into in the Ordinary Course of Business.

   Section 3.31. Ownership of Securities.

   As of the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Acquiror, which in the aggregate represent ten percent (10%) or more of the outstanding shares of Acquiror Common Stock (other than shares held by the Company Benefit Plans (as defined in Article X)), nor (b) is an "interested stockholder" of Acquiror within the meaning of Section 203 of Delaware Law.

   Section 3.32. Capitalization of Merger Sub; No Prior Activities of Merger
Sub.

   Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.001 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and held of record by Holdco.

   Section 3.33. Capitalization of Holdco; No Prior Activities of Holdco.

   Holdco was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. The authorized capital stock of Holdco consists of (a) 150,000,000 shares of common stock, par value $.001 per share, of which, as of the date hereof: 1,000 shares were issued and outstanding, all of which were (A) duly authorized, validly issued, fully paid and nonassessable, (B) initially issued to the Company after the board of directors of Holdco had approved this Merger Agreement, and (C) held of record by the Company; and (b) 25,000,000 shares of preferred stock, $.001 par value per share of which no shares are issued and outstanding.

   Section 3.34. Holdco Merger and Governmental Approvals.

   Consummation of the Holdco Merger by the Splitrock Entities does not and will not (a) require the registration of shares of Holdco Common Stock under the Securities Act or (b) require any consent, approval, authorization or permit of, or the making of filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the

rules and regulations of the NASD or any other Law, except the filing and recordation of the Holdco Certificate of Merger.

                                ARTICLE IV

        Representations And Warranties Of Acquiror And Acquiror Sub

   Except as disclosed in the Acquiror SEC Documents (as defined in Section 4.07) or as specifically set forth in the disclosure schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to, and covenant and agree with, the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

   Section 4.01. Organization and Standing; Subsidiaries.

   Each of Acquiror, Acquiror Sub and the Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and the Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not reasonably be expected to have an Acquiror Material Adverse Effect (as defined in Article X).

   Section 4.02. Certificate of Incorporation and Bylaws.

   Acquiror has furnished to the Company a true and complete copy of the certificate of incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

   Section 4.03. Capitalization.

   The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Stock, of which, as of November 30, 1999: (i) 156,167,497 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 33,254,788 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; (iv) 491,072 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc.; (v) 20,828 shares were reserved for issuance pursuant to Stock Option Agreements dated December 29, 1998 between Acquiror and certain stockholders of Inlet, Inc.; (vi) 1,658,054 shares were reserved for issuance pursuant to the McLeodUSA Incorporated Employee Stock Purchase Plan; (vii) 1,609,727 shares were reserved for issuance pursuant to the McLeodUSA Incorporated 401(k) Profit Sharing Plan; (viii) 282,183 shares were reserved for issuance in connection with the acquisition by Acquiror of Dakota Telecommunications Group, Inc. on March 5, 1999; (ix) 179,825 shares were reserved for issuance in connection with the acquisition by Acquiror of the assets of Noverr Publishing, Inc. on June 16, 1999; (x) 76,343 shares were reserved for issuance in connection with the Stock Option Agreement dated January 28, 1998 between Acquiror and Diamond Partners Incorporated; (xi) 37,290,583 shares were reserved for issuance upon conversion of outstanding shares of Acquiror Preferred Stock (as defined below); (xii) 2,601,376 shares were reserved for issuance upon the exercise and conversion of options to purchase Acquiror Class B Common Stock (as defined below) as described in clause (b)(iii) below; and (xiii) 15,424 shares were reserved for issuance in connection with the acquisition by Acquiror of the assets of The Millennium Group Telemanagement LLC on June 7, 1999; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("Acquiror Class B Common

Stock"), of which, as of the date hereof: (i) no shares are issued and outstanding; (ii) no shares are held in the treasury of Acquiror; and (iii) 2,601,376 shares are reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which, as of the date hereof (i)(A) 1,150,000 shares of 6.75% Series A preferred stock, par value $.01 per share ("Acquiror Series A Preferred Stock"), (B) 275,000 shares of Series B preferred stock, par value $.01 per share ("Acquiror Series B Preferred Stock"), and (C) 125,000 shares of Series C preferred stock, par value $.01 per share ("Acquiror Series C Preferred Stock" and together with Acquiror Series A Preferred Stock and Acquiror Series B Preferred Stock, "Acquiror Preferred Stock") are issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; and (ii) no shares are held in the treasury of Acquiror. However, as of the date hereof, no more than 165,000,000 shares of Acquiror Common Stock were issued and outstanding. Except as set forth in Section 4.03(a) of the Acquiror Disclosure Schedule and except for the options set forth in clauses (a)(iii), (a)(iv), (a)(v), (a)(x), (a)(xiii) and (b)(iii) above and the Acquiror Preferred Stock set forth in clause (c) above, as of November 30, 1999, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of the Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of the Significant Subsidiaries. Except as set forth in Section 4.03(a) of the Acquiror Disclosure Schedule and except for Agreements relating to the options specified in clauses (a)(iii), (a)(iv), (a)(v), (a)(x),
(a)(xiii) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of the Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of the Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, the Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.03(b) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of the Significant Subsidiaries are owned free and clear of all Encumbrances.

   Section 4.04. Authority; Binding Obligation.

   The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval by the stockholders of Acquiror of both the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

   Section 4.05. No Conflict; Required Filings and Consents.

   (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) subject to obtaining the requisite approval of the Acquiror Charter Amendment by the stockholders of Acquiror, conflict with, or violate any provision of, the certificate of incorporation or the bylaws of Acquiror, or the certificate or articles of incorporation or formation or bylaws of Acquiror Sub or any of the Significant Subsidiaries; (ii) subject to (A) obtaining the requisite approval of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the stockholders of Acquiror, and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the NASD, applicable state utility and communications Laws and applicable municipal franchise Laws, and the filing and recordation of the Certificate of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of the Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of the Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of the Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of the Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of the Significant Subsidiaries; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not reasonably be expected to have an Acquiror Material Adverse Effect and that would not prevent consummation of the Merger by the End Date.

   (b) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the requisite approval of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the stockholders of Acquiror, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the NASD and applicable state utility and communications Laws and applicable municipal franchise Laws and (C) the filing and recordation of the Acquiror Charter Amendment and Certificate of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on the business operations of Acquiror, the Surviving Corporation or any of the Significant Subsidiaries, except with respect to any Agreement not material to the operation of Acquiror, Acquiror Sub and the Significant Subsidiaries.

   Section 4.06. Licenses; Compliance.

   (a) Each of Acquiror and each Significant Subsidiary is in possession of all Licenses necessary for Acquiror or any Significant Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Acquiror Licenses"), except where the failure to possess any such Acquiror License would not reasonably be expected to have an Acquiror Material Adverse Effect. Neither the Acquiror nor any Significant Subsidiary is in violation of or default under any Acquiror License, except for any such violation or default that would not reasonably be expected to have an Acquiror Material Adverse Effect.

   (b) Neither Acquiror nor any Significant Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or formation or bylaws or (ii) any Agreement or restriction to which Acquiror or any Significant Subsidiary is a party or by which Acquiror or any Significant Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have an Acquiror Material Adverse Effect. Acquiror and the Significant Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have an Acquiror Material Adverse Effect.

   Section 4.07. SEC Documents.

   Since January 1, 1997, Acquiror has filed or, in the case of the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (collectively, including the Acquiror Post-Signing SEC Documents, the "Acquiror SEC Documents"). As of their respective filing dates, the Acquiror SEC Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments and the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1998, made any change in accounting practices or policies applied in the preparation of financial statements.

   Section 4.08. Reorganization.

   To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of the Significant Subsidiaries has taken any action or failed to take any action or is aware of any circumstance that would prevent or impede the Holdco Merger or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   Section 4.09. Vote Required.

   The approval of the Acquiror Charter Amendment by the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock and the approval of the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Acquiror Common Stock are the only votes of the holders of any class or series of capital stock of Acquiror necessary to approve the transactions contemplated by this Merger Agreement.

   Section 4.10. Brokers.

   No broker, finder or investment banker (other than Salomon Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its affiliates.

   Section 4.11. Disclosure.

   (a) None of the information supplied or to be supplied by or on behalf of Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Joint Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Joint Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (b) No representation or warranty contained in this Merger Agreement or the Acquiror Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

   Section 4.12. Capitalization of Acquiror Sub; No Prior Activities of Acquiror Sub.

   Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. The authorized capital stock of Acquiror Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and held of record by Acquiror.

   Section 4.13. Litigation.

   Except as set forth in Section 4.13 of the Acquiror Disclosure Schedule, there are no material actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of Acquiror or any Significant Subsidiary, threatened against, affecting or involving Acquiror or any Significant Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither Acquiror nor any Significant Subsidiary is in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity except for such defaults that, individually or in the aggregate, would not reasonably be expected to have an Acquiror Material Adverse Effect.

   Section 4.14. Board Recommendations.

   At a meeting duly called and held in compliance with Delaware Law or pursuant to a written consent, the Board of Directors of each of Acquiror and Acquiror Sub has adopted a resolution approving, adopting and declaring the advisability of this Merger Agreement and the transactions contemplated hereby and the Board of Directors of Acquiror has adopted a resolution recommending approval and adoption of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to this Merger Agreement by the stockholders of Acquiror.

   Section 4.15. Year 2000.

   Acquiror has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant, (b) developed a plan and timeline for addressing Year 2000 compliance, and (c) implemented that plan.

   Based on this review, Acquiror believes the Year 2000 problem which impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year will not have an Acquiror Material Adverse Effect.

   Section 4.16. Certain Contracts.

   (a) All material contracts required to be described in Item 601(b)(10) of Regulation S-K to which Acquiror or its Significant Subsidiaries is a party or may be bound have been filed as exhibits to Acquiror's SEC Documents.

   (b) All contracts, licenses, consents, royalty or other agreements which are material to Acquiror and its Significant Subsidiaries, taken as a whole, to which Acquiror or any of its Significant Subsidiaries is a party (the "Acquiror Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent that such invalidity would not have an Acquiror Material Adverse Effect, and, to Acquiror's knowledge, neither Acquiror nor any of its Significant Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Contract, except for defaults which would not reasonably be expected to result in an Acquiror Material Adverse Effect.

   Section 4.17. Acquiror Common Stock.

   The Acquiror Common Stock to be issued and delivered to the Holdco Stockholders pursuant to the Merger, or upon the exercise of Acquiror Warrants or Acquiror Options, when issued in accordance with this Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will not have been issued in violation of any subscriptive or preemptive rights and will have been approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market's National Market System.

   Section 4.18. Pension and Benefit Plans.

   (a) Except as set forth in Section 4.18(a) of the Acquiror Disclosure Schedule, neither Acquiror nor any Significant Subsidiary (i) maintains or during the past three (3) years has maintained any Plan or Other Arrangement,
(ii) is or during the past three (3) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

   (b) Acquiror has made available to the Company true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; and (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan. For each Other Arrangement, Acquiror has made available to the Company true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications which could materially increase the liability under such arrangement, and all material correspondence with or other submissions to any Governmental Entity.

   (c) No Plan is a Multiemployer Plan or an ESOP.

   (d) To their knowledge, Acquiror and its Significant Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements.

   (e) Except as set forth in Section 4.18(e) of the Acquiror Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by Acquiror or any of its Significant Subsidiaries to any employee or independent contractor that, to the knowledge of Acquiror, is not deductible under Section 162(a)(1) or 404 of the Code, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

   (f) Except as set forth in Section 4.18(f) of the Acquiror Disclosure Schedule, no Welfare Plan provides or promises post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of Acquiror or any of its Significant Subsidiaries other than benefits necessary to comply with Section 4980B(f) of the Code and Sections 601 through 607 of ERISA.

   Section 4.19. Absence of Certain Changes or Events.

   Except as set forth in Section 4.19 of the Acquiror Disclosure Schedule or as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998 and prior to the date hereof, there has been no adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), of Acquiror or any Significant Subsidiary except such changes that would not reasonably be expected to have an Acquiror Material Adverse Effect. Except as set forth in
Section 4.19 of the Acquiror Disclosure Schedule or as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998, (a) Acquiror and its Significant Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business (excluding the incurrence of reasonable and customary liabilities related to this Merger Agreement and the transactions contemplated hereby), and (b) neither Acquiror nor any of its Significant Subsidiaries has taken any action or omitted to take any action, or entered into any contract, Agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would reasonably be expected to have an Acquiror Material Adverse Effect. At the Closing, Acquiror shall deliver to the Company an updated
Section 4.19 to the Company Disclosure Schedule in accordance with the provisions of Section 6.05.

   Section 4.20. Absence of Undisclosed Liabilities.

   Except as set forth in Section 4.20 of the Acquiror Disclosure Schedule, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of Acquiror or any Significant Subsidiary, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the balance sheet included in the consolidated financial statements of Acquiror included in the Acquiror SEC Documents and that are not so reflected, or reserved against, therein. Except as described in Section 4.20 of the Acquiror Disclosure Schedule or reflected or reserved against in the consolidated financial statements of Acquiror included in the Acquiror SEC Documents, since December 31, 1998, neither Acquiror nor any Significant Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured) other than in the Ordinary Course of Business.

                                 ARTICLE V

                  Covenants Relating To Conduct of Business

   Section 5.01. Conduct of Business of the Splitrock Entities.

   Each of the Splitrock Entities hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, such Splitrock Entity, unless set forth in Section 5.01 of the Company Disclosure Schedule, otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror (which consent will not be unreasonably withheld), will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business in all material respects, use their respective reasonable best efforts to preserve substantially intact their business organizations and Assets, maintain their rights and franchises, keep available the services of their current officers and retain key employees and maintain their current relationships with current customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement, as set forth in
Section 5.01 of the Company Disclosure Schedule, or as consented to in writing by Acquiror (which consent will not be unreasonably withheld), from the date of this Merger Agreement until the Effective Time each of the Splitrock Entities shall not, and shall not permit any of the Subsidiaries to:

   (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for (A) increases or bonuses in the Ordinary Course of Business and retention arrangements not to exceed in the aggregate the dollar limit established pursuant to Section 6.07; or (B) increases required by Law; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Section 5.01(a) of the Company Disclosure Schedule) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any material benefits not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business or as required under the Agreements set forth in Section 5.01(a) of the Company Disclosure Schedule; or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Section 5.01(a) of the Company Disclosure Schedule;

   (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock (other than a dividend declared or paid by a wholly owned Subsidiary to its parent consistent with the terms and conditions of this Merger Agreement);

   (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Splitrock Entities or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Splitrock Entities or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Splitrock Entities or any Subsidiary or any such securities or obligations, or any other securities thereof (other than (A) any issuance of Company Common Stock in connection with a cashless exercise of Company Stock Options or Company Warrants, or (B) pursuant to an Agreement set forth in Section 5.01(c) of the Company Disclosure Schedule); (ii) effect any reorganization or recapitalization (other than the Holdco Merger for the sole purpose of consummating the transactions contemplated by this Merger Agreement); or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock (other than the issuance of Holdco Common Stock to holders of Company Common Stock in connection with the Holdco Merger and the authorization of the issuance of Holdco Common Stock in connection with the Company Stock Options and Company Warrants assumed by Holdco pursuant to the Holdco Merger in each case as expressly provided in this Merger Agreement);

   (d) except (i) upon the exercise of Company Stock Options or Company Warrants in accordance with their terms, or (ii) for grants of Company Stock Options to new or existing employees who are not executive officers in the Ordinary Course of Business, to the extent that the aggregate number of shares of Company Common Stock issuable under such grants (whether or not vested) does not exceed 500,000, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

   (e) except as contemplated by Agreements set forth in Section 5.01(e) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

   (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

   (g) adopt any amendments to its certificate of incorporation, bylaws or other comparable charter or organizational documents (other than the amendment to the Company's certificate of incorporation as provided in Section 1A.04(a));

   (h) make or rescind any express or deemed material election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in either case as may be required by Law, the IRS or GAAP;

   (i) make or agree to make (A) any new capital expenditure or expenditures which are not included in the Company's January '00 through March '01 Cash Flow--8 Fiber Scenario, a copy of which was furnished to Acquiror, or (B) expenditures which are, individually, in excess of $1,000,000 or, in the aggregate, in excess of $10,000,000;

   (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than the Company or any wholly owned Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person (other than the Company or any wholly owned Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than the Company or any wholly owned Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries and other than the extension of credit to customers of the Company or any Subsidiary in the Ordinary Course of Business;

   (k) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which any Splitrock Entity or Subsidiary is a party;

   (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any material Agreement to which any Splitrock Entity or Subsidiary is a party;

   (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity; or

   (n) authorize, or commit or agree to do any of the foregoing.

   Section 5.02. Other Actions.

   The Splitrock Entities and Acquiror shall not, and shall not permit any of their respective affiliates to, knowingly take any action that could reasonably be expected to result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue; (b) any of the conditions to the Merger set forth in Article VII not being satisfied; or (c) prevent or impede the Merger or the Holdco Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   Section 5.03. Certain Tax Matters.

   From the date hereof until the Effective Time, each of the Splitrock Entities and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which Post-Signing Returns shall be accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Splitrock Entities and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to any Splitrock Entity or Subsidiary in respect of any Taxes, except in clauses (a) and (d) hereof where any failure would not reasonably be expected to have a Company Material Adverse Effect.

   Section 5.04. Access and Information.

   (a) For so long as this Merger Agreement is in effect, each of the Splitrock Entities shall, and shall cause each Subsidiary to, (i) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (ii) furnish promptly to Acquiror all information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request. To the Company's knowledge, all Documents furnished to Acquiror pursuant to this Section 5.04 shall be true and complete. The Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would be prohibited or otherwise limited by (i) any Law, rule, regulation, order, judgment, decree or Agreement or (ii) an item as set forth in Section 5.04 of the Company Disclosure Schedule. Any information so provided to Acquiror shall be subject to the Confidentiality Agreement (as defined in Article X).

   (b) The parties shall comply with, and shall cause their respective directors, officers, employees and other representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

   Section 5.05. No Solicitation.

   (a) The Company shall cause its directors (other than Roy A. Wilkens), officers, employees, representatives, agents and its Subsidiaries and their respective directors (other than Roy A. Wilkens), officers, employees, representatives and agents to immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in Section 5.05(c)). The Company shall not, and shall direct and cause the Subsidiaries and the directors (other than Roy A. Wilkens), officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; (ii) enter into or participate in any discussions or negotiations with any Person regarding a Competing Transaction, or furnish to any Person any information regarding a Competing Transaction, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a Competing Transaction; (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the equity securities of the Company; or (iv) agree to or endorse any Competing Transaction.

   (b) The Company shall: (i) notify Acquiror orally (within one (1) business day) and in writing (as promptly as practicable) if any inquiries or proposals, including a request for information, regarding a Competing Transaction are received by the Company or any Subsidiary, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives; (ii) include in such notice to Acquiror the identity of the person making any such inquiry or proposal, the material terms of such inquiry or proposal and, if in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, along with all other documentation and related correspondence; (iii) in the event that pursuant to Section 5.05(d) the Company elects to engage in discussions or negotiations with, or furnish any information to, any Person regarding a Superior Proposal (as defined below), the Company shall at least two (2) business days prior to engaging in such discussions or negotiations or furnishing such information, provide written notice to Acquiror of (A) its intent to do so, (B) the identity of such Person and (C) the material terms of such proposal including copies thereof; and (iv) keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals, discussions or negotiations including copies of any and all written inquiries, proposals or correspondence relating thereto, as well as any amendments or proposed amendments thereto.

   (c) For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than mergers, consolidation or similar transactions involving solely the Company and/or one or more wholly owned Subsidiaries of the Company); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty-five percent (25%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of twenty-five percent (25%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the stockholders of the Company of the Merger Agreement; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange
Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, twenty-five percent (25%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of, a proposal, plan or intention to do any of the foregoing.

   (d) Notwithstanding anything to the contrary set forth in subsections (a),
(b) and (c) above or elsewhere in this Merger Agreement, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from: (i) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or publicly disclosing the existence of any Competing Transaction as required by applicable law; or (ii) prior to the time of the Company Stockholders' Meeting (as defined in Section 6.01(b)), furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide inquiry or proposal from such Person for a Competing Transaction which involves a merger, consolidation, share exchange, business combination, or the acquisition of more than 51% of the aggregate voting power of the Company if before doing so: (A) the Company enters into with such Person a confidentiality agreement in reasonably customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement (it being understood and agreed that the Company Board of Directors and/or its financial advisors may in any event have limited discussions with such Person to determine such Person's financial capability and intent to make a Superior Proposal (as defined below)); (B) the Board of Directors of the Company, after consultation with independent financial advisors, reasonably determines in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Competing Transaction being referred to in this Merger Agreement as a "Superior Proposal"); (C) the Board of Directors of the Company reasonably determines in its good faith judgment, after consultation with independent financial advisors, that such Person has the financial ability to consummate such proposal; (D) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable Law; and (E) the Company shall have otherwise complied with the terms of this Section 5.05.

   (e) Notwithstanding anything to the contrary set forth in subsections (a),
(b), (c) and (d) above or elsewhere in this Merger Agreement, in the event that a proposal for a Competing Transaction constitutes a Superior Proposal, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the

Company from withdrawing its recommendation in favor of this Merger Agreement as required under Sections 6.01(a) and 6.02(a) hereof and recommending such Superior Proposal to its stockholders: (i) if, but only if, the

Company: (A) complies fully with this Section 5.05 and (B) provides Acquiror with at least three (3) business days' prior written notice of its intent to withdraw its recommendation of this Merger Agreement and (ii) if, in the event that during such three (3) business days Acquiror makes a counter proposal to such Superior Proposal (any such counter proposal being referred to in this Merger Agreement as the "Acquiror Counter Proposal"), the Company's Board of Directors in good faith, taking into account the advice of its outside financial advisors, determines that the Acquiror Counter Proposal is not at least as favorable to the Company's stockholders as the Superior Proposal, from a financial point of view.

                                ARTICLE VI

                            Additional Agreements

   Section 6.01. Registration Statement; Joint Proxy Statement.

   (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror and the Company shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement") containing a joint proxy statement/prospectus (such joint proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the stockholders of Acquiror and to the stockholders of the Company, being the "Joint Proxy Statement") in connection with the registration under the Securities Act of the shares of Acquiror Common Stock issuable pursuant to Section 2.01, the vote of the stockholders of Acquiror with respect to the Acquiror Charter Amendment, the issuance of Acquiror Common Stock pursuant to the Merger Agreement and the vote of the stockholders of the Company with respect to this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Joint Proxy Statement before filing. Each party agrees promptly to provide the other parties with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Joint Proxy Statement. Each party agrees promptly to notify the other parties of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and Acquiror shall mail the Joint Proxy Statement to their respective stockholders and shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such stockholders. The Company covenants and agrees that the Joint Proxy Statement shall include the recommendation of the Company's Board of Directors to the stockholders of the Company to vote to approve this Merger Agreement and the transactions contemplated hereby, subject to Section 5.05 above.

   (b) The information supplied by the Company and its Subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company and its Subsidiaries for inclusion in the Joint Proxy Statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider this Merger Agreement (the "Company Stockholders' Meeting") shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and the stockholders of Acquiror, at the time of the Company Stockholders' Meeting and the Acquiror Stockholders' Meeting (as defined in Section 6.01(c)), or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Joint Proxy Statement to be sent to the stockholders of Acquiror in connection with the meeting of the stockholders of Acquiror to consider the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement (the "Acquiror Stockholders' Meeting") shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and the stockholders of Acquiror, at the time of the Company Stockholders' Meeting and the Acquiror Stockholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

   Section 6.02. Meetings of Stockholders.

   (a) The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Company Stockholders' Meeting (or, at the Company's election, submit written consents in lieu of the Company Stockholders' Meeting), and the Company shall consult with Acquiror in connection therewith. Subject to Section 5.05(e) above, the Company shall use its reasonable best efforts to solicit from the stockholders of the Company proxies or consents to approve this Merger Agreement and shall take all other actions reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby.

   (b) Acquiror shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Acquiror Stockholders' Meeting (or, at Acquiror's election, submit written consents in lieu of the Acquiror's Stockholders' Meeting), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use its reasonable best efforts to solicit from its stockholders proxies or consents to approve the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement and shall take all other actions reasonably necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to approve the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement.

   (c) Acquiror and the Company shall coordinate and cooperate with respect to the timing of the Acquiror Stockholders' Meeting and the Company Stockholders' Meeting and shall use their respective reasonable best efforts to hold the Acquiror Stockholders' Meeting and the Company Stockholders' Meeting on the same day as soon as practicable after the date on which the Registration Statement becomes effective.

   (d) If a party elects hereto to obtain stockholder approval by written consent, (i) each reference in this Merger Agreement to a vote of stockholders at a stockholders meeting of such party or the holding thereof shall mean and be a reference to obtaining the written consent of such party's stockholders and (ii) each reference to a solicitation of proxies by such party shall mean and be a reference to the solicitation of written consents.

   Section 6.03. Appropriate Action; Consents; Filings.

   (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and its Subsidiaries and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Holdco Merger and the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Holdco Merger and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company and its Subsidiaries shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and its Subsidiaries and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

   (b) (i) The Company and its Subsidiaries and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

   (ii) In the event that any party shall fail to obtain any third-party consent, approval or waiver described in subsection (b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

   (c) From the date of this Merger Agreement until the Effective Time, the Company and its Subsidiaries and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company and its Subsidiaries or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Mergers, the conversion of the Company Common Stock into Holdco Common Stock pursuant to the Holdco Merger, or the conversion of the Holdco Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Mergers or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and its Subsidiaries and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

   Section 6.04. Intentionally Deleted.

   Section 6.05. Update Disclosure; Breaches.

   From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to the Company Disclosure Schedule or Acquiror Disclosure Schedule, as the case may be, of (a) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate in any material respect, (b) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (c) the failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company and its Subsidiaries shall deliver to Acquiror an updated version of Section
3.15 of the Company Disclosure Schedule as of the Closing Date (other than events disclosed in Company SEC Documents filed prior to the Closing Date), solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified Acquiror that no changes to such Section of the Company Disclosure Schedule are required. Acquiror shall deliver to the Company an updated version of Section 4.19 of the Acquiror Disclosure Schedule as of the Closing Date (other than events disclosed in Acquiror SEC Documents filed prior to the Closing Date), solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified the Company that no changes to such Section of the Acquiror Disclosure Schedule are required.

   Section 6.06. Public Announcements.

   Acquiror, Acquiror Sub and the Splitrock Entities shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Mergers and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with The Nasdaq Stock Market.

   Section 6.07. Employee Matters.

   (a) The Company may establish retention and severance and other compensation arrangements for its and its Subsidiaries' officers or employees in an amount not to exceed in the aggregate the amounts set forth in Section 6.07 of the Company Disclosure Schedule. Each of the Company and its Subsidiaries and the Acquiror shall consult with the other on the design and implementation of such arrangements.

   (b) From and after the Effective Time, Acquiror will cause the Company and its Subsidiaries to honor, in accordance with their terms, all existing written employment and severance agreements between the Company and its Subsidiaries and any current or former officer, director or employee of the Company or any of its Subsidiaries.

   (c) From and after the Effective Time and for the period ending no sooner than December 31, 2000 (the "Transition Period"), Acquiror shall cause the Holdco Surviving Corporation to either maintain the total package of employee compensation, benefits and options provided by the Company and its Subsidiaries immediately before the Effective Time or replace all or any such programs with a similar aggregate package of employee compensation, benefits and options maintained for similarly situated employees of Acquiror; provided, that the aggregate level of such similar aggregate package provided during the Transition Period shall be substantially similar to the aggregate level of the total package provided by the Company and its Subsidiaries immediately before the Effective Time. To the extent that any plan of Acquiror or any of its Significant Subsidiaries (an "Acquiror Plan") becomes applicable to any employee or former employee of the Company or its Subsidiaries, Acquiror shall grant, or cause to be granted, to such employees or former employees credit for their service with the Company and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Acquiror Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its Subsidiaries).

   (d) With respect to any Welfare Plan of Acquiror or its Significant Subsidiaries made available to individuals who immediately prior to the Closing Date were employees of the Company or any of its Subsidiaries, from and after the Effective Time Acquiror shall, or shall cause the Holdco Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such plan was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the Welfare Plan.

   Section 6.08. Unaudited Financial Information.

   The Company will cause to be prepared and will furnish to Acquiror as promptly as practicable an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after November 30, 1999 (the "Unaudited Balance Sheets") and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended (together with the Unaudited Balance Sheets, the "Unaudited Financial Statements"). The Company will ensure that such Unaudited Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments which are not expected to be material in amount.

   Section 6.09. Intentionally Deleted.

   Section 6.10. Post-Signing SEC Documents.

   Each of the Company and Acquiror will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (in the case of the Company, the "Company Post-Signing SEC Documents" and, in the case of Acquiror, the "Acquiror Post-Signing SEC Documents").

   Section 6.11. Affiliates.

   Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Section 3.23 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company after the date of this Merger Agreement and, if at or after the Holdco Effective Time, any Person who may be deemed to have become an affiliate of Holdco, at or prior to the Effective Time for purposes of compliance with Securities Act Rule 145, provided that the

Company shall use its reasonable best efforts to obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be.

   Section 6.12. Tax Returns.

   To the extent permitted under applicable Tax Laws, the Holdco Merger and the Merger shall each be reported as a "reorganization" within the meaning of
Section 368(a) of the Code in all material federal, state and local Tax Returns filed after the Effective Time. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.12 shall survive the Effective Time without limitation as to time or in any other respect.

   Section 6.13. Reorganization.

   During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Splitrock Entities shall not, and shall cause their respective subsidiaries not to, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Holdco Merger or the Merger as a reorganization within the meaning of Section 368(a) of the Code.

   Section 6.14. Directors' and Officers' Insurance; Indemnification.

   (a) Acquiror agrees that for the entire period from the Effective Time until six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Acquiror will and will cause the Surviving Corporation to fulfill and honor indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a party by reason of the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless in accordance with the provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time, to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that none of the Company, its Subsidiaries, the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Company's, the Surviving Corporation's and Acquiror's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

   (b) If Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror shall assume the obligations set forth in this Section 6.14.

   Section 6.15. Obligations of Acquiror Sub.

   Acquiror shall take all action necessary to cause Acquiror Sub and, after the Effective Time, the Surviving Corporation, to perform its obligations under this Merger Agreement and to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

   Section 6.16. Acquiror Option Shares.

   Acquiror will use its reasonable best efforts to insure that any shares of Acquiror Common Stock issued upon exercise of the Acquiror Options referred to in Section 2.04 and upon exercise of Acquiror Warrants referred to in Section
2.05 will be registered under the Securities Act pursuant to registration statements on Form S-8, Form S-3 or Form S-4 (or any successor or other appropriate forms) and will be approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market's National Market System or an exchange, if shares of Acquiror Common Stock are traded on such exchange. Acquiror shall use its reasonable best efforts to cause the effectiveness of such registration statements on Form S-8, Form S-3 or Form S-4 (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Acquiror Options and Acquiror Warrants remain outstanding.

   Section 6.17. Obligations of Holdco and Merger Sub.

   The Company shall take all action necessary to cause Holdco and Merger Sub to perform their obligations under this Merger Agreement and to cause Holdco and Merger Sub to consummate the Mergers on the terms and conditions set forth in this Merger Agreement. In addition to and not in limitation of the foregoing, (a) the Company shall cause Merger Sub and Holdco to, and Merger Sub and Holdco shall, promptly after the date of this Merger Agreement, take all action necessary in accordance with Delaware Law and the certificate of incorporation and bylaws of Merger Sub to effect the approval of the Holdco Merger and this Merger Agreement by Holdco as the sole stockholder of Merger Sub, and (b) the Company shall, and shall cause Holdco to, and Holdco shall, promptly after the date of this Merger Agreement, take all action necessary in accordance with Delaware Law and the certificate of incorporation and bylaws of Holdco to effect the approval of the Merger and this Merger Agreement by the Company as the sole stockholder of Holdco.

   Section 6.18. Intentionally Deleted.

   Section 6.19. Debentures.

   (a) Promptly following the date of this Merger Agreement, the Company shall commence a consent solicitation ("Consent Solicitation") with respect to all holders of the Company's outstanding 11 3/4 % Senior Notes due 2008 (the "Debentures") and shall use reasonable best efforts to amend the related Indenture, dated as of July 24, 1998 (the "Indenture"), between the Company and Harris Trust Company of New York (formerly Bank of Montreal Trust Company), as trustee (the "Indenture Trustee") or obtain appropriate waivers from the noteholders under the Indenture in order that the transactions contemplated by this Merger Agreement shall not violate the Indenture; provided, however, that the Company shall only be required to take the foregoing actions if, after consultation with Acquiror, the Company reasonably believes that such actions are necessary so that the transactions contemplated by this Merger Agreement will not violate the Indenture. Upon the receipt of the Requisite Consent (as defined in Article X) with respect to such Consent Solicitation, the Company shall execute and use its reasonable best efforts to cause the Indenture Trustee to execute the amendment to the Indenture. The Company shall consult with Acquiror with respect to the Consent Solicitation and provide copies of any materials prepared in connection therewith to Acquiror prior to the mailing or distribution thereof to the noteholders or the Indenture Trustee.

   (b) Acquiror agrees that it will cause the Holdco Surviving Corporation following the Effective Time to comply with the provisions of Section 4.08 of the Indenture relating to a "Change of Control Offer" (as defined in such Indenture) to the holders of the Company's 11% Senior Notes due 2008.

   Section 6.20. Company Warrants.

   The Company, with the prior consent of Acquiror (which consent will not be unreasonably withheld), may enter into an amendment to the Company Warrant Agreement (the "Company Warrant Agreement Amendment") or obtain appropriate waivers from the holders of Company Warrants to provide that the Company may issue to the Warrant Agent (as defined in Company Warrant Agreement) all Warrant Shares (as defined in Company Warrant Agreement) for which the outstanding Company Warrants are exercisable.

   Section 6.21. Certain Additional Actions.

   (a) The Splitrock Entities will use their reasonable best efforts to insure that each of the Mergers is consummated in accordance with all applicable Laws and does not conflict with, result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which any of the Splitrock Entities or any Subsidiary is a party or by which any of the Splitrock Entities or any Subsidiary, or any of their respective Assets, may be bound, or otherwise result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, any of the Splitrock Entities or any Subsidiary or any of the Assets now owned or hereafter acquired by any of the Splitrock Entities or any Subsidiary.

   (b) Acquiror will use its reasonable best efforts to insure that the Merger is consummated in accordance with all applicable Laws and does not conflict with, result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror or any Significant Subsidiary is a party or by which Acquiror or any Significant Subsidiary, or any of their Assets, may be bound, or otherwise result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror or any Significant Subsidiary or any of the Assets now owned or hereafter acquired by Acquiror or any Significant Subsidiary.

   Section 6.22. Consummation of Holdco Merger.

   The Splitrock Entities shall take all action necessary to consummate or cause the consummation of the Holdco Merger on the terms and conditions set forth in this Merger Agreement.

                                ARTICLE VII

                           Conditions Precedent

   Section 7.01. Conditions to Obligations of Each Party Under This Merger Agreement.

   The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

   (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC and not concluded or withdrawn. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Holdco Common Stock and upon exercise of Acquiror Options and Acquiror Warrants and to consummate the Merger.

   (b) Stockholder Approval. The Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of Acquiror at the Acquiror Stockholders' Meeting in accordance with applicable Law and the certificate of incorporation and bylaws of Acquiror, and the Acquiror Charter Amendment shall be in full force and effect. This Merger Agreement shall have been duly approved and adopted by the vote of a majority of the outstanding shares of Company Common Stock at the Company Stockholders' Meeting, such vote to be obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

   (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Mergers; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

   (d) HSR Act. The applicable waiting period with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

   (e) Other Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror, the Company, Holdco or any Subsidiary prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Holdco Certificate of Merger and the Certificate of Merger in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, Acquiror, Acquiror Sub or any of their respective directors or officers to criminal liability or substantial penalties.

   Section 7.02. Additional Conditions to Obligations of Acquiror and Acquiror Sub.

   The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

   (a) Representations and Warranties. Each of the representations and warranties of the Splitrock Entities contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except for (i) changes permitted or contemplated by this Merger Agreement, or (ii) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of each of the Company and Holdco to that effect.

   (b) Intentionally Deleted.

   (c) Agreements and Covenants. The Splitrock Entities shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of each of the Company and Holdco to that effect.

   (d) Consents Under Agreements. The Company or the appropriate Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Mergers under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

   (e) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Mergers, the conversion of the Company Common Stock into Holdco Common Stock pursuant to the Holdco Merger or the conversion of Holdco Common Stock into Acquiror Common Stock pursuant to the Merger, or
(ii) seeking to restrain or prohibit the consummation of the Mergers.

   (f) Intentionally Deleted.

   (g) Fractional Shares. The aggregate of the fractional share interests in Acquiror Common Stock to be paid in cash pursuant to Section 2.02(e) of this Merger Agreement shall not be more than five percent (5%) of the maximum aggregate number of shares of Acquiror Common Stock which could be issued as a result of the Merger.

   (h) Non-Competition Agreements. Acquiror shall have received executed copies of Non-Competition Agreements in the form of Exhibit F hereto from each of the Key Persons (as defined in Article X) unless the failure to receive an executed Non-Competition Agreement from any such Key Person is the result of the death or disability of such Key Person.

   (i) Company Material Adverse Effect. Since the date of this Merger Agreement, there shall not have occurred a Company Material Adverse Effect; provided, however, no decrease in the trading price of the Company Common Stock on The Nasdaq Stock Market's National Market System in and of itself shall constitute a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of each of the Company and Holdco to that effect.

   (j) Affiliate Agreements. Acquiror shall have received, after the date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person listed in Section 3.23 of the Company Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company after the date of this Merger Agreement, or if at or after the Holdco Effective Time, an affiliate of Holdco (under Rule 145 of the Securities
Act).

   (k) Tax Opinion. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, in the form of Exhibit G, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code or, if viewed as a single integrated transaction together with the Holdco Merger, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror and Holdco substantially in the forms of Exhibit H1 and Exhibit H2 hereto with respect to the Merger and representation letters delivered by Holdco and the Company substantially in the forms of Exhibit 11 and Exhibit 12 hereto with respect to the Holdco Merger.

   (l) Stockholders' Agreement. Each of the Key Persons shall have executed and delivered to Acquiror a Stockholders' Agreement (as defined in Article X).

   (m) Opinions to Indenture Trustee. If the Company has elected to amend the Indenture as contemplated by Section 6.19 hereof or if the Company is otherwise required to deliver or otherwise delivers an opinion of its counsel to the Indenture Trustee in connection with the transaction contemplated by this Merger Agreement, Acquiror shall have received a copy of such opinion or opinions.

   (n) Consent Solicitation. To the extent necessary so that the transactions contemplated by this Merger Agreement will not violate the Indenture, the Company shall have obtained the Requisite Consent in form and substance reasonably satisfactory to Acquiror with respect to the Consent Solicitation and the Indenture Trustee shall have executed and delivered the amendment of the Indenture in connection therewith.

   (o) Holdco Effective Time. The Holdco Effective Time shall have occurred.

   (p) Dissenters' Rights. No stockholder of the Company and no Holdco Stockholder shall have any appraisal or dissenters' rights pursuant to the certificate of incorporation of the Company or Holdco, as the case may be, or any Law arising from, or in connection with, the consummation of the Mergers and the other transactions contemplated by this Merger Agreement.

   (q) Holdco and Merger Sub Stockholder Approval. The approval of the stockholders of Holdco and Merger Sub shall have occurred as provided in
Section 3.10(a).

   (r) Intentionally Deleted.

   (s) Listing of Holdco Common Stock. The Holdco Common Stock to be issued in the Holdco Merger shall have been listed on The Nasdaq Stock Market's National Market System at and after the Holdco Effective Time.

   (t) Resignation of Directors and Officers. Each of the directors and officers of the Holdco Surviving Corporation shall have delivered letters of resignation to Acquiror resigning as directors and officers of the Holdco Surviving Corporation effective at the Effective Time.

   Section 7.03. Additional Conditions to Obligations of the Splitrock
Entities.

   The obligations of the Splitrock Entities to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

   (a) Representations and Warranties. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except for (i) changes permitted or contemplated by this Merger Agreement or (ii) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

   (b) Agreements and Covenants. Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

   (c) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Mergers, the conversion of the Company Common Stock into Holdco Common Stock pursuant to the Holdco Merger or the conversion of Holdco Common Stock into Acquiror Common Stock pursuant to the Merger, or
(ii) seeking to restrain or prohibit the consummation of the Mergers.

   (d) Tax Opinion. The Company shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, in the form of Exhibit J, dated the Closing Date, to the effect that the Mergers will each qualify as a reorganization within the meaning of Section 368(a) of the Code or if the Mergers are viewed as a single integrated transaction, the Mergers together will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Fried, Frank, Harris, Shriver & Jacobson shall require delivery of and rely upon the representation letters delivered by Acquiror and Holdco substantially in the forms of Exhibit H1 and Exhibit H2 hereto with respect to the Merger and representation letters delivered by Holdco and the Company substantially in the forms of Exhibit I1 and Exhibit I2 hereto with respect to the Holdco Merger.

   (e) Intentionally Deleted.

   (f) Listing of Acquiror Common Stock. The Acquiror Common Stock to be issued in the Merger and upon exercise of the Acquiror Options and Acquiror Warrants will be approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market's National Market System.

   (g) Acquiror Material Adverse Effect. Since the date of this Merger Agreement, there shall not have occurred an Acquiror Material Adverse Effect; provided, however, no decrease in the trading price of the Acquiror Common Stock on The Nasdaq Stock Market's National Market System in and of itself shall constitute an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Acquiror to that effect.

   (h) Holdco Effective Time. The Holdco Effective Time shall have occurred.

                               ARTICLE VIII

                     Termination, Amendment and Waiver

   Section 8.01. Termination.

   This Merger Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 8.01(a)), notwithstanding approval of this Merger Agreement by the stockholders of the Company and the approval of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the stockholders of Acquiror:

   (a) by mutual written agreement of Acquiror and the Company;

   (b) by either Acquiror or the Company, if

     (i) the Merger shall not have been consummated by July 30, 2000 (the "End Date"); provided, however, that the right to terminate this Merger Agreement under this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Merger Agreement has resulted in the failure of the Merger to occur on or before the End Date;

     (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Acquiror, Acquiror Sub or the Company from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree;

     (iii) the holders of Acquiror Common Stock do not approve the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement; or

     (iv) the holders of Company Common Stock do not approve this Merger Agreement;

   (c) by Acquiror, (i) if the Company's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified its recommendation in favor of approval of this Merger Agreement in a manner adverse to Acquiror or
(B) recommended any Superior Proposal for the Company to its stockholders; (ii) if there shall have occurred a willful and material breach of Section 5.05 by the Company, any Subsidiary or any of their respective officers, directors, employees, representatives or agents; (iii) if following the announcement or receipt of a proposal for a Competing Transaction, the Company shall have failed to proceed to hold the Company Stockholders' Meeting pursuant to the first sentence of Section 6.02(a) by the End Date; or (iv) if a breach of any representation, warranty, covenant or agreement on the part of any of the Splitrock Entities set forth in this Merger Agreement shall have occurred that would cause the conditions set forth in Section 7.02(a) or Section 7.02(c) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date;

   (d) by the Company, (i) if Acquiror's Board of Directors shall have amended, modified, withdrawn, conditioned or qualified its recommendation in favor of approval of the Acquiror Charter Amendment or the issuance of Acquiror Common Stock pursuant to the Merger Agreement; (ii) if a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Merger Agreement shall have occurred that would cause the conditions set forth in Section 7.03(a) or Section 7.03(b) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; (iii) if Acquiror materially breaches its obligations under the Network Agreements, which breach is not capable of being cured or has not been cured ten (10) calendar days after the Company gives written notice to Acquiror of such breach; or (iv) except in the event of the announcement or receipt of a proposal for a Competing Transaction which has not been publicly rejected by the Company, Acquiror shall have failed to hold the Acquiror Stockholders' Meeting pursuant to the first sentence of Section 6.02(b) by the End Date; or

   (e) by the Company in order to enter into an agreement with respect to a Superior Proposal (provided the Company has complied with terms of Section 5.05).

   Section 8.02. Effect of Termination.

   If this Merger Agreement is terminated pursuant to Section 8.01, the provisions of Sections 8.02, 8.03, 9.02, 9.05, 9.06, 9.07, 9.10 and 9.12 of
this Merger Agreement shall remain in full force and effect and survive any termination of this Merger Agreement. Nothing herein shall release any party from liability for a breach of this Merger Agreement.

   Section 8.03. Expenses.

   (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by Acquiror and the Company.

   (b) If this Merger Agreement is terminated pursuant to Section 8.01(b)(i) or
(iv) or Section 8.01(c)(i), (ii) or (iii) (in each case only if the Company or its stockholders have received in writing, or there shall have been publicly disclosed, a Competing Transaction for the Company on or before the date of such termination and an agreement or agreements to effect a Competing Transaction are entered into within one year of such termination (a "Company Subsequent Alternate Transaction")), then the Company shall pay to Acquiror a termination fee equal to $68,000,000 (the "Company Termination Fee").

   (c) If this Merger Agreement is terminated pursuant to Section 8.01(e), the Company shall pay to Acquiror the Company Termination Fee.

   (d) Any payment of the Company Termination Fee pursuant to Section 8.03(b) shall be made by wire transfer in immediately available funds within two (2) business days after entering into the Company Subsequent Alternate Transaction. Any payment of the Company Termination Fee pursuant to Section 8.03(c) shall be made by wire transfer in immediately available funds within two (2) business days after termination of this Merger Agreement pursuant to Section 8.01(e). If the Company fails to pay any fee or expense due hereunder (including the Company Termination Fee), the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

   (e) The remedies provided for in this Section 8.03 shall not be exclusive of any rights at law or in equity that any party may have in the event of a termination of this Merger Agreement.

   Section 8.04. Amendment.

   This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of this Merger Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment which by law requires further approval by such stockholders without such further approval. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.05. Extension; Waiver.

   At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and
(c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.

                                ARTICLE IX

                            General Provisions

   Section 9.01. Non-Survival of Representations and Warranties.

   The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

   Section 9.02. Notices.

   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or one (1) business day after being sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission (with confirmation) to the following telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice):

        (a) If to Acquiror or Acquiror Sub:

         McLeodUSA Incorporated

         McLeodUSA Technology Park

         6400 C Street SW

         P.O. Box 3177

         Cedar Rapids, Iowa 52406-3177

         Telecopier No.: (319) 790-7901

         Attention: Randall Rings

                     Vice President, General Counsel and Secretary

         With a copy (which shall not constitute notice) to:

         Hogan & Hartson L.L.P.

         Columbia Square

         555 Thirteenth Street, N.W.

         Washington, DC 20004

         Telecopier No.: (202) 637-5910

         Attention: Joseph G. Connolly, Jr.

        (b) If to the Splitrock Entities:

         Splitrock Services, Inc.

         9012 New Trails Drive

         The Woodlands, TX 77381

         Telecopier No.: (281) 465-1953

         Attention: Patrick J. McGettigan, Jr.

         With a copy (which shall not constitute notice) to:

         Fried, Frank, Harris, Shriver & Jacobson

         1001 Pennsylvania Avenue

         Washington, DC 20004

         Telecopier No.: 202-639-7003

         Attention: Richard A. Steinwurtzel, Esq.

   Section 9.03. Headings.

   The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

   Section 9.04. Severability.

   If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   Section 9.05. Entire Agreement.

   This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

   Section 9.06. Assignment.

   This Merger Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties, which may be withheld in either party's sole discretion.

   Section 9.07. Parties in Interest.

   This Merger Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party and its respective successors and assigns hereto, and, except for Sections 2.01, 2.02, 2.04, 2.05, 6.07 and 6.14, nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties hereto and the stockholders of the Company any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

   Section 9.08. Mutual Drafting.

   Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

   Section 9.09. Specific Performance.

   In addition to any other remedies which any party may have at law or in equity, (a) each of the Splitrock Entities hereby acknowledges that the Company Common Stock, Holdco Common Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by any of the Splitrock Entities of their obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other parties shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

   Section 9.10. Governing Law.

   This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to any principles of Delaware conflicts of law.

   Section 9.11. Counterparts.

   This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.12. Confidentiality.

   All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.

   Section 9.13. Holdco Reorganization.

   In connection with the Holdco Merger, all of the rights and obligations of the Company under this Merger Agreement shall be deemed to have been assigned to and assumed by Holdco; it being understood and agreed that the Company shall continue to be obligated under this Merger Agreement notwithstanding such assignment and assumption. All references to the Company herein shall be deemed at and after the Holdco Effective Time to refer to Holdco as appropriate consistent with the immediately preceding sentence.

   Section 9.14. Option Exercise.

   (a) Acquiror will not exercise any Option (as defined in an Option Agreement) granted under an Option Agreement, in whole or in part for cash, and then proceed with the Merger unless Hogan & Hartson L.L.P. and Fried, Frank, Harris, Shriver & Jacobson are able to opine that the Merger qualifies as a tax free reorganization within the meaning of Section 368(a) of the Code.

   (b) If Acquiror exercises any Option granted under an Option Agreement (i) the forms of the tax opinions received from Hogan & Hartson L.L.P. and Fried, Frank, Harris, Shriver & Jacobson, attached as Exhibit G and Exhibit J respectively, and/or (ii) the forms of representation letters delivered by Acquiror and Holdco attached as Exhibit H1 and Exhibit H2, respectively, with respect to the Merger, and by Holdco and the Company attached as Exhibit I1 and
Exhibit I2, respectively, with respect to the Holdco Merger, and relied upon by Hogan & Hartson L.L.P. and Fried, Frank, Harris, Shriver & Jacobson in rendering their respective opinions will be modified as necessary.

                                 ARTICLE X

                                Definitions

   For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

   "Acquiror" is defined in the Preamble to this Merger Agreement.

   "Acquiror Charter Amendment" means the amendment of the certificate of incorporation of Acquiror to increase the number of authorized shares of Acquiror Common Stock to 1,000,000,000 from 250,000,000 by the requisite vote of the stockholders of Acquiror and the filing of the requisite certificate of amendment to the certificate of incorporation of Acquiror with the Secretary of State of the State of Delaware.

   "Acquiror Class B Common Stock" is defined in Section 4.03.

   "Acquiror Common Stock" means the Class A common stock, par value $.01 per share, of Acquiror.

   "Acquiror Contracts" is defined in Section 4.16.

   "Acquiror Counter Proposal" is defined in Section 5.05(e).

   "Acquiror Disclosure Schedule" is defined in Article IV.

   "Acquiror Licenses" is defined in Section 4.06(a).

   "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole, other than adverse effects caused by changes in the economy generally or in securities markets generally or in Acquiror's industry (and those of its Significant Subsidiaries) in general and not specifically relating to such entity.

   "Acquiror Option" is defined in Section 2.04(a).

   "Acquiror Post-Signing SEC Documents" is defined in Section 6.10.

   "Acquiror Preferred Stock" is defined in Section 4.03

   "Acquiror SEC Documents" is defined in Section 4.07.

   "Acquiror Series A Preferred Stock" is defined in Section 4.03.

   "Acquiror Series B Preferred Stock" is defined in Section 4.03.

   "Acquiror Series C Preferred Stock" is defined in Section 4.03.

   "Acquiror Stockholders' Meeting" is defined in Section 6.01(c).

   "Acquiror Sub" is defined in the Preamble to this Merger Agreement.

   "Acquiror Stockholder Voting Agreements" is defined in the Preamble to this Merger Agreement.

   "Acquiror Warrant" is defined in Section 2.05(a).

   "affiliate" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

   "Affiliate Agreement" is defined in Section 3.23.

   "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

   "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

   "Average Trading Price" means, on any given date, the average, during the five (5) trading days immediately prior to such date, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.

   "beneficial owner" means, with respect to any shares of Company Common Stock, Holdco Common Stock or Acquiror Common Stock, as the case may be, a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement,
(iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

   "Blue Sky Laws" means state securities or blue sky laws and the rules and regulations thereunder.

   "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of Texas and in the State of Iowa are authorized or obligated to be closed.

   "Certificate of Merger" is defined in Section 1.02.

   "Certificates" is defined in Section 2.02(b).

   "Closing" is defined in Section 2.06.

   "Closing Date" is defined in Section 2.06.

   "Code" is defined in the Preamble to this Merger Agreement.

   "Company" is defined in the Preamble to this Merger Agreement.

   "Company Affiliates" is defined in Section 3.23.

   "Company Capital Stock" is defined in Section 3.04.

   "Company Common Stock" is defined in Section 1A.06(b).

   "Company Contracts" is defined in Section 3.30.

   "Company Disclosure Schedule" is defined in Article III.

   "Company Intellectual Property" is defined in Section 3.13.

   "Company Licenses" is defined in Section 3.07(a).

   "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Splitrock Entities and the Subsidiaries, taken as a whole, other than (i) adverse effects caused by changes in the economy generally or in securities markets generally or in the Company's industry (and those of its Subsidiaries) in general and not specifically relating to such entity; (ii) the loss of personnel or suppliers or the delay or cancellation of orders for the Company's services or similar occurrences which are the direct and proximate result of the announcement of this Merger Agreement and the transactions contemplated hereby; (iii) events set forth in Section 10 of the Company Disclosure Schedule; or (iv) litigation brought by or threatened against the Company or any member of its Board of Directors based upon this Merger Agreement and the transactions contemplated hereby.

   "Company Post-Signing SEC Documents" is defined in Section 6.10.

   "Company Preferred Stock" is defined in Section 3.04.

   "Company SEC Documents" is defined in Section 3.08.

   "Company Stock Options" is defined in Section 1A.06(c).

   "Company Stock Plans" is defined in Section 1A.06(c).

   "Company Stockholders' Meeting" is defined in Section 6.01(b).

   "Company Stockholders Voting Agreements" is defined in the Preamble to this Merger Agreement.

   "Company Subsequent Alternate Transaction" is defined in Section 8.03(b).

   "Company Tax Returns" means all Tax Returns required to be filed by the Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

   "Company Termination Fee" is defined in Section 8.03(b).

   "Company Warrants" is defined in Section 3.04.

   "Company Warrant Agreement" is defined in Section 3.04.

   "Company Warrant Agreement Amendment" is defined in Section 6.20.

   "Competing Transaction" is defined in Section 5.05(c).

   "Confidentiality Agreement" means the confidentiality agreement dated December 22, 1999 between Acquiror and the Company.

   "Consent Solicitation" is defined in Section 6.19(a).

   "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

   "Damages" is defined in Section 6.17(a).

   "Debentures" is defined in Section 6.19(a).

   "Delaware Law" is defined in the Preamble to this Merger Agreement.

   "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

   "Effective Time" is defined in Section 1.02.

   "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company or Acquiror, as the case may be, shall, if appropriate under GAAP, have set aside in its financial statements and on its books and records adequate reserves; and (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the Ordinary Course of Business.

   "End Date" is defined in Section 8.01(b).

   "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans or other legally binding criteria promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "ESOP" means an "employee stock ownership plan" as such term is defined in
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Exchange Agent" is defined in Section 2.02(a).

   "Exchange Fund" is defined in Section 2.02(a).

   "Exchange Ratio" is defined in Section 2.01(a).

   "Financial Statements" is defined in Section 3.08.

   "GAAP" means United States generally accepted accounting principles.

   "Governmental Entity" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

   "group" is defined in Section 5.05(c).

   "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

   "Holdco" is defined in the Preamble to this Merger Agreement.

   "Holdco Certificate of Merger" is defined in Section 1A.02.

   "Holdco Common Stock" is defined in Section 1A.06(b).

   "Holdco Effective Time" is defined in Section 1A.02.

   "Holdco Merger" is defined in the Preamble to this Merger Agreement.

   "Holdco Stockholders" is defined in Section 2.01.

   "Holdco Stock Options" is defined in Section 2.04.

   "Holdco Surviving Corporation" is defined in Section 1A.01.

   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Indenture" means the indenture by and between the Company and Harris Trust Company of New York (formerly Bank of Montreal Trust Company), as Trustee, dated July 24, 1998, as amended.

   "Indenture Trustee" is defined in Section 6.19(a).

   "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

   "IRS" means the United States Internal Revenue Service and its successors.

   "Joint Proxy Statement" is defined in Section 6.01(a).

   "Key Person" means those persons listed in Section 1 of Exhibit K.

   "knowledge" (including the terms "knowing" and "knowingly") will be deemed to be present with respect to the Company and the Subsidiaries when the matter in question is actually known by or was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any of Kwok Li, William R. Wilson, J. Robert Fugate, David M. Boatner, Todd W. Wilkens or Patrick J. McGettigan, Jr.; "knowledge" (including the terms "knowing" and "knowingly") will be deemed to be present with respect to Acquiror and the Significant Subsidiaries when the matter in question is actually known by or was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any of Clark McLeod, Stephen Gray, Blake Fisher, J. Lyle Patrick or Joseph Ceryanec.

   "Law" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

   "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

   "Managers" is defined in Section 6.14.

   "Merger" is defined in the Preamble to this Merger Agreement.

   "Mergers" is defined in the Preamble to this Merger Agreement.

   "Merger Agreement" is defined in the Preamble to this Merger Agreement.

   "Merger Sub" is defined in the Preamble to this Merger Agreement.

   "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

   "NASD" means the National Association of Securities Dealers, Inc.

   "Network Agreements" means the agreements described in Section 2 of Exhibit K attached hereto

   "Non-Competition Agreements" is defined in Section 6.07.

   "Option Agreement" is defined in the Preamble to this Merger Agreement.

   "Ordinary Course of Business" means ordinary course of business consistent with past practices (and, in the case of the Company and its Subsidiaries, with the business plan for fiscal year 2000, as previously provided to Acquiror) and, in the reasonable judgment of a diligent businessman, prudent business operations.

   "Original Agreement" is defined in the Preamble to this Merger Agreement.

   "Other Arrangement" means a material benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of the Company or any of its Subsidiaries or Acquiror or any of its Significant Subsidiaries, as the case may be, that is not a Plan.

   "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

   "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

   "Plan" means any written, material plan, program or arrangement that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary or Acquiror or any of its Significant Subsidiaries, as the case may be; or (b) to which the Company or any Subsidiary or Acquiror or any of its Significant Subsidiaries, as the case may be, contributed or was obligated to contribute or to fund or provide benefits.

   "Principal Company Stockholders" means those stockholders of the Company listed in Section 3 of Exhibit K.

   "Post-Signing Returns" is defined in Section 5.03.

   "Registration Statement" is defined in Section 6.01(a).

   "Requisite Consent" shall mean the written consent of the holders of at least a majority in principal amount of the Debentures then outstanding.

   "SEC" means the United States Securities and Exchange Commission and its successors.

   "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

   "Splitrock Entities" is defined in the Preamble to this Merger Agreement.

   "Splitrock Entity" shall mean the Company, Holdco or Merger Sub, as and to the extent applicable.

   "Stockholders' Agreement" means the agreements to be entered into by Kwok Li, Linsang Partners, LLC and William R. Wilson as provided in the Company Stockholder Voting Agreements with respect to such individuals.

   "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

   "Superior Proposal" is defined in Section 5.05(d).

   "Surviving Corporation" is defined in Section 1.01.

   "Systems" is defined in the definition of Year 2000 Compliant in this
Article X.

   "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

   "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

   "Title I Plan" means a Plan that is subject to Title I of ERISA.

   "Transition Period" is defined in Section 6.07(c).

   "Unaudited Balance Sheets" is defined in Section 6.08.

   "Unaudited Financial Statements" is defined in Section 6.08.

   "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(l) of ERISA.

   "Year 2000 Compliant" means, with respect to any computer hardware, software, databases, automated systems or other computer and telecommunications equipment owned or used by a Person, or included or incorporated in such Person's products ("Systems"), that such Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally, (ii) record, process, calculate, compare, sequence, or use dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year, and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, "Year 2000 Compliant" means that such Person's Systems: (i) will not abnormally terminate, malfunction or stop processing upon encountering date data either from before, within or after such year; (ii) will properly identify leap years and process related date data; (iii) have been designed to ensure Year 2000 Compliance, including, but not limited to, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values; (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases; and (v) properly send date data to, receive date data from, any other hardware, software and systems with which such Systems normally operate and interact, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; provided, however, that such other hardware, software and Systems are themselves Year 2000 Compliant.

   IN WITNESS WHEREOF, Acquiror, Acquiror Sub, the Company, Holdco and Merger Sub have caused this Merger Agreement to be executed and delivered as of the date first written above.

                                    McLeodUSA Incorporated

                                    By: /s/ Blake O. Fisher, Jr.
                                        Name:  Blake O. Fisher, Jr.
                                        Title: Group Vice President and Chief
                                               Planning and Development Officer

                                    Southside Acquisition
                                    Corporation

                                    By: /s/ Blake O. Fisher, Jr.
                                        Name:  Blake O. Fisher, Jr.
                                        Title: Vice President

                                    Splitrock Services, Inc.

                                    By: /s/ William R. Wilson
                                        Name:  William R. Wilson
                                        Title: President

                                    Splitrock Holdings, Inc.

                                        By: /s/ William R. Wilson
                                            Name:  William R. Wilson
                                            Title: President

                                    Splitrock Merger Sub, Inc.

                                        By: /s/ William R. Wilson
                                            Name:  William R. Wilson
                                            Title: President

                                                                 APPENDIX B

                   AMENDED AND RESTATED VOTING AGREEMENT

   This AMENDED AND RESTATED VOTING AGREEMENT ("Voting Agreement") is entered
into as of February   , 2000 by and among McLeodUSA Incorporated, a Delaware
corporation ("Acquiror"), and the undersigned stockholder (the "Stockholder") of Splitrock Services, Inc., a Delaware corporation (the "Company") and amends and restates the Voting Agreement dated as of January 6, 2000 by and among Acquiror and the Stockholder.

   WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger,
dated as of February   , 2000 (the "Merger Agreement"), by and among Acquiror,
Southside Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub"), the Company, Splitrock Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Holdco"), and Splitrock Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco, among other things, Acquiror Sub will be merged with and into Holdco (the "Merger") and, as a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and Holdco shall continue as the surviving corporation of the Merger; and

   WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into the Merger Agreement, the Stockholder has agreed to execute and deliver to Acquiror this Voting Agreement;

   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1. Definitions. Capitalized terms used and not defined herein shall have the meanings specified in the Merger Agreement.

   2. Voting; Grant of Proxy and Further Assurances. The Stockholder hereby irrevocably agrees, for the period from the date hereof through the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with the terms thereof, whichever is earlier (such period being hereinafter referred to as the "Term"), to cast all votes attributable to that number of shares of Company Common Stock as set forth on Annex A (or if at or after the Holdco Effective Time, all shares of Holdco Common Stock) hereto which are beneficially owned or hereafter acquired by the Stockholder and over which the Stockholder has direct or indirect voting power (the "Shares") at any annual or special meeting of stockholders of the Company (or if at or after the Holdco Effective Time, at any annual or special meeting of stockholders of Holdco), including any adjournments or postponements thereof, or written consent of stockholders in lieu thereof (a "Meeting"), in favor of the approval and adoption of the Merger Agreement and against any Competing Transaction. The Stockholder further agrees to grant to the persons designated by the Company's Board of Directors (or if at or after the Holdco Effective Time, the persons designated by the Holdco Board of Directors), as such Board may be constituted from time to time, as such Board's attorneys-in-fact or proxies with respect to such Meeting, a specific written proxy (in such form as the Company (or Holdco) is soliciting from other stockholders of the Company (or Holdco)) to vote (or, if present in person at such Meeting, to vote) the Shares in favor of the approval and adoption of the Merger Agreement and against any Competing Transaction. The Stockholder agrees not to enter into any agreement or understanding the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Voting Agreement, including in this Section 2.

   3. Restrictions on Transfer; Non-Interference. The Stockholder hereby agrees during the Term not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares except to the extent (i) such transfer is approved in advance in writing by Acquiror and
(ii) the transferee of the Shares prior to and as a condition to such transfer, executes and delivers to Acquiror an agreement in substantially the form of this Voting Agreement; (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action which would have the effect of preventing or inhibiting the Stockholder from performing the Stockholder's obligations under this Voting Agreement.

   4. Authorization; Binding Obligation. The Stockholder hereby represents and warrants to Acquiror that (a) the Stockholder (if an individual) has the legal capacity and all other necessary power and authority to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (b) the Stockholder (if an entity) has taken all corporate, partnership or other action, as the case may be, necessary to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (c) the Stockholder owns of record and beneficially good and valid title to all of the Shares, free and clear of any and all Encumbrances, and (d) this Voting Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

   5. No Conflict. The Stockholder hereby represents and warrants to Acquiror that the execution and delivery of this Voting Agreement by the Stockholder does not, and the performance of the Stockholder's obligations under this Voting Agreement will not, (a) conflict with or violate the articles of incorporation or other similar organizational documents of the Stockholder (if the Stockholder is an entity), (b) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties is bound or affected, or (c) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets is bound or affected, except with respect to (b) and (c) above, as would not materially adversely affect the ability of such Stockholder to perform its obligations under this Voting Agreement.

   6. Understanding of this Voting Agreement. The Stockholder has carefully read this Voting Agreement and has discussed its requirements, to the extent the Stockholder believes necessary, with counsel to the Stockholder (which may be counsel to the Company). The Stockholder further understands that the parties to the Merger Agreement will be proceeding in reliance upon this Voting Agreement.

   7. Headings. The headings of the Sections of this Voting Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

   8. Counterparts. This Voting Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

   9. Entire Agreement; Assignment. This Voting Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

   10. Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any principles of Delaware conflicts of law.

   11. Specific Performance. The parties hereto agree that if any of the provisions of this Voting Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   12. Parties in Interest. This Voting Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Voting Agreement.

   13. Amendment; Waivers. This Voting Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of either party hereto in exercising any right, power or privilege under this Voting Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

   14. Conflict of Terms. In the event any provision of this Voting Agreement is in direct conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.

   15. Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Voting Agreement.

   16. Stockholder Capacity. The Stockholder signs solely in its capacity as the beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by the Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by
Section 5.05(e) of the Merger Agreement.

   17. Other Agreements. On or prior to the Closing, the Stockholder agrees to enter into a Stockholder Agreement on the terms set forth in the Term Sheet attached hereto as Annex B and a Confidentiality, Nonsolicitation and Noncompetition Agreement in the form attached hereto as Annex C.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                           McLeodUSA Incorporated

                                           By: ____________________________

                                             Name:

                                             Title:

                                           Stockholder

                                           By: ____________________________

                                             Name:

                                             Title:

                                                                 APPENDIX C

                   AMENDED AND RESTATED VOTING AGREEMENT

   This AMENDED AND RESTATED VOTING AGREEMENT ("Voting Agreement") is entered into as of February , 2000 by and among Splitrock Services, Inc., a Delaware corporation (the "Company"), Splitrock Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Holdco") and the undersigned stockholder (the "Stockholder") of McLeodUSA Incorporated, a Delaware corporation ("Acquiror") and amends and restates the Voting Agreement dated as of January 6, 2000 by and among the Company and the Stockholder.

   WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger,
dated as of February   , 2000 (the "Merger Agreement"), by and among Acquiror,
Southside Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub"), the Company, Holdco and Splitrock Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco, among other things, Acquiror Sub will be merged with and into Holdco (the "Merger") and, as a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and Holdco shall continue as the surviving corporation of the Merger; and

   WHEREAS, in order to induce the Company and Holdco to enter into the Merger Agreement, the Stockholder has agreed to execute and deliver to the Company and Holdco this Voting Agreement;

   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1. Definitions. Capitalized terms used and not defined herein shall have the meanings specified in the Merger Agreement.

   2. Voting; Grant of Proxy and Further Assurances. The Stockholder hereby irrevocably agrees, for the period from the date hereof through the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with the terms thereof, whichever is earlier (such period being hereinafter referred to as the "Term"), to cast all votes attributable to Acquiror Common Stock now or hereafter beneficially owned by the Stockholder over which the Stockholder has direct or indirect voting power (the "Shares") at any annual or special meeting of stockholders of Acquiror, including any adjournments or postponements thereof, or written consent of stockholders in lieu thereof (a "Meeting"), in favor of (i) the approval and adoption of the proposed amendment to the articles of incorporation of Acquiror to increase the number of authorized shares of Acquiror Common Stock from 250,000,000 to 1,000,000,000 (the "Charter Amendment") and (ii) the approval of the issuance of shares of Acquiror Common Stock pursuant to the Merger Agreement (the "Acquiror Common Stock Issuance"). The Stockholder further agrees to grant to the persons designated by Acquiror's Board of Directors, as such Board may be constituted from time to time, as such Board's attorneys-in-fact or proxies with respect to such Meeting, a specific written proxy (in such form as Acquiror is soliciting from other stockholders of Acquiror) to vote (or, if present in person at such Meeting, to vote) all Acquiror Common Stock which the Stockholder is entitled to vote in favor of the approval and adoption of the Charter Amendment and in favor of the Acquiror Common Stock Issuance. The Stockholder agrees not to enter into any agreement or understanding the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Voting Agreement, including in this Section 2.

   3. Non-Interference. The Stockholder hereby agrees during the Term not to
(a) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares (other than such agreements entered into prior to the date first set forth above); or (b) take any action which would have the effect of preventing or inhibiting the Stockholder from performing the Stockholder's obligations under this Voting Agreement. Notwithstanding any provision of this Voting Agreement, nothing herein shall restrict or otherwise limit the Stockholder, directly or indirectly, from selling, transferring, pledging, encumbering, assigning or otherwise disposing of, or entering into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares.

   4. Authorization; Binding Obligation. The Stockholder hereby represents and warrants to the Company and Holdco that (a) the Stockholder (if an individual) has the legal capacity and all other necessary power and authority to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (b) the Stockholder (if an entity) has taken all corporate, partnership or other action, as the case may be, necessary to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (c) the Stockholder owns of record and beneficially good and valid title to all of the shares of Acquiror Common Stock shown on Annex A attached hereto, free and clear of any and all Encumbrances, except as otherwise disclosed on Annex A, and (d) this Voting Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

   5. No Conflict. The Stockholder hereby represents and warrants to the Company and Holdco that the execution and delivery of this Voting Agreement by the Stockholder does not, and the performance of the Stockholder's obligations under this Voting Agreement will not, (a) conflict with or violate the articles of incorporation or other similar organizational documents of the Stockholder (if the Stockholder is an entity), (b) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties is bound or affected, or (c) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets is bound or affected, except with respect to (b) and (c) above, as would not materially adversely affect the ability of such Stockholder to perform his or its obligations under this Voting Agreement.

   6. Understanding of this Voting Agreement. The Stockholder has carefully read this Voting Agreement and has discussed its requirements, to the extent the Stockholder believes necessary, with counsel to the Stockholder (which may be counsel to Acquiror). The Stockholder further understands that the parties to the Merger Agreement will be proceeding in reliance upon this Voting Agreement.

   7. Headings. The headings of the Sections of this Voting Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

   8. Counterparts. This Voting Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

   9. Entire Agreement; Assignment. This Voting Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

   10. Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any principles of Delaware conflicts of law.

   11. Specific Performance. The parties hereto agree that if any of the provisions of this Voting Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   12. Parties in Interest. This Voting Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Voting Agreement.

   13. Amendment; Waivers. This Voting Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Voting Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

   14. Conflict of Terms. In the event any provision of this Voting Agreement is in direct conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.

   15. Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Voting Agreement.

   16. Stockholder Capacity. The Stockholder signs solely in its capacity as the beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by the Stockholder in its capacity as an officer or director of Acquiror.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                           The Company

                                           By: ____________________________

                                              Name:

                                              Title:

                                           Holdco

                                           By: ____________________________

                                              Name:

                                              Title:

                                           Stockholder

                                           By: ____________________________

                                              Name:

                                              Address:

                                                                 APPENDIX D

                AMENDED AND RESTATED STOCK OPTION AGREEMENT

   THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (this "Option Agreement"), dated as of February , 2000, by and between McLeodUSA Incorporated, a Delaware
corporation ("Acquiror"), and                (the "Stockholder"), a significant
stockholder of Splitrock Services, Inc., a Delaware corporation (the "Company") amends and restates the Option Agreement dated as of January 6, 2000 by and between Acquiror and the Stockholder.

                                WITNESSETH:

   WHEREAS, concurrently with the execution and delivery of this Option Agreement, Acquiror, the Company, Southside Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub"), Splitrock Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Holdco") and Splitrock Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco, are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Acquiror Sub will be merged with and into Holdco (the "Merger"), with Holdco continuing as the surviving corporation; and

   WHEREAS, as a condition to the willingness of Acquiror to enter into the Merger Agreement, Acquiror has required that the Stockholder agree, and in order to induce Acquiror to enter into the Merger Agreement the Stockholder has agreed, to grant Acquiror an irrevocable option to purchase up to that number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") as set forth on Annex A hereto which are owned (beneficially or of record) or hereafter acquired by the Stockholder (or if at or after the Holdco Effective Time, that number of shares of Holdco Common Stock which are owned (beneficially or of record) or hereafter acquired by the Stockholder) (the "Shares").

   NOW, THEREFORE, to induce Acquiror to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

   1. Grant of Option. The Stockholder hereby grants Acquiror an irrevocable option (the "Option") to purchase the Shares on the terms and subject to the conditions set forth below.

   2. Exercise of Option.

      (a)Exercise. At any time or from time to time prior to the termination of the Option granted hereunder in accordance with the terms of this Option Agreement, Acquiror (or a wholly owned subsidiary of Acquiror designated by Acquiror) may exercise the Option, in whole or in part, if on or after the date hereof:

        (i) any corporation, partnership, individual, trust, unincorporated association, or other entity or person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Acquiror or any of its affiliates (as defined in the Exchange Act) (a "Third Party"), shall have:

          (A) commenced or announced an intention to commence a bona fide tender offer or exchange offer for any shares of the Company Common Stock (or if at or after the Holdco Effective Time, shares of Holdco Common Stock), the consummation of which would result in beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) by such Third Party (together with all such Third Party's affiliates and associates (as such term is defined in the Exchange Act)) of 15% or more of the then voting equity of the Company (or if at or after the Holdco Effective Time, Holdco) (either on a primary or a fully diluted basis);

          (B) filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), reflecting an intent to acquire the Company (or if at or after the Holdco Effective Time, Holdco) or any assets or securities of the Company (or if at or after the Holdco Effective Time, Holdco); or

          (C) solicited proxies in a solicitation subject to the proxy rules under the Exchange Act, executed any written consent or become a participant in any solicitation (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Company Common Stock (or if at or after the Holdco Effective Time, Holdco Common Stock); or

        (ii) the events described in Section 8.01(b)(iv), (c)(i), (c)(ii),
  (c)(iii) or (e) of the Merger Agreement or any other event that would require the Company (or Holdco) to pay Acquiror the Company Termination Fee set forth in Section 8.03 of the Merger Agreement occurs (but without the necessity of Acquiror having terminated the Merger Agreement) or, if the Stockholder entered into a Company Stockholder Voting Agreement with Acquiror, upon a material breach of such Company Stockholder Voting Agreement.

     Each of the events described in clauses (i) and (ii) hereof shall be referred to herein as a "Trigger Event." The Stockholder shall notify Acquiror promptly in writing of the occurrence of any Trigger Event; however, such notice shall not be a condition to the right of Acquiror to exercise the Option.

      (b) Exercise Procedure. In the event Acquiror wishes to exercise the Option, Acquiror shall deliver to the Stockholder a written notice (an "Exercise Notice") specifying the total number of the Shares it wishes to purchase. Provided that the conditions set forth in Section 3 hereof to the Stockholder's obligation to sell the Shares to Acquiror hereunder have been satisfied or waived, Acquiror shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price (as defined below), immediately be deemed to be the holder of record of the Shares purchasable upon such exercise, notwithstanding that the stock transfer books of the Company (or Holdco) shall then be closed or that certificates representing such Shares shall not theretofore have been delivered to Acquiror. Each closing of a purchase of the Shares (a "Closing") shall occur at a place, on a date and at a time designated by Acquiror in an Exercise Notice delivered at least two (2) business days prior to the date of the Closing.

      (c) Termination of the Option. The Option shall terminate upon the earliest of: (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement pursuant to Section 8.01(a), (b)(i), (b)(ii), (b)(iii),
(c)(iv) or (d) thereof; and (iii) nine (9) months following the termination of the Merger Agreement pursuant to Section 8.01(b)(iv), (c)(i), (c)(ii), (c)(iii) or (e) thereof. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. New York City Time, on the tenth (10th) business day after such impediment shall have been removed. Notwithstanding the termination of the Option, Acquiror shall be entitled to purchase the Shares with respect to which Acquiror had exercised the Option prior to such termination.

      (d) Exercise price. The purchase price per share of Company Common Stock (or if at or after the Holdco Effective Time, Holdco Common Stock) purchased pursuant to the Option (the "Exercise Price") shall be (i) an amount in cash equal to the product of (x) the Exchange Ratio multiplied by (y) the average closing price of Acquiror Common Stock (as defined below) for the five (5) trading days preceding the date the Option is exercised (the "Cash Exercise Price") or (ii) a number of shares of Class A common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock") equal to the Exchange Ratio (the "Stock Exercise Price"); provided, however, that the aggregate Cash Exercise Price paid to the Stockholder when aggregated with all other cash purchases of Company Common Stock (or if at or after the Holdco Effective Time, Holdco Common Stock) including cash in lieu of fractional shares by Acquiror shall be limited to that amount of cash that would permit any subsequent acquisition of the Company (or Holdco) by Acquiror that occurs to qualify as a tax free reorganization under the provisions of Section 368(a) of the Code.

      (e) Additional Consideration. Notwithstanding the terms of this Section 2 or any other provision in this Option Agreement, in the event that (i) Acquiror exercises in whole or in part the Option granted in this Option Agreement and
(ii) the Company (or Holdco) thereafter consummates a Company Subsequent Alternate Transaction (as defined in Sec. 8.03(b) of the Merger Agreement) within twelve months of the exercise of the Option, Acquiror shall pay the Stockholder an amount of additional consideration equal to 50% of the difference between the applicable aggregate Exercise Price previously paid by Acquiror to the Stockholder and the aggregate amount received by Acquiror in the Company Subsequent Alternate Transaction for any or all of the Shares. The form of such additional consideration shall be in the sole discretion of Acquiror and may be cash, additional shares of Acquiror Common Stock or the form of consideration received by Acquiror in the Company Subsequent Alternate Transaction; provided, however, that Acquiror shall not be permitted to pay such additional consideration in the form of Acquiror Common Stock unless there shall not have occurred an Acquiror Material Adverse Effect.

      (f) Pro Rata Exercise. In the event Acquiror determines to exercise the Option in whole or in part, Acquiror hereby covenants and agrees that it will purchase the aggregate number of shares of Company Common Stock (or if at or after the Holdco Effective Time, Holdco Common Stock) being sought pro rata from the stockholders who have entered into Option Agreements in connection with the execution and delivery of the Merger Agreement.

   3. Conditions to Closing. The obligation of the Stockholder to sell the Shares to Acquiror hereunder is subject to the conditions that (a) all waiting periods, if any, under the HSR Act applicable to the sale of the Shares by Stockholder and the acquisition of such Shares by Acquiror hereunder shall have expired or have been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local governmental authority or instrumentality, if any, required in connection with the sale of the Shares by the Stockholder and the acquisition of such Shares by Acquiror hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect.

   4. Closing. At any Closing,

      (a) the Stockholder shall deliver to Acquiror a certificate or certificates evidencing the Shares being purchased, duly endorsed in blank, or with appropriate stock powers, duly executed in blank, in proper form for transfer, with the signature of the Stockholder thereon guaranteed, and with all applicable taxes paid or provided for;

      (b) Acquiror shall deliver to the Stockholder (i) by wire transfer of immediately available funds to the account or accounts specified in writing by the Stockholder the aggregate Cash Exercise Price for the Shares so designated and being purchased for cash, and (ii) one or more certificates representing shares of Acquiror Common Stock equal to the aggregate Stock Exercise Price for the Shares so designated and being purchased by delivery of Acquiror Common Stock; and

      (c) at which Acquiror is exercising the Option in part, Acquiror shall present and surrender this Option Agreement to the Stockholder, and the Stockholder shall deliver to Acquiror an executed new agreement with the same terms as this Option Agreement evidencing the right to purchase the balance of the Shares purchasable hereunder.

   5. Restrictions on Transfer; Non-Interference. Except as contemplated by this Option Agreement and the Merger Agreement and the transactions contemplated thereby, the Stockholder hereby agrees not to, prior to the termination of this Option Agreement, (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares, or (b) take any other action which would have the effect of preventing or inhibiting the Stockholder from performing the Stockholder's obligations under this Option Agreement, except to the extent (i) any such transfer as referred to in (a) above is approved in advance in writing by Acquiror and (ii) the transferee of the Shares, prior to and as a condition to such transfer, executes and delivers to Acquiror an agreement in substantially the form of this Option Agreement.

   6. Representations and Warranties of the Stockholder. The Stockholder represents, warrants, and covenants to Acquiror that:

      (a) the Stockholder, if an entity, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver this Option Agreement, to grant the Option and to consummate the transactions contemplated hereby;

      (b) the Stockholder, if an individual, has the legal capacity and all other power and authority necessary to execute and deliver this Option Agreement, to grant the Option and to consummate the transactions contemplated hereby;

      (c) if the Stockholder is an entity, the execution and delivery of this Option Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Stockholder and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Option Agreement or any of the transactions contemplated hereby;

      (d) the execution and delivery of this Option Agreement by the Stockholder do not, and the performance of this Option Agreement by the Stockholder will not, (i) conflict with or violate the organizational documents of the Stockholder, if the Stockholder is an entity, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties is bound or affected, except with respect to (ii) and
(iii) above, as would not materially adversely affect the ability of the Stockholder to perform his or its obligations under the Option Agreement;

      (e) the execution and delivery of this Option Agreement by the Stockholder do not, and the performance of this Option Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities laws and the HSR Act;

      (f) this Option Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, and, assuming this Option Agreement constitutes a valid and binding obligation of Acquiror, is enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law);

      (g) the Stockholder (i) is the record and beneficial owner of the Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind ("Encumbrances"), other than pursuant to this Option and the Company Stockholder Voting Agreement, and (ii) has full right, power and authority to sell, transfer and deliver the Shares pursuant to this Option Agreement; and

      (h) upon delivery of the Shares and payment of the aggregate Exercise Price therefor as contemplated herein, Acquiror will receive good and valid title to the Shares, free and clear of any Encumbrances.

   7. Investment Representations of the Stockholder. The Stockholder represents, warrants, and covenants to Acquiror as follows:

      (a) the Stockholder understands that any issuance of Acquiror Common Stock to the Stockholder pursuant to this Option Agreement (the "Restricted Securities") is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and that no registration statement relating to the issuance of the Restricted Securities has been or will be filed with the SEC or any state securities commission;

      (b) the Stockholder intends to acquire the Restricted Securities solely for its own account, for investment purposes only and not with a view to the resale or distribution other than pursuant to an effective resale registration statement;

      (c) the Stockholder agrees not to sell (other than pursuant to an effective resale registration statement), transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Restricted Securities and/or any option, right or other interest with respect to the Restricted Securities that the Stockholder may acquire, unless: (i) counsel representing the Stockholder, which counsel is reasonably satisfactory to Acquiror and Acquiror's legal counsel, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's legal counsel, and upon which Acquiror and Acquiror's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition, and (ii) all transferees (and other subsequent transferees) who receive the Restricted Securities agree to be bound by the investment and other restrictions to which the Stockholder was subject;

      (d) the Stockholder is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, has the capacity to protect such Stockholder's interests in connection with this Option Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Restricted Securities and in protecting the Stockholder's interests in connection with the investment and, in the Stockholder's judgment, has obtained sufficient information from Acquiror to evaluate the merits and risks of an investment in the Restricted Securities;

      (e) the Stockholder acknowledges that (i) it has conducted its own investigation and review of the business and affairs of Acquiror, (ii) it has not relied on any representations or warranties of Acquiror concerning the business and affairs of Acquiror or an investment in the Restricted Securities,
(iii) it has had the opportunity to ask questions of and receive information and answers from Acquiror concerning the terms and conditions of this Option Agreement, the Restricted Securities and other matters pertaining to an investment in the Restricted Securities, and (iv) it has been given the opportunity to verify the information provided to it in order for the Stockholder to evaluate the merits and risks of an investment in the Restricted Securities, and all such questions have been answered and all such information has been provided to the full satisfaction of the Stockholder;

      (f) the Stockholder further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by the Stockholder in this Option Agreement are made with the intent that they be relied upon by Acquiror in determining the suitability of the Stockholder as an investor in the Restricted Securities; and

      (g) the Stockholder undertakes to notify Acquiror immediately of any change in any representation, warranty or other information relating to the Stockholder set forth herein.

   8. Representations and Warranties of Acquiror. Acquiror represents, warrants and covenants to the Stockholder that:

      (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

      (b) the execution and delivery of this Option Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Option Agreement or any of the transactions contemplated hereby;

      (c) this Option Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, and, assuming this Option Agreement constitutes a valid and binding obligation of the Stockholder, is enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law);

      (d) the execution and delivery of this Option Agreement by Acquiror does not, and the performance of this Option Agreement by Acquiror will not, (i) conflict with or violate the organizational documents of Acquiror, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquiror or by which Acquiror or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which it or any of its properties is bound or affected, except with respect to (ii) and (iii) above, as would not materially adversely affect the business, operations or financial condition of Acquiror;

      (e) the execution and delivery of this Option Agreement by Acquiror do not, and the performance of this Option Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Exchange Act, the Securities Act, the Delaware General Corporation Law, the National Association of Securities Dealers, Inc., state securities laws and the HSR Act; and

      (f) if, as a result of the exercise of the Option granted under this Option Agreement, the Company is required to make a Change of Control Offer (as defined in the Indenture relating to the Company's 11 % Senior Notes Due 2008), then (i) Acquiror shall cooperate with the Company to obtain waivers from senior noteholders or pursue other alternatives to eliminate the Change of Control Offer requirement and (ii) if such waivers are not received or such other alternatives do not eliminate the need to make a Change of Control Offer, then Acquiror will purchase any senior notes the Company would otherwise be obligated to purchase pursuant to such Change of Control Offer.

   9. Investment Representations of Acquiror. Acquiror represents, warrants, and covenants to the Stockholder, the Company and Holdco as follows (except as contemplated by this Option Agreement and the Merger Agreement and the transactions contemplated thereby):

      (a) Acquiror does not now have, and as of any Closing will not have, any present plan or intention to sell, transfer, exchange, pledge or otherwise dispose of, or to effect any other transaction which would result in a reduction in the risk of ownership of, the Shares;

      (b) Acquiror understands that any sale of the Shares hereunder is intended to be exempt from registration, and that no registration statement relating to the sale of the Shares in connection with this Option Agreement has been or will be filed with the SEC or any state securities commission;

      (c) Acquiror intends to acquire the Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof;

      (d) Acquiror agrees not to sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Shares and/or any option, right or other interest with respect to the Shares that Acquiror may acquire, unless: (i) counsel representing Acquiror, which counsel is reasonably satisfactory to the Company and the Company's legal counsel, shall have advised the Company in a written opinion letter satisfactory to the Company and the Company's legal counsel, and upon which the Company and the Company's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition, and (ii) all transferees (and other subsequent transferees) who receive the Shares agree to be bound by the investment and other restrictions to which the Stockholder was subject;

      (e) Acquiror is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, has the capacity to protect such Acquiror's interests in connection with this Option Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Shares and in protecting Acquiror's interests in connection with the investment and, in Acquiror's judgment, has obtained sufficient information from the Company to evaluate the merits and risks of an investment in the Shares;

      (f) Acquiror acknowledges that (i) it has conducted its own investigation and review of the business and affairs of the Company, (ii) it has not relied on any representations or warranties of the Company concerning the business and affairs of the Company or an investment in the Shares, (iii) it has had the opportunity to ask questions of and receive information and answers from the Company concerning the terms and conditions of this Option Agreement, the Shares and other matters pertaining to an investment in the Shares, and (iv) it has been given the opportunity to verify the information provided to it in order for Acquiror to evaluate the merits and risks of an investment in the Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of Acquiror;

      (g) Acquiror further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by Acquiror in this Option Agreement are made with the intent that they be relied upon by the Stockholder, the Company and Holdco in determining the suitability of Acquiror as an investor in the Shares; and

      (h) Acquiror undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Acquiror set forth herein.

   10. Adjustment Upon Changes in Capitalization. In the event of any change in the Company Common Stock, Holdco Common Stock or Acquiror Common Stock after the date hereof by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 2(d) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Company Common Stock or Holdco Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

   11. Agreement to Register Acquiror Common Stock.

      (a) Subject to Section 11(b) below, within ninety (90) days following the exercise of the Option in exchange for the Stock Exercise Price, Acquiror shall prepare and file a registration statement on Form S-3 (the "Resale Registration Statement") under the Securities Act covering the resale of a maximum of 25% of Acquiror Common Stock issued to the Stockholder upon exercise of the Option (the "Registrable Shares"). Acquiror shall thereafter use its reasonable best efforts to have such Resale Registration Statement declared effective by the Securities and Exchange Commission ("SEC") as soon after the filing as practicable and to keep that Resale Registration Statement effective and current, including through the filing of any amendments and supplements that may be required under provisions of applicable law, for one year after its original effectiveness. Acquiror may include other shares of Acquiror Common Stock on the Resale Registration Statement. At Acquiror's option, Acquiror may satisfy its obligations under this Section 11 on another form of registration statement under the Securities Act or by including the Registrable Shares in a registration statement filed by Acquiror to register shares of Acquiror Common Stock in either a primary or secondary offering. Acquiror agrees to notify the Stockholder (i) when the Resale Registration Statement (or any post-effective amendment thereto) has become effective, (ii) if the SEC has issued any stop order with respect to the Resale Registration Statement or initiated any proceedings for that purpose, and (iii) if Acquiror has received any written notification with respect to the suspension of qualification of any Acquiror Common Stock for sale in any jurisdiction or on any securities exchange or market or with respect to the initiation or threat of any proceeding for such purpose. Acquiror further agrees to furnish the Stockholder such numbers of copies of a prospectus, in conformity with the requirements of applicable law, and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the Acquiror Common Stock owned by such holder.

      (b) Notwithstanding the requirements of Section 11(a) above, the obligations of Acquiror to file the Resale Registration Statement may be tolled by Acquiror for up to ninety (90) days if Acquiror is engaged in, or has fixed plans to engage in, a registered public offering of Acquiror Stock or is engaged in any other activity which, in the good faith determination of the Board of Directors of Acquiror, would be materially adversely affected by the filing of the Resale Registration Statement during the period otherwise required by Section 11(a) to the material detriment of Acquiror.

      (c) Acquiror will give notice to the Stockholder of the happening of any event as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Stockholder shall cease using such prospectus immediately upon receipt of notice from Acquiror to that effect. If so requested by Acquiror, the Stockholder shall return promptly to Acquiror any copies of any prospectus in its possession that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of the Stockholder, Acquiror shall prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

      (d) (i) Acquiror shall bear all costs incurred in preparing and filing the Resale Registration Statement including, without limitation, all applicable legal, accounting, printing, blue sky and SEC filing fees; provided, however, that Acquiror shall not be responsible for any underwriting commissions or discounts, brokerage fees or legal fees or disbursements incurred by any person or entity (other than Acquiror) that sells any shares of Acquiror Common Stock under the Resale Registration Statement. Acquiror shall also bear all costs of keeping the Resale Registration Statement current during the applicable period described in Section 11(a).

        (ii) Acquiror will indemnify and hold harmless the Stockholder against any losses, claims, damages or liabilities to which the Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Acquiror will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Stockholder in writing specifically for use in the Resale Registration Statement or prospectus.

        (iii) The Stockholder shall furnish to Acquiror in writing such information with respect to the Stockholder as Acquiror may reasonably request or as may be required by law for use in connection with the Resale Registration Statement and the final prospectus contained therein, and the Stockholder will indemnify and hold harmless Acquiror against any losses, claims, damages or liabilities to which Acquiror may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the same extent as the foregoing indemnity from Acquiror to the Stockholder, but only with respect to (i) any such information with respect to the Stockholder furnished in writing to Acquiror expressly for use therein or
  (ii) a breach of any obligations of the Stockholder under this Section 11; provided, however, that the total amount to be indemnified by the Stockholder under this Section 11 shall be limited to the net proceeds received by the Stockholder in the offering to which the Resale Registration Statement or prospectus relates.

      (e) The rights described in this Section 11 shall not be transferable without the express written consent of Acquiror.

   12. Binding Effect; No Assignment. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Option Agreement, neither this Option Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Option Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Option Agreement.

   13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Option Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Option Agreement. In the event that any action should be brought in equity to enforce the provisions of this Option Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

   14. Entire Agreement. This Option Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

   15. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

   16. Validity. The invalidity or unenforceability of any provision of this Option Agreement shall not affect the validity or enforceability of the other provisions of this Option Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Option Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Option Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Option Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Option Agreement or part hereof as the result of such holding or order.

   17. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied with confirmation or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

      (a) If to Acquiror, to:

       McLeodUSA Incorporated

       McLeodUSA Technology Park

       6400 C Street SW

       P.O. Box 3177

       Cedar Rapids, Iowa 52406-3177

       Telecopier No.: (319) 790-7901

       Attention: Randall Rings

                     Vice President, General Counsel and Secretary

     With a copy (which shall not constitute notice) to:

       Hogan & Hartson L.L.P.

       Columbia Square

       555 Thirteenth Street, N.W.

       Washington, DC 20004

       Telecopier No.: (202) 637-5910

       Attention: Joseph G. Connolly, Jr.

      (b)If to the Stockholder, to the address set forth below its or his signature on this Option Agreement

     With a copy (which shall not constitute notice) to:

       Skadden, Arps, Slate, Meagher & Flom

       919 Third Avenue

       New York, NY 10022

       Telecopier No.: (212) 735-2000

       Attention: Ralph Arditi

       and

       Fried, Frank, Harris, Shriver & Jacobson

       1001 Pennsylvania Avenue

       Washington, DC 20004

       Telecopier No.: (202) 639-7003

       Attention: Richard A. Steinwurtzel, Esq.

   18. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

   19. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Option Agreement.

   20. Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

   21. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Option Agreement shall be paid by the party incurring such expenses.

   22. Amendments; Waiver. This Option Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

   23. Parties in Interest. This Option Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and its respective successors and assigns, and, with the exception of the obligations of Acquiror to the Company set forth in Section 8(f) with regard to a Change of Control Offer, nothing in this Option Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Option Agreement.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their duly authorized officers, this Option Agreement as of the date first above written.

                                           McLeodUSA Incorporated

                                           By: ____________________________

                                             Name:

                                             Title:

                                           Stockholder

                                           By: ____________________________

                                             Name:

                                             Address:

                                                                      APPENDIX E

[Salomon Smith Barney Logo Appears Here]

January 6, 2000

Board of Directors
McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW
Cedar Rapids, IA 52406-3177

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to McLeodUSA Incorporated ("Parent") of the consideration to be paid by Parent in connection with the proposed business combination involving Parent and Splitrock Services, Inc. (the "Company") pursuant to an Agreement and Plan of Merger dated as of January 6, 2000 (the "Merger Agreement"), by and among Parent, Southside Acquisition Corporation, a wholly owned subsidiary of Parent ("Sub") and the Company. As more fully described in the Merger Agreement, (i) Sub will be merged with and into the Company (the "Merger") and (ii) each issued and outstanding share of the common stock, $.001 par value per share, of the Company (other than shares held by Parent, Sub or the Company) will be converted into the right to receive 0.5347 shares (the "Exchange Ratio") of Class A common stock, $.01 par value per share, of Parent ("Parent Common Stock").

   In arriving at our opinion, we held discussions with certain officers, employees and other representatives and advisors of Parent and certain officers, employees and other representatives and advisors of the Company concerning the businesses, operations and prospects of Parent and the Company, respectively. We examined certain publicly available business and financial information relating to Parent and the Company as well as certain financial forecasts and other information for Parent and the Company which were provided to or otherwise discussed with us by the managements of Parent and the Company, respectively. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us, and we have not assumed any responsibility for independent verification of such information. With respect to financial forecasts provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Parent and the Company that such forecasts were reasonably prepared on bases reflecting their best currently available estimates and judgments as to the future financial performance of Parent and the Company, respectively, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have also assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and the other agreements entered into in conjunction therewith.

   Our opinion, as set forth herein, relates to the relative values of Parent and the Company. We are not expressing any opinion as to what the value of Parent Common Stock actually will be when issued pursuant to the Merger or the price at which Parent Common Stock will trade subsequent to the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. We have not made or been provided with or assumed any responsibility for making or obtaining an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Parent or the Company nor have we made or assumed any responsibility for making any physical inspection of the properties or assets of Parent or the Company. Our opinion is necessarily, based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. Our opinion does not address Parent's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to Parent and does not constitute a recommendation concerning how holders of any class or series of Parent capital stock should vote with respect to the transactions contemplated by the Merger Agreement.

   Salomon Smith Barney Inc. has acted as financial advisor to the Board of Directors of Parent in connection with the Merger and will receive a fee for such services, a portion of which is contingent upon the consummation of the Merger. We have in the past provided investment banking services to Parent, for which services we have received customary compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Parent and the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain other business relationships with Parent or the Company and their respective affiliates in the ordinary course of their businesses.

   Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                                          Very truly yours,

                                              /s/ Salomon Smith Barney Inc.
                                          _____________________________________
                                                SALOMON SMITH BARNEY INC.

                                                                      APPENDIX F

January 6, 2000

Board of Directors
Splitrock Services, Inc.
9012 New Trails Drive
The Woodlands, Texas 77381

Members of the Board:

   You have asked us to advise you with respect to the fairness to the stockholders of Splitrock Services, Inc. (the "Company") from a financial point of view of the Exchange Ratio provided for in the Agreement and Plan of Merger, dated as of January 6, 2000 (the "Merger Agreement"), among the Company, McLeodUSA Incorporated (the "Acquiror") and Southside Acquisition Corporation (the "Sub"). The Merger Agreement provides for the merger (the "Merger") of the Sub with the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror, and each outstanding share of common stock, par value $.001 per share, of the Company (the "Company Common Stock") will be converted into 0.5347 (the "Exchange Ratio") of a share of Class A common stock, par value $.0l per share, of the Acquiror.

   In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement and certain related agreements. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's management to discuss the business and prospects of the Company and the Acquiror.

   We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

   In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's management as to the future financial performance of the Company and the Acquiror. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Acquiror Common Stock when issued to the Company's stockholders pursuant to the Merger or the prices at which such Acquiror Common Stock will trade subsequent to the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

   We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

   In the past, we have performed certain investment banking services for the Company and the Acquiror and have received customary fees for such services.

   In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   It is understood that this letter is for the information of the Board of Directors only in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          Credit Suisse First Boston
                                           Corporation

                                                                      APPENDIX G

                             McLEODUSA INCORPORATED

                       AMENDMENT TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

   RESOLVED, that the Amended and Restated Certificate of Incorporation of McLeodUSA Incorporated (the "Certificate of Incorporation") is hereby amended as follows:

  1. Section 4.1 of the Certificate of Incorporation is hereby amended and restated as follows:

     "4.1. Authorized Shares

     The total number of shares of stock that the Corporation shall be authorized to issue is 1,024,000,000 shares, divided into three classes as follows: (i) 1,000,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock"); and (iii) 2,000,000 shares of serial preferred stock, having a par value of $.01 per share ("Preferred Stock")."

[LOGO OF McLEODUSA]
                                                             [LOGO OF SPLITROCK]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

   The Amended and Restated Certificate of Incorporation of McLeodUSA (the "McLeodUSA Certificate") contains provisions that provide that no director of McLeodUSA shall be liable for breach of fiduciary duty as a director except for
(1) any breach of the director's duty of loyalty to McLeodUSA or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of McLeodUSA, McLeodUSA is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, McLeodUSA has entered into indemnity agreements with each of its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. McLeodUSA has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 2.1     Amended and Restated Agreement and Plan of Merger by and among
         McLeodUSA, Southside Acquisition Corporation, a wholly owned subsidiary of McLeodUSA, Splitrock Services, Inc., Splitrock Holdings,
         Inc., a wholly owned subsidiary of Splitrock Services, Inc., and
         Splitrock Merger Sub, a wholly owned subsidiary of Splitrock Holdings,
         Inc., dated as of February 11, 2000 (included as Appendix A to the joint proxy statement/prospectus included in this Registration
         Statement).

 3.1     Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (filed as Exhibit 3.1 to Registration Statement on Form S-1, File No.
         333-3112 (the "Initial Form S-1") and incorporated herein by reference).

 3.2     Amended and Restated Bylaws of McLeod, Inc. (filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  3.3    Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod, Inc. (filed as Exhibit 3.3 to Registration
         Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"),
         and incorporated herein by reference).

  3.4    Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form 10-K, File
         No. 0-20763, filed with the SEC on March 9, 1998 (the "1997 Form 10-
         K") and incorporated herein by reference).

  3.5 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on
         August 9, 1999 and incorporated herein by reference).

 *3.6    Certificate of Designations of the Series B preferred stock, par value
         $.01 per share, of McLeodUSA.

 *3.7    Certificate of Designations of the Series C preferred stock, par value
         $.01 per share, of McLeodUSA.

  4.1    Form of Class A Common Stock Certificate of McLeod, Inc. (filed as
         Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).

  4.2    Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on
         March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).

  4.3    Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997 (filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).

  4.4    Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

  4.5    Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders (filed as Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).

  4.6 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod (filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

  4.7    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

  4.8    Indenture dated as of July 21, 1997 between McLeodUSA and United
         States Trust Company of New York, as Trustee, relating to the 9 1/4%
         Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July
         1997 Form S-4 and incorporated herein by reference).

  4.9 Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

  4.10   Stockholders' Agreement dated June 14, 1997 among McLeodUSA, IES
         Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc.,
         Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in
         Schedule 1 thereto (filed as Exhibit 4.12 to the July 1997 Form S-4 and incorporated herein by reference).

  4.11   Amendment No. 1 to Stockholders' Agreement dated as of September 19,
         1997 by and among McLeodUSA, IES Investments Inc., Midwest Capital
         Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod and
         Richard A. Lumpkin on behalf of each of the shareholders of

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
          Consolidated Communications Inc. listed in Schedule I thereto (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-
          20763, filed with the SEC on November 14, 1997 and incorporated herein by reference).

     4.12 Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as
          Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).

     4.13 Indenture dated as of March 16, 1998 between McLeodUSA and United
          States Trust Company of New York, as Trustee, relating to the 8 3/8%
          Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.15 to
          Registration Statement on Form S-4, File No. 333-52793 (the "May 1998
          Form S-4"), and incorporated herein by reference).

     4.14 Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.13).

     4.15 Stockholders' Agreement dated November 18, 1998 by and among
          McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, and
          Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders (filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

     4.16 Indenture dated as of October 30, 1998 between McLeodUSA and United
          States Trust Company of New York, as Trustee, relating to the 9 1/2%
          Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.19 to
          Registration Statement on Form S-4, File No. 333-69621 (the "December
          1998 Form S-4"), and incorporated herein by reference).

     4.17 Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.16).

     4.18 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod,
          Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C. and
          Media/Communications Partners III Limited Partnership (filed as
          Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

     4.19 Indenture dated as of February 22, 1999 between McLeodUSA and United
          States Trust Company of New York, as Trustee, relating to the 8 1/8%
          Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.22 to Annual
          Report on Form 10-K, File No. 0-20763, filed with the SEC on March
          24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

     4.20 Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA (contained in the Indenture filed as Exhibit 4.19).

     4.21 Form of 6.75% Series A preferred stock certificate (filed as Exhibit
          4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

    *4.22 Form of Series B preferred stock certificate.

    *4.23 Form of Series C preferred stock certificate.

   **5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

   **8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding tax matters.

    23.1  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

  **23.2  Consent of Arthur Andersen LLP.

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   23.3  Consent of Fried, Frank, Harris, Shriver and Jacobson (included in
         Exhibit 8.1).

 **23.4  Consent of Ernst & Young L.L.P.

 **23.5  Consent of PricewaterhouseCoopers LLP.

 **23.6  Consent of Salomon Smith Barney Inc.

 **23.7  Consent of Credit Suisse First Boston Corporation.

   24.1  Power of attorney (included on signature page).

 **99.1  Form of Proxy for Special Meeting of Stockholders of McLeodUSA.

 **99.2  Form of Proxy for Special Meeting of Stockholders of Splitrock
         Services, Inc.

 **99.3 Form of Amended and Restated Voting Agreement between McLeodUSA and various stockholders of Splitrock Services, Inc. (included as Appendix
         B to the joint proxy statement/prospectus included in this Registration Statement).

 **99.4  Form of Amended and Restated Voting Agreement between Splitrock
         Services, Inc., Splitrock Holdings, Inc. and various stockholders of
         McLeodUSA (included as Appendix C to the joint proxy statement/prospectus included in this Registration Statement).

 **99.5 Form of Amended and Restated Stock Option Agreement among McLeodUSA and various stockholders of Splitrock Services, Inc. (included as Appendix D to the joint proxy statement/prospectus included in this Registration Statement).

--------

 * Previously filed.

** Filed herewith.

   (b) Financial Statement Schedules.

   The following financial statement schedule was filed with the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-20763), filed with the SEC on March 24, 1999, and is incorporated herein by reference:

                 Schedule II--Valuation and Qualifying Accounts

   Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of McLeodUSA or notes thereto.

Item 22. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

   The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

   The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of Securities Act, McLeodUSA has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 11th day of February, 2000.

                                          McLeodUSA Incorporated

                                                 /s/ Stephen C. Gray
                                          By: _________________________________

                                                   Stephen C. Gray

                                            President, Chief Operating Officer
                                                     and Director

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 11th day of February, 2000.

                 Signature                                     Title
                 ---------                                     -----

                     *                      Chairman, Chief Executive Officer and
___________________________________________  Director (Principal Executive Officer)
              Clark E. McLeod

                     *                      Vice Chairman and Director
___________________________________________
            Richard A. Lumpkin

          /s/ Stephen C. Gray               President, Chief Operating Officer and
___________________________________________  Director
              Stephen C. Gray

                     *                      Group Vice President, Regional President
___________________________________________  and Director
           Blake O. Fisher, Jr.


                      *                      Group Vice President--Finance and
___________________________________________  Accounting and Chief Financial and
              J. Lyle Patrick                Accounting Officer (Principal Financial
                                             Officer and Principal Accounting Officer)


                 Signature                                     Title
                 ---------                                     -----

                     *                      Director
___________________________________________
             Anne K. Bingaman

                     *                      Director
___________________________________________
              Erskine Bowles

                     *                      Director
___________________________________________
             Thomas M. Collins

                     *                      Director
___________________________________________
             Robert J. Currey

                     *                      Director
___________________________________________
           Theodore R. Forstmann

                     *                      Director
___________________________________________
                  Lee Liu

                     *                      Director
___________________________________________
              Paul D. Rhines

                     *                      Director
___________________________________________
             Peter H.O. Claudy

                     *                      Director
___________________________________________
              Roy A. Wilkens

         */s/ Stephen C. Gray
___________________________________________
              Stephen C. Gray
             Attorney-In-Fact

                               INDEX TO EXHIBITS

   Exhibit
   Number                           Exhibit Description
   -------                          -------------------
     2.1   Amended and Restated Agreement and Plan of Merger by and among
           McLeodUSA, Southside Acquisition Corporation, a wholly owned subsidiary of McLeodUSA, Splitrock Services, Inc., Splitrock
           Holdings, Inc., a wholly owned subsidiary of Splitrock Services,
           Inc., and Splitrock Merger Sub, a wholly owned subsidiary of
           Splitrock Holdings, Inc., dated as of February 11, 2000 (included as
           Appendix A to the joint proxy statement/prospectus included in this
           Registration Statement.
     3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
           (filed as Exhibit 3.1 to Registration Statement on Form S-1, File
           No. 333-3112 (the "Initial Form S-1") and incorporated herein by reference).
     3.2   Amended and Restated Bylaws of McLeod, Inc. (filed as Exhibit 3.2 to
           Registration Statement on Form S-1, File No. 333-13885 (the
           "November 1996 Form S-1"), and incorporated herein by reference).
     3.3   Certificate of Amendment of Amended and Restated Certificate of
           Incorporation of McLeod, Inc. (filed as Exhibit 3.3 to Registration
           Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-
           4"), and incorporated herein by reference).
     3.4   Certificate of Change of Registered Agent and Registered Office of
           McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form 10-K, File
           No. 0-20763, filed with the SEC on March 9, 1998 (the "1997 Form 10-
           K") and incorporated herein by reference).
     3.5   Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.1 to the
           Current Report on Form 8-K, File No. 0-20763, filed with the SEC on
           August 9, 1999 and incorporated herein by reference).
    *3.6   Certificate of Designations of the Series B preferred stock, par value $.01 per share, of McLeodUSA.
    *3.7   Certificate of Designations of the Series C preferred stock, par value $.01 per share, of McLeodUSA.
     4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (filed as
           Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).
     4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
           Trust Company of New York, as Trustee, relating to the 10 1/2%
           Senior Discount Notes Due 2007 of McLeod, Inc. (filed as Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
     4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
           McLeod, Inc., dated March 4, 1997 (filed as Exhibit 4.3 to the 1996
           Form 10-K and incorporated herein by reference).
     4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007
           of McLeod, Inc. (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).
     4.5   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
           Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
           Clark and Mary McLeod, and certain other stockholders (filed as
           Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).
     4.6   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital
           Group Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod
           (filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

   Exhibit
   Number                           Exhibit Description
   -------                          -------------------
    4.7    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
           (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).
    4.8    Indenture dated as of July 21, 1997 between McLeodUSA and United
           States Trust Company of New York, as Trustee, relating to the 9 1/4%
           Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July
           1997 Form S-4 and incorporated herein by reference).
    4.9    Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
           (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).
    4.10   Stockholders' Agreement dated June 14, 1997 among McLeodUSA, IES
           Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc.,
           Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule 1 thereto (filed as Exhibit 4.12 to the July 1997 Form
           S-4 and incorporated herein by reference).
    4.11   Amendment No. 1 to Stockholders' Agreement dated as of September 19,
           1997 by and among McLeodUSA, IES Investments Inc., Midwest Capital
           Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod
           and Richard A. Lumpkin on behalf of each of the shareholders of
           Consolidated Communications Inc. listed in Schedule I thereto (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-
           20763, filed with the SEC on November 14, 1997 and incorporated herein by reference).
    4.12   Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as
           Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).
    4.13   Indenture dated as of March 16, 1998 between McLeodUSA and United
           States Trust Company of New York, as Trustee, relating to the 8 3/8%
           Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.15 to
           Registration Statement on Form S-4, File No. 333-52793 (the "May
           1998 Form S-4"), and incorporated herein by reference).
    4.14   Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.13).
    4.15   Stockholders' Agreement dated November 18, 1998 by and among
           McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod,
           and Richard A. Lumpkin and each of the former shareholders of
           Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders (filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).
    4.16   Indenture dated as of October 30, 1998 between McLeodUSA and United
           States Trust Company of New York, as Trustee, relating to the 9 1/2%
           Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.19 to
           Registration Statement on Form S-4, File No. 333-69621 (the
           "December 1998 Form S-4"), and incorporated herein by reference).
    4.17   Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.16).
    4.18   Stockholders' Agreement dated as of January 7, 1999, by and among
           McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod,
           Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C. and
           Media/Communications Partners III Limited Partnership (filed as
           Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763,
           filed with the SEC on January 14, 1999 and incorporated herein by reference).

   Exhibit
   Number                           Exhibit Description
   -------                          -------------------
      4.19 Indenture dated as of February 22, 1999 between McLeodUSA and United
           States Trust Company of New York, as Trustee, relating to the 8 1/8%
           Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.22 to Annual
           Report on Form 10-K, File No. 0-20763, filed with the SEC on March
           24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).
      4.20 Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA (contained in the Indenture filed as Exhibit 4.19).
      4.21 Form of 6.75% Series A preferred stock certificate (filed as Exhibit
           4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).
     *4.22 Form of Series B preferred stock certificate.
     *4.23 Form of Series C preferred stock certificate.
    **5.1  Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
    **8.1  Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding tax matters.
     23.1  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   **23.2  Consent of Arthur Andersen LLP.
     23.3  Consent of Fried, Frank, Harris, Shriver and Jacobson (included in
           Exhibit 8.1).
   **23.4  Consent of Ernst & Young L.L.P.
   **23.5  Consent of PricewaterhouseCoopers LLP.
   **23.6  Consent of Salomon Smith Barney Inc.
   **23.7  Consent of Credit Suisse First Boston Corporation.
     24.1  Power of attorney (included on signature page).
   **99.1  Form of Proxy for Special Meeting of Stockholders of McLeodUSA.
   **99.2  Form of Proxy for Special Meeting of Stockholders of Splitrock
           Services, Inc.
   **99.3  Form of Amended and Restated Voting Agreement between McLeodUSA
           Incorporated and various stockholders of Splitrock Services, Inc.
           (included as Appendix B to the joint proxy statement/prospectus included in this Registration Statement).
   **99.4  Form of Amended and Restated Voting Agreement between Splitrock
           Services, Inc., Splitrock Holdings, Inc. and various stockholders of
           McLeodUSA Incorporated (included as Appendix C to the joint proxy statement/prospectus included in this Registration Statement).
   **99.5  Form of Amended and Restated Stock Option Agreement among McLeodUSA
           Incorporated and various stockholders of Splitrock Services, Inc.
           (included as Appendix D to the joint proxy statement/prospectus included in this Registration Statement).

--------

*  Previously filed.

** Filed herewith.